EXECUTION VERSION USActive 56393913.9 REVOLVING CREDIT AGREEMENT NC SLF INC., as the Initial Borrower and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent, Sole Lead Arranger, Sole Bookrunner, Letter of Credit Issuer and a Lender September 9, 2021

TABLE OF CONTENTS

Page

SECTION 1	DEFINITIONS	1
1.1	Defined Terms	1
1.2	Construction	46
1.3	Accounting Terms	47
1.4	UCC Terms	47
1.5	References to Agreement and Laws	47
1.6	Times of Day	47
1.7	Letter of Credit Amounts	48
1.8	Interest Rates	48
SECTION 2	REVOLVING CREDIT LOANS AND LETTERS OF CREDIT	49
2.1	The Commitment	49
2.2	Revolving Credit Commitment	49
2.3	Manner of Borrowing	50
2.4	Minimum Loan Amounts	51
2.5	Funding	51
2.6	Interest	52
2.7	Determination of Rate	52
2.8	Letters of Credit	53
2.9	Qualified Borrowers	57
2.10	Use of Proceeds, Letters of Credit and Borrower Guaranties	58
2.11	Fees	58
2.12	Unused Commitment Fee	59
2.13	Letter of Credit Fees	59
2.14	Extension of Maturity Date	59
2.15	Increase in the Maximum Commitment	60
SECTION 3	PAYMENT OF OBLIGATIONS	62
3.1	Revolving Credit Notes	62
3.2	Payment of Obligations	62
3.3	Payment of Interest	62
3.4	Payments on the Obligations	63
3.5	Prepayments	63
3.6	Reduction or Early Termination of Commitments	65
3.7	Lending Office	65
3.8	Joint and Several Liability	65

USActive 56393913.9

ii

USActive 56393913.9 iii SECTION 4 CHANGE IN CIRCUMSTANCES ....................................................................66 4.1 Taxes ...................................................................................................................66 4.2 Illegality ..............................................................................................................70 4.3 Inability to Determine Rates ...............................................................................71 4.4 Increased Cost and Capital Adequacy ................................................................71 4.5 Funding Losses ...................................................................................................73 4.6 Requests for Compensation ................................................................................73 4.7 Survival ...............................................................................................................73 4.8 Mitigation Obligations; Replacement of Lenders ...............................................74 4.9 Cash Collateral ....................................................................................................75 4.10 Benchmark Replacement Setting ........................................................................76 SECTION 5 SECURITY .........................................................................................................78 5.1 Liens ....................................................................................................................78 5.2 The Collateral Accounts; Capital Calls ...............................................................78 5.3 Agreement to Deliver Additional Collateral Documents ....................................80 5.4 Subordination ......................................................................................................80 SECTION 6 CONDITIONS PRECEDENT TO LENDING ...................................................80 6.1 Obligations of the Lenders ..................................................................................80 6.2 Conditions to all Loans and Letters of Credit .....................................................83 6.3 Addition of Qualified Borrowers ........................................................................84 6.4 Addition of AIV Borrowers and Parallel Fund Borrowers .................................86 6.5 Addition of Borrowers, Guarantors and General Partners ..................................88 SECTION 7 REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES ...90 7.1 Organization and Good Standing ........................................................................90 7.2 Authorization and Power ....................................................................................91 7.3 No Conflicts or Consents ....................................................................................91 7.4 Enforceable Obligations ......................................................................................91 7.5 Priority of Liens ..................................................................................................91 7.6 Financial Condition .............................................................................................92 7.7 Accuracy of Information .....................................................................................92 7.8 No Default ...........................................................................................................92 7.9 No Litigation .......................................................................................................92 7.10 Material Adverse Effect ......................................................................................92 7.11 Taxes ...................................................................................................................93 7.12 Registered Office; Jurisdiction of Formation .....................................................93 7.13 ERISA .................................................................................................................93 7.14 Compliance with Law .........................................................................................94 7.15 Environmental Matters........................................................................................94 7.16 Capital Commitments and Contributions............................................................94

7.17	Fiscal Year	94
7.18	Investor Documents	94
7.19	Margin Stock	94
7.20	Business Development Company Status	95
7.21	No Defenses	95
7.22	No Withdrawals Without Approval	95
7.23	Sanctions	95
7.24	Insider	96
7.25	Investors	96
7.26	Organizational Structure	96
7.27	No Brokers	96
7.28	Financial Condition	96
7.29	Beneficial Ownership Certification	96
SECTION 8	AFFIRMATIVE COVENANTS OF THE BORROWERS	96
8.1	Financial Statements, Reports and Notices	96
8.2	Payment of Obligations	100
8.3	Maintenance of Existence and Rights	100
8.4	Books and Records; Access	100
8.5	Compliance with Law	100
8.6	Insurance	100
8.7	Authorizations and Approvals	101
8.8	Maintenance of Liens	101
8.9	Further Assurances	101
8.10	Maintenance of Independence	101
8.11	Compliance with Sanctions	101
8.12	Taxes	102
8.13	Compliance with Loan Documents and Constituent Documents	102
8.14	Investor Default	102
8.15	Collateral Account	102
8.16	Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws	102
8.17	Solvency	102
8.18	Returned Capital	102
8.19	RIC Status under the Internal Revenue Code; Investment Company Act	103
SECTION 9	NEGATIVE COVENANTS	103
9.1	Credit Party Information	103
9.2	Mergers, Etc	103
9.3	Limitation on Liens	103
9.4	Fiscal Year and Accounting Method	104
9.5	Transfer of Interests; Admission of Investors	104
9.6	Constituent Documents	104
9.7	Transfer of General Partners' Interest	105

USActive 56393913.9

iv

9.8	Negative Pledge	105
9.9	Limitation on Investor Withdrawals	105
9.10	Alternative Investment Vehicles and Parallel Investment Vehicles; Transfers of Capital Commitments	106
9.11	Limitation on Indebtedness	106
9.12	Capital Commitments	106
9.13	Capital Calls	106
9.14	ERISA Compliance	106
9.15	Dissolution	107
9.16	Environmental Matters	107
9.17	Limitations on Distributions	107
9.18	Limitation on Withdrawals of Funds	108
9.19	[Reserved]	108
9.20	Limitations of Use of Loan Proceeds	108
9.21	Capital Returns	108
9.22	Commitment Period Termination Date	108
9.23	Transactions with Affiliates	108
9.24	[Reserved]	108
9.25	Collateral Accounts	108
9.26	Deemed Capital Contributions	109
SECTION 10	EVENTS OF DEFAULT	109
10.1	Events of Default	109
10.2	Remedies Upon Event of Default	112
10.3	Lender Offset	114
10.4	Performance by the Administrative Agent	115
10.5	Good Faith Duty to Cooperate	115
SECTION 11	AGENCY PROVISIONS	115
11.1	Appointment and Authorization of Administrative Agent	115
11.2	Delegation of Duties	116
11.3	Exculpatory Provisions	116
11.4	Reliance on Communications	117
11.5	Notice of Default	117
11.6	Non-Reliance on the Administrative Agent and Other Lenders	118
11.7	Indemnification	118
11.8	Administrative Agent in Its Individual Capacity	119
11.9	Successor Administrative Agent	119
11.10	Reliance by the Borrowers	121
11.11	Administrative Agent May File Proofs of Claim	121
11.12	Erroneous Payments	122

USActive 56393913.9 v

SECTION 12	MISCELLANEOUS	124
12.1	Amendments	124
12.2	Sharing of Offsets	125
12.3	Sharing of Collateral	126
12.4	Waiver	127
12.5	Payment of Expenses; Indemnity	127
12.6	Notice	129
12.7	Governing Law	131
12.8	Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury	131
12.9	Invalid Provisions	132
12.10	Entirety	132
12.11	Successors and Assigns; Participations	132
12.12	Defaulting Lenders	137
12.13	All Powers Coupled with Interest	140
12.14	Headings	140
12.15	Survival	140
12.16	Full Recourse	140
12.17	Availability of Records; Confidentiality	140
12.18	Customer Identification Notice	142
12.19	Multiple Counterparts	142
12.20	Term of Agreement	142
12.21	Inconsistencies with Other Documents	142
12.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	142
SECTION 13	GUARANTY	143
13.1	Guaranty of Payment	143
13.2	Obligations Unconditional	143
13.3	Modifications	145
13.4	Waiver of Rights	145
13.5	Reinstatement	146
13.6	Remedies	146
13.7	Subrogation	146
13.8	Inducement	147
13.9	Combined Liability	147
13.10	Borrower Information	147
13.11	Instrument for the Payment of Money	147

USActive 56393913.9 vi

USActive 56393913.9 vii SCHEDULES SCHEDULE I: Borrower Information SCHEDULE II: Lender Commitments and Related Information SCHEDULE III: Borrower Organizational Structure EXHIBITS EXHIBIT A: Schedule of Investors/Form of Borrowing Base Certificate EXHIBIT B: Form of Note EXHIBIT C-1: Form of Borrower Security Agreement EXHIBIT C-2: Form of Guarantor Security Agreement EXHIBIT C-3: Form of Feeder Fund Security Agreement EXHIBIT D-1 Form of Borrower Pledge of Collateral Account EXHIBIT D-2: Form of Guarantor Pledge of Collateral Account EXHIBIT D-3: Form of Feeder Fund Pledge of Collateral Account EXHIBIT E: Form of Request for Borrowing EXHIBIT F: Form of Request for Letter of Credit EXHIBIT G: Form of Rollover/Conversion Notice EXHIBIT H: Form of Lender Assignment and Assumption EXHIBIT I: Form of Qualified Borrower Promissory Note EXHIBIT J: Form of Qualified Borrower Guaranty EXHIBIT K: Form of Investor Consent EXHIBIT L: Form of Credit Party Joinder EXHIBIT M: Form of Responsible Officer’s Certificate EXHIBIT N: Form of Compliance Certificate EXHIBIT O: Form of Lender Joinder Agreement EXHIBIT P: Form of Facility Extension/Increase Request EXHIBIT Q: Form of Capital Return Certification EXHIBIT R: Form of Capital Return Notice EXHIBIT S-1: Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships) EXHIBIT S-2: Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Not Partnerships) EXHIBIT S-3: Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Partnerships) EXHIBIT S-4: Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Partnerships) EXHIBIT T: Form of Adviser QPAM Agreement EXHIBIT U: Form of Subscription Agreement

USActive 56393913.9 REVOLVING CREDIT AGREEMENT THIS REVOLVING CREDIT AGREEMENT, is dated as of September 9, 2021, by and among NC SLF INC., a Maryland corporation (the “Initial Borrower”, and collectively with any other Borrower becoming party hereto (including Qualified Borrowers), the “Borrowers”, and each, a “Borrower”), the banks and financial institutions from time to time party hereto as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as the Administrative Agent (as hereinafter defined) for the Secured Parties, Sole Lead Arranger, Sole Bookrunner, Letter of Credit Issuer and a Lender. A. The Initial Borrower has requested that the Lenders make loans and cause the issuance of letters of credit to provide working capital to the Initial Borrower and to any other Borrower becoming a party hereto for purposes permitted under the Constituent Documents (as defined below) of the Credit Parties (as defined below). B. The Lenders are willing to make loans and to cause the issuance of letters of credit upon the terms and subject to the conditions set forth in this Credit Agreement. NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: Section 1. DEFINITIONS 1.1. Defined Terms. For the purposes of the Loan Documents, unless otherwise expressly defined, the following terms shall have the meanings assigned to them below: “Account Bank” means U.S. Bank National Association. “Adequately Capitalized” means compliance with the capital standards for bank holding companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder. “Adjusted LIBOR” means, for any Loan, for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to: (a) the quotient obtained by dividing: (i) LIBOR for such Loan for such Interest Period; by (ii) one (1) minus the LIBOR Reserve Requirement for such Loan for such Interest Period; plus (b) the Applicable Margin. If the calculation of clause (a) of Adjusted LIBOR results in a rate for such clause (a) of Adjusted LIBOR less than zero (0), clause (a) of Adjusted LIBOR shall be deemed to be zero (0) for all purposes of the Loan Documents. “Administration Agreement” means that certain Administration Agreement, dated as of May 6, 2021, by and between the Initial Borrower and Nuveen Churchill Administration LLC, a Delaware limited liability company.

USActive 56393913.9 2 “Administrative Agent” means Wells Fargo, until the appointment of a successor “Administrative Agent” pursuant to Section 11.9 and, thereafter, shall mean such successor Administrative Agent. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent. “Adviser QPAM Agreement” means a letter agreement in the form of Exhibit T, executed by the Investment Adviser and delivered to the Administrative Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” of any Person means any other Person that, at any time, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, “control” and the correlative meanings of the terms “controlled by” and “under common control with” when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, partnership interests, shareholder interests, membership interests or by contract or otherwise; provided, that no Investor will be deemed to be an Affiliate of the Borrower solely by virtue of its owning common shares in the Borrower. “Agency Services Address” means the address for the Administrative Agent set forth in Section 12.6, or such other address as may be identified by written notice from the Administrative Agent to the Borrowers and the Lenders from time to time. “Agent-Related Person” has the meaning provided in Section 11.3. “AIV Borrower” means each Borrower identified as an “AIV Borrower” on Schedule I, together with any other Alternative Investment Vehicle which becomes a Borrower under this Credit Agreement pursuant to Section 6.4. “Alternative Investment Vehicle” means an entity created in accordance with the Constituent Documents of a Borrower to make Investments. “Announcements” has the meaning provided in Section 1.8. “Annual Valuation Period” means the “annual valuation period” as defined in 29 C.F.R. §2510.3-101(d)(5) as determined for each Borrower and each Guarantor, as applicable. “Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti- corruption laws, regulations or ordinances in any jurisdiction in which any Credit Party or any of its Subsidiaries or their respective Related Parties is located or doing business.

USActive 56393913.9 3 “Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which any Credit Party or any of its Subsidiaries or their respective Related Parties are located or doing business that relates to money laundering or terrorism financing, or any financial record keeping and reporting requirements related thereto. “Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, published interpretations and orders of courts or Governmental Authorities and all published orders and decrees of all courts and arbitrators. “Applicable Margin” means (a) with respect to LIBOR Rate Loans, 190 basis points (1.90%) per annum, (b) with respect to Reference Rate Loans, 190 basis points 1.90% per annum, and (c) with respect to Letter of Credit Fees, 190 basis points (1.90%) per annum. “Applicable Requirement” means each of the following requirements: (a) such Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, if applicable) shall be a Rated Included Investor, and such Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, as applicable) shall have a Rating of BBB/Baa2 or higher; and (b) if such Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, if applicable) is: (i) a Bank Holding Company, it shall have Adequately Capitalized status or better; (ii) an insurance company, it shall have a Best’s Financial Strength Rating of A- or higher; (iii) if such Investor or such Investor’s Credit Provider, as applicable, is a Pension Plan Investor or Governmental Plan Investor, or the trustee or nominee of a Pension Plan Investor or a Governmental Plan Investor, such Pension Plan Investor or Governmental Plan Investor, as applicable, shall have a minimum Funding Ratio based on the Rating of its Sponsor or Responsible Party, as applicable, as follows: Sponsor/Responsible Party Rating Minimum Funding Ratio A-/A3 or higher ................................................... No minimum BBB/Baa2 to BBB+/Baa1 ................................... 90%; or (iv) an Endowment Fund Investor, its Sponsor shall either (x) be a party to the Subscription Agreement of such Endowment Fund Investor and jointly and severally liable for such Endowment Fund Investor’s Unfunded Capital Commitment or (y) guarantee the obligations of such Endowment Fund Investor to make its Unfunded Capital Commitment pursuant to an unconditional guarantee or other Credit Link Documents in form and substance satisfactory to the Administrative Agent in its sole discretion.

USActive 56393913.9 4 The first Rating indicated in each case above is the S&P Rating and the second Rating indicated in each case above is the Moody’s Rating. In the event that the S&P and Moody’s Ratings are not equivalent, the Applicable Requirement shall be based on the lower of the two. If any such Person has only one Rating from either S&P or Moody’s, then that Rating shall apply. If the Rating of any Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, as applicable) falls below the Rating required by this definition, then such Investor shall be deemed to have failed the Applicable Requirement. “Assignee” has the meaning provided in Section 12.11(b). “Assignment and Assumption” means the agreement contemplated by Section 12.11(b), pursuant to which any Lender assigns all or any portion of its rights and obligations hereunder, which agreement shall be substantially in the form of Exhibit H. “Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease. “Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date. “Available Commitment” means, at any time of determination, the lesser of: (a) the Maximum Commitment then in effect; and (b) the Borrowing Base. “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement as of such date, and not including any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.10(d). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

USActive 56393913.9 5 “Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended from time to time and any successor statute or statutes, or a non-bank subsidiary of such bank holding company. “Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.10(a). “Benchmark Replacement” means, for any Available Tenor: (a) with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment; (2) the sum of (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; (3) the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then- current Benchmark for the applicable Corresponding Tenor, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar- denominated syndicated credit facilities at such time, and (ii) the related Benchmark Replacement Adjustment; or (b) with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment; provided that, (i) in the case of clause (a)(1) of this definition, if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition, and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

USActive 56393913.9 6 “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (a) for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Administrative Agent: (1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement; (2) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark; (b) for purposes of clause (a)(3) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and (c) for purposes of clause (b) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate; provided that, (x) in the case of clause (a) of this definition, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion, and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 4.10(a) will not be a

USActive 56393913.9 7 term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “Interest Period”, the definition of “Reference Rate”, timing and frequency of determining rates and making payments of interest, timing of Requests for Borrowing, Conversion Notices, Rollover Notices or prepayment notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrowers, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrowers, decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein; (c) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Borrowers and the Lenders pursuant to Section 4.10(a)(ii); or (d) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. (i) If the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination, and

USActive 56393913.9 8 (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), that states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. A “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under each other Loan Document in accordance with Section 4.10 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under each other Loan Document in accordance with Section 4.10.

USActive 56393913.9 9 “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by the Administrative Agent. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Best’s Financial Strength Rating” means a “Best’s Financial Strength Rating” by A.M. Best Company. “Borrower” and “Borrowers” have the meanings provided in the first paragraph hereof. “Borrower Collateral Account” means, for each Borrower that has Investors, the account listed on Schedule I with respect to such Person, which account shall be solely used for receipt of proceeds from Capital Calls. “Borrower Collateral Account Pledge” means each Borrower Pledge of Collateral Account, in the form of Exhibit D, made by a Borrower in favor of the Administrative Agent, pursuant to which such Borrower has granted to the Administrative Agent for the benefit of the Secured Parties, a first priority, Lien (subject only to Permitted Liens) in and to a Borrower Collateral Account, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. “Borrower Control Agreement” means each Control Agreement among a Borrower, the Administrative Agent and the Account Bank, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. “Borrower General Partner” means with respect to each Borrower, joining the Credit Facility after the Closing Date, to the extent applicable, the entity named as such Borrower’s general partner, managing member or other similar managing fiduciary, as applicable, and any successor thereto permitted under this Credit Agreement, as set forth in its joinder documentation. “Borrower Party” has the meaning provided in Section 11.1(a). “Borrower Security Agreement” means each Borrower Security Agreement, substantially in the form of Exhibit C-1, made by a Borrower and its Borrower General Partner in favor of the Administrative Agent, pursuant to which such Borrower and Borrower General Partner have granted to the Administrative Agent for the benefit of the Secured Parties, a first priority Lien (subject to Permitted Liens) and security interest in, and pledge of, their interests in the Collateral, as the same may be amended, amended and restated, supplemented or modified otherwise from time to time. “Borrowing” means a disbursement made by the Lenders of any of the proceeds of the Loans, and “Borrowings” means the plural thereof. “Borrowing Base” means, at any time of determination, the sum of (a) ninety percent (90%) of the aggregate Unfunded Capital Commitments of the Included Investors, (b) ninety percent (90%) of the aggregate Unfunded Capital Commitments of the Specified Investors and

USActive 56393913.9 10 (c) sixty-five percent (65%) of the aggregate Unfunded Capital Commitments of the Designated Investors, in each case as such Unfunded Capital Commitments are first reduced by all applicable Concentration Limits. For the avoidance of doubt, the Unfunded Capital Commitments of an Excluded Investor shall be excluded from the Borrowing Base at all times. “Borrowing Base Certificate” means the certification and spreadsheet setting forth the calculation of the Available Commitment in the form of Exhibit A. “Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day of the year except: a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina are authorized or required by Applicable Law to close; and (b) if such day relates to any interest rate settings as to a LIBOR Rate Loan, any fundings, disbursements, settlements and payments in respect of any LIBOR Rate Loan, or any other dealings to be carried out pursuant to this Credit Agreement or the other Loan Documents in respect of any such LIBOR Rate Loan (or any Reference Rate Loan as to which the interest rate is determined by reference to LIBOR), any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market. “Bylaws” means the Bylaws of the Initial Borrower dated as of March 18, 2021, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof. “Capital Call” means a call upon any or all of the Investors for payment of all or any portion of the Capital Commitments pursuant to and in accordance with, as applicable, the Constituent Documents of the Borrowers, the applicable Guarantors and the Feeder Funds, and the Subscription Agreements of the Investors. “Capital Calls” means, where the context may require, all Capital Calls, collectively. “Capital Commitment” means the capital commitment of the Investors to the Borrowers, the applicable Guarantors or the Feeder Funds in the amount set forth in the applicable Constituent Documents or the applicable Subscription Agreement, including, for the avoidance of doubt, “Capital Commitment”, as such term is defined in the applicable Constituent Documents or Subscription Agreement. “Capital Commitments” means, where the context may require, all Capital Commitments, collectively. “Capital Contribution” means the amount of cash actually contributed by an Investor to the Borrowers, the applicable Guarantors or the Feeder Funds with respect to its Capital Commitment as of the time such determination is made, less amounts refunded to such Investor in accordance with a Borrower’s, a Guarantor’s or a Feeder Fund’s Constituent Documents or an Investor’s Subscription Agreement, as applicable. “Capital Contributions” means, where the context may require, all Capital Contributions, collectively. “Capital Lease” means any lease of any property by any Person or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of such Person and its Subsidiaries.

USActive 56393913.9 11 “Capital Return Certification” means the delivery of an updated Borrowing Base Certificate which includes, in the spreadsheet calculating the Available Commitment, an additional column depicting the Returned Capital distributed to each Investor, along with a certification by a Responsible Officer of the Borrowers in the form of Exhibit Q that such amounts have been returned to the Investors and are recallable as Capital Contributions pursuant to a Capital Call under the applicable Constituent Documents or Subscription Agreement. “Capital Return Notice” means the written notice delivered to an Investor by or on behalf of any Credit Party for the purpose of making a return of capital pursuant to the applicable Credit Party’s Operative Documents, which notice shall be in the form of Exhibit R. “Capital Return Notices” means, where the context may require, all Capital Return Notices, collectively. “Cash Collateral Account” means each deposit account held at the Administrative Agent for the purposes of holding Cash Collateral that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer. “Cash Collateralize” means to deposit in a Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer or the Lenders, as collateral for the Letter of Credit Liability or obligations of the Lenders to fund participations in respect of the Letter of Credit Liability, cash or deposit account balances, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer. “Cash Collateral” and “Cash Collateralize” shall have meanings correlative to the foregoing and shall include the proceeds of such Cash Collateral. “Cash Control Event” shall occur if, on any date of determination, (a) an Event of Default has occurred and is continuing; (b) a Specified Potential Default has occurred and is continuing; (c) notice from the Administrative Agent that a Potential Default, other than a Specified Potential Default, has occurred and is continuing; or (d) a mandatory prepayment has been triggered pursuant to Section 3.5(b), irrespective of whether such prepayment has become due and payable under the grace periods afforded in Section 3.5(b). “Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means an event that shall exist if (a) there is a change of Control of the Investment Adviser, (b) the Investment Adviser resigns or is removed, or (c) the

USActive 56393913.9 12 Management Agreement ceases to be in full force and effect; provided, that no “Change of Control” shall be deemed to occur (i) pursuant to clause (a) of this definition so long as any Affiliate of Churchill Asset Management LLC as of the Closing Date then Controls the Investment Adviser, (ii) pursuant to clause (b) of this definition so long as any Affiliate of Churchill Asset Management LLC is acting as the Investment Adviser, or (iii) pursuant to clause (c) of this definition so long as a replacement Management Agreement has been entered into by the Borrower and the Investment Adviser. “Charter” means the Articles of Amendment and Restatement of the Initial Borrower, filed with the State of Maryland Department of Assessments and Taxation on September 2, 2021, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof. “Closing Date” means the date hereof; provided that all of the conditions precedent set forth in Section 6.1 shall be satisfied or waived by the Lenders in writing. “Collateral” means all of the collateral security for the Obligations pledged or granted pursuant to the Collateral Documents. “Collateral Account” means a Borrower Collateral Account, a Guarantor Collateral Account or a Feeder Fund Collateral Account, as applicable. “Collateral Accounts” means, where the context requires, all Collateral Accounts, collectively. “Collateral Account Pledges” means each Borrower Collateral Account Pledge, each Guarantor Collateral Account Pledge and each Feeder Fund Collateral Account Pledge. “Collateral Account Pledges” means, where the context requires, all Collateral Account Pledges, collectively. “Collateral Documents” has the meaning provided in Section 5.1. “Commitment” means, for each Lender, the amount set forth on Schedule II hereto or on its respective Assignment and Assumption or Lender Joinder Agreement, as the same may be reduced from time to time by the Borrowers pursuant to Section 3.6 or by further assignment by such Lender pursuant to Section 12.11(b). “Commitment Period Termination Date” means the last day of the “Investment Period”, as that term is defined in the Constituent Documents of the Borrowers, the Guarantors and the Feeder Funds. “Compliance Certificate” has the meaning provided in Section 8.1(b). “Concentration Limit” means the limits on the aggregate amount of an Uncalled Capital Commitment set forth below, calculated for each Investor classification as a percentage of the aggregate Uncalled Capital Commitments of all Included Investors and Designated Investors: Investor Classification Concentration Limit

USActive 56393913.9 13 Rated Included Investor (dependent on applicable Ratings below)1,2 AAA/Aaa to AA/Aa2 15.0% A+/A1 to AA-/Aa3 10.0% A-/A3 to A/A2 7.0% BBB/Baa2 to BBB+/Baa1 5.0% Other Concentration Limits Non-Rated Included Investors 5.0-15.0% Specified Investor 100.0% Designated Investors 5.0% Aggregate Designated Investors 50.0% provided, that, for purposes of calculating the above Concentration Limits for any Investor, each Investor and its investing affiliates shall be treated as a single Investor; provided, further, that at any time an Investor is subject to an Exclusion Event that has not been cured or waived in accordance with the provisions hereof, its investing affiliates shall not be treated as a single Investor with such Excluded Investor for purposes of calculating the above Concentration Limits. “Confidential Information” means, at any time, all data, reports, interpretations, forecasts and records containing or otherwise reflecting information and concerning the Credit Parties, any Investor, any Investment (including any obligor of any Investment), the Investment Adviser, together with analyses, compilations, studies or other documents, which contain or otherwise reflect such information made available by or on behalf of the Credit Parties or the Investment Adviser pursuant to or in connection with this Credit Agreement orally or in writing to the Administrative Agent or any Lender or their Related Persons or any of their respective attorneys, certified public accountants or agents, but shall not include any data or information that: (a) was or became generally available to the public at or prior to such time other than as a result of disclosure by the Administrative Agent, any Lender, their Related Persons or any person to whom such Person disclosed such information; or (b) was or became available to any such Person on a non-confidential basis from a source other than the Credit Parties or the Investment Adviser not known by the recipient to be under a confidentiality or other similar obligation with respect to such information. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Constituent Documents” means, (i) for the Initial Borrower, the Operative Documents and any Side Letters; and (ii) for any other Person, its constituent or organizational documents 1 The Ratings for such Investor will be the lower of any Rating of such Investor. If such Investor has only one Rating, that Rating shall apply. 2 For any Investor that is an unrated subsidiary of a rated parent, acceptable Credit Link Documents from the Rated parent entity will be required in order to apply the Concentration Limit based on the Ratings of the parent.

USActive 56393913.9 14 (including any such organizational documents filed with any Governmental Authority), including: (a) in the case of any limited partnership, exempted limited partnership, special limited partnership, special limited partnership acting in relation to a compartment or sub-fund, multi-series limited partnership, multi-series limited partnership acting in relation to a series, joint venture, trust or other form of business entity, the limited partnership agreement, exempted limited partnership agreement, special limited partnership agreement, special limited partnership agreement and compartment agreement, joint venture agreement, articles of association or other applicable agreement of formation or registration and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or registration with the secretary of state or other department in the state or jurisdiction of its formation or registration; (b) in the case of any limited liability company, any certificate of incorporation, constitutional documents, the articles of formation, articles of association, limited liability company agreement and/or operating agreement for such Person; and (c) in the case of a corporation or an exempted company, the certificate or articles of incorporation or association and the bylaws for such Person, in each such case as it may be restated, modified, amended or supplemented from time to time. “Continue”, “Continuation”, and “Continued” shall refer to the continuation pursuant to a Rollover of a LIBOR Rate Loan from one Interest Period to the next Interest Period. “Control” or “Controlled” means, with respect to any Person, the direct or indirect power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (a) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of such Person, (b) as applicable, appoint or remove all, or the majority, of the managers or other equivalent officers of such Person, or (c) give directions with respect to the operating and financial policies of such Person, which the managers or other equivalent officers of such Person are obligated to follow. “Control Agreement” means each Borrower Control Agreement, each Guarantor Control Agreement and each Feeder Fund Control Agreement, as applicable. “Control Agreements” means, where the context requires, all Control Agreements, collectively. “Controlled Affiliate” means with respect to any Person, any other Person that, at any time, directly or indirectly is Controlled by such Person. For purposes of greater clarity, a natural person shall not be considered a Controlled Affiliate of any other Person. “Controlled Group” means: (a) the controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code), in each case of which the applicable Credit Party is a member. “Conversion Date” means any LIBOR Conversion Date, or Reference Rate Conversion Date, as applicable. “Conversion Notice” has the meaning provided in Section 2.3(f).

USActive 56393913.9 15 “Convert,” “Conversion,” and “Converted” shall refer to a conversion pursuant to Section 2.3(f) or Section 4 of one Type of Loan into another Type of Loan. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Credit Agreement” means this Revolving Credit Agreement, of which this Section 1.1 forms a part, as amended, restated, supplemented or otherwise modified from time to time. “Credit Facility” means the credit and letter of credit facility provided to the Borrowers by the Lenders under the terms and conditions of this Credit Agreement and the other Loan Documents. “Credit Link Documents” means such financial information and documents as may be requested by the Administrative Agent in its sole discretion, to reflect and connect the relevant or appropriate credit link or credit support of a Sponsor, Credit Provider or Responsible Party, as applicable, to the obligations of the applicable Investor to make Capital Contributions, which may include a written guaranty or such other acceptable instrument determined by the Administrative Agent in its sole discretion as to whether the applicable Investor satisfies the Applicable Requirement based on the Rating or other credit standard of its Sponsor, Credit Provider or Responsible Party, as applicable. “Credit Party” means a Borrower, a Borrower General Partner, a Guarantor, a Guarantor General Partner, a Feeder Fund and a Feeder Fund General Partner. “Credit Parties” means the Borrowers, any Borrower General Partner, any Guarantors and any Guarantor General Partners, collectively. “Credit Provider” means a Person providing Credit Link Documents, in form and substance acceptable to the Administrative Agent in its sole discretion, of the obligations of an Investor to make Capital Contributions and comply with the Investor Consent. “Daily LIBOR” means, with respect to any day, the rate of interest per annum determined by the Administrative Agent based on the London interbank offered rate administered by IBA (or any other Person which takes over the administration of such rate) for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) as published by a commercially available source providing quotations of such rate as selected by the Administrative Agent from time to time at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest whole 1/100 of 1%). If the calculation of Daily LIBOR results in a Daily LIBOR rate of less than zero (0), Daily LIBOR shall be deemed to be zero (0) for all purposes of this Credit Agreement. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the

USActive 56393913.9 16 Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, examinership, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Default Rate” means on any day the lesser of: (a) the Reference Rate in effect on such day plus two percent (2%) and (b) the Maximum Rate. “Defaulting Lender” means, subject to Section 12.12(b) and Section 4.8, any Lender that (a) has failed to (i) fund all or any portion of the Loans or participations in the Letter of Credit Liability required to be funded by it hereunder within two (2) Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Letter of Credit Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified any Credit Party, the Administrative Agent or the Letter of Credit Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Credit Parties, to confirm in writing to the Administrative Agent and the Credit Parties that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Credit Parties), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d), and of the effective date of such

USActive 56393913.9 17 status, above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.12(b) and Section 4.8(b)) upon delivery of written notice of such determination to the Credit Parties, the Letter of Credit Issuer and each other Lender. “Designated Investor” means an Investor (a) that has been approved in writing as a Designated Investor by the Lenders, in their sole discretion, and (b) in respect of which there has been delivered to the Administrative Agent: (i) a true and correct copy of the Subscription Agreement executed and delivered by such Investor in the form of Exhibit U which shall be acceptable to the Administrative Agent, together with the applicable Credit Party’s countersignature, accepting such Subscription Agreement; (ii) any Constituent Documents of the applicable Credit Party, executed and delivered by such Investor; (iii) a true and correct copy of any Side Letter duly executed and delivered by such Investor, which shall be acceptable to the Administrative Agent in its sole discretion; (iv) [reserved]; (v) if such Investor’s Subscription Agreement, or any Constituent Document of the applicable Credit Party, executed by such Investor was signed by the applicable Credit Party, or any Affiliate of any thereof as an attorney-in-fact on behalf of such Investor, the Administrative Agent shall have received authority documentation reasonably satisfactory to the Administrative Agent; (vi) if requested by the Administrative Agent in its sole discretion, if such Investor is organized under the laws of any jurisdiction other than the United States of America or any state thereof, a written submission to the jurisdiction of a United States Federal District Court and a United States state court, and any appellate court from any thereof, with respect to any litigation arising out of or in connection with its Subscription Agreement or any Constituent Document of the applicable Credit Party (such submission to be in form and substance satisfactory to the Administrative Agent in its sole discretion, who may in its sole discretion require an opinion of counsel that such submission is enforceable); and (vii) if requested by the Administrative Agent in its sole discretion, if such Investor is a Governmental Authority or an instrumentality of or majority owned by a Governmental Authority or otherwise entitled to any sovereign or other immunity in respect of itself, its property or any such litigation in any jurisdiction, court or venue, a written waiver (in form and substance satisfactory to the Administrative Agent in its sole discretion) of any such claim of immunity arising out of or in connection with its Subscription Agreement or any Constituent Document of the applicable Credit Party;

USActive 56393913.9 18 provided that (1) any Designated Investor in respect of which an Exclusion Event has occurred shall thereupon no longer be a Designated Investor (except solely in the case of an Exclusion Event described in clauses (m), (n) and (p) of the definition thereof, in which case only the portion of such Designated Investor’s Uncalled Capital Commitment that is affected by such Exclusion Event shall be excluded) until such time as all Exclusion Events in respect of such Investor shall have been cured and such Investor shall have been restored as a Designated Investor in the sole discretion of the Lenders; and (2) each restoration under clause (1) of this proviso shall be subject to the satisfaction of such initial or ongoing conditions as may be specified by the Administrative Agent. The Designated Investors as of the Closing Date are those specified as being Designated Investors on Exhibit A, as in effect on the Closing Date, and Designated Investors approved by the Lenders subsequent to the Closing Date will be evidenced by an updated Exhibit A provided by the Administrative Agent to the Borrowers. For the avoidance of doubt, unless otherwise agreed by the Lenders in their sole discretion, no HNW Investor or Pooled Vehicle Investor shall be a Designated Investor. “Distribution” has the meaning provided in Section 9.17. “Dollars” and the sign “$” mean the lawful currency of the United States of America. “Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of both of the following: (a) a notification by the Administrative Agent to (or the request by the Borrowers to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Administrative Agent and the Borrowers to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

USActive 56393913.9 19 “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.11(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.11(b)(iii)). “Eligible Institution” means any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by Applicable Law and which is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a short-term unsecured debt rating of at least P-1 from Moody’s and at least A-1 from S&P. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. “Endowment Fund Investor” means an Investor that is a wholly owned, tax exempt, public charity subsidiary of a Sponsor, the assets of which Investor are not wholly disbursable for the Sponsor’s purposes on a current basis under the specific terms of all applicable gift instruments, formed for the sole purpose of accepting charitable donations on behalf of such Sponsor and investing the proceeds thereof. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment. “Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. “Environmental Liability” means any claim, demand, liability (including strict liability) obligation, accusation or cause of action, or any order, violation, loss, damage (including, without limitation, to any Person, property or natural resources and including consequential damages), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, cleanup, restoration or any other cost or expense whatsoever (including reasonable fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories) and disbursements in connection with any Environmental Claims, violation or alleged violation of any

USActive 56393913.9 20 Environmental Law, the imposition of any Environmental Lien or the failure to comply in all material respects with any Environmental Requirement. “Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material. “Environmental Requirement” means any Environmental Law, agreement, or restriction, as the same now exists or may be changed, amended, or come into effect in the future, which pertains to health, safety, or the environment, including, but not limited to ground, air, water, or noise pollution, or underground or aboveground tanks. “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, each as amended or modified from time to time. “ERISA Investor” means an Investor that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA; (b) any “plan” defined in and subject to Section 4975 of the Internal Revenue Code; or (c) any entity or account whose assets include or are deemed to include Plan Assets. “Erroneous Payment” has the meaning provided in Section 11.12(a). “Erroneous Payment Deficiency Assignment” has the meaning provided in Section 11.12(d). “Erroneous Payment Return Deficiency” has the meaning provided in Section 11.12(d). “Event of Default” has the meaning provided in Section 10.1. “Excluded Investor” means any Investor that is not an Included Investor or a Designated Investor, including any Investor that is subject to an Exclusion Event that has not been cured or waived in accordance with the provisions hereof. If any Specified Investor is an Excluded Investor, then all Specified Investors shall be deemed to be Excluded Investors. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 4.8(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to

USActive 56393913.9 21 such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.1(g), and (d) any Taxes imposed under FATCA. “Exclusion Event” means, with respect to any Included Investor or Designated Investor (or, if applicable, the Sponsor, Responsible Party, or Credit Provider of such Included Investor or Designated Investor) any of the following events shall occur (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (a) such Investor shall: (i) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, intervenor, liquidator or other similar official of itself or of all or a substantial part of its assets; (ii) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding; or (vi) take formal personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing; (b) an involuntary case or other proceeding shall be commenced against it, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, examiner, liquidator, custodian or other similar official of it or any substantial part of its property, or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s reorganization or appointing a receiver, custodian, trustee, intervenor, or liquidator of such Person or of all or substantially all of its assets, or an order for relief shall be entered in respect of such Person in a proceeding under any Debtor Relief Laws; (c) any final judgment or decree which in the aggregate exceeds fifteen percent (15%) of the net worth of such Investor (measured as of the date of its initial designation as an Included Investor or Designated Investor, as applicable) shall be rendered against such Person, and (i) any such judgment or decree shall not be discharged, paid, bonded or vacated within thirty (30) days and such Investor shall not have received confirmation that such judgment would be covered by insurance or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment or decree and such judgment or decree shall not otherwise be covered by insurance in an amount that would cause any uninsured potential liability not to exceed fifteen percent (15%) of the net worth of the Investor; (d) such Investor shall (i) repudiate, challenge, or declare unenforceable any material provision of its Subscription Agreement, the Constituent Documents of any Borrower, Guarantor or Feeder Fund, or any Credit Link Document that would

USActive 56393913.9 22 reasonably be expected to impair its obligation to make contributions pursuant to its Capital Commitment or a Capital Call or such obligation shall be or become unenforceable, (ii) otherwise disaffirm any such provision of its Subscription Agreement, the Constituent Documents of any Borrower, Guarantor or Feeder Fund, as applicable, its Investor Consent (if applicable) or any Credit Link Document, or (iii) give any written notice of its intent to withdraw from the applicable Borrower, Guarantor or Feeder Fund, of a prospective inability to fund future contributions pursuant to a Capital Call or of a breach of a provision of its Subscription Agreement, the Constituent Documents of any Borrower, Guarantor or Feeder Fund, its Investor Consent (if applicable) or any Credit Link Document beyond ten (10) Business Days and such breach would reasonably be expected to impair its obligation to fund its Capital Commitment; (e) such Investor shall fail to make a contribution of capital when initially due pursuant to a Capital Call, without regard to any applicable notice or cure period under the applicable Subscription Agreement or Constituent Documents, and such delinquency is not cured within five (5) Business Days; (f) such Investor shall be declared a “Defaulting Investor” under the Constituent Documents of any Borrower, Guarantor or Feeder Fund or the Subscription Agreement of such Investor, as applicable; (g) any representation, warranty, certification or statement made by such Investor under its Subscription Agreement (or related Side Letter), the applicable Constituent Documents, its Investor Consent (if applicable) or Credit Link Document or in any certificate, financial statement or other document delivered pursuant to this Credit Agreement executed by such Person shall prove to be untrue, inaccurate or misleading in any material respect and in the reasonable judgment of the Administrative Agent materially and adversely affects the liability of such Investor to fund its Capital Commitments; (h) with respect to any Included Investor only, such Investor encumbers its interest in any Borrower, Guarantor or Feeder Fund, as applicable; (i) in the case of each Investor that is an Included Investor described in clause (a)(i) of the first sentence of the definition of “Included Investor”, it shall fail to maintain the Applicable Requirement for such Investor required in the definition of “Applicable Requirement” in Section 1.1; (j) with respect to any Non-Rated Included Investor, Specified Investor or Designated Investor, any Credit Party or the Investment Adviser has actual knowledge of the occurrence of any circumstance or event which, in the sole discretion of the Administrative Agent could reasonably be expected to have a material and adverse impact on the financial condition and/or operations of such Investor in a manner that would materially impair, impede, or jeopardize the obligation and the ability of such Investor to fulfill its obligations under its Subscription Agreement, the applicable Constituent Documents, or any Credit Link Document;

USActive 56393913.9 23 (k) with respect to Specified Investors, the failure of such Investor to maintain a net worth (determined in accordance with GAAP, International Financial Reporting Standards (IFRS) or other governing accounting standards, as applicable) of at least eighty percent (80%) of the net worth of such Investor, measured as of the date of its initial designation as a Specified Investor based on the most recent reporting of such Specified Investor (which shall be updated annually within 120 days of year-end); (l) with respect to Non-Rated Included Investors, the failure of such Investor to maintain a net worth (determined in accordance with GAAP, International Financial Reporting Standards (IFRS) or other governing accounting standards, as applicable) of at least seventy-five percent (75%) of the net worth of such Investor, measured as of the date of its initial designation as an Included Investor based on the most recent reporting of such Included Investor (which shall be updated annually within 120 days of year-end); (m) such Investor shall withdraw, retire or resign from any Borrower, Guarantor or Feeder Fund, as applicable, or its partnership interest is redeemed, forfeited or otherwise repurchased by the applicable Borrower, Guarantor or Feeder Fund; (n) such Investor shall Transfer its partnership interest in any Borrower, Guarantor or Feeder Fund, as applicable, and be released from its obligation under the applicable Constituent Documents and Subscription Agreement to make contributions pursuant to a Capital Call with respect to such transferred interest, provided that, if such Investor shall Transfer less than all of its partnership interest in any Borrower, Guarantor or Feeder Fund, as applicable, only the Transferred portion shall be excluded from the Borrowing Base; (o) any Credit Party suspends, cancels, reduces, excuses, terminates or abates the Capital Commitment or any amounts due with respect to a Capital Call for such Included Investor or Designated Investor; provided, however, that to the extent such suspension, cancellation, reduction, excuse, termination or abatement relates solely to a portion of such Investor’s Uncalled Capital Commitment, only such suspended, cancelled, reduced, excused, terminated or abated portion shall be excluded from the Borrowing Base; (p) the Uncalled Capital Commitment of such Investor ceases to be Collateral subject to a first priority perfected Lien (subject to Permitted Liens) in favor of the Administrative Agent; (q) in connection with any Borrowing or the issuance of any Letter of Credit, any Credit Party has knowledge that such Investor has requested, or to any Credit Party’s actual knowledge, plans to request to be excused from funding a Capital Call with respect to the Investment being acquired or otherwise funded with the proceeds of the related Borrowing or Letter of Credit; provided that only the portion of such Investor’s Uncalled Capital Commitment which would otherwise be contributed to fund such Investment or repay the related Borrowing or Letter of Credit shall be excluded from the Borrowing Base;

USActive 56393913.9 24 (r) such Investor becomes a Sanctioned Person, or, to any Credit Party’s or Administrative Agent’s knowledge, such Investor’s funds to be used in connection with funding Capital Calls are derived from illegal activities; (s) if such Investor is an Endowment Fund Investor, a breach or written repudiation by its Sponsor of its keepwell agreement with such Investor; (t) if such Investor is an ERISA Investor, any material failure by its Sponsor to pay any contractual or statutory obligations or make any other material payment required by ERISA or the Internal Revenue Code with respect to such ERISA Investor; (u) in the case of an Included Investor or such Investor’s Credit Provider, as applicable, which does not have publicly available financial information, the Administrative Agent is unable (after giving the Borrowers ten (10) Business Days’ notice thereof) to obtain annual updated financial information for such Investor or such Investor’s Credit Provider, as applicable, within one-hundred twenty (120) days following the end of the applicable fiscal year of such Investor; or (v) such Investor enters into a new Side Letter or amends its existing Side Letter (including any amendment via a ‘most favored nations’ clause) in a manner that would materially impair, impede, or jeopardize the obligation and the ability of such Investor to fulfill its obligation to fund capital calls or other obligations under its Subscription Agreement, the Constituent Documents of any Borrower, Guarantor or Feeder Fund, as applicable, or any Credit Link Document, as determined by the Administrative Agent in its sole discretion. “Extension Request” means a written request by the Borrowers substantially in the form of Exhibit P to extend the initial or extended Stated Maturity Date for an additional period of no greater than 364 days. “Facility Increase” has the meaning provided in Section 2.15(a). “Facility Increase Fee” means the fee payable with respect to any Facility Increase in accordance with Section 2.15, as set forth in the Fee Letter. “Facility Increase Request” means the notice in the form of Exhibit P pursuant to which the Borrowers request an increase of the Commitments in accordance with Section 2.15. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, or any fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code or analogous provisions of non-U.S. law. “FCA” has the meaning provided in Section 1.8.

USActive 56393913.9 25 “Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate. “Fee Letter” means that certain Fee Letter or Fee Letters, dated the date hereof, among the applicable Credit Parties, the Administrative Agent and certain Lenders, as each may be amended, supplemented or otherwise modified from time to time. “Feeder Fund” means any entity listed as a “Feeder Fund” on Schedule I hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Feeder Fund Acknowledgment and Confirmation” means each Feeder Fund Acknowledgment and Confirmation, substantially in the form of Exhibit W, made by a Feeder Fund and its Feeder Fund General Partner in favor of and for the benefit of a Borrower, a Guarantor or another Feeder Fund and the Administrative Agent. Feeder Fund Collateral Account” means, for each Feeder Fund that has Investors, the account listed on Schedule I with respect to such Feeder Fund, which account shall be solely used for receipt of proceeds from Capital Calls. “Feeder Fund Collateral Account Pledge” means each pledge of a Feeder Fund Collateral Account, substantially in the form of Exhibit D-3, made by a Feeder Fund in favor of a Borrower, a Guarantor or another Feeder Fund, pursuant to which such Feeder Fund has granted to such Borrower, such Guarantor or such other Feeder Fund (for the ultimate benefit of the Administrative Agent, for the benefit of the Secured Parties), a first priority security interest and Lien (subject only to Permitted Liens) in and to the Feeder Fund Collateral Account, as the same may be amended, supplemented or modified from time to time. “Feeder Fund Control Agreement” means each Control Agreement, among a Feeder Fund, Wells Fargo as collateral agent, and the Account Bank, as the same may be amended, supplemented or modified from time to time. “Feeder Fund General Partner” means, any entity listed as a “Feeder Fund General Partner” on Schedule I hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Feeder Fund Security Agreement” means each Feeder Fund Security Agreement, substantially in the form of Exhibit C-3, made by a Feeder Fund and Feeder Fund General Partner in favor of a Borrower, a Guarantor or another Feeder Fund, pursuant to which such Feeder Fund and Feeder Fund General Partner have granted to such Borrower, such Guarantor or such other Feeder Fund (for the ultimate benefit of the Administrative Agent, for the benefit of the Secured Parties), a first priority security interest and Lien (subject only to Permitted Liens) under New York law in and to their interests in the Collateral specified therein, as the same may be amended, supplemented or modified from time to time.

USActive 56393913.9 26 “Filings” means (a) UCC financing statements, UCC financing statement amendments and UCC financing statement terminations, and (b) the substantial equivalent as reasonably determined to be necessary by the Administrative Agent in any other jurisdiction in which any Credit Party may be formed, registered or incorporated. “Floor” means the benchmark rate floor, if any, provided in this Credit Agreement initially (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to USD LIBOR. “Foreign Lender” means a Lender that is not a U.S. Person. “Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Liability other than the Letter of Credit Liability as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. “Funding Ratio” means: (a) for a Governmental Plan Investor or other plan not covered by clause (b) below, the total net fair market value of the assets of the plan over the actuarial present value of the plan’s total benefit liabilities, as reported in such plan’s most recent audited financial statements; and (b) for a Pension Plan Investor that is subject to Form 5500 – series reporting requirements, the funding target attainment percentage reported on Schedule SB to the Form 5500 or the funded percentage for monitoring the plan’s status reported on Schedule MB to the Form 5500, as applicable, as reported on the most recently filed Form 5500 by such Pension Plan Investor with the United States Department of Labor. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “General Partner” means a Borrower General Partner, a Guarantor General Partner or a Feeder Fund General Partner. “General Partner” means any general partner or manager of a Borrower or of a Guarantor joined to the Credit Facility in accordance with Section 6.5. “Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether federal, state, provincial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or

USActive 56393913.9 27 functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Governmental Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA. “Guarantor” means any guarantor of the Obligations pursuant to Section 13.1 that is joined to the Credit Facility in accordance with Section 6.5. “Guarantor Collateral Account” means, for each Guarantor that has Investors, the account listed on Schedule I with respect to such Person, which account shall be solely used for receipt of proceeds from Capital Calls. “Guarantor Collateral Account Pledge” means each pledge of a Guarantor Collateral Account, substantially in the form of Exhibit D-2, made by a Guarantor in favor of the Administrative Agent, pursuant to which such Guarantor has granted to the Administrative Agent for the benefit of the Secured Parties, a first priority, exclusive security interest and Lien (subject to Permitted Liens) in and to such Guarantor Collateral Account, as the same may be amended, supplemented or modified from time to time. “Guarantor Control Agreement” means each Control Agreement, among a Guarantor, the Administrative Agent and the Account Bank, as the same may be amended, supplemented or modified from time to time. “Guarantor General Partner” means with respect to each Guarantor, the entity named as such Guarantor’s general partner, managing member or other similar managing fiduciary, as applicable, and any successor thereto permitted under this Credit Agreement, as set forth in its joinder documentation. “Guarantor Security Agreement” means each Guarantor Security Agreement, substantially in the form of Exhibit C-2, made by a Guarantor and, as applicable, its Guarantor General Partner in favor of the Administrative Agent, pursuant to which such Guarantor and, as applicable, such Guarantor General Partner have granted to the Administrative Agent for the benefit of the Secured Parties, a first priority, exclusive security interest and Lien (subject to Permitted Liens) under New York law in and to their interests in the Collateral specified therein, as the same may be amended, supplemented or modified from time to time. “Guaranty” has the meaning provided in Section 13.1. “Guaranty Obligations” means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such

USActive 56393913.9 28 Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligations shall not include endorsements for collection or deposit in the ordinary course of business. “Hazardous Material” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas. “Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time. “Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender). “HNW Investor” means each Investor that is a domestic or international individual investor (including a natural person, family office or family trust) or an entity owned or controlled or established by a domestic or international individual investor (including a natural person, family office or family trust).

USActive 56393913.9 29 “IBA” has the meaning provided in Section 1.8. “Included Investor” means an Investor (a) that either (i) meets the Applicable Requirement (or whose Credit Provider, Sponsor or Responsible Party, as applicable, meets the Applicable Requirement) and at the request of the Borrowers has been approved in writing as an Included Investor by the Administrative Agent, in its sole discretion (a “Rated Included Investor”), (ii) does not meet the Applicable Requirement but at the request of the Borrowers has been approved in writing as an Included Investor by the Lenders, in their sole discretion (a “Non- Rated Included Investor”), or (iii) is a Specified Investor, and (b) in respect of which there has been delivered to the Administrative Agent: (i) a true and correct copy of the Subscription Agreement executed and delivered by such Investor in the form of Exhibit U which shall be acceptable to the Administrative Agent, together with the applicable Credit Party’s countersignature, accepting such Subscription Agreement; (ii) any Constituent Documents of the applicable Credit Party executed and delivered by such Investor; (iii) with respect to any Specified Investor, if required by the Administrative Agent in its sole discretion, an Investor Consent duly executed and delivered by such Investor; (iv) a true and correct copy of each Side Letter executed by such Investor, which shall be acceptable to the Administrative Agent in its sole discretion; (v) if applicable, the Credit Link Documents of such Investor’s Sponsor, Credit Provider or Responsible Party, as applicable, executed and delivered by such Person; (vi) if such Investor’s Subscription Agreement, its Investor Consent (if applicable) or any Constituent Document of the applicable Credit Party executed by such Investor was signed by any Credit Party or any Affiliate of any Credit Party, as an attorney-in-fact on behalf of such Investor, the Administrative Agent shall have received evidence of such signatory’s authority documentation reasonably satisfactory to the Administrative Agent; (vii) [reserved]; (viii) if requested by the Administrative Agent in its sole discretion, if such Investor is organized under the laws of any jurisdiction other than the United States of America or any state thereof, a written submission to the jurisdiction of a United States Federal District Court and a United States state court, and any appellate court from any thereof, with respect to any litigation arising out of or in connection with its Subscription Agreement or any Constituent Document of the applicable Credit Party (such submission to be in form and substance satisfactory to the Administrative Agent in its sole discretion, who may in its sole discretion require an opinion of counsel that such submission is enforceable); and

USActive 56393913.9 30 (ix) if requested by the Administrative Agent in its sole discretion, if such Investor is a Governmental Authority or an instrumentality of or majority owned by a Governmental Authority or otherwise entitled to any sovereign or other immunity in respect of itself, its property or any such litigation in any jurisdiction, court or venue, a written waiver (in form and substance satisfactory to the Administrative Agent in its sole discretion) of any such claim of immunity arising out of or in connection with its Subscription Agreement or any Constituent Document of the applicable Credit Party and an opinion of counsel that such waiver is enforceable or that such Investor and its property is not entitled to any such immunity; provided that (1) any Investor in respect of which an Exclusion Event (other than an Exclusion Event described in clauses (m), (n) and (p) of the definition thereof that relates solely to a portion of such Investor’s Uncalled Capital Commitment) has occurred shall thereupon no longer be an Included Investor until such time as all Exclusion Events in respect of such Investor shall have been cured and such Investor shall have been restored as an Included Investor (x) in the case of a Rated Included Investor, in the sole discretion of the Administrative Agent and (y) in the case of a Non-Rated Included Investor, in the sole discretion of all Lenders; and (2) each restoration under clause (1) of this proviso shall be subject to the satisfaction of such initial or ongoing conditions as may be specified by the Administrative Agent. The Included Investors as of the Closing Date are those specified as being Included Investors on Exhibit A, as in effect on the Closing Date, and Included Investors approved by the Administrative Agent or Lenders, as applicable, subsequent to the Closing Date will be evidenced by an updated Exhibit A provided by the Administrative Agent to the Borrowers. For the avoidance of doubt, unless otherwise agreed by the Lenders in their sole discretion, no HNW Investor or Pooled Vehicle Investor shall be an Included Investor. “Increase Effective Date” has the meaning provided in Section 2.15(b). “Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person; (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all monetary obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person; (c) the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

USActive 56393913.9 31 (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and any banker’s acceptances issued for the account of any such Person; (g) all obligations of any such Person to repurchase any securities which repurchase obligation is related to the issuance thereof; (h) all net obligations of such Person under any Hedge Agreements; and (i) all Guaranty Obligations of any such Person with respect to any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. “Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning provided in Section 12.5(b). “Initial Borrower” has the meaning provided in the first paragraph hereof. “Interest Option” means LIBOR or the Reference Rate. “Interest Payment Date” means: (a) with respect to any Reference Rate Loan or any LIBOR Rate Loan based on Daily LIBOR, the first Business Day of each calendar month; (b) as to any LIBOR Rate Loan in respect of which the applicable Borrower has selected a one- or three- month Interest Period, the last day of such Interest Period for such LIBOR Rate Loan; (c) as to any LIBOR Rate Loan in respect of which the applicable Borrower has selected a six month Interest Period, the last day of each third month during such Interest Period; (d) the date of any prepayment of any Loan made hereunder, as to the amount prepaid; and (e) the Maturity Date.

USActive 56393913.9 32 “Interest Period” means, (a) initially the period commencing on (and including) the date of the initial funding of such Loan and ending on (but excluding) the next following Interest Payment Date for such Loan and (b) thereafter, each period commencing on (and including) an Interest Payment Date and ending on (but excluding) the next following Interest Payment Date for such Loan; provided that: (i) any Interest Period with respect to any Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if interest in respect of such Interest Period is computed by reference to LIBOR, and such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the next preceding Business Day; (ii) if interest in respect of such Interest Period is computed by reference to LIBOR, and such Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) in the case of any Interest Period for any Loan which commences before the Maturity Date and would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on (but exclude) such Maturity Date and the duration of each Interest Period which commences on or after the Maturity Date shall be of such duration as shall be selected by the applicable Lender in its sole discretion. “Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time. “Investment” means “Portfolio Investment” as that term is defined in the Constituent Documents or Subscription Agreements of the applicable Borrower, Guarantor or Feeder Fund. “Investment Adviser” means (a) with respect to the Initial Borrower, Churchill Asset Management LLC, and (b) with respect to each Borrower and each Guarantor joining the Credit Facility after the Closing Date, the Person or Persons, if any, appointed, employed or contracted with by such Borrower and responsible for directing or performing the day-to-day business affairs of such Borrower, as set forth in its joinder documentation, in each case under clause (a) and clause (b), including any successor thereto permitted under this Credit Agreement. “Investment Company Act” means the Investment Company Act of 1940, as amended. “Investment Exclusion Event” means the exclusion or excuse of any Investor from participating in a particular Investment pursuant to Section 2.01(h) of the applicable Subscription Agreement or its Side Letter, but only where the Investor is entitled to such exclusion or excuse under the applicable Constituent Documents, Subscription Agreement or its Side Letter as a matter of right (i.e. not in the Borrower’s or General Partner’s discretion, as applicable). “Investor” means any Person that is admitted to any Borrower as a limited partner, general partner or other equity holder, to any Guarantor as a limited partner, general partner or

USActive 56393913.9 33 other equity holder, or to any Feeder Fund as a limited partner, general partner or other equity holder in accordance with the applicable Operative Documents of such Borrower, Guarantor or Feeder Fund, respectively, including, for the avoidance of doubt, a Feeder Fund in its capacity as a limited partner or other equity holder of a Guarantor. In addition, and for the avoidance of doubt, the Share Trustee shall not constitute an “Investor” for these purposes. “Investor Consent” means a letter in the form of Exhibit K (or as otherwise agreed to in writing by the Administrative Agent in its sole discretion) executed by an Investor and delivered to the Administrative Agent. “Investor Information” has the meaning provided in Section 12.17. “IRS” means the U.S. Internal Revenue Service. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590. “Key Person Event” means any time during the Investment Period (as defined in the Constituent Documents) when fifty percent (50%) or more of Ken Kencel, Mathew Linett, Shai Vichness, Christopher Cox and Randy Schwimmer, cease to be actively involved in the business of the Investment Adviser and its Affiliates. “KYC Compliant” means any Person who has satisfied all requests for information from the Lenders for “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies and who would not result in any Lender being non-compliant with any such rules and regulations and related policies were such Person to enter into a banking relationship with such Lender, including, without limitation, any information required to be obtained by a Lender pursuant to the Beneficial Ownership Regulation. “Lender” means (a) Wells Fargo, in its capacity as lender and (b) each other lender that becomes party to this Credit Agreement in accordance with the terms hereof; and collectively, the “Lenders”. “Lender Joinder Agreement” means an agreement substantially in the form of Exhibit O, pursuant to which a new Lender joins the Credit Facility as contemplated by Section 12.11(g). “Lender Party” has the meaning provided in Section 11.1(a). “Lending Office” means, as to any Lender, the office or offices of such Lender (or an Affiliate of such Lender) described as such in such Lender’s Administrative Questionnaire delivered to the Administrative Agent, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

USActive 56393913.9 34 “Letter of Credit” means any letter of credit issued by the Letter of Credit Issuer pursuant to Section 2.8 either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended. “Letter of Credit Application” means an application, in the form specified by the Letter of Credit Issuer from time to time, requesting the Letter of Credit Issuer issue a Letter of Credit. “Letter of Credit Issuer” means Wells Fargo or any Affiliate thereof. “Letter of Credit Liability” means, at any time of determination, the aggregate amount of the undrawn stated amount of all outstanding Letters of Credit plus the amount drawn under Letters of Credit for which the Letter of Credit Issuer and the Lenders, or any one or more of them, have not yet received payment or reimbursement (in the form of a conversion of such liability to Loans, or otherwise) as required pursuant to Section 2.8. “Letter of Credit Sublimit” means, at any time, an amount equal to fifteen percent (15%) of the Available Commitment at such time. The Letter of Credit Sublimit is a part of, and not in addition to, the Maximum Commitment. “LIBOR” means, (a) for any interest rate calculation with respect to any LIBOR Rate Loan, at the option of the Borrowers, either: (i) Daily LIBOR (which, for the avoidance of doubt, shall be determined on each Business Day in accordance with the definition thereof and shall only be available for Loans denominated in Dollars), or (ii) the rate of interest per annum determined by the Administrative Agent based on the London interbank offered rate administered by IBA (or any other Person which takes over the administration of such rate) for deposits in Dollars for delivery on the first day of the applicable Interest Period for a period approximately equal to such applicable Interest Period as published by a commercially available source providing quotations of such rate as selected by the Administrative Agent from time to time at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest whole 1/100 of 1%); and (b) for any interest rate calculation with respect to a Reference Rate Loan, Daily LIBOR. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. If the calculation of LIBOR results in a LIBOR rate of less than zero (0), LIBOR shall be deemed to be zero (0) for all purposes of the Loan Documents. “LIBOR Conversion Date” has the meaning provided in Section 2.3(f).

USActive 56393913.9 35 “LIBOR Rate Loan” means a Loan (other than a Reference Rate Loan) that bears interest at a rate based on LIBOR. “LIBOR Reserve Requirement” means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to: (a) any category of liabilities which includes deposits by reference to which Adjusted LIBOR is to be determined; or (b) any category of extensions of credit or other assets which include LIBOR Rate Loans or Reference Rate Loans bearing interest based off LIBOR. LIBOR shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Requirement. Each determination by the Administrative Agent of the LIBOR Reserve Requirement shall, in the absence of manifest error, be conclusive and binding. “Lien” means any lien, mortgage, assignment by way of security, security interest, charge, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute, law, contract, or otherwise. “Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each of the Collateral Documents, each Assignment and Assumption, each Lender Joinder Agreement, each Letter of Credit Application, each Investor Consent, all Credit Link Documents, each Qualified Borrower Guaranty, the Fee Letter and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification. “Loans” means the groups of LIBOR Rate Loans and Reference Rate Loans made by the Lenders to the Borrowers pursuant to the terms and conditions of this Credit Agreement, plus all payments under a Letter of Credit made to the beneficiary named thereunder (and certain other related amounts specified in Section 2.9 shall be treated as Loans pursuant to Section 2.9). “Management Agreement” means the Investment Advisory and Management Agreement between the Initial Borrower and the Investment Adviser dated as of May 31, 2021, as it may be amended, amended and restated, supplemented or otherwise modified from time to time. “Margin Stock” has the meaning assigned thereto in Regulation U. “Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, liabilities (actual or contingent), financial condition, or business of the Borrowers, the Guarantors and the Feeder Funds, taken as a whole; (b) the ability of any Borrower, Guarantor or Feeder Fund to perform its obligations under this Credit Agreement or any of the other Loan Documents; (c) the validity or enforceability of this Credit Agreement, any of the other Loan

USActive 56393913.9 36 Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; (d) the obligation or the ability of any Credit Party to fulfill its obligations under its Constituent Documents; or (e) the ability of the Investors (or applicable Sponsors, Responsible Parties or Credit Providers) to perform their obligations under the Constituent Documents of the Borrowers, Guarantors and Feeder Funds, the Subscription Agreements, the Side Letters, the Investor Consents or the Credit Link Documents, as applicable. “Material Amendment” has the meaning provided in Section 9.6. “Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which the Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default; (c) forty-five (45) days prior to the termination of the Constituent Documents of the Borrowers, the Guarantors or the Feeder Funds; (d) forty-five (45) days prior to the date on which the Borrowers’, the Guarantors’ or the Feeder Funds’ ability to call Capital Commitments for the purpose of repaying the Obligations is terminated; and (e) the date upon which the Borrowers terminate the Commitments pursuant to Section 3.6 or otherwise. “Maximum Commitment” means $65,000,000, as it may be (a) reduced by the Borrowers pursuant to Section 3.6, or (b) increased by the Borrowers pursuant to Section 2.15. “Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by Applicable Law on such day. “Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to, (a) in the case of a Defaulting Lender, 103% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time, and (b) with respect to other obligations of the Borrowers to Cash Collateralize Letters of Credit hereunder, 103% of the entire Letter of Credit Liability as of such time required to be Cash Collateralized. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.1 and (b) has been approved by the Required Lenders. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Notes” means the promissory notes provided for in Section 3.1, and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified, and the Qualified Borrower Promissory Notes; and “Note” means any one of the Notes. “Obligations” means all present and future indebtedness, obligations, and liabilities of the Credit Parties to the Lenders and other Secured Parties, and all renewals and extensions thereof (including, without limitation, Loans, Letters of Credit, or both), or any part thereof, arising

USActive 56393913.9 37 pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes and each Qualified Borrower Guaranty, and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations and liabilities of the Credit Parties to the Lenders and other Secured Parties evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof. “Operating Company” means an “operating company” within the meaning of 29 C.F.R. §2510.3-101(c) of the Plan Asset Regulations. “Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease. “Operative Documents” means, with respect to the Initial Borrower, its Charter and Bylaws, the Management Agreement, the Administration Agreement and its Subscription Agreements, which shall be substantially in the form attached as Exhibit U hereto. “Other Claims” has the meaning provided in Section 5.4. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.8(b)). “Parallel Fund Borrower” means each Borrower identified as a “Parallel Fund Borrower” on Schedule I, together with any other Parallel Investment Vehicle which becomes a Borrower under this Credit Agreement pursuant to Section 6.4. “Parallel Investment Vehicle” means a parallel and/or feeder partnership, real estate tax investment trust, group trust or other investment vehicle created in accordance with the Constituent Documents of any applicable Borrower, Guarantor or Feeder Fund, or otherwise thereunder. “Participant” has the meaning provided in Section 12.11(d). “Participant Register” has the meaning provided in Section 12.11(e).

USActive 56393913.9 38 “Payment Recipient” has the meaning provided in Section 11.12(a). “Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor. “Pension Plan Investor” means an ERISA Investor that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code. “Permitted Distributions” means, without duplication, (a) distributions required to maintain the status of the Initial Borrower as a “regulated investment company” under the Internal Revenue Code and (b) distributions required to avoid federal income and excise taxes imposed by Section 4982 of the Internal Revenue Code. “Permitted Indebtedness” means (i) amounts payable under any Hedge Agreement, and (ii) any other liabilities, obligations and indebtedness consented to by the Administrative Agent in its sole discretion. “Permitted Liens” has the meaning provided in Section 9.3. “Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, company, exempted company, limited liability company, limited liability partnership, limited partnership, special limited partnership, exempted limited partnership, nonprofit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization, irrespective of whether they have separate legal personality in their jurisdiction of incorporation, registration or formation. “Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code. “Plan Asset Regulations” means 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA. “Plan Assets” means “plan assets” for purposes of Part 4, Subtitle B, Title I of ERISA or Section 4975 of the Internal Revenue Code within the meaning of the Plan Asset Regulations. “Pledgee” has the meaning provided in Section 5.1. “Pooled Vehicle Investor” means an Investor that is an investment vehicle consisting of multiple HNW Investors. “Potential Default” means any condition, act or event which, with the giving of notice or lapse of time or both, would become an Event of Default. “Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall

USActive 56393913.9 39 be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks. “Principal Obligations” means the sum of (a) the aggregate outstanding principal amount of the Loans plus (b) the aggregate Letter of Credit Liability. “Pro Rata Share” means, with respect to each Lender, the percentage obtained from the fraction: (a) (i) the numerator of which is the Commitment of such Lender; and (ii) the denominator of which is the aggregate Commitments of all Lenders; or (b) in the event the Commitments of all Lenders have been terminated: (i) the numerator of which is the sum of the Principal Obligations (or, if no Principal Obligations are outstanding, the Obligations) owed to such Lender; and (ii) the denominator of which is the aggregate Principal Obligations (or if no Principal Obligations are outstanding, the Obligations) owed to all of the Lenders. “Proceedings” has the meaning provided in Section 7.9. “Proposed Amendment” has the meaning provided in Section 9.6. “QPAM” has the meaning provided in Section 7.13. “QPAM Exemption” has the meaning provided in Section 7.13. “Qualified Borrower” has the meaning provided in Section 6.3. “Qualified Borrower Guaranty” and “Qualified Borrower Guaranties” have the meanings provided in Section 6.3. “Qualified Borrower Promissory Note” has the meaning provided in Section 6.3. “Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof), such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating or credit enhancement program (for a governmental entity), or revenue bond rating (for an educational institution) from S&P or Moody’s. “Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Letter of Credit Issuer, as applicable. “Reference Rate” means the greatest of: (i) the Prime Rate plus the Applicable Margin, (ii) the Federal Funds Rate plus fifty basis points (0.50%) plus the Applicable Margin, and (iii) except during any period of time during which LIBOR is unavailable pursuant to Section 4.2, 4.3 or 4.10, one-month Adjusted LIBOR plus one hundred five basis points (1.05%). Each change in the Reference Rate shall become effective without prior notice to any Credit Party automatically as of the opening of business on the day of such change in the Reference Rate. “Reference Rate Conversion Date” has the meaning provided in Section 2.3(f).

USActive 56393913.9 40 “Reference Rate Loan” means a Loan denominated in Dollars made hereunder with respect to which the interest rate is calculated by reference to the Reference Rate. “Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) Business Days preceding the date of such setting, and (b) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion. “Register” has the meaning provided in Section 12.11(c). “Regulation D,” “Regulation T,” “Regulation U,” “Regulation W” and “Regulation X” means Regulation D, T, U, W or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements, margin requirements or affiliate transaction restrictions, as the case may be, applicable to member banks of the Federal Reserve System. “Reimbursement Obligation” means the obligation of the Borrowers to reimburse the Letter of Credit Issuer pursuant to Section 2.8 for amounts drawn under Letters of Credit. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the indoor or outdoor environment, or into or out of any real property Investment, including the movement of any Hazardous Material through or in indoor or outdoor the air, soil, surface water or groundwater of any real property Investment. “Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York or any successor thereto. “Removal Effective Date” has the meaning provided in Section 11.9(a)(ii). “Request for Borrowing” has the meaning provided in Section 2.3(a). “Request for Letter of Credit” has the meaning provided in Section 2.8(b). “Required Lenders” means, at any time, the Lenders holding an aggregate Pro Rata Share of greater than fifty percent (50%). The Commitments, Principal Obligations and Obligations of any Defaulting Lender shall be disregarded from both the numerator and the denominator in determining Required Lenders at any time. “Required Payment Time” means, (i) promptly on demand, and in any event within two (2) Business Days, to the extent such funds are available in the Collateral Accounts; and (ii) otherwise, to the extent that it is necessary for the Credit Parties to issue a Capital Call to fund such required payment, within twelve (12) Business Days after the Administrative Agent’s

USActive 56393913.9 41 demand (but, in any event, the Credit Parties shall issue such Capital Call and shall make such payment promptly after the related Capital Contributions are received). “Resignation Effective Date” has the meaning provided in Section 11.9(a). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means: (a) in the case of a corporation, its president or any vice president or any other officer or the equivalent thereof (other than a secretary or assistant secretary), and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary or the equivalent thereof; (b) in the case of a limited partnership or an exempted limited partnership, an officer of its general partner or an officer of an entity that has authority to act on behalf of such general partner, acting on behalf of the general partner in its capacity as general partner of such limited partnership; and (c) in the case of a limited liability company, an officer of such limited liability company or, if there is no officer, a manager, director or managing member, or the individual acting on behalf of such manager or managing member, in its capacity as manager or managing member of such limited liability company, or in each case such other authorized officer or signatory who has the power to bind such corporation, limited partnership, limited liability company or any other Person who has provided documentation evidencing such authority. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person. “Responsible Party” means, for any Governmental Plan Investor: (a) if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state; and (b) otherwise, the Governmental Plan Investor itself. “Returned Capital” means, for any Investor, at any time, any amounts distributed to such Investor that are subject to recall as a Capital Contribution pursuant to the Constituent Documents of the applicable Borrower, Guarantor or Feeder Fund, as applicable. Any amount of Returned Capital distributed to an Investor shall appear on a Capital Return Notice, duly completed and executed by a Credit Party, in the form of Exhibit R. “RIC” means a Person qualifying for treatment as a “regulated investment company” under the Internal Revenue Code. “Rollover” means the renewal of all or any part of any LIBOR Rate Loan upon the expiration of the Interest Period with respect thereto, pursuant to Section 2.3. “Rollover Notice” has the meaning provided in Section 2.3(e). “S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., and any successor thereto.

USActive 56393913.9 42 “Sanction” or “Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authority with jurisdiction over any Credit Party or its Subsidiaries or their respective Related Parties. “Sanctioned Entity” means any individual, entity, group, sector, territory or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity. “SEC” means the U.S. Securities and Exchange Commission. “Secured Parties” means the Administrative Agent, the Lenders, the Letter of Credit Issuer and each Indemnitee. “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute. “Security Agreement” means, collectively, each Borrower Security Agreement, each Guarantor Security Agreement and each Feeder Fund Security Agreement. “Security Agreements” means, where the context requires, all Security Agreements, collectively. “Side Letter” means any side letter executed by an Investor with any Credit Party or the Investment Adviser with respect to such Investor’s rights and/or obligations under its Subscription Agreement or the Constituent Documents of the applicable Borrower, Guarantor or Feeder Fund, or its Investor Consent. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Solvent” means, with respect to any Credit Party, as of any date of determination, that as of such date:

USActive 56393913.9 43 (a) the fair value of the assets of such Credit Party and, with respect to the Borrowers, the aggregate Uncalled Capital Commitments, are greater than the total amount of liabilities, including contingent liabilities, of such Credit Party; (b) the fair value of the assets of such Credit Party and, with respect to the Borrowers, the aggregate Uncalled Capital Commitments, are not less than the amount that will be required to pay the probable liability of the Credit Parties on their debts as they become absolute and matured; (c) such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities become absolute and matured; and (d) such Credit Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets and, with respect to the Borrowers, the aggregate Uncalled Capital Commitments, would constitute unreasonably small capital. For the purposes of this definition, the amount of contingent liabilities (such as litigation, guarantees, and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably expected to become an actual or matured liability and are determined as contingent liabilities in accordance with applicable federal and state laws governing determinations of insolvency. “Specified Investor” means, subject to receipt of an Investor Consent in a form and substance to the satisfaction of the Administrative Agent in its sole discretion, each of UAW Retiree Medical Benefits Trust (Solely for the Benefit of the GM Separate Retiree Account), UAW Retiree Medical Benefits Trust (Solely for the Benefit of the Ford Separate Retiree Account), and UAW Retiree Medical Benefits Trust (Solely for the Benefit of the Chrysler Separate Retiree Account) (together, the “Specified Investors”). “Specified Potential Default” means a Potential Default pursuant to Section 10.1(a), (d), (g), (h), (i), (j), (m), (n), (o), (q) or (s). “Sponsor” means, (a) for any ERISA Investor described in clause (a) or clause (b) of the definition thereof, a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan, and in the case of an ERISA Investor that is an individual retirement account or individual retirement annuity, the owner of such account or annuity for whose benefit the account or annuity has been established, and (b) for any Endowment Fund Investor, the state chartered, “not-for-profit” university or college that has established such fund for its exclusive use and benefit. As used herein, the term “not-for-profit” means an entity formed not for pecuniary profit or financial gain and for which no part of its assets, income or profit is distributable to, or inures to the benefit of, its members, directors or officers. “Standstill Period” has the meaning assigned to such term in Section 10.2(a).

USActive 56393913.9 44 “Stated Maturity Date” means September 9, 2022, subject to the Borrowers’ extension of such date under Section 2.14. “Subscription Agreement” means a Subscription Agreement and any related supplement thereto executed by an Investor in connection with the subscription for an interest in any Borrower, Guarantor or Feeder Fund, as applicable, as amended, restated, supplemented or otherwise modified from time to time; “Subscription Agreements” means, where the context may require, all Subscription Agreements, collectively. “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is, at any time, otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Borrower. “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Term SOFR Notice” means a notification by the Administrative Agent to the Borrowers and the Lenders of the occurrence of a Term SOFR Transition Event. “Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under each other Loan Document in accordance with Section 4.10 with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR. “Threshold Amount” means the lesser of (i) $10,000,000, and (ii) 10% of the aggregate Uncalled Capital Commitments at such time. “Transfer” means to assign, convey, exchange, pledge, sell, set-off, transfer or otherwise dispose.

USActive 56393913.9 45 “Type of Loan” means a Reference Rate Loan or a LIBOR Rate Loan. “UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state from time to time, which governs creation or perfection (and the effect thereof) of security interests in any Collateral. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the FCA, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Uncalled Capital Commitment” means, with respect to any Investor at any time, such Investor’s uncalled Capital Commitment, including, for the avoidance of doubt, its “Unused Capital Commitment” as defined in the Constituent Documents or Subscription Agreements. “Unfunded Capital Commitment” means, with respect to any Investor at any time, such Investor’s Uncalled Capital Commitment minus any portion of such Investor’s Uncalled Capital Commitment that is subject to a Pending Capital Call, including, for the avoidance of doubt an Investor’s Unused Capital Commitment as defined in the Constituent Documents or Subscription Agreements. “Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.1(g). “USD LIBOR” means the London interbank offered rate for Dollars. “Wells Fargo” has the meaning provided in the first paragraph hereof. “Withholding Agent” means any Credit Party and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all

USActive 56393913.9 46 or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2. Construction. With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) all terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document; (b) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (c) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (e) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof; (h) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Credit Agreement; (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form; (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”;

USActive 56393913.9 47 (l) a Potential Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived; and (m) section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document. 1.3. Accounting Terms. (a) All accounting terms not specifically or completely defined herein or in any other Loan Document shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein. (b) If at any time any change in GAAP would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Credit Agreement or any other Loan Document, the Credit Parties and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended: (i) such covenant shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) the Credit Parties shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in GAAP. 1.4. UCC Terms. When used in the context of a Credit Party subject to the UCC, terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect. 1.5. References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law. 1.6. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to times of day in New York, New York. If the due date for any payment hereunder would be on a day that is not a Business Day, the due date shall be extended to the next succeeding Business Day.

USActive 56393913.9 48 1.7. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit). 1.8. Interest Rates. The interest rate on LIBOR Rate Loans and Reference Rate Loans (when determined by reference to clause (c) of the definition of Reference Rate) may be determined by reference to LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for (a) 1-week and 2- month tenor settings will be December 31, 2021, and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Rate Loans or Reference Rate Loans (when determined by reference to clause (c) of the definition of Reference Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the Closing Date, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then- current Benchmark is no longer available or in certain other circumstances set forth in Section 4.10, Section 4.10 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrowers, pursuant to Section 4.10, of any change to the reference rate upon which the interest rate on LIBOR Rate Loans and Reference Rate Loans (when determined by reference to clause (c) of the definition of Reference Rate) is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 4.10, will be similar to, or produce the same value or economic equivalence of, LIBOR or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate

USActive 56393913.9 49 (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 2. REVOLVING CREDIT LOANS AND LETTERS OF CREDIT 2.1. The Commitment. (a) Committed Amount. Subject to the terms and conditions herein set forth, each Lender agrees, during the Availability Period: (i) to extend to the Borrowers a revolving line of credit; and (ii) to participate in Letters of Credit issued by the Letter of Credit Issuer for the account of the Borrowers, in each case in Dollars only. (b) Limitation on Borrowings and Re-borrowings. Except as provided in Section 2.1(c) below, no Lender shall be required to advance any Borrowing, Rollover, Conversion or cause the issuance of any Letter of Credit hereunder if: (i) after giving effect to such Borrowing, Rollover, Conversion, or issuance of such Letter of Credit: (A) the Principal Obligations would exceed the Available Commitment; (B) solely in the case of the issuance of a Letter of Credit, the Letter of Credit Liability would exceed the Letter of Credit Sublimit; or (C) the Principal Obligations owed to any Lender would exceed the Commitment of such Lender; or (ii) the conditions precedent for such Borrowing or for the issuance of such Letter of Credit in Section 6.2 have not been satisfied. (c) Exceptions to Limitations. Conversions to Reference Rate Loans shall be permitted notwithstanding Section 2.1(b)(i) and Section 2.1(b)(ii) above, in each case, unless the Administrative Agent has otherwise accelerated the Obligations or exercised other rights that terminate the Commitments under Section 10.2. 2.2. Revolving Credit Commitment. Subject to the terms and conditions herein set forth, each Lender severally agrees, on any Business Day during the Availability Period, to make Loans to the Borrowers at any time and from time to time in an aggregate principal amount up to such Lender’s Commitment at any such time. Subject to the limitations and conditions set forth in Sections 2.1(b) and 6 and the other terms and conditions hereof, the Borrowers may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. No Lender shall be obligated to fund any Loan if the interest rate applicable thereto under Section 2.6(a) would exceed the Maximum Rate in effect with respect to such Loan.

USActive 56393913.9 50 2.3. Manner of Borrowing. (a) Request for Borrowing. The applicable Borrower shall give the Administrative Agent notice at the Agency Services Address of the date of each requested Borrowing hereunder, which notice may be by telephone, if confirmed in writing, facsimile, electronic mail, or other written communication (a “Request for Borrowing”), in the form of Exhibit E, and which notice shall be irrevocable and effective upon receipt by the Administrative Agent. Each Request for Borrowing: (i) shall be furnished to the Administrative Agent no later than 11:00 a.m. (x) at least one (1) Business Day prior to the requested date of Borrowing in the case of a Reference Rate Loan or a LIBOR Rate Loan based on Daily LIBOR and (y) at least three (3) Business Days prior to the requested date of Borrowing in the case of a LIBOR Rate Loan (other than a LIBOR Rate Loan based on Daily LIBOR); and (ii) must specify: (A) the amount of such Borrowing; (B) the Interest Option; (C) the Interest Period therefor, if applicable; and (D) the date of such Borrowing, which shall be a Business Day. Any Request for Borrowing received by the Administrative Agent after 11:00 a.m. shall be deemed to have been given by the applicable Borrower on the next succeeding Business Day. Each Request for Borrowing submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 6.1 and 6.2 and, to the extent applicable, Section 6.3 and/or 6.4, have been satisfied on and as of the date of the applicable Borrowing. No Request for Borrowing shall be valid hereunder for any purpose unless it shall have been accompanied or preceded by the information and other documents required to be delivered in accordance with this Section 2.3. (b) Further Information. Each Request for Borrowing shall be accompanied or preceded by: (i) a duly executed Borrowing Base Certificate dated the date of such Request for Borrowing; and (ii) such documents as are required to satisfy any applicable conditions precedent as provided in Section 6.2. (c) Request for Borrowing Irrevocable. Each Request for Borrowing completed and signed by the Borrowers in accordance with Section 2.3(a) shall be irrevocable and binding on the Borrowers, and the Borrowers shall indemnify each Lender against any cost, loss or expense incurred by such Lender, either directly or indirectly, as a result of any failure by the Borrowers to complete such requested Borrowing, including any cost, loss or expense incurred by the Administrative Agent or any Lender, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by such Lender in order to fund such requested Borrowing except to the extent such cost, loss or expense is due to the gross negligence or willful misconduct of such Person or the failure of a Lender to fund its Pro Rata Share of a requested Borrowing. A certificate of such Lender setting forth the amount of any such cost, loss or expense, and the basis for the determination thereof and the calculation thereof, shall be delivered to the Borrowers and shall, in the absence of a manifest error, be conclusive and binding. (d) Lender Funding Shall be Proportional. Each Lender shall make each requested Loan in accordance with its Pro Rata Share thereof. (e) Rollovers. No later than 11:00 a.m. at least three (3) Business Days prior to the termination of each Interest Period related to a LIBOR Rate Loan in Dollars, the Borrowers shall give the Administrative Agent written notice at the Agency Services Address

USActive 56393913.9 51 (which notice may be via fax or electronic mail) in the form of Exhibit G (the “Rollover Notice”) whether it desires to renew such LIBOR Rate Loan. The Rollover Notice shall also specify the length of the Interest Period selected by the Borrowers with respect to such Rollover. Each Rollover Notice shall be irrevocable and effective upon notification thereof to the Administrative Agent. If the Borrowers fail to timely give the Administrative Agent the Rollover Notice with respect to any LIBOR Rate Loan, the Borrowers shall be deemed to have elected LIBOR as the Interest Option with respect to such Loan. (f) Conversions. The Borrowers shall have the right, with respect to: (i) any Reference Rate Loan, on any Business Day (a “LIBOR Conversion Date”), to convert such Reference Rate Loan to a LIBOR Rate Loan; and (ii) any LIBOR Rate Loan, on any Business Day (a “Reference Rate Conversion Date”) to convert such LIBOR Rate Loan to a Reference Rate Loan, provided that the Borrowers shall, on such LIBOR Conversion Date or Reference Rate Conversion Date, make the payments required by Section 4.5, if any, in either case, by giving the Administrative Agent written notice at the Agency Services Address in the form of Exhibit G (a “Conversion Notice”) of such selection no later than 11:00 a.m. at least either (x) three (3) Business Days prior to such LIBOR Conversion Date or (y) one (1) Business Day prior to such Reference Rate Conversion Date, as applicable. Each Conversion Notice shall be irrevocable and effective upon notification thereof to the Administrative Agent. A request of the Borrowers for a Conversion of a Reference Rate Loan to a LIBOR Rate Loan is subject to the condition that no Event of Default or Potential Default exists at the time of such request or after giving effect to such Conversion. (g) Tranches. Notwithstanding anything to the contrary contained herein, no more than ten (10) LIBOR Rate Loans may be outstanding hereunder at any one time during the Availability Period. (h) Administrative Agent Notification of the Lenders. The Administrative Agent shall promptly notify each Lender of the receipt of a Request for Borrowing, a Conversion Notice or a Rollover Notice, the amount of the Borrowing and the amount of such Lender’s Pro Rata Share of the applicable Loans, the date the Borrowing is to be made, the Interest Option selected, the Interest Period selected, if applicable, and the applicable rate of interest. 2.4. Minimum Loan Amounts. Each LIBOR Rate Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000 and each Reference Rate Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000 for each Lender; provided that a Loan may be in an aggregate amount that is equal to the entire unused balance of the Available Commitment or that is required to finance the reimbursement of a Letter of Credit under Section 2.8(c). 2.5. Funding. (a) Funding of Borrowings. Subject to the fulfillment of all applicable conditions set forth herein, each Lender shall make the proceeds of its Pro Rata Share of each Borrowing available to the Administrative Agent no later than 11:00 a.m. on the date specified in the Request for Borrowing as the borrowing date, in immediately available funds, and, upon fulfillment of all applicable conditions set forth herein, the Administrative Agent shall deposit

USActive 56393913.9 52 such proceeds in immediately available funds in the applicable Borrower’s account maintained with the Administrative Agent not later than 1:00 p.m. on the borrowing date or, if requested by the Borrowers in the Request for Borrowing, shall wire-transfer such funds as requested on or before such time. (b) Obligations of Lender Several. The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither the Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. The failure of any Lender to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder. Each Lender hereunder shall be liable to the Borrowers only for the amount of its respective Commitment. 2.6. Interest. (a) Interest Rate. Each Loan funded by the Lenders shall accrue interest at a rate per annum equal to: (i) with respect to LIBOR Rate Loans, Adjusted LIBOR for the applicable Interest Period; and (ii) with respect to Reference Rate Loans, the Reference Rate in effect from day to day. At any time, each Loan shall have only one Interest Period and one Interest Option. Notwithstanding anything to the contrary contained herein, in no event shall the interest rate hereunder exceed the Maximum Rate. (b) Change in Rate; Past Due Amounts; Calculations of Interest. Each change in the rate of interest for any Borrowing consisting of Reference Rate Loans shall become effective, without prior notice to the Credit Parties, automatically as of the opening of business of the Administrative Agent on the date of said change. Interest on the unpaid principal balance of (i) each LIBOR Rate Loan and Reference Rate Loan bearing interest based off LIBOR shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days and (ii) each Reference Rate Loan (other than when the Reference Rate is calculated based off LIBOR) shall be calculated on the basis of the actual days elapsed in a year consisting of 365 or 366 days, as the case may be. (c) Default Rate. If an Event of Default has occurred and is continuing, then (in lieu of the interest rate provided in Section 2.6(a) above) all Obligations shall bear interest, after as well as before judgment, at the Default Rate. 2.7. Determination of Rate. The Administrative Agent shall determine each interest rate applicable to the LIBOR Rate Loans and Reference Rate Loans hereunder. The Administrative Agent shall, upon request, give notice to the Borrowers and to the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive and binding in the absence of manifest error. 2.8. Letters of Credit. (a) Letter of Credit Commitment. Subject to the terms and conditions hereof, on any Business Day during the Availability Period, the Letter of Credit Issuer shall issue such Letters of Credit in Dollars and in such aggregate face amounts as the Borrowers may

USActive 56393913.9 53 request; provided that: (i) on the date of issuance, the Letter of Credit Liability (after giving effect to the issuance of any such Letter of Credit) will not exceed the lesser of: (A) the remainder of: (1) the Available Commitment as of such date minus (2) the Principal Obligations as of such date and (B) the Letter of Credit Sublimit; (ii) each Letter of Credit shall be in a minimum amount of $250,000; (iii) the expiry date of the Letter of Credit shall not be later than (A) twelve (12) months after the date of issuance (subject to automatic renewal for additional one year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Letter of Credit Issuer) without the Letter of Credit Issuer’s consent, in its sole discretion, or (B) thirty (30) days prior to the Stated Maturity Date or, if the Borrowers comply with Section 2.8(h), within one (1) year after the Stated Maturity Date; (iv) each Letter of Credit shall be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the Letter of Credit Issuer and, to the extent not inconsistent therewith, the laws of the State of New York, and (v) the Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit if, after the Closing Date (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any Applicable Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer deems material to it, (B) the Borrowers have not provided the information necessary for the Letter of Credit Issuer to complete the form of Letter of Credit, or (C) the issuance of such Letter of Credit would violate Applicable Law or one or more policies of the Letter of Credit Issuer. (b) Request. Each request for a Letter of Credit (a “Request for Letter of Credit”) shall be submitted to the Administrative Agent in the form of Exhibit F (with blanks appropriately completed in conformity herewith), together with a Letter of Credit Application and a Borrowing Base Certificate, for the Letter of Credit Issuer, on or before 11:00 a.m. at least four (4) Business Days prior to the requested date of issuance of such Letter of Credit (or six (6) Business Days with respect to Letters of Credit to be issued by any branch of the Letter of Credit Issuer located outside of the United States). The Administrative Agent shall notify each Lender of such Request for Letter of Credit and the terms of the requested Letter of Credit. Upon each such application, the Borrowers shall be deemed to have automatically made to the Administrative Agent, each Lender, and the Letter of Credit Issuer the following representations and warranties: (i) As of the date of the issuance of the Letter of Credit requested, the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) on and as of the date of such issuance, with the same force and effect as if made

USActive 56393913.9 54 on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); (ii) The Letter of Credit Liability (after giving effect to the issuance of the requested Letter of Credit) will not exceed the lesser of: (A) the remainder of: (1) the Available Commitment as of such date; minus (2) the Principal Obligations as of such date; and (B) the Letter of Credit Sublimit on such date; and (iii) All conditions precedent in Section 6.2 for the issuance of such Letter of Credit will be satisfied as of the date of such issuance. (c) Participation by the Lenders. Each Lender shall and does hereby participate ratably with the Letter of Credit Issuer in each Letter of Credit issued and outstanding hereunder to the extent of its Pro Rata Share of the Letter of Credit Liability with respect to each such Letter of Credit, and shall share in all rights and obligations resulting therefrom, including, without limitation: (i) the right to receive from the Administrative Agent its Pro Rata Share of any reimbursement of the amount of each draft drawn under each Letter of Credit, including any interest payable with respect thereto; (ii) the right to receive from the Administrative Agent its Pro Rata Share of the Letter of Credit fee pursuant to Section 2.13; (iii) the right to receive from the Administrative Agent its additional costs pursuant to Section 4.1; and (iv) the obligation to pay to the Administrative Agent or the Letter of Credit Issuer, as the case may be, in immediately available funds, its Pro Rata Share of any unreimbursed drawing under a Letter of Credit. (d) Payment of Letter of Credit. In the event of any drawing under any Letter of Credit, the Borrowers agree to reimburse (either with the proceeds of a Loan as provided for in this Section 2.8 or with funds from other sources), in same day funds, the Letter of Credit Issuer on each date on which the Letter of Credit Issuer notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of such draft so paid and any amounts representing interest, costs, expenses or fees incurred by the Letter of Credit Issuer in connection with such payment. Unless the Borrowers shall immediately notify the Letter of Credit Issuer that the Borrowers intend to reimburse the Letter of Credit Issuer for such drawing from other sources or funds, the Borrowers shall be deemed to have timely given a Request for Borrowing to the Administrative Agent, and the Borrowers hereby authorize, empower, and direct the Administrative Agent, for the benefit of the Secured Parties and the Letter of Credit Issuer, to disburse directly, as a Borrowing hereunder, to the Letter of Credit Issuer, with notice to the Borrowers, in immediately available funds an amount equal to the stated amount of each draft drawn under each Letter of Credit plus all interest, costs and expenses, and fees due to the Letter of Credit Issuer pursuant to this Credit Agreement; provided that, if the Borrowers shall provide such notice to the Letter of Credit Issuer and subsequently fail to make all or any portion of such reimbursement to the Letter of Credit Issuer, the Borrowers shall be deemed to have timely given a Request for Borrowing to the Administrative Agent as provided above. Subject to receipt of notice from the Administrative Agent, each Lender shall pay to the Administrative Agent such Lender’s Pro Rata Share of the amount disbursed by the Letter of Credit Issuer on the Business Day on which the Letter of Credit Issuer honors any such draft or incurs or is owed any such interest, costs, expenses or fees. The

USActive 56393913.9 55 Administrative Agent shall notify the Borrowers of any such disbursements made by the Lenders pursuant to the terms hereof; provided that the failure to give such notice will not affect the validity of the disbursement, and the Administrative Agent shall provide the Lenders with notice thereof. Any such disbursement made by the Lenders to the Letter of Credit Issuer on account of a Letter of Credit shall be deemed a Reference Rate Loan; and such disbursements shall be made without regard to the minimum and multiple amounts specified in Section 2.4. The Administrative Agent and the Lenders may conclusively rely on the Letter of Credit Issuer as to the amount due the Letter of Credit Issuer by reason of any draft of a Letter of Credit or due the Letter of Credit Issuer under any Letter of Credit Application. The obligations of a Lender to make payments to the Administrative Agent for the account of the Letter of Credit Issuer, and, as applicable, the obligations of the Borrowers with respect to Borrowings, each under this Section 2.8(d) shall be irrevocable, shall not be subject to any qualification or exception whatsoever, and shall, irrespective of the satisfaction of the conditions to the making of any Loans described in Sections 2.1(b), 6.1, 6.2, 6.3 and/or 6.4, as applicable, be honored in accordance with this Section 2.8(d) under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement or any of the other Loan Documents; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the terms of the Letter of Credit; (iii) the existence of any claim, counterclaim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Credit Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit); (iv) any draft, demand, certificate or any other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a draw under a Letter of Credit; (v) any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; (vi) any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (vii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (viii) the occurrence of any Event of Default or Potential Default; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party. (e) Borrower Inspection. The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will promptly following such inspection notify the Letter of Credit Issuer of the same in writing.

USActive 56393913.9 56 The Borrowers shall be conclusively deemed to have waived any such claim against the Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid. (f) Role of Letter of Credit Issuer. Each Lender and the Credit Parties agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.8(d). In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. (g) Acceleration of Undrawn Amounts. Should the Administrative Agent demand payment of the Obligations hereunder prior to the Maturity Date pursuant to Section 10.2, the Administrative Agent, by written notice to the Borrowers, may take one or both of the following actions: (i) declare the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder terminated, whereupon such obligations shall forthwith terminate without any other notice of any kind; or (ii) declare the Letter of Credit Liability to be forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived, and demand that the Borrowers pay to the Administrative Agent for deposit in a segregated interest-bearing Cash Collateral Account, as security for the Obligations, an amount equal to the aggregate undrawn stated amount of all Letters of Credit then outstanding at the time such notice is given. Unless otherwise required by Applicable Law, upon the full and final payment of the Obligations, the Administrative Agent shall return to the Borrowers any amounts remaining in said Cash Collateral Account. (h) Cash Collateral. If (i) as of the Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) any other circumstances under this Credit Agreement or the other Loan Documents occurs requiring the Borrowers to Cash Collateralize any Letters of Credit (other than as set forth in (g)(ii) above), then, in each case, the Borrowers shall promptly Cash Collateralize in an amount equal to the

USActive 56393913.9 57 Minimum Collateral Amount or, in the case of Section 2.8(h)(ii) above, such amount expressly required by the terms of this Credit Agreement or other Loan Document, to the Administrative Agent for the benefit of the Secured Parties, to be held by the Administrative Agent as Cash Collateral subject to the terms of this Section 2.8(h) and any security agreement, control agreement and other documentation requested by the Administrative Agent to be executed in connection with opening a Cash Collateral Account for the purpose of holding such Cash Collateral. All Cash Collateral to be provided by the Borrowers pursuant to this Section 2.8(h) shall be in Dollars. All Cash Collateral shall be funded by the proceeds of Capital Calls, and not from any other source. Cash Collateral held in a Cash Collateral Account shall be applied by the Administrative Agent to the reimbursement of the Letter of Credit Issuer for any payment made by it of drafts drawn under the outstanding Letters of Credit, and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Letter of Credit Liability shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, of Cash Collateral held in a Cash Collateral Account pursuant to this clause (h) shall be returned to the Borrowers. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Secured Parties, and agree to maintain, a first priority security interest in all such Cash Collateral and in each Cash Collateral Account as security in respect of the Letter of Credit Liability. (i) Lenders’ Continuing Obligations. In the event any Letter of Credit Liability is Cash Collateralized in accordance with Section 2.8(h) or otherwise pursuant to this Credit Agreement (including but not limited to the Cash Collateralizing of a Letter of Credit outstanding beyond the Maturity Date), each Lender’s participation in such Letter of Credit pursuant to this Section 2.8 shall continue in all respects, the Lenders will continue to be entitled to receive their Pro Rata Share of the Letter of Credit fee payable in accordance with Section 2.13, and the Lenders shall continue to be obligated to fund their Pro Rata Share of any drawing under such Letter of Credit in the event the Cash Collateral is for any reason unavailable or insufficient to fully fund such drawing (including, but not limited to, as a result of any preference claim or other clawback under any proceeding pursuant to any Debtor Relief Laws). (j) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Credit Agreement, this Section 2.8 shall be subject to the terms and conditions of Section 4.9 and Section 12.12. 2.9. Qualified Borrowers. In consideration of the Lenders’ agreement to advance funds to a Qualified Borrower that has joined the Credit Facility in accordance with Section 6.3, to cause Letters of Credit to be issued for the account of a Qualified Borrower pursuant to Section 2.8, and to accept the Qualified Borrower Guaranties in support thereof, the Borrowers hereby authorize, empower, and direct the Administrative Agent, for the benefit of the Secured Parties, within the limits of the Available Commitment, to disburse directly to the Lenders, with notice to the Borrowers, in immediately available funds, an amount equal to the amount due and owing under any Qualified Borrower Promissory Note or any Qualified Borrower Guaranty, together with all interest, costs and expenses and fees due to the Lenders pursuant thereto, as a Borrowing hereunder, in the event the Administrative Agent shall have not received payment of such Obligations when due. The Administrative Agent will notify the Borrowers of any disbursement made to the Lenders pursuant to the terms hereof; provided that the failure to give

USActive 56393913.9 58 such notice shall not affect the validity of the disbursement, and the Administrative Agent shall provide the Lenders with notice thereof. Any such disbursement made by the Administrative Agent to the Lenders shall be deemed to be a Reference Rate Loan pursuant to Section 2.3 in the amount so paid, and the Borrowers shall be deemed to have given to the Administrative Agent in accordance with the terms and conditions of Section 2.3, a Request for Borrowing with respect thereto; and such disbursements shall be made without regard to the minimum and multiple amounts specified in Section 2.4. The Administrative Agent may conclusively rely on the Lenders as to the amount of any such Obligations due to the Lenders, absent manifest error. 2.10. Use of Proceeds, Letters of Credit and Borrower Guaranties. The proceeds of the Loans and the Letters of Credit shall be used solely for purposes (a) expressly permitted under the Constituent Documents of each Credit Party and (b) for which a Capital Call may be made to fund the repayment thereof. Neither the Lenders nor the Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to the Borrowers’ use of the proceeds of the Loans, the Letters of Credit or execution and delivery of the Borrower Guaranties, and neither the Lenders nor the Administrative Agent shall be obligated to determine whether or not the Borrowers’ use of the proceeds of the Loans or the Letters of Credit are for purposes permitted under the Constituent Documents of any Credit Party. Nothing, including, without limitation, any Borrowing, any Rollover, any issuance of any Letter of Credit, or acceptance of any Qualified Borrower Guaranty or other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by the Lenders or the Administrative Agent as to whether any investment by the Borrowers is permitted by the terms of the Constituent Documents of any Credit Party. Each Borrower agrees to respond promptly to any reasonable requests for information related to its use of Loan and Letter of Credit proceeds to the extent required by any Lender in connection with such Lender’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and with Regulation W. No Borrower shall to its actual knowledge use the proceeds of any Borrowing hereunder to purchase any asset or securities from, or securities issued by, any Lender’s “affiliate” as such term is defined in Regulation W. In connection with each Request for Borrowing hereunder, the requesting Borrower shall be deemed to have represented and warranted to the Administrative Agent on the date of such Borrowing that, to its actual knowledge, as of the date of the requested Borrowing, the proceeds of such Borrowing will not be used by such Borrower to, directly or indirectly, either (x) purchase any asset or securities from, or securities issued by, any Lender’s “affiliate” as such term is defined in Regulation W or (y) invest in any fund advised by a Lender or an Affiliate thereof. 2.11. Fees. The Borrowers shall pay to the Administrative Agent fees in consideration of the arrangement and administration of the Commitments, which fees shall be payable in amounts and on the dates agreed to between the Borrowers and the Administrative Agent in the Fee Letter. The Borrowers will pay to the Lenders such other fees as are payable in the amount and on the date agreed to between the Borrowers and the Lenders in the Fee Letter. 2.12. Unused Commitment Fee. In addition to the payments provided for in Section 3, the Borrowers shall pay or cause to be paid to the Administrative Agent, for the account of each Lender, an unused commitment fee at the rate of twenty-five (25) basis points (0.25%) per annum on the Commitment of the Lenders which was unused (through the extension of Loans or the issuance of Letters of Credit), calculated on the basis of actual days elapsed in a

USActive 56393913.9 59 year consisting of 360 days and payable in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter. For purposes of this Section 2.12, the fee shall be calculated on a daily basis. The Credit Parties and the Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrowers as described herein and for no other purposes. 2.13. Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent: (a) for the benefit of the Lenders, in consideration for the issuance of Letters of Credit hereunder, a non-refundable fee equal to the Applicable Margin (plus two percent (2%)) if an Event of Default has occurred and is continuing) on the daily face amount of each Letter of Credit, less the amount of any draws on such Letter of Credit, payable in quarterly installments in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter, commencing on the issuance date and continuing for so long as such Letter of Credit remains outstanding (including, for the avoidance of doubt, any Letter of Credit that is outstanding but has been Cash Collateralized) calculated on the basis of actual days elapsed in a year consisting of 360 days; and (b) for the benefit of the Letter of Credit Issuer: (i) upon the issuance of each Letter of Credit, a non-refundable fronting fee equal to 12.5 basis points (0.125%) of the maximum amount of such Letter of Credit; provided that such fronting fee shall only be payable at any time that a Lender other than Wells Fargo is party hereto; (ii) $1,000 per requested issuance or amendment of a Letter of Credit, such amount to be increased at the discretion of the Letter of Credit Issuer to offset any out-of-pocket expenses incurred by the Letter of Credit Issuer in connection with any non-standard Letters of Credit or Letters of Credit issued by a branch office outside the United States; and (iii) all other reasonable, documented and customary out of pocket expenses actually incurred by the Letter of Credit Issuer related to the issuance, amendment or transfer of Letters of Credit upon demand by the Letter of Credit Issuer. 2.14. Extension of Maturity Date. The Borrowers shall have an option to extend the Stated Maturity Date then in effect for up to one (1) additional term, not longer than 364 days, subject to satisfaction of the following conditions precedent: (a) as of the date that the notice of such extension is delivered and on the then current Stated Maturity Date, the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifier shall be disregarded for the purposes of this condition; (b) the Borrowers shall have paid an extension fee to the Administrative Agent for the benefit of the extending Lenders consenting to such extension equal to 25 basis points (0.25%) per annum of the Maximum Commitment elected to be extended by the Borrowers as set forth in the applicable Extension Request, payable to each such Lender ratably based on its share of the Commitments subject to extension;

USActive 56393913.9 60 (c) no Potential Default or Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with the following clause (d) or on the then current Stated Maturity Date; (d) the Borrowers shall have delivered an Extension Request with respect to the then current Stated Maturity Date to the Administrative Agent not less than thirty (30) days prior to the then current Stated Maturity Date then in effect (which shall be promptly forwarded by the Administrative Agent to each Lender); (e) the new extended Stated Maturity Date shall not exceed the date which is forty-five (45) days prior to the date on which the Credit Parties’ ability to call Capital Commitments for the purpose of repaying the Obligations is terminated; and (f) the Borrowers shall have delivered to the Lenders a new or updated Beneficial Ownership Certification, as applicable, in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by the Administrative Agent prior to the effectiveness of any extension to the Maturity Date. 2.15. Increase in the Maximum Commitment (a) Provided there exists no Event of Default or Potential Default, and subject to compliance with the terms of this Section 2.15, the Borrowers may request an increase in the Maximum Commitment to an amount not exceeding $95,000,000. Such increase may be done in one or more requested increases, each in at least a $5,000,000 increment or such lesser amount as agreed by the Administrative Agent and the Borrowers (each such increase shall be referred to herein as a “Facility Increase”). (b) Effective Date. The Administrative Agent shall determine the effective date of any Facility Increase (the “Increase Effective Date”), which unless otherwise agreed in writing by the Administrative Agent shall be no less than ten (10) Business Days after receipt of a Facility Increase Request, and shall notify the Borrowers and the Lenders of the Increase Effective Date. (c) Conditions to Effectiveness of Increase. The following are conditions precedent to such increase: (i) the Borrowers shall deliver to Administrative Agent a Facility Increase Request and resolutions adopted by the Borrowers approving or consenting to such increase, certified by a Responsible Officer of the Borrowers that such resolutions are true and correct copies thereof and are in full force and effect; (ii) on or prior to the proposed date of such Facility Increase, the Borrowers shall have paid to the Administrative Agent the Facility Increase Fee; (iii) if applicable, the Borrowers shall execute replacement Notes payable to the Administrative Agent reflecting the Facility Increase;

USActive 56393913.9 61 (iv) as of the effective date of such increase and immediately after giving effect thereto, the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifiers shall be disregarded for the purposes of this condition; (v) no Potential Default or Event of Default shall have occurred and be continuing on the date on which the Facility Increase Request is delivered or immediately after giving effect to the Facility Increase; and (vi) on the Increase Effective Date, the Administrative Agent shall consent to such Facility Increase in its sole discretion and (x) the Commitments of the existing Lender or Lenders shall be increased to support any Facility Increase, at their sole discretion, and/or (y) an additional Lender or Lenders shall have joined the Credit Facility in accordance with Section 12.11(g) and, after giving effect thereto, the aggregate Commitments of such increasing and additional Lenders shall be at least equal to the amount of such Facility Increase; and (vii) the Borrowers shall have delivered to the Lenders a new or updated Beneficial Ownership Certification, as applicable, in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by the Administrative Agent prior to the Increase Effective Date. For the avoidance of doubt, any Facility Increase will be on the same terms as contained herein with respect to the Credit Facility. (d) Reallocation Following Facility Increase. On any Increase Effective Date with respect to any Facility Increase (whether pursuant to a new Lender joining the Credit Facility or an existing Lender increasing its Commitment), the Administrative Agent will reallocate the outstanding Loans and participations in Letters of Credit hereunder (including any Loans made by any new or increasing Lender pursuant to this Section 2.15) such that, after giving effect thereto, the ratio of each Lender’s (including each new or increasing Lender’s) share of outstanding Loans and participations in Letters of Credit to its share of Commitments is the same as that of each other Lender. For the avoidance of doubt, such reallocation may require the reallocation of Loans from an existing Lender to a new or increasing Lender. In connection with any such reallocation of the outstanding Loans, the (i) Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.3 to each Lender that is required to fund any amount or receive any partial repayment in connection therewith and (ii) applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lenders its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection with such repayment made with respect to such

USActive 56393913.9 62 reallocation (to the extent such repayment is required), the Borrowers shall pay (i) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (ii) any amounts due pursuant to Section 4.5 as a result of such reallocation occurring on any date other than an Interest Payment Date. Section 3. PAYMENT OF OBLIGATIONS 3.1. Revolving Credit Notes. Any Lender may request that the Loans be evidenced by a promissory note. In such event, each Borrower shall execute and deliver a Note or Notes in the form of Exhibit B (with blanks appropriately completed in conformity herewith), in favor of such Lender. Each Borrower agrees, from time to time, upon the request of the Administrative Agent or any Lender, to reissue a new Note, in accordance with the terms and in the form heretofore provided, to the Administrative Agent or such Lender, in renewal of and substitution for the Note previously issued by such Borrower to the Administrative Agent or such Lender, and such previously issued Note shall be returned to such Borrower marked “replaced”. 3.2. Payment of Obligations. The Principal Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon and any other outstanding Obligations, shall be due and payable on the Maturity Date. 3.3. Payment of Interest. (a) Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursement or wire transfer of such Borrowing by the Administrative Agent, consistent with the provisions of Section 2.6, notwithstanding whether the Borrowers received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from the Borrowers in accordance with the related Request for Borrowing, then such Borrowing shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by the Administrative Agent in the Administrative Agent’s account described in Section 3.4, or any other account of the Administrative Agent which the Administrative Agent designates in writing to the Borrowers. (b) Interest Payment Dates. Accrued and unpaid interest on the Obligations shall be due and payable in arrears (i) on each Interest Payment Date, and (ii) upon the occurrence and during the continuance of an Event of Default, at any time upon demand by the Administrative Agent. Prior to the date on which accrued and unpaid interest is due and payable, the Administrative Agent shall provide the Borrower with a statement setting forth the calculation of the interest owed. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

USActive 56393913.9 63 3.4. Payments on the Obligations. (a) Credit Party Payments. All payments of principal of, and interest on, the Obligations under this Credit Agreement by any Credit Party to or for the account of the Lenders, or any of them, shall be made without condition or deduction or counterclaim, set-off, defense or recoupment by the Borrowers for receipt by the Administrative Agent before 1:00 p.m. in federal or other immediately available funds to the Administrative Agent at account number 01104331628807 at Wells Fargo Bank, National Association, ABA No.: 121 000 248, account name “Agency Services Clearing Account”, reference “NC SLF Inc.”, or any other account of the Administrative Agent that the Administrative Agent designates in writing to the Borrowers. Funds received after 1:00 p.m. shall be treated for all purposes as having been received by the Administrative Agent on the first Business Day next following receipt of such funds. All payments shall be made in Dollars. (b) Lender Payments. Except as provided in Section 12.12, each Lender shall be entitled to receive its Pro Rata Share of each payment received by the Administrative Agent hereunder for the account of the Lenders on the Obligations. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be promptly distributed by the Administrative Agent to such Lender. The Administrative Agent and each Lender hereby agree that payments to the Administrative Agent by the Borrowers of principal of, and interest on, the Obligations by the Borrowers to or for the account of the Lenders in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents shall constitute satisfaction of the Borrowers’ obligations with respect to any such payments, and the Administrative Agent shall indemnify, and each Lender shall hold harmless, the Borrowers from any claims asserted by any Lender in connection with the Administrative Agent’s duty to distribute and apportion such payments to the Lenders in accordance with this Section 3.4. (c) Application of Payments. So long as no Event of Default has occurred and is continuing, all payments made on the Obligations shall be applied as directed by the Borrowers. At all times when an Event of Default has occurred and is continuing, all payments made on the Obligations shall be credited, to the extent of the amount thereof, in the following manner: (i) first, against all costs, expenses and other fees (including attorneys’ fees) arising under the terms hereof; (ii) second, against the amount of interest accrued and unpaid on the Obligations as of the date of such payment; (iii) third, against all principal due and owing on the Obligations as of the date of such payment; and (iv) fourth, to all other amounts constituting any portion of the Obligations. 3.5. Prepayments. (a) Voluntary Prepayments. The Borrowers may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty on any Business Day; provided that: (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of LIBOR Rate Loans and (B) one (1) Business Day prior to any date of prepayment of Reference Rate Loans; and (ii) any prepayment of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall

USActive 56393913.9 64 be a Business Day) and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such written notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that the failure to make any such prepayment shall not be a Potential Default or an Event of Default; provided, further that any failure to make any such prepayment shall be subject to Section 4.5. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4. Each such prepayment shall be applied to the Obligations held by each Lender in accordance with its respective Pro Rata Share. (b) Mandatory Prepayment. (i) Excess Loans Outstanding or Obligations under Constituent Documents. If, on any day the Principal Obligations exceed either (x) the Available Commitment (including, without limitation, as a result of an Exclusion Event) or (y) the maximum amount permitted to be incurred under the Constituent Documents, then the Borrowers shall pay without further demand such excess to the Administrative Agent, for the benefit of the Lenders, in immediately available funds (except to the extent any such excess is addressed by Section 3.5(b)(ii)), by the Required Payment Time. Each Credit Party hereby agrees that the Administrative Agent may withdraw from any Collateral Account any Capital Contributions deposited therein and apply the same to the Principal Obligations until such time as the payment obligations of this Section 3.5(b) have been satisfied in full. (ii) Excess Letters of Credit Outstanding. If any excess calculated pursuant to Section 3.5(b) is attributable to undrawn Letters of Credit, the Borrowers shall promptly Cash Collateralize such excess with the Administrative Agent pursuant to the terms of Section 2.8(h), as security for such portion of the Obligations. Unless otherwise required by Applicable Law, upon: (A) a change in circumstances such that the Principal Obligations no longer exceed the Available Commitment so long as no Event of Default or Potential Default has occurred and is continuing; or (B) the full and final payment of the Obligations and the expiration or termination of all Letters of Credit, the Administrative Agent shall return to the Borrowers any amounts remaining in said Cash Collateral Account. (iii) Clean Down of Outstandings. The Principal Obligations of each individual Loan made hereunder shall be repaid by the applicable Borrowers without further demand to Administrative Agent, for the benefit of the Lenders, in immediately available funds by the date that is two hundred seventy (270) days after the date of the Borrowing with respect to such Loan (or, if such date is not a Business Day, the preceding Business Day). 3.6. Reduction or Early Termination of Commitments. So long as no Request for Borrowing or Request for Letter of Credit is outstanding, the Borrowers may terminate the Commitments, or reduce the Maximum Commitment, by giving prior irrevocable written notice

USActive 56393913.9 65 to the Administrative Agent of such termination or reduction five (5) Business Days prior to the effective date of such termination or reduction (which date shall be specified by the Borrowers in such notice and shall be a Business Day): (a) (i) in the case of complete termination of the Commitments, upon prepayment of all of the outstanding Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted), including, without limitation, all interest accrued thereon, in accordance with the terms of Section 3.3; or (ii) in the case of a reduction of the Maximum Commitment, upon prepayment of the amount by which the Principal Obligations exceed the reduced Available Commitment resulting from such reduction, including, without limitation, payment of all interest accrued thereon, in accordance with the terms of Section 3.3, provided that, the Maximum Commitment may not be terminated or reduced such that, the Available Commitment would be less than the aggregate stated amount of outstanding Letters of Credit; and (b) in the case of the complete termination of the Commitments, if any Letter of Credit Liability exists, upon payment to the Administrative Agent of the Cash Collateral (from the proceeds of Capital Calls only) for deposit in the Cash Collateral Account in accordance with Section 2.8(h), without presentment, demand, protest or any other notice of any kind, all of which are hereby waived. Notwithstanding the foregoing: (x) any reduction of the Maximum Commitment shall be in an amount equal to $5,000,000 or multiples thereof; and (y) in no event shall a reduction by the Borrowers reduce the Maximum Commitment to less than $20,000,000 (except for a termination of all the Commitments). Promptly after receipt of any notice of reduction or termination, the Administrative Agent shall notify each Lender of the same. Any reduction of the Maximum Commitment shall reduce the Commitments of the Lenders according to their Pro Rata Share. 3.7. Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any Loan and (b) change its Lending Office from time to time by notice to the Administrative Agent and the Borrowers. In such event, the Administrative Agent shall continue to hold the Note, if any, evidencing the Loans attributable to such Lender for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.5. 3.8. Joint and Several Liability. Each Borrower acknowledges, agrees, represents and warrants the following: (a) Inducement. The Lenders have been induced to make the Loans to, and the Letter of Credit Issuer has been induced to issue Letters of Credit for the account of, the Borrowers in part based upon the assurances by each Borrower that each Borrower desires that all Obligations under the Loan Documents be honored and enforced as separate obligations of each Borrower, should the Administrative Agent and the Lenders desire to do so. (b) Combined Liability. Notwithstanding the foregoing, the Borrowers shall be jointly and severally liable to the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans and the other Obligations, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Loans, the Letters of Credit and the other Obligations against any one or more of the Borrowers.

USActive 56393913.9 66 (c) Separate Exercise of Remedies. The Administrative Agent (on behalf of the Secured Parties) may exercise remedies against each Borrower and its property separately, whether or not the Administrative Agent exercises remedies against any other Borrower or its property. The Administrative Agent may enforce one or more Borrower’s obligations without enforcing any other Borrower’s obligations and vice versa. Any failure or inability of the Administrative Agent to enforce one or more Borrower’s obligations shall not in any way limit the Administrative Agent’s right to enforce the obligations of the other Borrowers. If the Administrative Agent forecloses or exercises similar remedies under any one or more Collateral Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loans only to the extent of the cash proceeds actually realized by the Lenders from such foreclosure or similar remedy or, if applicable, the Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Loans secured by such Collateral Documents under the applicable state law. Section 4. CHANGE IN CIRCUMSTANCES 4.1. Taxes. (a) Defined Terms. For purposes of this Section 4.1, the term “Lender” includes the Letter of Credit Issuer and the term “Applicable Law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding in respect of Indemnified Taxes been made. (c) Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Credit Parties by a Lender (with a

USActive 56393913.9 67 copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Without prejudice to, or duplication of, Section 11.7, each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11(e) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Credit Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.1(e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by a Credit Party to a Governmental Authority pursuant to this Section 4.1, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested in writing by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested in writing by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested in writing by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested in writing by the Borrowers or the Administrative Agent as will enable (A) the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements or (B) the Borrowers to comply with any of their obligations imposed upon them under any applicable tax law. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.1(g)(ii)(A), (ii)(B), (iii) and (iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed

USActive 56393913.9 68 cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested in writing by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of the Borrowers or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed copies of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit S-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of

USActive 56393913.9 69 the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W- 8BEN or IRS Form W-8BEN-E, as applicable; or (iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W- 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit S-2 or Exhibit S-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit S-4 on behalf of each such direct and indirect partner; and (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested in writing by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made. (iii) Without limiting the generality of Section 4.1(g)(i), in the event that a Borrower is treated as being a tax resident in a jurisdiction that has agreed to participate in the Organisation for Economic Co-operation and Development’s Common Reporting Standard (the “CRS”), each Lender shall deliver to such Borrower an entity self-certification form (or any successor form) reflecting its status for purposes of the CRS. (iv) Each Lender shall deliver to such Borrowers and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested in writing by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to

USActive 56393913.9 70 determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any payments made to such Lender. Solely for purposes of this Section 4.1(g)(iv), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.1 (including by the payment of additional amounts pursuant to this Section 4.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.1(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.1(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.1(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.1(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 4.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. 4.2. Illegality. If any Lender reasonably determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans or other Obligations, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars or to determine or charge interest rates based upon LIBOR, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Loans or the Obligations or to convert Loans accruing interest calculated by reference to the Reference Rate to be Loans calculated by LIBOR or to convert Loans accruing interest calculated by reference to LIBOR to be Loans calculated by reference to the Reference Rate

USActive 56393913.9 71 (where the Reference Rate is also calculated based off LIBOR in accordance with the definition thereof), shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist which notice shall be given promptly following the cessation of such circumstances. Upon the prepayment of any such Loans, the Borrowers shall also pay accrued interest on the amount so prepaid. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. 4.3. Inability to Determine Rates. Other than with respect to a Benchmark Transition Event or an Early Opt-in Election, if the Administrative Agent determines, for any proposed Interest Period, that: (a) deposits in Dollars are not being offered to banks in the applicable offshore market for the applicable amount and Interest Period of any LIBOR Rate Loan; or (b) LIBOR does not adequately or fairly reflect the cost to the Lenders of funding or maintaining any LIBOR Rate Loan, then: (i) the Administrative Agent shall forthwith notify the Lenders and the Borrowers; and (ii) while such circumstances exist, none of the Lenders shall allocate any Loans made during such period, or reallocate any Loans allocated to any then- existing Interest Period ending during such period, to an Interest Period with respect to which interest is calculated by reference to LIBOR. If, with respect to any outstanding Interest Period, a Lender notifies the Administrative Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Loans or that LIBOR applicable to such Loans will not adequately reflect the cost to the Person of funding or maintaining such Loans for such Interest Period, then: (x) the Administrative Agent shall forthwith so notify the Borrowers and the Lenders; and (y) upon such notice and thereafter while such circumstances exist, the applicable Lender shall not make any LIBOR Rate Loans during such period or reallocate any Loans allocated to any Interest Period ending during such period, to an Interest Period with respect to which interest is calculated by reference to LIBOR; provided that, (A) if the foregoing notice relates to Loans that are outstanding as LIBOR Rate Loans, such Loans shall be Converted to Reference Rate Loans only on the last day of the then-current Interest Period, and (B) upon receipt of such notice, the Borrowers may revoke any outstanding Requests for Borrowing. 4.4. Increased Cost and Capital Adequacy. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in Adjusted LIBOR) or the Letter of Credit Issuer; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

USActive 56393913.9 72 (iii) impose on any Lender or the Letter of Credit Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Letter of Credit Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Letter of Credit Issuer or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Letter of Credit Issuer or other Recipient, the Borrowers shall promptly pay to any such Lender, the Letter of Credit Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender or the Letter of Credit Issuer determines that any Change in Law affecting such Lender or the Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or the Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Letter of Credit Issuer’s capital or on the capital of such Lender’s or the Letter of Credit Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Letter of Credit Issuer, to a level below that which such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Letter of Credit Issuer’s policies and the policies of such Lender’s or the Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Letter of Credit Issuer, as applicable, the Borrowers shall promptly pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or the Letter of Credit Issuer, as the case may be, as specified in Section 4.4(a) or Section 4.4(b) and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate by the Required Payment Time. (d) Delay in Requests. Failure or delay on the part of any Lender or the Letter of Credit Issuer to demand compensation pursuant to this Section 4 shall not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation;

USActive 56393913.9 73 provided that the Borrowers shall not be required to compensate a Lender or the Letter of Credit Issuer pursuant to this Section 4 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Letter of Credit Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the Letter of Credit Issuer’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). 4.5. Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly pay at the applicable Required Payment Time the Administrative Agent for the account of such Lender, such amount or amounts as shall compensate such Lender for, and hold such Lender harmless from, any loss, cost or expense incurred by such Lender in obtaining, liquidating or employing deposits or other funds from third parties as a result of (a) any failure or refusal of the Borrowers (for any reasons whatsoever other than a default by the Administrative Agent or any Lender) to accept a Loan after the Borrowers shall have requested such Loan under this Credit Agreement, (b) any prepayment or other payment of a LIBOR Rate Loan on a day other than the last day of the Interest Period applicable to such Loan, (c) any other prepayment of a Loan that is otherwise not made in compliance with the provisions of this Credit Agreement, or (d) the failure of the Borrowers to make a prepayment of a Loan after giving notice under this Credit Agreement, that such prepayment will be made. 4.6. Requests for Compensation. In connection with any demand for payment pursuant to this Section 4 (other than Section 4.1), a Lender shall provide to the Borrowers, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrowers to such Lender and the computations made by such Lender to determine such amount, such certificate to be conclusive and binding in the absence of manifest error. Any such amount payable by the Borrowers shall not be duplicative of any amounts (a) previously paid under this Section 4, or (b) included in the calculation of LIBOR. Any amount paid by any Borrower in error pursuant to this Section 4 shall be promptly distributed to such Borrower. 4.7. Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, all of the Borrowers’ obligations under this Section 4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Credit Agreement or any provision hereof. Each Lender shall notify the Borrowers of any event occurring after the termination of this Credit Agreement entitling such Lender to compensation under this Section 4 as promptly as practicable. 4.8. Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.4, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, then such Lender shall, at the request of the Borrowers, use reasonable

USActive 56393913.9 74 efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.4 or Section 4.1, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable, documented and customary costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 4.4, or if any Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 4.8(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, so long as no Event of Default or Potential Default has occurred and is continuing, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.11), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.4 or Section 4.1) and obligations under this Credit Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.11; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under this Section 4) from the assignee (to the extent of such outstanding principal) or the Borrowers (in the case of accrued interest, fees and all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.4 or payments required to be made pursuant to Section 4.1, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with Applicable Law; and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the

USActive 56393913.9 75 circumstances entitling the Borrowers to require such assignment and delegation cease to apply. 4.9. Cash Collateral. At any time that there shall exist a Defaulting Lender, by the Required Payment Time, the Borrowers shall Cash Collateralize the Fronting Exposure of the Letter of Credit Issuer with respect to such Defaulting Lender (determined after giving effect to Section 12.12(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (a) Grant of Security Interest; Other Claims/Deficiency. (i) The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Letter of Credit Issuer, and agrees to maintain, a first priority security interest (subject to Permitted Liens) in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of the Letter of Credit Liability, to be applied pursuant to subsection (b) below. (ii) If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Letter of Credit Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). (b) Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under this Section 4.9 or Section 12.12 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of the Letter of Credit Liability (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Letter of Credit Issuer shall no longer be required to be held as Cash Collateral pursuant to this Section 4.9 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Letter of Credit Issuer that there exists excess Cash Collateral; provided that, subject to Section 12.12, the Person providing Cash Collateral and the Letter of Credit Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral, so long as it remains in the Cash Collateral Account, shall remain subject to the security interest granted pursuant to the Loan Documents. 4.10. Benchmark Replacement Setting. (a) Benchmark Replacement. (i) Notwithstanding anything to the contrary herein or in any other

USActive 56393913.9 76 Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under each other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document, and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under each other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (ii) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under each other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document; provided that this Section 4.10(a)(ii) shall not be effective unless the Administrative Agent has delivered to the Borrowers and the Lenders a Term SOFR Notice. The Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion. (b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrowers, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any

USActive 56393913.9 77 Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.10(d) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.10. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (ii) if a tenor that was removed pursuant to clause (i) of this Section 4.10(d) either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any Request for Borrowing of, Conversion Notice to or Rollover Notice of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request or notice into a Request for Borrowing of or Conversion Notice to Reference Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Reference Rate. (f) London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of IBA, announced in the Announcements that the final publication or representativeness date for the London interbank offered rate for (a) 1-week and 2-month tenor settings will be December 31, 2021, and (b) overnight, 1-month, 3-month, 6-month and 12- month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank

USActive 56393913.9 78 offered rate pursuant to the terms of this Credit Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to this Section 4.10 shall be deemed satisfied. Section 5. SECURITY 5.1. Liens. (a) Capital Commitments and Capital Calls. To secure performance by the Borrowers of the payment and the performance of the Obligations, the Credit Parties, each to the extent of their respective interests therein, shall grant (i) to the Administrative Agent, for the benefit of each of the Secured Parties, or (ii) to a Borrower, a Guarantor or a Feeder Fund (in such capacity, the “Pledgee”), for the ultimate benefit of the Administrative Agent, for the benefit of each of the Secured Parties, as applicable, a first priority, perfected security interest and Lien (subject to Permitted Liens) in and on the Collateral pursuant to the Security Agreements, the related financing statements and the other related documents. (b) Reliance. The Borrowers, Guarantors and Feeder Funds agree that the Administrative Agent and each Lender and the Letter of Credit Issuer have entered into this Credit Agreement, extended credit hereunder and at the time of each Loan or each issuance of a Letter of Credit, will make such Loan or issue such Letter of Credit in reasonable reliance on the obligations of the Investors to fund their respective Capital Commitments as shown in their Subscription Agreements delivered in connection herewith and accordingly, it is the intent of the parties that, following the occurrence of an Event of Default, such Capital Commitments may be enforced by the Administrative Agent, on behalf of the Lenders and other Secured Parties, or by the relevant Pledgee, as applicable, pursuant to the terms of the Loan Documents, directly against the Investors without further action by any Credit Party and notwithstanding any compromise of any such Capital Commitment by any Credit Party, as applicable, after the Closing Date, including as provided in 6 Del. C. §17-502(b)(1). The security agreements, financing statements, assignments, collateral assignments and any other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement to grant, perfect and continue a Lien in the Collateral, including without limitation the Security Agreements, the Collateral Account Pledges, the Control Agreements, the Feeder Fund Acknowledgment and Confirmations, and any documents or instruments amending or supplementing the same, shall be collectively referred to herein as the “Collateral Documents.” 5.2. The Collateral Accounts; Capital Calls. (a) The Collateral Accounts. In order to secure further the payment and the performance of the Obligations and to effect and facilitate the right of the Secured Parties: (i) each Borrower shall require that each of its Investors wire transfer to such Borrower’s Collateral Account all monies or sums paid or to be paid by such Investors pursuant to Capital Calls; (ii) each Guarantor shall require that each of its Investors wire transfer to such Guarantor’s Collateral Account all monies or sums paid or to be paid by such Investors pursuant to Capital Calls; and (iii) each Feeder Fund shall require that each of its Investors wire transfer to such

USActive 56393913.9 79 Feeder Fund’s Collateral Account all monies or sums paid or to be paid by such Investors pursuant to Capital Calls; provided, that, other than upon the occurrence and during the continuance of a Cash Control Event, each Guarantor and each Feeder Fund may, at the direction of the applicable Borrower in which such Guarantor or such Feeder Fund is a direct or indirect beneficial owner, as applicable, wire transfer all monies or sums to be paid directly or indirectly to such Borrower by such Guarantor or such Feeder Fund, as applicable, pursuant to Capital Calls to an account other than such Borrower’s Collateral Account. In addition, each of the Borrowers, Guarantors and Feeder Funds shall promptly deposit into its respective Collateral Account any payments and monies that such Credit Party receives directly from Investors as Capital Contributions. (b) Use of the Collateral Accounts. The Credit Parties may withdraw funds from the Collateral Accounts only in compliance with Section 9.18. Upon (i) the occurrence of an Event of Default or (ii) during the continuance of a Potential Default pursuant to Section 10.1(a) or 10.1(i), or a mandatory prepayment pursuant to Section 3.5(b), the Administrative Agent is authorized to take exclusive control of the Collateral Accounts. If the applicable Account Bank with respect to any Collateral Account ceases to be Wells Fargo or an Eligible Institution, each Borrower, Guarantor and Feeder Fund, as applicable, shall have thirty (30) days following notice from the Administrative Agent to move its Collateral Account to a replacement Account Bank that is Wells Fargo or an Eligible Institution. If an Account Bank terminates a Control Agreement, the applicable Borrower, Guarantor or Feeder Fund, as applicable, shall open a new collateral account that is subject to a new Control Agreement with a replacement Account Bank within thirty (30) days of such termination. (c) No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither the Administrative Agent, Letter of Credit Issuer, nor any other Secured Party undertakes any duties, responsibilities, or liabilities with respect to the Capital Calls issued by the Borrowers, Guarantors or Feeder Funds. None of them shall be required to refer to the Constituent Documents of any Credit Party, or a Subscription Agreement or any Side Letter, or take any other action with respect to any other matter that might arise in connection with the Constituent Documents of any Credit Party, a Subscription Agreement, a Side Letter or any Capital Call. None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Credit Party or any of the Investors. None of them shall have any duty to inquire into the use, purpose, or reasons for the making of any Capital Call by any Credit Party or the Investment or use of the proceeds thereof. (d) Capital Calls and Disbursements from Collateral Accounts. The Credit Parties will issue Capital Calls at such times as are necessary in order to ensure the timely payment of the Obligations hereunder. Each Credit Party hereby irrevocably authorizes and directs the Secured Parties, acting through the Administrative Agent, to charge from time to time the Collateral Accounts or any Cash Collateral Account, for amounts not paid when due (after the passage of any applicable grace period) to the Secured Parties or any of them hereunder and under the other Loan Documents; provided that promptly after any disbursement of funds from any such account to the Secured Parties, as contemplated in this Section 5.2(d), the Administrative Agent shall deliver a written notice of such disbursement to the Borrowers.

USActive 56393913.9 80 (e) No Representations. Neither the Administrative Agent nor any Secured Party shall be deemed to make at any time any representation or warranty as to the validity of any Capital Call nor shall the Administrative Agent or the Secured Parties be accountable for any Borrower Party’s use of the proceeds of any Capital Contribution. 5.3. Agreement to Deliver Additional Collateral Documents. The Credit Parties shall deliver such security agreements, financing statements, assignments, and other collateral documents (all of which shall be deemed part of the Collateral Documents), in form and substance satisfactory to the Administrative Agent, as the Administrative Agent acting on behalf of the Secured Parties may request from time to time for the purpose of granting to, or maintaining or perfecting in favor of the Secured Parties or the applicable Pledgee a first priority security interests in the Collateral, together with other assurances of the enforceability and first priority of the Secured Parties’ Liens (subject to Permitted Liens) and assurances of due recording and documentation of the Collateral Documents or copies thereof, as the Administrative Agent may reasonably require to avoid material impairment of the first priority Liens and security interests (subject to Permitted Liens) granted or purported to be granted in accordance with this Section 5. 5.4. Subordination. During the continuance of a Cash Control Event, no Credit Party shall make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to any other Credit Party, Investor or the Investment Adviser whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”). All Other Claims (subject to the following sentence), together with all Liens on assets securing the payment of all or any portion of the Other Claims shall at all times during the continuance of a Cash Control Event be subordinated to and junior in right and in payment to the Obligations and all Liens on assets securing all or any portion of the Obligations, and each Credit Party agrees to take such actions as are reasonably necessary to provide for such subordination between it and any other Credit Party, inter se, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims. The Investment Adviser acknowledges and agrees that at any time an Event of Default pursuant to Section 10.1(a), 10.1(h) or 10.1(i) or a mandatory prepayment pursuant to Section 3.5(b) has occurred and is continuing, the payment of any and all management or other fees due and owing to it from any Credit Party shall be subordinated to and inferior in right and payment to the Obligations in all respects without prejudicing the rights of the Investment Adviser to accrue and/or defer such fee during such period of subordination. Section 6. CONDITIONS PRECEDENT TO LENDING. 6.1. Obligations of the Lenders. The obligation of the Lenders to advance the initial Borrowing hereunder or cause the issuance of the initial Letters of Credit shall not become effective until the date on which (i) the Administrative Agent shall have received each of the following documents and (ii) each of the other conditions listed below is satisfied, the satisfaction of such conditions to be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (which satisfaction must occur within one (1) Business Day of the date hereof):

USActive 56393913.9 81 (a) Credit Agreement. This Credit Agreement, duly executed and delivered by the Credit Parties; (b) Note. A Note duly executed and delivered by each Borrower (if required) in accordance with Section 3.1; (c) Security Agreements. A Security Agreement, duly executed and delivered by the Initial Borrower in favor of the Administrative Agent for the benefit of the Secured Parties; (d) Collateral Account Pledges. A Collateral Account Pledge, duly executed and delivered by the Initial Borrower in favor of the Administrative Agent for the benefit of the Secured Parties; (e) Control Agreement. A Control Agreement, duly executed and delivered by the parties thereto; (f) Filings. (i) Satisfactory reports of searches of Filings (or the equivalent in any applicable foreign jurisdiction, as applicable) in the jurisdiction of formation or incorporation of each Credit Party, or where a filing has been or would need to be made in order to perfect the Administrative Agent’s or Pledgee’s first priority security interest (subject to Permitted Liens), which in the case of the Administrative Agent shall be on behalf of or for the benefit of the Secured Parties, in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens (other than Permitted Liens) exist (if applicable in that jurisdiction), or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all Liens (other than Permitted Liens) and other rights of any Person in any Collateral previously granted (if applicable in that jurisdiction); and (ii) Filings (or the equivalent in any applicable foreign jurisdiction, as applicable) satisfactory to the Administrative Agent with respect to the Collateral together with written evidence satisfactory to the Administrative Agent that the same have been, or will be promptly following the Closing Date, filed or submitted for filing in the appropriate public filing office(s) in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s or the relevant Pledgee’s Liens in the Collateral; (g) Responsible Officer Certificates. A certificate from a Responsible Officer of each Credit Party, in the form of Exhibit M; (h) The Initial Borrower’s Constituent Documents. True and complete copies of the Constituent Documents of the Initial Borrower, together with certificates of good standing (or other similar instruments) of the Initial Borrower in each case certified by a Responsible Officer of the Borrowers to be correct and complete copies thereof and in effect on the date hereof and in each case satisfactory to the Administrative Agent in its sole discretion;

USActive 56393913.9 82 (i) [reserved] (j) Authority Documents. A copy of the resolutions of the board of managers, directors or similar body (as the case may be) of each Credit Party or the applicable general partner, authorizing the entry into the transactions contemplated herein and in the other Loan Documents, in each case certified by a Responsible Officer of such Person as correct and complete copies thereof and in effect on the date hereof; (k) Incumbency Certificate. On behalf of each Credit Party, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents and the other documents or certificates to be delivered pursuant to the Loan Documents on behalf of such Credit Party, together with the true signatures of each such Person; the Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate; (l) Opinions. Favorable written opinions of counsel to the Credit Parties, in form and substance satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date; (m) [reserved] (n) Investor Documents. With respect to Investors: (i) a copy of each Investor’s duly executed Subscription Agreement, Side Letter (if applicable), Credit Link Document, if applicable; (ii) if such Investor is an Endowment Fund Investor, a copy of any keepwell agreement in place between such Investor and its Sponsor and (iii) with respect to each of the Specified Investors, an Investor Consent, if applicable; (o) Fees; Costs and Expenses. Payment of all fees and other amounts due and payable on or prior to the date hereof, including pursuant to the Fee Letter, and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by the Borrowers hereunder, including the fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP, which may be deducted from the proceeds of such initial Borrowing; (p) ERISA Status. With respect to the Initial Borrower, either (i) a favorable written opinion of counsel to such Credit Party, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Credit Party as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Credit Party that the underlying assets of such Credit Party do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Credit Party is held by “benefit plan investors” within the meaning of the Plan Asset Regulations; or (iii) an Adviser QPAM Agreement;

USActive 56393913.9 83 (q) Collateral Accounts. Evidence that the Collateral Accounts have been established; (r) “Know Your Customer” Information and Documents. Such information and documentation as is requested by the Lenders so that each of the Credit Parties has become KYC Compliant; (s) Beneficial Ownership Certification. The Lenders shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and (t) Additional Information. Such other information and documents as may be required by the Administrative Agent and its counsel. In addition, the Administrative Agent shall have completed to its satisfaction its due diligence review of the Borrowers, Guarantors and Feeder Funds and each of their respective management, controlling owners, systems and operations. 6.2. Conditions to all Loans and Letters of Credit. The obligation of the Lenders to advance each Borrowing (including without limitation the initial Borrowing) and the obligation of the Letter of Credit Issuer to cause the issuance of Letters of Credit (including, without limitation, the initial Letter of Credit) hereunder is subject to the conditions precedent that: (a) Representations and Warranties. The representations and warranties of the Credit Parties set forth herein and in the other Loan Documents are true and correct in all material respects on and as of the date of the advance of such Borrowing or issuance of such Letter of Credit, with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date); provided that if any such representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded for the purposes of this condition; (b) No Default. No event shall have occurred and be continuing, or would result from the Borrowing or the issuance of the Letter of Credit, which constitutes an Event of Default or a Potential Default; (c) Request for Borrowing. The Administrative Agent shall have received a Request for Borrowing or Request for Letter of Credit, together with a Borrowing Base Certificate; (d) No Investor Excuses. Other than as disclosed to the Administrative Agent in writing, the Credit Parties have no knowledge or reason to believe any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the applicable Constituent Documents, its Subscription Agreement or any Side Letter with respect to any Investment being acquired in whole or in part with any proceeds of the related Loan or Letter of Credit (provided, that if the Credit Parties have disclosed a potential excuse or exemption right to

USActive 56393913.9 84 the Administrative Agent in writing, the excused, withdrawn or exempted portion of the applicable Investor’s Unfunded Capital Commitment shall be excluded from the calculation of the Borrowing Base, but the Borrowers shall not be prohibited from such credit extension upon satisfaction of the other conditions therefor); (e) Application. In the case of a Letter of Credit, the Letter of Credit Issuer shall have received a Letter of Credit Application executed by the Borrowers; (f) Available Commitment. After giving effect to the proposed Borrowing or issuance of Letter of Credit, the Principal Obligations will not exceed the Available Commitment; (g) Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Credit Party on or prior to the date of such Borrowing and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Credit Party hereunder, including the fees and disbursements invoiced through the date of such Borrowing of the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP, which may be deducted from the proceeds of such Borrowing; and (h) Catch-up Purchase Price. Each Subsequent Investor (as defined in the Subscription Agreement of the Initial Borrower), if any, shall have funded its entire Catch-up Purchase Price (as defined in the Subscription Agreement of the Initial Borrower). 6.3. Addition of Qualified Borrowers. The obligation of the Lenders to advance a Borrowing to a proposed Qualified Borrower hereunder or to cause the issuance of a Letter of Credit to a proposed Qualified Borrower is subject to the conditions that the Borrowers shall have given the Administrative Agent at least ten (10) Business Days prior written notice and each of the following: (a) Approval of Qualified Borrower. In order for an entity to be approved as a Qualified Borrower (i) the Borrowers must obtain the written consent of each Lender, not to be unreasonably withheld; (ii) such entity shall be one in which a Borrower or another Credit Party owns a direct or indirect ownership interest, or through which the Borrower or another Credit Party may acquire an Investment, the indebtedness of which entity can be guaranteed by such Borrower and Guarantor under their Constituent Documents (a “Qualified Borrower”); and (iii) the provisions of this Section 6.3 shall be satisfied; (b) Guaranty of Qualified Borrower Obligations. The applicable Borrower shall provide to the Administrative Agent and each of the Lenders an unconditional guaranty of payment in the form of Exhibit J (the “Qualified Borrower Guaranty”, and such guaranties, collectively, the “Qualified Borrower Guaranties”), which shall be acknowledged and agreed to by the applicable Guarantor, and enforceable against the Borrower for the payment of a Qualified Borrower’s debt or obligation to the Lenders; (c) Qualified Borrower Promissory Note. Such Qualified Borrower shall execute and deliver a promissory note, in the form of Exhibit I (a “Qualified Borrower Promissory Note”), payable to the Administrative Agent, for the benefit of the Secured Parties;

USActive 56393913.9 85 (d) Authorizations of Qualified Borrower. The Administrative Agent shall have received from the Qualified Borrower appropriate evidence of the authorization of the Qualified Borrower approving the execution, delivery and performance of the Qualified Borrower Promissory Note, duly adopted by the appropriate governing body with respect to such Qualified Borrower, as required by Applicable Law or agreement, and accompanied by a certificate of an authorized Person of such Qualified Borrower stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect; (e) Incumbency Certificate. The Administrative Agent shall have received from the Qualified Borrower a signed certificate of a Responsible Officer of the Qualified Borrower which shall certify the names of the Persons authorized to sign the Qualified Borrower Promissory Note and the other documents or certificates to be delivered pursuant to the terms hereof by such Qualified Borrower, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate; (f) Opinion of Counsel to Qualified Borrowers. The Administrative Agent shall have received a favorable written opinion of counsel for the Qualified Borrower, in form and substance satisfactory to the Administrative Agent; (g) Opinion of Counsel to the Borrower. The Administrative Agent shall have received a favorable written opinion of counsel for the Borrowers with respect to the Qualified Borrower Guaranty, in form and substance satisfactory to the Administrative Agent; (h) “Know Your Customer” Information and Documents. The Lenders shall have received all items required to make such Qualified Borrower KYC Compliant; (i) Beneficial Ownership Certification. If such Qualified Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Lenders shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the date such Person becomes a Qualified Borrower, a Beneficial Ownership Certification in relation to such Qualified Borrower; (j) Fees, Costs and Expenses. Payment of all fees and other invoiced amounts due and payable by any Credit Party on or prior to the date of such Qualified Borrower becomes a Borrower hereunder and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of any related Borrowing; (k) Due Diligence Review. The Administrative Agent shall have completed to its satisfaction its due diligence review of such Qualified Borrower and its respective management, controlling owners, systems and operations; (l) ERISA Status. With respect to the initial advance to such Qualified Borrower only, either (i) a favorable written opinion of counsel to such Qualified Borrower, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Qualified Borrower as an Operating Company (or a copy of

USActive 56393913.9 86 such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Qualified Borrower that the underlying assets of such Qualified Borrower do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Qualified Borrower is held by “benefit plan investors” within the meaning of the Plan Asset Regulations; or (iii) an Adviser QPAM Agreement with respect to such Qualified Borrower; and (m) Additional Information. The Administrative Agent shall have received such other information and documents in respect of such Qualified Borrower as may be required by the Administrative Agent and its counsel. Upon the satisfaction of the requirements of this Section 6.3 described above, such Qualified Borrower shall be bound by the terms and conditions of this Credit Agreement as if it were a Borrower hereunder. 6.4. Addition of AIV Borrowers and Parallel Fund Borrowers. The addition of an AIV Borrower or a Parallel Fund Borrower to the Credit Facility as a Borrower hereunder, is subject to the conditions that the Borrowers shall have given the Administrative Agent at least fifteen (15) Business Days prior written notice and each of the following: (a) Approval of AIV Borrower or Parallel Fund Borrower. In order for an entity to be approved as an AIV Borrower or a Parallel Fund Borrower, as applicable, (i) the Borrowers must obtain the written consent of each Lender, such consent not to be unreasonably withheld; (ii) such entity shall be either an Alternative Investment Vehicle or a Parallel Investment Vehicle, as applicable, of a Borrower, Guarantor or Feeder Fund; and (iii) the provisions of this Section 6.4 shall be satisfied; (b) Joinder and Security of New Borrower Obligations. The AIV Borrower or Parallel Fund Borrower and their general partners shall provide to the Administrative Agent and each of the Lenders duly executed documentation substantially similar, in the reasonable discretion of the Administrative Agent, to that executed by the Borrowers at the Closing Date, including but not limited to a joinder agreement to this Credit Agreement (pursuant to which it agrees to be jointly and severally liable for all Obligations), Collateral Documents (to the extent such Person has Investors or rights in the Collateral) and such other Loan Documents and Filings as the Administrative Agent may reasonably request; (c) Borrower Note. Upon the request of the Administrative Agent, such AIV Borrower or Parallel Fund Borrower, as applicable, shall execute and deliver a promissory note, in the form of Exhibit B; (d) Authorizations of Borrower. The Administrative Agent shall have received from the AIV Borrower or Parallel Fund Borrower, as applicable, appropriate evidence of the authorization of such Borrower approving the execution, delivery and performance of its Note, its applicable Collateral Documents and any other Loan Documents required of such Borrower, duly adopted by such Borrower, as required by Applicable Law or agreement, and

USActive 56393913.9 87 accompanied by a certificate of an authorized Person of such Borrower stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect; (e) Responsible Officer Certificates. A certificate from a Responsible Officer of each AIV Borrower or Parallel Fund Borrower, as applicable, in the form of Exhibit M; (f) Constituent Documents. True and complete copies of the Constituent Documents of such AIV Borrower or Parallel Fund Borrower, as applicable, together with certificates of existence and good standing (or other similar instruments) of such Borrower, in each case certified by a Responsible Officer of such Person to be correct and complete copies thereof and in effect on the date such AIV Borrower or Parallel Fund Borrower, as applicable, becomes a Borrower hereunder and in each case satisfactory to the Administrative Agent in its sole discretion; (g) ERISA Status. Either (i) a favorable written opinion of counsel to such AIV Borrower or Parallel Fund Borrower, as applicable, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such AIV Borrower or Parallel Fund Borrower as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); (ii) a certificate, addressed to the Secured Parties signed by a Responsible Officer of such AIV Borrower or Parallel Fund Borrower, that the underlying assets of such Credit Party do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Credit Party is held by “benefit plan investors” within the meaning of the Plan Asset Regulations; or (iii) an Adviser QPAM Agreement with respect to such AIV Borrower; (h) Incumbency Certificate. The Administrative Agent shall have received from the AIV Borrower or Parallel Fund Borrower, as applicable, a signed certificate of a Responsible Officer of such Borrower which shall certify the names of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by such Borrower, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate; (i) Opinion of Counsel to AIV Borrower or Parallel Fund Borrower. The Administrative Agent shall have received a favorable written opinion of counsel for the AIV Borrower or Parallel Fund Borrower, as applicable, in form and substance satisfactory to the Administrative Agent; (j) “Know Your Customer” Information and Documents. The Lenders shall have received all items required to make such AIV Borrower or Parallel Fund Borrower, as applicable, KYC Compliant;

USActive 56393913.9 88 (k) Beneficial Ownership Certification. If such AIV Borrower or Parallel Fund Borrower, as applicable, qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Lenders shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the date such Person becomes an AIV Borrower or Parallel Fund Borrower, as applicable, a Beneficial Ownership Certification in relation to such AIV Borrower or Parallel Fund Borrower, as applicable; (l) Fees, Costs and Expenses. Payment of all fees and other invoiced amounts due and payable by any Credit Party on or prior to the date such AIV Borrower or Parallel Fund Borrower, as applicable, becomes a Borrower hereunder and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of any related Borrowing; (m) Due Diligence Review. The Administrative Agent shall have completed to its satisfaction its due diligence review of such AIV Borrower or Parallel Fund Borrower, as applicable, and its respective management, controlling owners, systems and operations; and (n) Additional Information. The Administrative Agent shall have received such other information and documents in respect of such AIV Borrower or Parallel Fund Borrower, as applicable, as may be required by the Administrative Agent and its counsel. Upon the satisfaction of the requirements of this Section 6.4 described above, the AIV Borrower or Parallel Fund Borrower, as applicable, shall be bound by the terms and conditions of this Credit Agreement as a Borrower hereunder. 6.5. Addition of Borrowers, Guarantors and General Partners. The addition of a Borrower, Guarantor or General Partner to the Credit Facility as a Borrower (other than a Qualified Borrower, an AIV Borrower or a Parallel Fund Borrower), Guarantor or General Partner, as applicable, hereunder is subject to the conditions that the Credit Parties shall have given the Administrative Agent at least fifteen (15) Business Days prior written notice and each of the following: (a) Approval of Borrower, Guarantor or General Partner. In order for an entity to be approved as a Borrower (other than a Qualified Borrower, an AIV Borrower or a Parallel Fund Borrower), a Guarantor or a General Partner (i) the Credit Parties must obtain the written consent of each Lender; and (ii) the provisions of this Section 6.5 must be satisfied; (b) Credit Party Joinder. Each proposed Borrower and proposed General Partner, and its general partner, as applicable, shall provide to the Administrative Agent and each of the Lenders a duly executed Credit Party Joinder, in the form of Exhibit L hereto, and such Filings as the Administrative Agent may reasonably request; (c) Borrower Note. Upon the request of the Administrative Agent, with respect to any proposed Borrower only, such proposed Borrower shall execute and deliver a promissory note, in the form of Exhibit B; (d) Authorizations. The Administrative Agent shall have received from each proposed Borrower, proposed Guarantor and proposed General Partner appropriate evidence of

USActive 56393913.9 89 the authorization of such Person approving the execution, delivery and performance of its Note, as applicable, its applicable Collateral Documents and any other Loan Documents required of such Person, duly adopted by such Person, as required by Applicable Law or agreement, and accompanied by a certificate of an authorized Person of such proposed Borrower, proposed Guarantor or proposed General Partner stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect; (e) Responsible Officer Certificates. A certificate from a Responsible Officer of each proposed Borrower, proposed Guarantor and proposed General Partner in the form of Exhibit M; (f) Constituent Documents. True and complete copies of the Constituent Documents of each proposed Borrower, proposed Guarantor and proposed General Partner, together with certificates of existence and good standing (or other similar instruments) of such Person, in each case certified by a Responsible Officer of such Person to be correct and complete copies thereof and in effect on the date such Person becomes a Borrower, Guarantor or General Partner, as applicable, hereunder and in each case satisfactory to the Administrative Agent in its sole discretion; (g) ERISA Status. Either (i) a favorable written opinion of counsel to each proposed Borrower or proposed Guarantor, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such proposed Borrower or proposed Guarantor as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such proposed Borrower or proposed Guarantor that the underlying assets of such Person do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Person is held by “benefit plan investors” within the meaning of the Plan Asset Regulations; or (iii) an Adviser QPAM Agreement with respect to such Borrower or Guarantor; (h) Incumbency Certificate. The Administrative Agent shall have received from each proposed Borrower, proposed Guarantor and proposed General Partner a signed certificate of a Responsible Officer of each such proposed Borrower, proposed Guarantor and proposed General Partner that shall certify the names of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by such proposed Borrower, proposed Guarantor or proposed General Partner, as applicable, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate; (i) Opinion of Counsel. The Administrative Agent shall have received a favorable written opinion of counsel for the proposed Borrowers, proposed Guarantors and proposed General Partners, in form and substance satisfactory to the Administrative Agent;

USActive 56393913.9 90 (j) “Know Your Customer” Information and Documents. The Lenders shall have received all items required to make each such proposed Borrower, proposed Guarantor and proposed General Partner KYC Compliant; (k) Beneficial Ownership Certification. If any such proposed Borrower, proposed Guarantor or proposed General Partner qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Lenders shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the date such Person becomes a Borrower, Guarantor or General Partner, as applicable, a Beneficial Ownership Certification in relation to such proposed Borrower, proposed Guarantor or proposed General Partner; (l) Fees, Costs and Expenses. Payment of all fees and other invoiced amounts due and payable by any Credit Party on or prior to the date such proposed Borrower, proposed Guarantor or proposed General Partner becomes a Borrower, Guarantor or General Partner, as applicable, hereunder and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of any related Borrowing; (m) Due Diligence Review. The Administrative Agent shall have completed to its satisfaction its due diligence review of each such proposed Borrower, proposed Guarantor and proposed General Partner and its respective management, controlling owners, systems and operations; and (n) Additional Information. The Administrative Agent shall have received such other information and documents in respect of each such proposed Borrower, proposed Guarantor and proposed General Partner as may be required by the Administrative Agent and its counsel. Upon the satisfaction of the requirements of this Section 6.5 described above with respect to any proposed Borrower, proposed Guarantor or proposed General Partner, such Person shall be bound by, and receive the benefits of, the terms and conditions of this Credit Agreement as a Borrower, Guarantor or General Partner, as applicable, hereunder. Section 7. REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES To induce the Lenders to make the Loans and cause the issuance of Letters of Credit hereunder, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that: 7.1. Organization and Good Standing. Each Credit Party is duly organized, duly incorporated or duly established and registered or formed, as applicable, is validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation, as applicable, has the requisite corporate, partnership or limited liability company power and authority, as applicable, to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification except where the failure to be so qualified to do business would not reasonably be expected to have a Material Adverse Effect.

USActive 56393913.9 91 7.2. Authorization and Power. Each Credit Party has the partnership, exempted limited partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its respective obligations under this Credit Agreement, the Notes, and the other Loan Documents to be executed by it. Each Credit Party is duly authorized to, and has taken all partnership, exempted limited partnership, limited liability company or corporate action, as applicable, necessary to authorize it to execute, deliver, and perform its obligations under this Credit Agreement, the Notes, such other Loan Documents, and is and will continue to be duly authorized to perform its obligations under this Credit Agreement, the Notes, such other Loan Documents. 7.3. No Conflicts or Consents. None of the execution and delivery of this Credit Agreement, the Notes or the other Loan Documents, by any Credit Party, its consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any provision of any Applicable Law to which the Credit Party is subject or any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Credit Party is a party or by which the Credit Party may be bound, or to which the Credit Party may be subject, except if such contravention or conflict would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of any court or Governmental Authority, Investor or third party is required in connection with the execution and delivery by the Credit Party of the Loan Documents or to consummate the transactions contemplated hereby or thereby, including its Constituent Documents, except, in each case, for that which has already been waived or obtained. 7.4. Enforceable Obligations. Assuming the due execution of the other parties thereto, this Credit Agreement, the Notes and the other Loan Documents to which the Credit Party is a party are or, when executed and delivered, will be the legal and binding obligations of the Credit Party, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law). 7.5. Priority of Liens. The Collateral Documents create, as security for the Obligations, valid and enforceable, perfected first priority Lien on all of the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject to no other Liens (other than Permitted Liens), except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law). Such Liens on the Collateral shall be superior to and prior to the rights of all third parties in such Collateral (other than Permitted Liens), and, other than in connection with any future Change in Law or in the applicable Credit Party’s name, identity or structure, or its jurisdiction of organization, registration, formation or incorporation, as the case may be, no further recordings or Filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with Applicable Law. Each Lien referred to in this Section 7.5 is and shall be the sole and exclusive Lien on the Collateral other than any Permitted Liens. 7.6. Financial Condition. Each Credit Party has delivered to the Administrative Agent the most recently available copies of the financial statements and reports described in Section 8.1 and the related statement of income, in each case certified by a Responsible Officer

USActive 56393913.9 92 of such Credit Party to be true and correct in all material respects as of the dates identified in such financial statements; such financial statements fairly present the financial condition of such Credit Party as of the dates thereof (or in the case of a pro forma balance sheet, estimated financial condition based on assumptions that such pro forma balance sheet has been prepared in accordance with GAAP, except as provided therein) in all material respects. 7.7. Accuracy of Information. There is no fact of which a Credit Party has knowledge that such Credit Party has not disclosed to the Administrative Agent in writing which would reasonably be expected to have a Material Adverse Effect. All written factual information (other than financial projections, pro forma financial information, other forward-looking information or information of a general economic or industry nature) heretofore furnished by such Credit Party, in connection with this Credit Agreement, the other Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished will be, true and correct in all material respects on the date as of which such information is stated or deemed stated in the context in which such information was given (or, in the case of any information prepared by third parties, such information is true and correct in all material respects to the knowledge of the Responsible Officers of such Credit Party). The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such projections and pro forma financial information as it relates to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected and pro forma results set forth therein by a material amount. 7.8. No Default. No event has occurred and is continuing which constitutes an Event of Default or, to the knowledge of such Credit Party, a Potential Default. 7.9. No Litigation. (i) As of the Closing Date, there are no actions, suits or legal, equitable, arbitration or administrative proceedings in any court or before any arbitrator or Governmental Authority (“Proceedings”) pending or to the knowledge of the applicable Credit Party, threatened, against any Credit Party, other than any such Proceeding that has been disclosed in writing by such Credit Party to the Administrative Agent or which would not, if adversely determined, be expected to have a Material Adverse Effect, and (ii) as of any date after the Closing Date, there are no such Proceedings pending or, to the knowledge of the applicable Credit Party, threatened, against such Credit Party, other than any such Proceeding that would not, if adversely determined, be expected to have a Material Adverse Effect. 7.10. Material Adverse Effect. No changes to the business, assets, operation, prospects or condition, financial or otherwise of any Credit Party have occurred since the date of the most recent financial statements of such Credit Party delivered to the Administrative Agent which would reasonably be expected to result in a Material Adverse Effect. 7.11. Taxes. Each Credit Party has timely filed or caused to be filed all U.S. federal income and other material Tax returns, information statements and reports required to have been filed and has timely paid or caused to be paid all U.S. federal and other material Taxes required to be paid by such Credit Party, except for any such Taxes that are being contested in good faith

USActive 56393913.9 93 by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP. 7.12. Principal Office; Jurisdiction of Formation. (a) Each of the principal office, chief executive office, and principal place of business of the Credit Parties is correctly listed on Schedule I, as the same may be updated by written notice to the Administrative Agent from time to time in accordance with this Credit Agreement; and (b) the jurisdiction of formation or incorporation of the Credit Parties is correctly listed on Schedule I. 7.13. ERISA. Assuming that none of the assets of any Lender used to fund or hold any portion of a Loan or Letter of Credit constitute Plan Assets (unless such Lender is relying on an applicable prohibited transaction exemption, the conditions of which are satisfied), the execution, delivery and performance of this Credit Agreement and the other Loan Documents, the enforcement of the Obligations directly against the Investors, and the borrowing and repayment of amounts under this Credit Agreement, do not and will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A) - (D) of the Internal Revenue Code. Except as would not reasonably be expected to result in a Material Adverse Effect, no Credit Party or member of a Credit Party’s Controlled Group has established, maintains, contributes to, or has any liability (contingent or otherwise) with respect to any Plan. Each Borrower and Guarantor either (x) satisfies an exception under the Plan Asset Regulations so that its underlying assets do not constitute Plan Assets, or (y) is deemed to hold Plan Assets and each of the following are true: (i) the Investment Adviser is the investment manager of such Borrower or Guarantor pursuant to the Management Agreement, which is in full force and effect; (ii) pursuant to the Management Agreement, the disposition of such Borrower’s or Guarantor’s assets is subject to the discretionary authority of the Investment Adviser; (iii) such Borrower or Guarantor is an investment fund (as defined in Part VI(b) of the U.S. Department of Labor Prohibited Transaction Exemption 84-14, as amended (the “QPAM Exemption”)); (iv) the terms of the transactions contemplated by the Loan Documents were negotiated on behalf of such Borrower or Guarantor by the Investment Adviser, which satisfies the conditions to be a “qualified professional asset manager” (“QPAM”) within the meaning of the QPAM Exemption; (v) the conditions of Part I of the QPAM Exemption are satisfied with respect to such Borrower’s or Guarantor’s entering into and performance of this Credit Agreement, each Loan made thereunder, and the transactions contemplated by the Loan Documents; and (vi) none of any Lender, the Administrative Agent, the Sole Lead Arranger or any Affiliate of any of the foregoing has rendered (or has any responsibility or authority to render) investment advice (within the meaning of Section 3(21) of ERISA and Section 4975(e)(3) of the Code) with respect to any moneys or other property of such Borrower or Guarantor that would cause any Lender, the Administrative Agent, the Sole Lead Arranger or any Affiliate of any of the foregoing to be deemed a “fiduciary” within the meaning of Section 3(21) of ERISA and Section 4975(e)(3) of the Code with respect to the assets of such Borrower or Guarantor involved in any Loan or other transaction, and none of any Lender, the Administrative Agent, the Sole Lead Arranger or any Affiliate of any of the foregoing is otherwise a fiduciary with respect to the assets of the Borrower or Guarantor involved in any Loan or other transaction under the Loan Documents (including in connection with its retention or exercise of any rights under the Loan Documents).

USActive 56393913.9 94 7.14. Compliance with Law. Each Credit Party is in compliance with all Applicable Laws, including, without limitation, Environmental Laws and ERISA. For the avoidance of doubt, this Section 7.14 shall not apply to Taxes, which are covered solely by Section 7.11. 7.15. Environmental Matters. Each Credit Party (a) has not received any notice or other communication or otherwise learned of any Environmental Liability which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect arising in connection with: (i) any actual or alleged non-compliance with or violation of any Environmental Requirements by such Credit Party or any permit issued under any Environmental Law to such Credit Party; or (ii) the Release or threatened Release of any Hazardous Material into the environment; and (b) has no actual liability or, to the knowledge of the Responsible Officers of such Credit Party, threatened liability in connection with the Release or threatened Release of any Hazardous Material into the environment or any Environmental Requirements which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect. 7.16. Capital Commitments and Contributions. All the Investors as of the date hereof are set forth on Exhibit A (or on a revised Exhibit A delivered to the Administrative Agent in accordance with Sections 8.1(i) or Section 8.18), and the true and correct accepted Capital Commitment of each Investor, as of the date hereof, is set forth on Exhibit A (or on any such revised Exhibit A). No Capital Calls have been delivered to any Investors other than any that have been disclosed in writing to the Administrative Agent. As of the date hereof, the aggregate amount of the Capital Commitments of each Investor is set forth on Exhibit A; and the aggregate Unfunded Capital Commitment that could be subject to a Capital Call is set forth on Exhibit A. 7.17. Fiscal Year. The fiscal year of such Credit Party is the calendar year or such other fiscal year as adopted in accordance with Section 9.4. 7.18. Investor Documents. Each Investor has executed a Subscription Agreement which has been provided to the Administrative Agent. Each Side Letter that has been entered has been provided to the Administrative Agent. For each Investor, the Constituent Documents, its Subscription Agreement (and any related Side Letter) and its Investor Consent (if applicable) set forth its entire agreement regarding its Capital Commitment. 7.19. Margin Stock. No Credit Party is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan or Letter of Credit will be used: (a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Indebtedness which was originally incurred to purchase or carry any such Margin Stock; or (c) for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation T, U, or X. No Credit Party nor any Person acting on behalf of the Credit Parties has taken or will take any action which might cause any Loan Document to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect. No Loan or Letter of Credit will be secured at any time by, and the Collateral in which any Credit Party has granted to

USActive 56393913.9 95 the Administrative Agent, for the benefit of each of the Secured Parties, a security interest and Lien pursuant to the Collateral Documents will not contain at any time any Margin Stock. 7.20. Business Development Company Status. (a) Each Credit Party is either: (i) a closed-end company that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act or (ii) not required to be registered as an “investment company” within the meaning of the Investment Company Act. (b) The business and other activities of each Credit Party and its Subsidiaries, including the making of the Loans hereunder, the application of the proceeds and repayment thereof by the Credit Parties and the consummation of the transactions contemplated by the Loan Documents do not result in a material violation or breach in any respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case, that are applicable to each Credit Party and its Subsidiaries. (c) Each Credit Party is in compliance with all written investment policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. 7.21. No Defenses. Each Credit Party knows of no default or circumstance which with the passage of time and/or giving of notice, could constitute an event of default under its Constituent Documents, any Subscription Agreement, Side Letter, Investor Consent or Credit Link Document which would constitute a defense to the obligations of the Investors to make Capital Contributions to a Borrower, Guarantor or Feeder Fund, as applicable, pursuant to a Capital Call in accordance with the Subscription Agreements or the applicable Credit Party’s Constituent Documents, and has no knowledge of any claims of offset or any other claims of the Investors against any Credit Party which would or could diminish or adversely affect the obligations of the Investors to make Capital Contributions and fund Capital Calls in accordance with the Subscription Agreements (and any related Side Letters), the applicable Credit Party’s Constituent Documents, the Investor Consents or Credit Link Document. 7.22. No Withdrawals Without Approval. No Investor is permitted to withdraw its interest in any Borrower, Guarantor or Feeder Fund without the prior approval of the respective Borrower General Partner, Guarantor General Partner or Feeder Fund General Partner, as applicable, except as set forth in Section 9.9 hereof. 7.23. Sanctions. No Credit Party, no Person directly or indirectly controlling a Credit Party, and no Person directly or indirectly controlled by a Credit Party, and to each Credit Party’s knowledge no other Related Party of any of the foregoing, (a) is a Sanctioned Entity, (b) is controlled by or is acting on behalf of a Sanctioned Entity, (c) to each Credit Party’s knowledge is under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions, or (d) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Credit Agreement, or any Related Party, to be in breach of any Sanctions. To each Credit Party’s knowledge, no Investor is a Sanctioned Entity.

USActive 56393913.9 96 7.24. Insider. No Credit Party is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than ten percent (10%) of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary, of a bank holding company of which any Lender is a subsidiary, of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender. 7.25. Investors. The Borrowing Base Certificate, as it may be updated in writing from time to time by the Borrowers, is true and correct in all material respects. 7.26. Organizational Structure. The structure of the Borrower is as depicted on Schedule III. The Credit Parties have not formed any Alternative Investment Vehicles or Parallel Investment Vehicles that are not depicted on Schedule III (or an updated Schedule III in connection with the formation of an Alternative Investment Vehicle or Parallel Investment Vehicle). 7.27. No Brokers. None of the Credit Parties or the Investment Adviser has dealt with any broker, investment banker, agent or other Person (except for the Administrative Agent, the Lenders and any Affiliate of the foregoing) who may be entitled to any commission or compensation in connection with the Loan Documents, the Loans or a transaction under or pursuant to this Credit Agreement or the other Loan Documents. 7.28. Financial Condition. The Borrowers, the Guarantors and the Feeder Funds, taken as a whole, are Solvent. 7.29. Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification provided by such Borrower is true and correct in all respects. Section 8. AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES So long as the Lenders have any commitment to lend hereunder or to cause the issuance of any Letters of Credit hereunder, and until payment and performance in full of the Obligations under this Credit Agreement and the other Loan Documents (other than contingent obligations for which no claim has yet been made), each Credit Party agrees that: 8.1. Financial Statements, Reports and Notices. The Credit Parties shall deliver to the Administrative Agent sufficient copies for each Lender of the following: (a) Financial Reports. (i) Annual Reports. As soon as available, but no later than one hundred and twenty (120) days after the end of the fiscal year for each of the Borrowers, Guarantors and Feeder Funds, the audited consolidated balance sheet and related statements of operations, income, partners’, members’ or shareholders’ equity and cash flows of the Borrowers, the Guarantors and the Feeder Funds as of the end of and for such year, setting forth in each case in

USActive 56393913.9 97 comparative form (if applicable) the figures for the previous fiscal year, all reported on by a firm of nationally recognized independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrowers, the Guarantors and the Feeder Funds on a consolidated basis in accordance with GAAP consistently applied and, subject to normal year end audit adjustments and the absence of footnotes. (ii) Quarterly Reports. As soon as available, but no later than seventy-five (75) days after the end of each of the first three fiscal quarters of the Borrowers, the Guarantors and the Feeder Funds, the unaudited consolidated balance sheet and related statements of operations, income, partners’, members’ or shareholders’ equity and cash flows of the Borrowers, the Guarantors and the Feeder Funds as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer of the Borrowers, the Guarantors and the Feeder Funds, as applicable, as presenting fairly in all material respects the financial condition and results of operations of the Borrowers, the Guarantors and the Feeder Funds on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes. (b) Compliance Certificate. As soon as available, but no later than the date any financial statement are due pursuant to Section 8.1(a), a compliance certificate in the form of Exhibit N (the “Compliance Certificate”), certified by a Responsible Officer of the Borrowers to be true and correct to the knowledge of the applicable Borrower, (i) stating whether any Event of Default or any Potential Default exists; (ii) stating whether the Borrowers are in compliance with the statement contained in Section 9.11 and containing the calculations evidencing such compliance; (iii) stating that no Exclusion Event has occurred with respect to any Included Investor or Designated Investor (that has not previously been disclosed to the Administrative Agent in writing); and (iv) setting forth: (A) in the case of a Compliance Certificate delivered in connection with a fiscal quarter-end report by the Borrowers, a description of the Investments acquired, sold or otherwise disposed of by the Borrowers during such fiscal quarter; (B) in the case of a Compliance Certificate delivered in connection with a fiscal year-end report by the Borrowers, a description of the Investments acquired, sold or otherwise disposed of by the Borrowers during such fiscal year, and a statement of the capital account of each Investor; (C) the aggregate Unfunded Capital Commitments of the Investors and, separately, the aggregate Unfunded Capital Commitments of the Included Investors and Designated Investors; and (D) the calculations for the Available Commitment as of the date of delivery of such Compliance Certificate. (c) Capital Calls. (i) Simultaneously with the issuance of each Capital Call, the Borrowers shall notify the Administrative Agent of the making of such Capital Call and shall provide information as to the timing and amount of such Capital Call to the extent available

USActive 56393913.9 98 along with copies of each Capital Call delivered to the Investors; and (ii) a report of all Investors failing to fund their Capital Contributions delivered every five (5) Business Days beginning with the fifth (5th) Business Day following the date when such Capital Contributions are initially due pursuant to the related Capital Call therefor and ending once all Investors have funded their Capital Contributions. (d) Notice of Default. Within one (1) Business Day of becoming aware of the existence of any condition or event which constitutes an Event of Default or three (3) Business Days of becoming aware of the existence of any condition or event which constitutes a Potential Default, one or more Credit Parties shall, and shall cause each other Credit Party to, furnish to the Administrative Agent a written notice specifying the nature and period of existence thereof and the action which such Credit Party is taking or proposes to take with respect thereto. (e) Notice of Certain Withdrawals. Promptly, but no later than the Business Day following receipt thereof, copies of any notice of withdrawal or request for excuse or exemption by any Investor pursuant to the applicable Constituent Documents, its Subscription Agreement or Side Letter. (f) Investor Events. Promptly upon obtaining knowledge of any of the following events, a certificate notifying the Administrative Agent if: (i) an Exclusion Event has occurred with respect to any Included Investor or Designated Investor or any other Investor has violated or breached any material term of the Constituent Documents, the Subscription Agreement, its Investor Consent (if applicable) or Credit Link Document that would reasonably be expected to impair the obligation of such Investor to make a Capital Contribution; (ii) there has been any decline in the Rating of any Included Investor pursuant to clause (a)(i) of the definition thereof (or its Credit Provider, Sponsor or Responsible Party) whether or not such change results in an Exclusion Event; or (iii) there has been a change in the name or notice information of any Investor. (g) Structure Chart. In the event any Credit Party forms an Alternative Investment Vehicle, Parallel Investment Vehicle or Qualified Borrower, the Borrowers will deliver an updated Schedule III depicting the updated fund structure of the Credit Parties. (h) ERISA Certification. (i) For each Borrower or Guarantor that provided a certificate of a Responsible Officer pursuant to Section 6.1(p)(ii), Section 6.3(l)(ii), Section 6.4(g)(ii) or Section 6.5(g)(ii), prior to admitting one or more ERISA Investors which would result in twenty-five percent (25%) or more of the total value of any class of equity interests in such Credit Party being held by “benefit plan investors” within the meaning of the Plan Asset Regulations, such Credit Party shall deliver either (x) a favorable written opinion of counsel to such Credit Party addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Credit Party as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties), or (y) an Adviser QPAM Agreement with respect to such Credit Party; and (ii) with respect to each Borrower and Guarantor with respect to which an Adviser QPAM Agreement is not in full force and effect, for so long as there is any ERISA Investor in such Credit Party, such Credit Party shall provide to the Administrative Agent, no

USActive 56393913.9 99 later than thirty (30) days after the end of each Annual Valuation Period in the case of clause (1) below or thirty (30) days after the end of such Credit Party’s fiscal year in the case of clause (2) below, a certificate signed by a Responsible Officer of such Credit Party that (1) such Credit Party has remained and still is an Operating Company or (2) the underlying assets of such Credit Party do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Credit Party is held by “benefit plan investors” within the meaning of the Plan Asset Regulations. (i) Borrowing Base Certificate. The Borrowers will provide an updated Borrowing Base Certificate certified by a Responsible Officer of the Borrowers to be true and correct in all material respects setting forth a calculation of the Available Commitment in reasonable detail at each of the following times: (i) the fifth (5th) Business Day of each calendar quarter; (ii) concurrently with any new Request for Borrowing or request for a Letter of Credit; (iii) within three (3) Business Days of the issuance of any Capital Calls to the Investors together with copies of such Capital Calls in accordance within Section 8.1(c); (iv) within five (5) Business Days of the occurrence set forth in Section 8.1(f)(i) or a Transfer of any Included Investor’s or Designated Investor’s Capital Commitment; (v) within five (5) Business Days following any Credit Party obtaining actual knowledge of any decline in the Rating of any Included Investor, where such change results in a lower Concentration Limit with respect to such Investor and whether or not such change results in an Exclusion Event (it being understood that the Credit Parties are not required to affirmatively monitor the Ratings of the Investors, but only to comply with the delivery obligation in this Section 8.1(i) in the event of a Credit Party obtaining knowledge of a decline in any such Rating); and (vi) within five (5) Business Days of any other event that reduces the Available Commitment (such as, by way of example, a deemed collection). (j) Other Reporting. Within five (5) Business Days of delivery thereof to any Investor, copies of all other material (as determined by the Borrower or a Borrower General Partner, as applicable, in its reasonable discretion) financial statements, appraisal reports, notices, and other matters at any time or from time to time furnished to the Investors, or such other items as are reasonably requested by the Administrative Agent; provided, that the Credit Parties shall not be required to deliver any such documents to the extent they are included in the public filings of the Borrower. (k) Capital Return Notices. Simultaneously with the delivery to any Investor, copies of any Capital Return Notices provided to the Investors. (l) New Investors or Amended Investor Documents. Within three (3) Business Days of execution thereof, copies of the Subscription Agreement (and any related Side Letter) or any transfer documentation of any new Investor or written evidence of an increase in the Capital Commitment of any Investor or any amendments to any Investor’s Side Letter, including but not limited to any documents related to an Investor’s election to opt into the provisions of any other Investor’s Side Letter pursuant to a ‘most favored nations’ clause. (m) Notice of Material Adverse Effect. Each Credit Party shall, and shall cause each other Credit Party to, promptly upon receipt of knowledge thereof, notify the

USActive 56393913.9 100 Administrative Agent of any event if such event could reasonably be expected to result in a Material Adverse Effect. (n) Notice of Certain Changes to Beneficial Ownership Certification. With respect to any Borrower that is a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall promptly give notice to the Lenders of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and promptly deliver an updated Beneficial Ownership Certification. (o) Other Information. Such other material information readily available to the Credit Parties concerning the business, properties, or financial condition of the Credit Parties as the Administrative Agent shall reasonably request and disclosure of which shall not be prohibited under applicable confidentiality provisions. 8.2. Payment of Obligations. Each Credit Party shall pay and discharge all Indebtedness and other obligations before any such obligation becomes delinquent, if in the case of Indebtedness such failure could reasonably be expected to result in a default in excess of the Threshold Amount. 8.3. Maintenance of Existence and Rights. Each Credit Party shall preserve and maintain its existence. Each Credit Party shall, and shall cause each other Credit Party to, further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which could reasonably be expected to result in a Material Adverse Effect. 8.4. Books and Records; Access. Following two (2) Business Days prior written notice, each Credit Party shall give the Administrative Agent, the Lenders, or any of them, access during ordinary business hours to, and permit such person to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Credit Party and relating to their affairs, and to inspect any of the properties of the Credit Party and to discuss its affairs, finances and condition with its officers and independent accountants; provided that, other than during the occurrence and continuation of an Event of Default, there shall be no more than one inspection per year. 8.5. Compliance with Law. Each Credit Party shall observe and comply with all Applicable Laws and all orders of any Governmental Authority, including without limitation, Environmental Laws and ERISA, and maintain in full force and effect all Governmental Approvals applicable to the conduct of its business, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. 8.6. Insurance. Each Credit Party shall maintain, with financially sound and reputable insurance companies, insurance against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of its industry in the same or similar locations except to the extent the failure to maintain any such insurance would not reasonably be expected to result in a Material Adverse Effect.

USActive 56393913.9 101 8.7. Authorizations and Approvals. Each Credit Party shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Credit Party to comply with its obligations hereunder, under the other Loan Documents and its Constituent Documents, and to conduct its business in the customary fashion except to the extent the failure to maintain such governmental licenses, authorizations, consents, permits and approvals could not reasonably be expected to result in a Material Adverse Effect. 8.8. Maintenance of Liens. Each Credit Party shall perform all such acts and execute all such documents as the Administrative Agent may reasonably request in order to enable the Administrative Agent and Secured Parties to file and record every instrument that the Administrative Agent may deem necessary in order to perfect and maintain the Secured Parties’ or the applicable Pledgee’s first priority security interests in (and Liens on) the Collateral and otherwise to preserve and protect the rights of the Secured Parties or Pledgee, as applicable, in respect of such first priority security interests and Liens. 8.9. Further Assurances. Each Credit Party shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and shall take any and all such other action, as the Administrative Agent may, from time to time, deem reasonably necessary or desirable in connection with this Credit Agreement or any of the other Loan Documents, the obligations of the Credit Party hereunder or thereunder for better assuring and confirming unto the Secured Parties all or any part of the security for any of such obligations. 8.10. Maintenance of Independence. Each Credit Party shall at all times (i) conduct and present itself as a separate entity and maintain all business organization formalities, (ii) maintain separate books and records, (iii) conduct all transactions with Affiliates (x) in accordance with Applicable Law and with its Constituent Documents, and otherwise on an arm’s length basis, and (iv) not commingle its funds with funds of other Persons, including Affiliates, except for related Investor Capital Contributions deposited directly or indirectly into the related Borrower Collateral Account (which shall include any deposit into an account of any intermediate fund prior to depositing into the Borrower Collateral Account); provided, that nothing in this Section 8.10 shall prevent any Credit Party from jointly participating in investments alongside any Parallel Investment Vehicle. 8.11. Compliance with Sanctions. No Credit Party, no Person directly or indirectly controlling a Credit Party, and no Person directly or indirectly controlled by a Credit Party, and to each Credit Party’s knowledge no other Related Party of any of the foregoing, in each case directly or indirectly, will use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Entity, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each Credit Party shall comply with all applicable Sanctions in all material respects, and shall maintain or be subject to policies and procedures reasonably designed to ensure compliance with Sanctions. A Credit Party will notify the Lender and Administrative Agent in

USActive 56393913.9 102 writing not more than one (1) Business Day after becoming aware of any breach of Section 7.23, this Section 8.11 or Section 8.16. 8.12. Taxes. Each Credit Party shall timely file all federal, state, provincial and other material Tax returns, information statements and reports required to be filed and shall timely pay all such material Taxes required to be paid by such Credit Party, except for any such Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP. 8.13. Compliance with Loan Documents and Constituent Documents. Each Credit Party shall fully comply with any and all covenants and provisions of each Loan Document executed by it. Each Credit Party shall comply with all material provisions of its Constituent Documents. 8.14. Investor Default. At all times when an Event of Default has occurred and is continuing and any Investor has failed to fund any Capital Contribution when due or otherwise defaulted on any of its obligations to any Credit Party, then such Credit Party shall exercise its available remedies as to such Investor only with the written consent of the Administrative Agent, at the direction of the Required Lenders. 8.15. Collateral Account. Each Credit Party shall ensure that, at all times, the Administrative Agent shall have electronic monitoring access to the Collateral Account. 8.16. Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. Each Credit Party, each Person directly or indirectly controlling a Credit Party, and each Person directly or indirectly controlled by a Credit Party shall, and to the knowledge of any Credit Party each other Related Party of any of the foregoing shall, (a) comply with all applicable Anti- Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain or be subject to policies and procedures reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, (b) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with all applicable Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Investor and the origin of the assets used by such Investor to fund its Capital Contributions, and shall maintain sufficient information to identify the applicable Investor for purposes of Anti-Money Laundering Laws, (c) ensure it does not use any of the Loans or Letters of Credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, and (d) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. 8.17. Solvency. The financial condition of each Credit Party and each subsidiary thereof shall be such that such Person is Solvent. 8.18. Returned Capital. The Credit Parties shall promptly, following notification to the Investors of any Returned Capital notify the Administrative Agent in writing of such Returned Capital. The effective date on which an Investor’s Unfunded Capital Commitment increases by Returned Capital for purposes of this Credit Agreement shall be the date on which

USActive 56393913.9 103 the Borrowers have delivered to the Administrative Agent duly completed copies of the items required by this Section 8.18 and Section 9.21. 8.19. RIC Status under the Internal Revenue Code; Investment Company Act. (a) The Initial Borrower will elect to be treated as a “regulated investment company” within the meaning of the Internal Revenue Code commencing with the first taxable year in which investors are issued equity interests in the Initial Borrower (2021) and will at all times thereafter maintain its status as a “regulated investment company” within the meaning of the Internal Revenue Code, and will at all times maintain its status as a “business development company” under the Investment Company Act. (b) Each Credit Party shall at all times be in compliance with the investment policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. Section 9. NEGATIVE COVENANTS So long as the Lenders have any commitment to lend or to cause the issuance of any Letter of Credit hereunder, and until payment and performance in full of the Obligations (other than contingent obligations for which no claim has yet been made), each Credit Party agrees that: 9.1. Credit Party Information. No Credit Party shall change its name, jurisdiction of formation or incorporation, chief executive office and/or principal place of business without the prior written consent of the Administrative Agent unless such Credit Party delivers any documentation reasonably required to permit the Administrative Agent to maintain its first priority security interest in the Collateral (subject to Permitted Liens). 9.2. Mergers, Etc. No Credit Party shall take any action (a) to merge, consolidate or divide with or into any Person, unless such Credit Party is the surviving entity, or (b) that will dissolve or terminate such Credit Party, in each case other than any merger, consolidation, division or dissolution of a Guarantor or a Feeder Fund with the prior written consent of the Administrative Agent in its sole discretion at a time when such Guarantor or such Feeder Fund, as applicable, has no Investors. 9.3. Limitation on Liens. No Credit Party shall create, permit or suffer to exist any Lien (whether such interest is based on common law, statute, other law or contract and whether junior or equal or superior in priority to the Liens created by the Loan Documents) upon the Collateral, other than (i) Liens to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents, or to a Pledgee, for the ultimate benefit of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents, (ii) non-consensual Liens, if any, that arise as a matter of law and are either not yet delinquent or are being contested in good faith by appropriate proceedings as long as, in either case, the applicable Borrower has set aside adequate reserves therefor on its books in accordance with GAAP, (iii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights or remedies as to Collateral Accounts or (iv) Liens arising in favor of any Account Bank pursuant to any Borrower Control Agreement or other agreement relating to such account (collectively, “Permitted Liens”).

USActive 56393913.9 104 9.4. Fiscal Year and Accounting Method. No Credit Party shall change its fiscal year or its method of accounting without the prior written consent of the Administrative Agent, unless otherwise required to do so by the Internal Revenue Code or GAAP (and if so required the Borrowers shall promptly notify the Administrative Agent in writing of such change). 9.5. Transfer of Interests; Admission of Investors. (a) Transfers by Investors. The Credit Parties shall not permit any Transfer of any interest or shares in a Borrower, Guarantor or Feeder Fund unless explicitly permitted pursuant to this Section 9.5. The Borrowers, Guarantors and Feeder Funds shall notify the Administrative Agent of any such Transfer by any Included Investor or Designated Investor of all or a portion of any interest in any Borrower, Guarantor or Feeder Fund under the applicable Constituent Documents at least five (5) Business Days before the proposed Transfer, and shall, promptly upon receipt thereof, deliver to the Administrative Agent copies of any proposed assignment agreement and other documentation delivered to, or required of such Investor by, a Borrower General Partner, a Guarantor General Partner or a Feeder Fund General Partner, as applicable. In order for a new Investor to be deemed to be an Included Investor or a Designated Investor, such new Investor must satisfy the criteria therefor as set out in this Credit Agreement. If the transfer of an Investor interest to a new Investor would result in a mandatory prepayment pursuant to Section 3.5(b) (due to the transferee not being designated as an Included Investor or a Designated Investor or otherwise), such mandatory prepayment shall be calculated and paid to the Lenders prior to the effectiveness of the transfer and such prepayment shall be subject to Section 4.5. Subject to compliance with the preceding sentence and Section 9.5(b), any assignment by an Included Investor or Designated Investor shall be permitted. Any transfer of any interest in any Borrower, Guarantor or Feeder Fund by any non-Included Investor to any other Person shall be permitted without the consent of the Administrative Agent or Lenders, subject to compliance with Section 9.5(b). (b) Sanctions Compliance. Any admission of an assignee of an interest in any Borrower, Guarantor or Feeder Fund or as a substitute Investor and any admission of a Person as a new Investor of any Borrower, Guarantor or Feeder Fund, shall be subject to such Person’s compliance with Sanctions and being KYC Compliant. 9.6. Constituent Documents. Except as hereinafter provided, no Credit Party shall (nor shall such Credit Party permit its general partner to) alter, amend, modify, terminate, or change any provision of its Constituent Documents, any Subscription Agreement or any Side Letter or enter any new Side Letter (each, a “Proposed Amendment”) if such Proposed Amendment would (a) remove or increase (or affect in a similar manner) the limitation in Section 9.11 hereof, (b) affect the Credit Party’s, the general partner’s of such Credit Party or any Investor’s (as applicable) debts, duties, obligations, and liabilities, or the rights, titles, security interests, Liens, powers and privileges of such Person (as applicable), in each case, relating to any Capital Calls, Capital Contributions, Capital Commitments, Uncalled Capital Commitments or any other Collateral or any time period applicable thereto, (c) except as permitted under Section 9.5, suspend, reduce or terminate any Investor’s Unfunded Capital Commitments or obligation to fund Capital Calls, or (d) otherwise have a material adverse effect on the rights, titles, first priority security interests and Liens (subject to Permitted Liens), and powers and privileges of any of the Secured Parties hereunder (each, a “Material Amendment”).

USActive 56393913.9 105 With respect to any Proposed Amendment, such Credit Party shall notify the Administrative Agent of such proposal. The Administrative Agent shall within ten (10) Business Days of the date on which it has received such notification in accordance with Section 12.6 determine, in its sole discretion without the requirement of obtaining the input of the Lenders and on its good faith belief, whether or not such Proposed Amendment would constitute a Material Amendment and shall promptly notify such Credit Party of its determination. In the event that the Administrative Agent determines that such Proposed Amendment is a Material Amendment, the approval of the Required Lenders and Administrative Agent shall be required (unless the approval of all Lenders is otherwise required hereunder), and the Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the Proposed Amendment and any other relevant information provided by such Credit Party. Subject to Section 12.1, the Lenders shall, within ten (10) Business Days from the date of such notice from the Administrative Agent, deliver their approval or denial thereof. In the event that the Administrative Agent determines that the Proposed Amendment is not a Material Amendment, such Credit Party may make such amendment without the consent of the Administrative Agent or any Lender. Each Credit Party may, without the consent of the Administrative Agent or the Lenders, amend its Constituent Documents: (x) to admit new Investors to the extent permitted by, and in accordance with, this Credit Agreement; and (y) to reflect transfers of interests in the Borrowers, the Guarantors or the Feeder Funds, as applicable, permitted by, and in accordance with, this Credit Agreement; provided that, in each case, such Credit Party shall promptly provide prior written notice to the Administrative Agent of any such amendment. Further, in the event any Constituent Document of any Credit Party is altered, amended, modified or terminated in any respect whatsoever, such Credit Party shall provide the Administrative Agent with copies of each executed, filed or otherwise effective document relating thereto. 9.7. Transfer of General Partners’ Interest. No Borrower General Partner shall transfer any portion of its partnership interest or shares in any Borrower or grant any Lien therein without the prior written consent of the Administrative Agent and the Required Lenders. No Guarantor General Partner shall transfer any portion of its partnership interest or shares in any Guarantor or grant any Lien therein without the prior written consent of the Administrative Agent and the Required Lenders. No Feeder Fund General Partner shall transfer any portion of its partnership interest or shares in a Feeder Fund or grant any Lien therein without the prior written consent of the Administrative Agent and the Required Lenders. 9.8. Negative Pledge. No Credit Party shall permit any Included Investor or Designated Investor to pledge or otherwise grant a security interest or otherwise create a Lien on such Investor’s right, title and interest in any Borrower, Guarantor or Feeder Fund without the prior written consent of the Administrative Agent in its sole and absolute discretion. 9.9. Limitation on Investor Withdrawals. No Credit Party shall permit any Investor to withdraw its interest in any Borrower, Guarantor or Feeder Fund without the prior written consent of the Lenders, other than (a) in the limited instance in accordance with Sections 2.02(m) and 4.02(n) of the Subscription Agreements, to the extent applicable, when an Investor’s continuing interest in the applicable Borrower, Guarantor or Feeder Fund would violate Applicable Law; provided that any pro forma mandatory prepayment required under Section

USActive 56393913.9 106 3.5(b) is satisfied prior to giving effect to such withdrawal; or (b) in connection with a Transfer permitted in accordance with Section 9.5. 9.10. Alternative Investment Vehicles and Parallel Investment Vehicles; Transfers of Capital Commitments. (a) Alternative Investment Vehicles and Parallel Investment Vehicles. Neither any Borrower nor any Guarantor nor any Feeder Fund shall either (i) transfer the Unfunded Capital Commitments of one or more Investors to any Alternative Investment Vehicle or Parallel Investment Vehicle, or (ii) cause Capital Contributions to be made to an Alternative Investment Vehicle or Parallel Investment Vehicle, in either case, unless such Alternative Investment Vehicle or Parallel Investment Vehicle has joined the Credit Facility as a Borrower in accordance with Section 6.4. Neither any Borrower nor any Guarantor nor any Feeder Fund shall transfer the Unfunded Capital Commitments of one or more Investors to any Affiliate of a Credit Party that is not a Credit Party hereunder (other than to any Alternative Investment Vehicle or Parallel Investment Vehicle pursuant to the foregoing sentence) unless such Affiliate has joined the Credit Facility as a Borrower, a Guarantor or a Feeder Fund in accordance with Section 6.4. (b) Other Transfers of Unfunded Capital Commitments. Neither any Borrower nor any Guarantor nor any Feeder Fund shall make or permit Capital Contributions to be made to any Affiliate of a Credit Party that is not a Credit Party hereunder or directly to any Investment. 9.11. Limitation on Indebtedness. No Borrower shall incur indebtedness for borrowed money other than Permitted Indebtedness. 9.12. Capital Commitments. No Credit Party shall: (i) cancel, reduce, excuse, or abate the Capital Commitment of any Investor without the prior written consent of the Lenders which may be withheld in their sole discretion; or (ii) relieve, excuse, delay, postpone, compromise or abate any Investor from the making of any Capital Contribution (including, for the avoidance of doubt, in connection with any particular Investment of such Credit Party), provided however the Credit Parties may excuse any Investor from funding a Capital Call with respect to which an Investment Exclusion Event applies (provided that any pro forma mandatory prepayment required under Section 3.5(b) is satisfied prior to giving effect to such excuse) and Investors may make Transfers in accordance with Section 9.5. 9.13. Capital Calls. No Credit Party shall make any contractual or other agreement with any Person which shall restrict, limit, penalize or control its ability to make Capital Calls or the timing thereof except as permitted in any Side Letter or otherwise contemplated by the Loan Documents. 9.14. ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, no Credit Party or member of a Credit Party’s Controlled Group shall establish, maintain, contribute to, or have any liability (contingent or otherwise) with respect to any Plan. No Credit Party shall take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A), (B), (C) or (D) of the Internal Revenue Code or Section 406(a) of ERISA that would subject the Administrative Agent

USActive 56393913.9 107 or the Lenders to any tax, penalty, damages or any other claim or relief under the Internal Revenue Code or ERISA. The following sentence shall not cease to be true with respect to each Borrower and each Guarantor: Either (x) such Borrower or Guarantor satisfies an exception under the Plan Asset Regulations so that its underlying assets do not constitute Plan Assets, or (y) such Borrower or Guarantor is deemed to hold Plan Assets and each of the following are true: (i) the Investment Adviser is the investment manager of such Borrower or Guarantor pursuant to the Management Agreement, which is in full force and effect; (ii) pursuant to the Management Agreement, the disposition of such Borrower’s or Guarantor’s assets is subject to the discretionary authority of the Investment Adviser; (iii) such Borrower or Guarantor is an investment fund (as defined in Part VI(b) of the QPAM Exemption); (iv) the terms of the transactions contemplated by the Loan Documents were negotiated on behalf of such Borrower or Guarantor by the Investment Adviser, which satisfies the conditions to be a QPAM within the meaning of the QPAM Exemption; (v) the conditions of Part I of the QPAM Exemption are satisfied with respect to such Borrower’s or Guarantor’s entering into and performance of this Credit Agreement, each Loan made thereunder, and the transactions contemplated by the Loan Documents; and (vi) none of any Lender, the Administrative Agent, the Sole Lead Arranger or any Affiliate of any of the foregoing has rendered (or has any responsibility or authority to render) investment advice (within the meaning of Section 3(21) of ERISA and Section 4975(e)(3) of the Code) with respect to any moneys or other property of such Borrower or Guarantor that would cause any Lender, the Administrative Agent, the Sole Lead Arranger or any Affiliate of any of the foregoing to be deemed a “fiduciary” within the meaning of Section 3(21) of ERISA and Section 4975(e)(3) of the Code with respect to the assets of such Borrower or Guarantor involved in any Loan or other transaction, and none of any Lender, the Administrative Agent, the Sole Lead Arranger or any Affiliate of any of the foregoing is otherwise a fiduciary with respect to the assets of the Borrower or Guarantor involved in any Loan or other transaction under the Loan Documents (including in connection with its retention or exercise of any rights under the Loan Documents). 9.15. Dissolution. Without the prior written consent of all Lenders (in their sole discretion), no Credit Party shall take any action to terminate or dissolve, provided that the consent of the Administrative Agent in its sole discretion shall be sufficient in the case of any action to terminate or dissolve any Guarantor at a time when such Guarantor has no Investors. 9.16. Environmental Matters. Except for such conditions as are in compliance with relevant Environmental Laws or otherwise could not reasonably be expected to result in a Material Adverse Effect, no Credit Party shall: (a) cause or permit any Hazardous Material to be generated, placed, held, located or disposed of on, under or at, or transported to or from, any real property of such Credit Party; or (b) permit any real property of such Credit Party to ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Material. 9.17. Limitations on Distributions. No Credit Party shall make, pay or declare any Distribution (as defined below) other than a Permitted Distribution (i) at any time except as permitted pursuant to their Constituent Documents, (ii) at any time during the existence of an Event of Default, a Potential Default pursuant to Section 10.1(a) or 10.1(i) or a mandatory prepayment pursuant to Section 3.5(b), or (iii) that results in the requirement for a mandatory prepayment pursuant to Section 3.5(b), except for any Distributions permitted pursuant to their Constituent Documents in amounts intended to enable a partner or other equity owner in the

USActive 56393913.9 108 applicable Credit Party (and its direct or indirect owners) to discharge their U.S. federal, state and local income tax liabilities arising from allocations of income with respect to the applicable Credit Party and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed; provided that no Permitted Distributions may be made during an Event of Default pursuant to Section 10.1(a), 10.1(h) or 10.1(i) or an Event of Default that has resulted in acceleration of the maturity of the Obligations hereunder. “Distribution” means any distributions (whether or not in cash) on account of any partnership interest or other equity interest in a Borrower, a Guarantor or a Feeder Fund, including as a dividend or other distribution and on account of the purchase, redemption, retirement or other acquisition of any such partnership interest or other equity interest. 9.18. Limitation on Withdrawals of Funds. Without the prior written consent of the Required Lenders, no Credit Party shall make or cause the making of any withdrawal or transfer of funds from any Collateral Account if a Cash Control Event has occurred and is continuing, other than withdrawals for the purpose of repaying Obligations or investments of cash on deposit in the Collateral Accounts in accordance with the terms of the Loan Documents. 9.19. [Reserved]. 9.20. Limitations of Use of Loan Proceeds. The Credit Parties shall not use the proceeds of any Loan or Letter of Credit for the payment to any Investor of any Distribution. 9.21. Capital Returns. No Credit Party shall return any funds to the Investors which may be the subject of a Capital Call without concurrently delivering to the Administrative Agent a copy of each related Capital Return Notice and a Capital Return Certification. 9.22. Commitment Period Termination Date. No Credit Party shall take any action which could result in the Commitment Period Termination Date occurring prior to the Maturity Date. 9.23. Transactions with Affiliates. No Credit Party shall, nor shall it permit any other Credit Party to, sell, lease or otherwise transfer any of its property or assets to, or purchase, lease or otherwise acquire any property or assets from, or make any contribution towards, or reimbursement for, any Taxes payable by any Person or any of its Subsidiaries in respect of income of such Credit Party, or otherwise engage in any other transactions with, any of its Affiliates, except transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties. 9.24. [Reserved] 9.25. Collateral Accounts. No Credit Party shall direct, authorize or otherwise permit any proceeds, monies or sums paid by the Investors pursuant to any Capital Call to be deposited, credited or otherwise included in any account other than the Collateral Accounts. No Credit Party shall, and shall not cause any of its Subsidiaries to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collateral Accounts cash or cash proceeds other than Capital Contributions.

USActive 56393913.9 109 9.26. Deemed Capital Contributions. No Borrower shall reinvest current cash flow from Investments owned directly by the Borrowers and/or net proceeds from Investment dispositions of Investments owned directly by the Borrowers in accordance with the Constituent Documents in each case if such cash is distributable to Investors if (a) an Event of Default under Section 10.1(a), (g), (h), (i), (j), (n), (o), (q) or (s) has occurred and is continuing, or (b) such reinvestment would reduce the Unfunded Capital Commitment of any Investor and cause the Principal Obligations to exceed the Available Commitment, unless with respect to this clause (b), prior to such reinvestment, the Borrowers shall make any resulting mandatory prepayment required under Section 3.5(b). Section 10. EVENTS OF DEFAULT 10.1. Events of Default. An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (a) (i) the Borrowers shall fail to pay when due any principal of the Obligations, including, without limitation, any failure to pay any amount required under Section 3.5(b); or (ii) the Borrowers shall fail to pay when due any interest on the Obligations or any fee, expense, indemnity or other payment required hereunder, or under any other Loan Document, including, without limitation, payment of cash for deposit as Cash Collateral under Section 2.8(h), and such failure under this clause (ii) shall continue for two (2) Business Days; (b) any representation or warranty made or deemed made by or on behalf of the Credit Parties (in each case, as applicable) under this Credit Agreement, or any of the other Loan Documents executed by any one or more of them, or in any certificate or statement furnished or made to the Administrative Agent or Lenders or any one of them by the Credit Parties (in each case, as applicable) pursuant hereto, in connection herewith or with the Loans, or in connection with any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made and the adverse effect of the failure of such representation or warranty shall not have been cured within thirty (30) days after the earlier of: (i) written notice thereof has been given by the Administrative Agent to the Borrowers or (ii) a Responsible Officer of a Credit Party obtains actual knowledge thereof; (c) default shall occur in the performance of: (i) any of the covenants or agreements contained herein (other than the covenants contained in Sections 3.5(b), 5.2(a), 8.1, 8.8(b), Section 8.19 and Sections 9.1 through 9.26) by the Credit Parties; or (ii) the covenants or agreements of the Credit Parties contained in any other Loan Documents executed by such Person (other than the covenants or agreements by any Credit Party contained in any Feeder Fund Acknowledgment and Confirmation equivalent to the covenants contained in Sections 3.5(b), 5.2(a), 8.1, 8.8(b) and Sections 9.1 through 9.26), and, if such default is susceptible to cure, such default shall continue uncured to the satisfaction of the Administrative Agent for a period of thirty (30) days after the earlier of: (x) written notice thereof has been given by the

USActive 56393913.9 110 Administrative Agent to the Borrowers or (y) a Responsible Officer of a Credit Party obtains actual knowledge thereof; (d) default shall occur in the performance of any of the covenants or agreements of any Credit Party contained in Section 3.5(b), Section 5.2(a), Section 8.8(b) or any one of Sections 9.1 through 9.26, or any of the covenants or agreements of any Credit Party contained in any Feeder Fund Acknowledgment and Confirmation equivalent to the covenants or agreements contained in Section 3.5(b), 5.2(a), 8.8(b), Section 8.19 or any one of Sections 9.1 through 9.26; (e) default shall occur in the performance of Section 8.1 of this Credit Agreement, or in the performance of the provisions contained in any Feeder Fund Acknowledgment and Confirmation equivalent to Section 8.1, and such default shall continue uncured for three (3) Business Days after the earlier of: (x) written notice thereof has been given by the Administrative Agent to the Borrowers or (y) a Responsible Officer of a Credit Party obtains actual knowledge thereof; (f) any of the Loan Documents executed by the Credit Parties: (i) shall cease, in whole or in part, to be legal, valid, binding agreements enforceable against the Credit Parties, as the case may be, in accordance with the terms thereof; (ii) shall in any way be terminated or become or be declared ineffective or inoperative; or (iii) shall in any way whatsoever cease to give or provide the respective first priority Liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby (in each case subject to Permitted Liens); (g) default shall occur with respect to the payment of any Indebtedness of the Credit Parties in equal to or in excess of the Threshold Amount or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and in either case shall not be promptly paid or extended; (h) any Credit Party or the Investment Adviser shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, sequestrator, conservator, liquidator or similar official of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any partnership, limited liability company or corporate action for the purpose of effecting any of the foregoing; (i) an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of any Credit Party or the Investment Adviser or appointing a receiver, custodian, trustee, examiner, intervenor, sequestrator, conservator, liquidator or similar official of any Credit Party or the Investment Adviser or of all or substantially all of such Person’s assets, and

USActive 56393913.9 111 such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; (j) any final judgment(s) for the payment of money equal to or in excess of the Threshold Amount in the aggregate shall be rendered against any Credit Party alone or against one or more of the Credit Parties and such judgment shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party to enforce any such judgment, unless such judgment is covered by insurance in an amount that would cause any uninsured potential liability not to exceed the Threshold Amount or unless it is being appealed and such Credit Party has posted a bond or cash collateral; (k) there shall occur any event which results in a Material Adverse Effect; (l) the issuance to any Credit Party or a reasonable basis exists for the issuance to any Credit Party of any administrative order by any Governmental Authority under any Environmental Law, or the issuance to any Credit Party of any injunctive order by any court under any Environmental Law, which, in the Administrative Agent’s reasonable judgment, will result in a Material Adverse Effect; (m) a Borrower General Partner shall be removed or otherwise cease to be the sole general partner of any Borrower or the requisite number of Investors required to take such action pursuant to the Borrower’s Constituent Documents shall notify the Borrower of their intent to seek the removal of a Borrower General Partner, a Guarantor General Partner shall be removed or otherwise cease to be the sole general partner of the applicable Guarantor or the requisite number of Investors required to take such action pursuant to any Guarantor’s Constituent Documents shall notify a Guarantor of their intent to seek the removal of a Guarantor General Partner, or a Feeder Fund General Partner shall be removed or otherwise cease to be the sole general partner of the applicable Feeder Fund or the requisite number of Investors required to take such action pursuant to any Feeder Fund’s Constituent Documents shall notify a Feeder Fund of their intent to seek the removal of a Feeder Fund General Partner; (n) one or more Investors (other than any Guarantor or any Feeder Fund in its capacity as an Investor in another Credit Party) having Capital Commitments aggregating twelve percent (12%) or greater of the total Capital Commitments of Investors in the Borrowers, the Guarantors and the Feeder Funds shall default in their obligation to fund any Capital Calls (on a cumulative basis) when due and such failure shall not be cured within ten (10) Business Days (without regard to any cure or notice periods contained in the applicable Subscription Agreement); (o) the Investment Adviser or any Specified Investor fails to fund any Capital Call when due and such failure shall not be cured within three (3) Business Days (without regard to any cure or notice periods contained in the applicable Subscription Agreements); (p) the Guaranty given by a Guarantor hereunder or any provision thereof shall cease to be in full force and effect, or such Guarantor, the applicable Guarantor General

USActive 56393913.9 112 Partner or any other Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guaranty; (q) any Credit Party or the Investment Adviser shall repudiate, challenge, or declare unenforceable its Capital Commitment or its obligation to make Capital Contributions to the capital of the Borrowers, the Guarantors or the Feeder Funds, pursuant to a Capital Call or shall otherwise disaffirm any material provision of any Credit Party’s Constituent Documents or it Subscription Agreement, as applicable; (r) the Management Agreement shall cease to be in full force and effect or the Investment Adviser resigns or is removed from said role and another Person acceptable to 100% of the Lenders in their sole discretion is not appointed as successor within ten (10) days; (s) an event shall occur that will cause a dissolution or liquidation of any Credit Party, other than in accordance with the terms hereof; (t) [Reserved]; (u) the Initial Borrower fails to maintain its status as a closed-end company that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act; (v) a Change of Control shall occur; or (w) the occurrence of a Key Person Event and such Key Person Event has not been cured to the satisfaction of the Administrative Agent within one hundred twenty (120) days from the date of the occurrence thereof and other Persons acceptable to the Administrative Agent in its sole discretion are not appointed as replacement “Key Persons”. 10.2. Remedies Upon Event of Default. (a) If an Event of Default shall have occurred, subject to the Standstill Period, then the Administrative Agent may (and shall at the direction of the Required Lenders): (i) suspend the Commitments of the Lenders; (ii) terminate the Commitment of the Lenders hereunder and declare the occurrence of the Maturity Date; (iii) declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable (including the liability to fund the Letter of Credit Liability pursuant to Section 2.8), whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind (other than notice of such declaration) all of which the Credit Parties hereby expressly waive, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iv) exercise any right, privilege, or power set forth in Sections 5.2 and 5.3 and the Collateral Documents, including, but not limited to, the initiation of Capital Calls of the Uncalled Capital Commitments; (v) suspend the obligation of the Lenders to maintain LIBOR Rate Loans and (vi) without notice of default or demand, pursue and enforce any of the Administrative Agent’s or the Lenders’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any Applicable Law or agreement; provided that if any Event of Default specified in Sections 10.1(h) or 10.1(i) shall occur, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by the Administrative Agent or the Lenders, or any of them, and

USActive 56393913.9 113 without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each of the Credit Parties hereby expressly waives. Notwithstanding anything to the contrary contained in the Loan Documents, if an Event of Default has occurred and is continuing (and such Event of Default did not occur as a result of (i) a failure of the Credit Parties to timely issue a Capital Call to repay Obligations when due hereunder, (ii) any bankruptcy, reorganization or insolvency proceeding or (iii) a Change of Control), then prior to exercising its rights to make a Capital Call on the Investors, the Administrative Agent will permit the Credit Parties to call Capital Commitments to cure the Event of Default and/or repay the Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted) in full during the Standstill Period only. If within five (5) Business Days of the earlier of receipt of notice of such Event of Default or knowledge by any Responsible Officer of the Credit Parties of such Event of Default, the Credit Parties issue a Capital Call in an amount to repay the Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted) in full, then the Administrative Agent shall not exercise its rights to make a Capital Call directly on the Investors for a period of ten (10) Business Days from the date such Capital Call was issued by the Credit Parties (such period, the “Standstill Period”). The Administrative Agent shall not otherwise be limited to exercising any other remedies under the Loan Documents during the Standstill Period (including taking exclusive control of the Collateral Accounts or any actions necessary to protect the Secured Parties’ rights in the event of an insolvency proceeding). (b) Actions with Respect to the Collateral. The Administrative Agent, on behalf of the Secured Parties, is hereby authorized, in the name of the Secured Parties or the name of any Credit Party, at any time or from time to time during the existence of an Event of Default, to: (i) initiate one or more Capital Calls in order to pay the Obligations then due and owing, (ii) notify the Investors to make all payments due or to become due with respect to their Capital Commitments directly to the Administrative Agent on behalf of the Secured Parties or to an account other than the Collateral Accounts, (iii) take or bring in any Credit Party’s name, or that of the Secured Parties, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect possession or collection of payments of the Capital Commitments, (iv) complete any contract or agreement of any Credit Party in any way related to payment of any of the Capital Commitments, (v) make allowances or adjustments related to the Capital Commitments, (vi) compromise any claims related to the Capital Commitments, (vii) issue credit in its own name or the name of any Credit Party; or (viii) exercise any other right, privilege, power, or remedy provided to any Credit Party under its respective Constituent Documents and the Subscription Agreements with respect to the Capital Commitments. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Administrative Agent or the Secured Parties, neither the Administrative Agent nor the Secured Parties shall be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Calls or the Capital Commitment or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Capital Commitment, subject to the Internal Revenue Code. The Administrative Agent shall give the Borrowers notice of actions taken pursuant to this Section 10.2(b) concurrently with, or promptly after, the taking of such action, but its failure to give such notice shall not affect the validity of such action, nor shall such failure give rise to defenses to the Borrowers’ or the Guarantors’ obligations hereunder. Notwithstanding the above, during the continuance of an Event of

USActive 56393913.9 114 Default, the Credit Parties shall be authorized to issue Capital Calls only with the consent of the Administrative Agent in its sole discretion. (c) Additional Action by the Administrative Agent. After the occurrence and during the continuance of an Event of Default, issuance by the Administrative Agent on behalf of the Secured Parties of a receipt to any Person obligated to pay any capital contribution shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Administrative Agent for the benefit of the Secured Parties so long as such amounts shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any insolvency law, state or federal law, common law or equitable doctrine. The Administrative Agent, on behalf of the Secured Parties, is hereby authorized and empowered, after the occurrence and during the continuance of an Event of Default, on behalf of any Credit Party, to endorse the name of any Credit Party upon any check, draft, instrument, receipt, instruction, or other document or items, including, but not limited to, all items evidencing payment upon a Capital Contribution of any Person to any Credit Party coming into the Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. After the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of any Credit Party, either before or after demand of payment of the Obligations, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to protect the first priority security interests and Liens in the Collateral (subject to Permitted Liens) or the repayment of the Obligations, and neither the Administrative Agent nor the Secured Parties, in the absence of gross negligence or willful misconduct, shall incur any liability in connection with or arising from its exercise of such power of attorney. The application by the Administrative Agent of such funds shall, unless the Lenders shall agree otherwise in writing, be the same as set forth in Section 3.4. The Credit Parties acknowledge that all funds so transferred into the Collateral Accounts shall be the property of the Borrowers, the Guarantors or the Feeder Funds, as applicable, subject to the first priority, exclusive security interest of the Administrative Agent therein. 10.3. Lender Offset. If an Event of Default shall have occurred and be continuing, each Lender, the Letter of Credit Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Letter of Credit Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party against any and all of the obligations of any Borrower or such Credit Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender, the Letter of Credit Issuer or any of their respective Affiliates, irrespective of whether or not such Lender, the Letter of Credit Issuer or any such Affiliate shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of any Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Letter of Credit Issuer or such

USActive 56393913.9 115 Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.4(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Letter of Credit Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Letter of Credit Issuer and their respective Affiliates under this Section 10.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Letter of Credit Issuer or their respective Affiliates may have. Each Lender and the Letter of Credit Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. 10.4. Performance by the Administrative Agent. Should any Credit Party fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, and such failure continues beyond any applicable cure period, the Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, the Credit Parties shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent at its designated Agency Services Address, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Administrative Agent nor the Lenders assume any liability or responsibility for the performance of any duties of the Credit Parties, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of any Credit Party, or any related Person, nor by any such action shall the Administrative Agent or the Lenders be deemed to create a partnership arrangement with any Credit Party, or any related Person. 10.5. Good Faith Duty to Cooperate. In the event that the Administrative Agent or Required Lenders elect to commence the exercise of remedies pursuant to Section 10.2 or 10.3 as a result of the occurrence of any Event of Default, the Credit Parties agree to cooperate in good faith with the Administrative Agent to enable the Administrative Agent to issue Capital Calls and enforce the payment thereof by the Investors, including but not limited to providing contact information for each Investor within two (2) Business Days of request. Section 11. AGENCY PROVISIONS 11.1. Appointment and Authorization of Administrative Agent. (a) Authority. Each Lender (including any Person that is an assignee, participant, secured party or other transferee with respect to the interest of such Lender in any Principal Obligation or otherwise under this Credit Agreement) (collectively with such Lender, a “Lender Party”) hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated

USActive 56393913.9 116 to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, no Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, nor shall any Agent have or been deemed to have any fiduciary relationship with any Lender Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties, any Investor, or any Affiliate of the foregoing (each, a “Borrower Party”) shall have any rights as a third-party beneficiary of the provisions hereof (except for the provisions that explicitly relate to the Credit Parties in Section 11.10). (b) Release of Collateral. The Secured Parties irrevocably authorize the Administrative Agent (without any further consent of the Secured Parties), at the Administrative Agent’s option and in its sole discretion, to release any security interest in or Lien on any Collateral granted to or held by the Administrative Agent: (i) upon termination of this Credit Agreement and the other Loan Documents, termination of the Commitments and all Letters of Credit and payment in full of all of the Obligations (other than contingent obligations for which no claim has yet been made), including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents; and (ii) if approved by the Lenders pursuant to the terms of Section 12.1. Upon the request of the Administrative Agent, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.1(b). 11.2. Delegation of Duties. The Administrative Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of legal counsel, accountants, and other professionals selected by the Administrative Agent concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons. The exculpatory provisions of this Section 11 shall apply to any such sub-agent of the Administrative Agent. 11.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its affiliates, nor any of their respective officers, directors, employees, agents or attorneys-in-fact (each such person, an “Agent-Related Person”), shall be liable for any action taken or omitted to be taken by it under or in connection herewith or in connection with any of the other Loan Documents (except for its own gross negligence or willful misconduct) or be responsible in any manner to any Lender Party for any recitals, statements, representations or warranties made by any of the Borrower Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in

USActive 56393913.9 117 connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Borrower Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent-Related Person to the Lenders or by or on behalf of the Borrower Parties to the Agent-Related Person or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrower Parties. The Administrative Agent is not trustee for the Lenders and owes no fiduciary duty to the Lenders. Each Lender Party recognizes and agrees that Administrative Agent shall not be required to determine independently whether the conditions described in Sections 6.2(a) or 6.2(b) have been satisfied and, when Administrative Agent disburses funds to Borrowers or the Letter of Credit Issuer causes Letters of Credit to be issued or accepts any Qualified Borrower Guaranties, it may rely fully upon statements contained in the relevant requests by a Borrower Party. 11.4. Reliance on Communications. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Borrower Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent in accordance with Section 12.11(c). The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically required, all of the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns). 11.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower Party referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice, and the Administrative Agent shall take such action with respect to

USActive 56393913.9 118 such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents. 11.6. Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that no Agent-Related Person has made any representations or warranties to it and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of any Borrower Party, shall be deemed to constitute any representation or warranty by the Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent- Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower Parties which may come into the possession of any Agent- Related Person. 11.7. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify, upon demand, each Agent-Related Person (to the extent not reimbursed by a Borrower Party and without limiting any obligation of the Borrower Parties to do so), ratably in accordance with the applicable Lender’s respective Lender’s Pro Rata Share, and hold harmless each Agent-Related Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against it in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by it under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct, or related to another Lender; provided, further, that no action taken in accordance with the directions of the Required Lenders or all Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Letter of Credit Issuer upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement

USActive 56393913.9 119 (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower Parties. The agreements in this Section 11.7 shall survive the termination of the Commitments, payment of all of the Obligations hereunder and under the other Loan Documents or any documents contemplated by or referred to herein or therein, as well as the resignation or replacement of the Administrative Agent. 11.8. Administrative Agent in Its Individual Capacity. The Administrative Agent (and any successor acting as the Administrative Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Party (or any of their Subsidiaries or Affiliates) as though the Administrative Agent were not the Administrative Agent or a Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding the Borrower Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, the Administrative Agent acting in its individual capacity shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity. 11.9. Successor Administrative Agent. (a) Resignation of Administrative Agent. (i) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers and subject to the consent of the Borrowers (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Letter of Credit Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (ii) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrowers and such Person, remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall

USActive 56393913.9 120 have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (iii) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 11 and Section 12.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. (iv) Any resignation by Wells Fargo as Administrative Agent pursuant to this Section 11.9 shall also constitute its resignation as Letter of Credit Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer, (b) the retiring Letter of Credit Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

USActive 56393913.9 121 (b) [Reserved]. 11.10. Reliance by the Borrowers. The Borrowers shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by the Administrative Agent to the Borrowers, so long as the Administrative Agent is purporting to act in its respective capacity as the Administrative Agent pursuant to this Credit Agreement, and the Borrowers shall not be responsible or liable to any Lender (or to any Participant or to any Assignee), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon Administrative Agent. The Borrowers shall be entitled to treat the Administrative Agent as the properly authorized Administrative Agent pursuant to this Credit Agreement until the Borrowers shall have received notice of resignation, and the Borrowers shall not be obligated to recognize any successor Administrative Agent until the Borrowers shall have received written notification satisfactory to them of the appointment of such successor. 11.11. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Party, Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Liability shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Liability and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Secured Party, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

USActive 56393913.9 122 11.12. Erroneous Payments. (a) Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender, any other Secured Party or any other Person that the Administrative Agent has determined in its sole discretion that such Person has received funds on behalf of a Lender, Secured Party or other Person (each such recipient, a “Payment Recipient”) from the Administrative Agent or any of its Affiliates that were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that, nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clause (i) or (ii) above. Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one (1) Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence. (c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of (i) the Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

USActive 56393913.9 123 (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Payment Recipient, such Payment Recipient shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s lending affiliate, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto or any further payment by the Administrative Agent or its lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment, and the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. As to any Erroneous Payment Deficiency Assignment, the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.11. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Credit Agreement. (e) Each party hereto hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount, (ii) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Credit Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any of the Obligations owed by the Borrowers or any other Credit Party and (iii) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except, in the case of clauses (ii) and (iii) of this Section 11.12(e), to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), any Borrower or any other Credit Party for the purpose of making a payment on the Obligations. (f) Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent pursuant to this Section 11.12 or under the indemnification provisions of this Credit Agreement. (g) Each party’s obligations under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by,

USActive 56393913.9 124 or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. Section 12. MISCELLANEOUS 12.1. Amendments. Neither this Credit Agreement (including the exhibits hereto) nor any other Loan Document to which any Credit Party is a party, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by the Administrative Agent (based upon the approval of the Required Lenders), or the Required Lenders, on the one hand, and such Credit Party on the other hand; and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent; provided that no such amendment, waiver, discharge, or termination shall, without the consent of: (a) each Lender affected thereby: (i) reduce or increase the amount or alter the term of the Commitment of such Lender, alter the provisions relating to any fees (or any other payments) payable to such Lender, or accelerate the obligations of such Lender to advance its portion of any Borrowing, as contemplated in Section 2.5 or issue or participate in any Letter of Credit, as contemplated in Section 2.8; (ii) extend the time for payment for the principal of or interest on the Obligations, or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees or costs hereunder; (iii) release any Liens granted under the Collateral Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in any Borrower, Guarantor or Feeder Fund permitted hereunder or in any other Loan Document; and (b) all Lenders: (i) except as otherwise provided by Section 9.5 or 9.12, permit the cancellation, excuse or reduction of the Uncalled Capital Commitment or Capital Commitment of any Included Investor or Designated Investor; (ii) amend the definition of “Applicable Requirement”, “Available Commitment”, “Concentration Limit”, “Designated Investor”, “Eligible Institution”, “Included Investor”, “Maturity Date”, “Principal Obligations”, “Pooled Vehicle Investor”, “HNW Investor” or the definition of any of the defined terms used therein; (iii) change the percentages specified in the definition of Required Lenders herein or any other provision hereof specifying the number or percentage

USActive 56393913.9 125 of the Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder; (iv) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under (or in respect of) the Loan Documents; or (v) amend the terms of Section 3.5(b) or this Section 12.1. The Administrative Agent agrees that it will notify the Lenders of any proposed modification or amendment to any Loan Document, and deliver drafts of any such proposed modification or amendment to the Lenders, prior to the effectiveness of such proposed modification or amendment. Notwithstanding the above: (A) no provisions of Section 11 may be amended or modified without the consent of the Administrative Agent; (B) no provisions of Section 2.8 may be amended or modified without the consent of the Letter of Credit Issuer; and (C) Section 8 and Section 9 specify the requirements for waivers of the Affirmative Covenants and Negative Covenants listed therein, and any amendment to a provision of Section 8 or Section 9 shall require the consent of the Lenders or the Administrative Agent that are specified therein as required for a waiver thereof. Any amendment, waiver or consent not specifically addressed in this Section 12.1 or otherwise shall be subject to the approval of Required Lenders. Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersede the unanimous consent provisions set forth herein; (2) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding; (3) the Administrative Agent may, in its sole discretion, agree to the modification or waiver of any of the other terms of this Credit Agreement or any other Loan Document or consent to any action or failure to act by any Credit Party, if such modification, waiver, or consent is of an administrative nature; and (4) the Administrative Agent (and, if applicable, the Borrowers) may, without the consent of any Lender, enter into amendments or modifications to this Credit Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 4.10 in accordance with Section 4.10. If the Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by the Administrative Agent, as the case may be, such Lender shall be deemed to have denied its consent to the request. 12.2. Sharing of Offsets. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Section 4 or Section 12.5) greater than its pro rata share

USActive 56393913.9 126 thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of obligations owing them; provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Sections 2.8(h) and 4.9 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans and Letters of Credit to any assignee or participant, other than to the Borrowers or any of their Subsidiaries (as to which the provisions of this paragraph shall apply). Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation. 12.3. Sharing of Collateral. To the extent permitted by Applicable Law, each Lender and the Administrative Agent, in its capacity as a Lender, agrees that if it shall, through the receipt of any proceeds from a Capital Call or the exercise of any remedies under any Collateral Documents, receive or be entitled to receive payment of a portion of the aggregate amount of principal, interest and fees due to it under this Credit Agreement which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender under this Credit Agreement than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to any Obligations to such Lender under this Credit Agreement, then such Lender or the Administrative Agent, in its capacity as a Lender, as the case may be, shall purchase participations in the Obligations under this Credit Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Credit Agreement, the Notes and the Obligations thereunder held by the Lenders shall be pro rata according to each Lender’s Commitment (determined as of the date thereof and regardless of any change in any Lender’s Commitment caused by such Lender’s receipt of a proportionately greater or lesser payment hereunder). Each Lender hereby authorizes and directs the Administrative Agent to coordinate and implement the sharing of collateral contemplated by this Section 12.3 prior to the distribution of proceeds from Capital Calls or proceeds from the exercise of remedies under the Collateral Documents prior to making any distributions of such proceeds to each Lender or the Administrative Agent, in their respective capacity as the Lenders.

USActive 56393913.9 127 12.4. Waiver. No failure to exercise, and no delay in exercising, on the part of the Administrative Agent or the Lenders, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by Applicable Law. No modification or waiver of any provision of this Credit Agreement, the Notes or any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Subject to the terms of this Credit Agreement (including, without limitation, Section 12.1), the Administrative Agent acting on behalf of all Lenders, and the Credit Parties may from time to time enter into agreements amending or changing any provision of this Credit Agreement or the rights of the Lenders or the Credit Parties hereunder, or may grant waivers or consents to a departure from the due performance of the obligations of the Credit Parties hereunder, any such agreement, waiver or consent made with such written consent of the Administrative Agent being effective to bind all the Lenders, except as provided in Section 12.1. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion. 12.5. Payment of Expenses; Indemnity. (a) Cost and Expenses. The Borrowers, jointly and severally, shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, including the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP, in connection with the preparation, negotiation, execution, delivery, syndication and administration of this Credit Agreement and the other Loan Documents and any amendments, modifications, addition of Investors, amendments to any Credit Party’s Constituent Document, joinder of Borrowers, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Letter of Credit Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Letter of Credit Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section 12.5, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Letter of Credit Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any

USActive 56393913.9 128 such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the fees, charges and disbursements of one outside counsel for the Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Credit Facility), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Credit Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment or another tribunal to have resulted from the fraud, gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) results from a settlement of any claim, cause of action, suit, or other proceeding without the consent of the Credit Parties. This Section 12.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim. In the event any Indemnitee receives indemnification hereunder and later receives amounts on account of such indemnified matter from third parties (including insurance companies), the applicable Indemnitee shall promptly pay to the Borrowers the amount so received so long as after giving effect to such repayment it remains fully indemnified for the amounts requested from the Borrowers. To the extent that an Indemnitee is found to be entitled to indemnification hereunder, such payment shall be made by the Required Payment Time following the date on which such determination is made. (c) Reimbursement by the Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 12.5(a) or Section 12.5(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Letter of Credit Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the

USActive 56393913.9 129 Administrative Agent (or any such sub-agent), the Letter of Credit Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Principal Obligations at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Letter of Credit Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Letter of Credit Issuer in connection with such capacity. (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrowers and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) Payments. All amounts due under this Section 12.5 shall be payable promptly after demand therefor. (f) Survival. Each party’s obligations under this Section 12.5 shall survive the termination of the Loan Documents and payment of the Obligations hereunder. 12.6. Notice. (a) Notices Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (i) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or fax numbers specified below; (ii) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (iii) if by FedEx or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; (iv) if by telephone, on the day and at the time communication with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below; or (v) if by email, as provided in Section 12.6(b).

USActive 56393913.9 130 If to the Credit Parties: At the address specified with respect thereto on Schedule I. With a copy to (which shall not constitute notice hereunder): Dechert LLP One International Place, 40th Floor 100 Oliver Street Boston, MA 02110-2605 Attention: Christopher Desmond Telephone: (617) 728-7170 Fax: (617) 275-8411 Email: christopher.desmond@dechert.com If to Wells Fargo as Administrative Agent, Letter of Credit Issuer or Lender: Wells Fargo Bank, National Association 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Attention: Erin Goldstein Telephone: (704) 410-0276 Email: subscription.finance@wellsfargo.com erin.s.goldstein@wellsfargo.com With a copy to (which shall not constitute notice hereunder): Cadwalader, Wickersham & Taft LLP 227 West Trade Street Charlotte, North Carolina 28202 Attention: Wesley Misson Telephone: (704) 348-5355 Facsimile: (704) 348-5200 Email: wesley.misson@cwt.com If to any other Lender: At the address and numbers set forth below the signature of such Lender on the signature page hereof or on the Assignment and Assumption or Joinder Agreement of such Lender. Any party hereto may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 12.6. With respect to any notice received by the Administrative Agent from any Borrower or any Investor not otherwise addressed herein, the Administrative Agent shall notify the Lenders promptly of the receipt of such notice, and shall provide copies thereof to the Lenders. (b) Electronic Communication. Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic

USActive 56393913.9 131 communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Section 2 if such Lender or the Letter of Credit Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving such notices by electronic communication. Any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. 12.7. Governing Law. This Credit Agreement and any other Loan Document (except, at to any other Loan Document, as expressly set forth therein), and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. 12.8. Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against any party hereto with respect to this Credit Agreement, the Notes or the other Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and each party hereto hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each party hereto hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the Lender by registered or certified mail, postage prepaid, to such party’s address set forth in Section 12.6. Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the Notes brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.

USActive 56393913.9 132 12.9. Invalid Provisions. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail. 12.10. Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. 12.11. Successors and Assigns; Participations. (a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.11(b), (ii) by way of participation in accordance with the provisions of Section 12.11(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.11(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.11(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees (each, an “Assignee”), all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, in each case, any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and;

USActive 56393913.9 133 (B) in any case not described in Section 12.11(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such “Trade Date”) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided that the Borrowers shall be deemed to have given their consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowers in a written notice to the Administrative Agent received prior to such fifth (5th) Business Day. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.11(b)(i)(B) and, in addition: (A) the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender or an Affiliate of a Lender; provided, that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment or an Affiliate of such Lender; and (C) the consent of the Letter of Credit Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

USActive 56393913.9 134 (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire if requested by the Administrative Agent. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) any Credit Party or any Credit Party’s Subsidiaries or Affiliates or (B) to any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B). (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person. (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Letter of Credit Issuer and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs. (viii) Consequences of Assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.11(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s

USActive 56393913.9 135 rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4 and Section 12.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11(d). (c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.5(c) with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.1 that directly affects such Participant and could not be affected by a vote of the Required Lenders. The Borrowers agree that each Participant shall be entitled to the benefits of Section 4 (subject to the requirements and limitations therein, including the requirements of Section 4.1(g) (it being understood that the documentation required under Section

USActive 56393913.9 136 4.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.11(b); provided that such Participant (A) agrees to be subject to the provisions of Section 4.8 as if it were an assignee under Section 12.11(b) and (B) shall not be entitled to receive any greater payment under Sections 4.1 and 4.4, with respect to such participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 4.8(b) with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 10.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.2 as though it were a Lender. (e) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in its Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Addition of Lenders. With the prior written consent of the Administrative Agent in its sole discretion, at the request of the Borrowers, a new lender may join the Credit Facility as a Lender by delivering a Lender Joinder Agreement to the Administrative Agent, and such new Lender shall assume all rights and obligations of a Lender under this Credit Agreement and the other Loan Documents; provided that: (i) the Commitment of the new Lender shall be in addition to the Commitment of the existing Lenders in effect on the date of such new Lender’s entry into the Credit Facility and the Maximum Commitment shall be increased in a corresponding amount;

USActive 56393913.9 137 (ii) the Commitment of the new Lender shall be in a minimum amount of $10,000,000, or such lesser amount agreed to by the Borrowers and the Administrative Agent; (iii) [reserved]; and (iv) the parties shall execute and deliver to the Administrative Agent a Lender Joinder Agreement, any amendment hereto determined necessary or appropriate by the Administrative Agent in connection with such Lender Joinder Agreement, the Borrowers shall execute such new Notes as the Administrative Agent or any Lender may request, and the new Lender shall deliver payment of a processing and recordation fee of $3,500 to the Administrative Agent, which amount the Administrative Agent may waive in its sole discretion. (h) Disclosure of Information. Any Lender may furnish any information concerning any Credit Party in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.17. 12.12. Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be excluded as set forth in the definition of Required Lenders. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer; third, to Cash Collateralize the Fronting Exposure of the Letter of Credit Issuer with respect to such Defaulting Lender in accordance with Section 4.9; fourth, as the Borrowers may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and

USActive 56393913.9 138 released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Credit Agreement and (B) Cash Collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 4.9; sixth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Letter of Credit Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit owed to, all Non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Letter of Credit Liability are held by the Lenders pro rata in accordance with their Commitments without giving effect to Section 12.12(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 12.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) Each Defaulting Lender shall be entitled to receive interest and Letter of Credit fees for any period during which such Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Loans funded by it, and (2) its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.9. (B) Each Defaulting Lender shall be entitled to receive Letter of Credit fees pursuant to Section 2.13 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.9.

USActive 56393913.9 139 (C) With respect to any Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in the Letter of Credit Liability that has been reallocated to such Non- Defaulting Lender pursuant to clause (iv) below, (2) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in the Letter of Credit Liability shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Principal Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 12.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non- Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 4.9. (b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent and the Letter of Credit Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their Commitments (without giving effect to Section 12.12(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise

USActive 56393913.9 140 expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non- Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (c) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Letter of Credit Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. 12.13. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Credit Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated. 12.14. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement. 12.15. Survival. All representations and warranties made by the Credit Parties herein shall survive delivery of the Notes, the making of the Loans and the issuance of the Letters of Credit. 12.16. Full Recourse. The payment and performance of the Obligations shall be fully recourse to the Borrowers and the Guarantors and their properties and assets. Notwithstanding anything in this Credit Agreement and the Loan Documents to the contrary (and subject to applicable law), the Obligations shall not be recourse to any Borrower General Partner or any Guarantor General Partner, and the Lenders shall not have the right to pursue any claim or action against any Borrower General Partner or any Guarantor General Partner except for any claim or action for actual damages of the Agents or Lenders as a result of breach by any Borrower General Partner or any Guarantor General Partner of its contractual obligations under the Loan Documents or any fraud, willful misrepresentation or willful misappropriation of proceeds from the Credit Facility on the part of any Borrower General Partner or any Guarantor General Partner, as applicable, in which event there shall be full recourse against such Person. 12.17. Availability of Records; Confidentiality. (a) Each party hereto acknowledges and agrees that this Credit Agreement, all Loan Documents, Borrowing Base Certificates, and all other documents, certificates, opinions, letters of credit, reports, and other material information of every nature or description, and all transactions contemplated thereunder (without duplication of Confidential Information, collectively, “Transaction Information”) are confidential and may not be disclosed except as set forth in this Section 12.17; provided, it is acknowledged and agreed that the Administrative Agent may provide to the Lenders, and that the Administrative Agent and each Lender may provide to any Affiliate of a Lender or Participant or Assignee or proposed Participant or Assignee and each of their respective officers, directors, employees, advisors, auditors, counsel, rating agencies and agents or any other Person as deemed necessary or appropriate in any Lender’s reasonable judgment, provided such party is advised of the confidential nature of such information, Transaction Information (including originals or copies of this Credit Agreement and other Loan Documents), and may communicate all oral information,

USActive 56393913.9 141 at any time submitted by or on behalf of any Borrower Party or received by the Administrative Agent or a Lender in connection with the Loans, the Letter of Credit Liability, the Commitments or any Borrower Party; provided further that, prior to any such delivery or communication, the Lender, Affiliate of a Lender, Participant, or Assignee, or proposed Participant or Assignee or such other Person, as the case may be, shall agree to preserve the confidentiality of all data and information which constitutes Transaction Information or Confidential Information; (b) the Administrative Agent and the Lenders (i) acknowledge and agree that (x) the identities of the Investors, the amounts of their respective Capital Commitments and details regarding their investments under the Subscription Agreements or other Constituent Documents and all other information related to the Investors and any documentation or information delivered by or on behalf of an Investor (collectively, the “Investor Information”) have been and will be delivered on a confidential basis; and (y) information with respect to Investments has been and will be delivered on a confidential basis; (ii) acknowledge and agree that such Investor Information and information with respect to Investments are Confidential Information; and (iii) agree that such Investor Information and information with respect to Investments shall be subject to the provisions of this Section 12.17 and may not be disclosed other than as set forth in this Section 12.17 and may not be used for any purpose other than in connection with this Transaction; and (c) anything herein to the contrary notwithstanding, the provisions of this Section 12.17 shall not preclude or restrict any such party from disclosing any Transaction Information or, in the case of the Administrative Agent and the Lenders, Confidential Information: (i) to their respective accountants that agree to be bound by the provisions of this Section 12.17 or are otherwise bound by a duty of confidentiality and lawyers and regulators having jurisdiction over such Person; provided that prior to disclosing such information to one or more regulators, to the extent practicable under the circumstances, such Person shall provide notice to any applicable Borrower Party, (ii) the Transaction Information to the Investors (it being understood and agreed that the Credit Parties may only disclose the details of the transaction (and not any Loan Document other than any Investor Consent or any other Loan Document required to permit an Investor to execute an Investor Consent) without the consent of the other parties hereto) (iii) with the prior written consent of, with respect to Transaction Information, all parties hereto, and with respect to Confidential Information, the Credit Parties; (iv) upon the order of or pursuant to the rules and regulations of any Governmental Authority having jurisdiction over such party or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), provided that the party to disclose such information shall to the extent practicable under the circumstances provide the other parties with notice of such order or proposed disclosure and cooperate to permit such parties to seek a protective order or other assurances of confidentiality; (v) in connection with any audit by an independent public accountant of such party, provided such auditor thereto agrees to be bound by the provisions of this Section 12.17; (vi) to examiners or auditors of any applicable Governmental Authority which examines such party’s books and records while conducting such examination or audit (provided that if such examination or audit specifically targets Transaction Information or Confidential Information the party subject to such examination or audit shall to the extent practicable under the circumstances use reasonable efforts to notify the other parties prior to disclosing such information); or (vii) as otherwise specifically required by Applicable Law on the advice of counsel. Notwithstanding the foregoing, the parties hereto (and each of their respective employees, representatives, or other agents) may disclose to any and all other person, without limitation of any kind, the U.S. or other federal, state, provincial, municipal and local tax

USActive 56393913.9 142 treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. 12.18. Customer Identification Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that U.S. law requires each U.S. Lender and the Administrative Agent to obtain, verify and record information that identifies each Credit Party (and in certain circumstances the beneficial owners thereof), which information includes the name and address of each Credit Party (and beneficial owner) and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party (and beneficial owner). 12.19. Multiple Counterparts. This Credit Agreement and each other Loan Document may be executed in any number of counterparts (including by facsimile, electronic mail (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (other than any DocuSign electronic signature)) or in portable document format), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement, and any of the parties may execute this Credit Agreement or any other Loan Document by signing any such counterpart. 12.20. Term of Agreement. This Credit Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired and all Commitments have been terminated. No termination of this Credit Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Credit Agreement which survives such termination. For the avoidance of doubt, this Credit Agreement shall remain in full force and effect after the Maturity Date if any Letters of Credit remain outstanding, even if Cash Collateralized. 12.21. Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Credit Agreement and any other Loan Document, the terms of this Credit Agreement shall control; provided that any provision of the Collateral Documents which imposes additional burdens on any Credit Party or further restricts the rights of any Credit Party or any of its Affiliates or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Credit Agreement and shall be given full force and effect. 12.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

USActive 56393913.9 143 (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Section 13. GUARANTY 13.1. Guaranty of Payment. Each Guarantor hereby unconditionally and irrevocably guarantees to each Secured Party and their respective successors the prompt payment of the Obligations of the applicable Borrower or any applicable Qualified Borrower in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations by such Borrower under this Credit Agreement and the other Loan Documents (such guaranty by such Guarantor, the “Guaranty”). This Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all of the Obligations of the Borrowers whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (including, without limitation, Debtor Relief Laws). 13.2. Obligations Unconditional. The obligations of each Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of all of the outstanding Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted)). Each Guarantor agrees that this Guaranty may be enforced by any Secured Party without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Loan Documents or any collateral, if

USActive 56393913.9 144 any, hereafter securing the Obligations or otherwise and each Guarantor hereby waives the right to require the Administrative Agent, the Letter of Credit Issuer or the Lenders to make demand on or proceed against any Borrower Party or any other Person (including a co-guarantor) or to require the Administrative Agent, the Letter of Credit Issuer or the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that nothing contained herein shall prevent any Secured Party from suing on the Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral, if any, securing the Obligations or from exercising any other rights available to it or them, as applicable, under this Credit Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the Guarantors’ obligations hereunder unless the Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted) shall be paid and satisfied in full with the proceeds of such security or Collateral; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the Guarantors’ obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Credit Party or by reason of the bankruptcy, insolvency or analogous procedure of any Credit Party. Each Guarantor waives any and all notice of the creation, renewal, extension accrual or increase of any of the Obligations and notice of or proof of reliance by any Secured Party on this Guaranty or acceptance of this Guaranty. The Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Credit Parties, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor represents and warrants that it is, and immediately after giving effect to the Guaranty and the obligation evidenced hereby, will be, Solvent. This Credit Agreement and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason other than payment and satisfaction in full of the Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted), including, without limitation, the occurrence of any of the following, whether or not the Administrative Agent shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to Events of Default) of this Credit Agreement and any other Loan Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Obligations, (C) to the fullest extent permitted by Applicable Law, any of the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the

USActive 56393913.9 145 Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Collateral, (F) any defenses, set-offs or counterclaims which the Borrowers may allege or assert against the Administrative Agent in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury (other than payment and satisfaction in full of all of the outstanding Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted)), and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of such Guarantor as an obligor in respect of the Obligations. 13.3. Modifications. Each Guarantor agrees that: (a) all or any part of the Collateral now or hereafter held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) none of the Lenders and the Administrative Agent shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrowers, the Guarantors and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Note or any of the other Loan Documents, including, without limitation, this Credit Agreement may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrowers, the Guarantors or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release (other than payment and satisfaction in full of all of the outstanding Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted)). 13.4. Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Guaranty by the Lenders and of all extensions of credit to any Credit Party by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations, except as specifically required in this Credit Agreement; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Lenders subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to this Credit Agreement, any other Loan Document or the Obligations to which such Guarantor might otherwise be entitled; (f) any right to require the Administrative Agent as a condition of payment or performance by such Guarantor, to (A) proceed against the Borrowers, any guarantor of the Obligations or any other Person, (B) proceed against or exhaust any other security held from the Borrowers, any guarantor of the Obligations or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent or any other Person, or (D) pursue

USActive 56393913.9 146 any other remedy in the power of the Administrative Agent whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrowers including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrowers from any cause other than payment in full of the Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted); (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s errors or omissions in the administration of the Obligations; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Credit Agreement and any legal or equitable discharge of such Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent protect, secure, perfect or insure any other security interest or Lien or any property subject thereto; and (k) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Credit Agreement. 13.5. Reinstatement. Notwithstanding anything contained in this Credit Agreement or the other Loan Documents, the obligations of each Guarantor under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy, reorganization, any analogous procedure or otherwise, and such Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of outside counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. 13.6. Remedies. Each Guarantor agrees that, as between such Guarantor, on the one hand, and the Secured Parties, on the other hand, the Obligations may be declared to be forthwith due and payable (and shall be deemed to have become automatically due and payable) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligation from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligation being deemed to have become automatically due and payable), such Obligation (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor. Each Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof. 13.7. Subrogation. Each Guarantor agrees that, until the indefeasible payment of the Obligations in full in cash (other than contingent obligations for which no claim giving rise thereto has been asserted), it will not exercise any right of reimbursement, subrogation,

USActive 56393913.9 147 indemnification, contribution, offset, remedy (direct or indirect) or other claims against any other Credit Party arising by contract or operation of law or equity in connection with any payment made or required to be made by such Guarantor under this Credit Agreement or the other Loan Documents now or hereafter. Each Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any other Credit Party or against any Collateral or other collateral or security, and any rights of contribution such Guarantor may have against any other Credit Party, shall be junior and subordinate to any rights the Administrative Agent may have against such Credit Party and to all right, title and interest the Administrative Agent may have in any such other collateral until payment and satisfaction in full of all of the outstanding Obligations (other than contingent obligations for which no claim giving rise thereto has been asserted). 13.8. Inducement. The Lenders have been induced to make the Loans to the Borrowers in part based upon the assurances by each Guarantor that such Guarantor desires that the Obligations of such Guarantor under the Loan Documents be honored and enforced as separate obligations of such Guarantor, should Administrative Agent and the Lenders desire to do so. 13.9. Combined Liability. Notwithstanding the foregoing, each Guarantor shall be liable to the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Guaranty Obligation, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Guaranty Obligation against such Guarantor. 13.10. Borrower Information. Each Guarantor confirms and agrees that the Administrative Agent shall have no obligation to disclose or discuss with such Guarantor its assessment of the financial condition of the Borrowers. Each Guarantor has adequate means to obtain information from the Borrowers on a continuing basis concerning the financial condition of the Borrowers and its ability to perform its obligations under this Credit Agreement and any other Loan Document, and such Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent to disclose any matter, fact or thing relating to the business, operations or condition of the Borrowers now known or hereafter known by the Administrative Agent. Each Guarantor hereby waives any right to have the Collateral or other collateral or security securing the Obligations marshaled. 13.11. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motions and/or actions under New York CPLR Section 3213.

USActive 56393913.9 148 REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOLLOW.

WF – Churchill UAW BDC – Revolving Credit Agreement IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written. INITIAL BORROWER: NC SLF INC. By: Name: Title: Shaul Vichness CFO

WF – Churchill UAW BDC – Revolving Credit Agreement Acknowledged and agreed to with respect to Section 5.4 only: INVESTMENT ADVISER: CHURCHILL ASSET MANAGEMENT LLC By: Name: Title: Shaul Vichness CFO

WF – Churchill UAW BDC – Revolving Credit Agreement ADMINISTRATIVE AGENT AND LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Letter of Credit Issuer and a Lender By: Name: Erin Goldstein Title: Director

USActive 56393913.9 SCHEDULE II Commitments Lender Name Commitment Wells Fargo Bank, National Association $65,000,000

USActive 56393913.9 SCHEDULE III Borrower Organizational Structure

NC SLF Inc. Teachers Insurance and Annuity Association  of America (“TIAA”) Nuveen, LLC Nuveen Alternative Holdings LLC (“NAH”) Churchill Asset Management LLC (“CAM”) Nuveen Churchill Administration LLC  (“Admin LLC”) Investment Advisory  Agreement Administration  Agreement Nuveen Churchill BDC Inc. (“BDC”)

A-A-1 USActive 56480284.4 Exhibit A [Attach Spreadsheet]

C-1-1 USActive 56480284.4 EXHIBIT C-1 FORM OF BORROWER SECURITY AGREEMENT Dated as of [DATE] THIS BORROWER SECURITY AGREEMENT (this “Security Agreement”) is executed and delivered as of the date above by [NAME OF BORROWER], a [jurisdiction of formation] [form of legal entity] [(the “Borrower”)] [and [NAME OF BORROWER GENERAL PARTNER], a [jurisdiction of formation] [form of legal entity], as the general partner of the Borrower (the “Borrower General Partner”), as pledgors (the Borrower and the Borrower General Partner each individually a “Pledgor” and collectively] the “Pledgor[s]”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement). Reference is made to that certain Revolving Credit Agreement dated as of September 9, 2021, by and among, inter alios, the Borrower, the other borrowers from time to time party thereto, the General Partners from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Wells Fargo, as the Administrative Agent, Sole Lead Arranger, Sole Bookrunner, Letter of Credit Issuer and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. [Reference is also made to those certain Charter, Bylaws, Management Agreement, the Administration Agreement, the Registration Statement, Subscription Agreements of Pledgor and Side Letters of Pledgor (collectively, the “Constituent Documents”)]. [Reference is also made to that certain [TITLE OF OPERATIVE DOCUMENTS] dated [DATE]) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Operative Documents”), the Subscription Agreements of the Borrower and the Side Letters of the Borrower (together with the Operative Documents, the “Partnership Documents”)].1 1. Acknowledgement. [The][Each] Pledgor hereby acknowledges and confirms that it is receiving a direct or indirect benefit from the Loans and Letters of Credit under the Credit Agreement, and that the grant of the security interest in the Collateral hereunder and the execution of this Security Agreement is a condition to the extension of any Loans and/or Letters of Credit. 2. Grant of Security Interest. In order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, [the][each] Pledgor, to the extent of its respective interests, hereby grants, charges, mortgages, pledges and assigns by way of security, to the Administrative Agent for the benefit of the Secured Parties and pledges and creates a security interest in, all of its right, title and interest, in, to and under the following, whether now existing or hereafter acquired or arising and wherever located, for the benefit of the Secured Parties (the “Collateral”): (a) [all of the Borrower General Partner’s rights to the Capital Commitments, including the right to make Capital Calls of the Borrower’s Investors and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of the Capital Commitments;] 1 To be updated as necessary for subsequent Borrowers.

C-1-2 USActive 56480284.4 (b) all of the Borrower’s rights, titles, interests and privileges in and to the Capital Commitments, and the Capital Contributions made by its Investors; (c) all of such Pledgor’s rights, titles, interests, remedies, and privileges under the [Constituent Documents][Partnership Documents] (i) to issue and enforce Capital Calls and Pending Capital Calls, (ii) to receive and enforce Capital Contributions and (iii) relating to Capital Calls, Pending Capital Calls, Capital Commitments or Capital Contributions; and (d) [all of the Borrower’s rights, titles, interests and privileges related to, appurtenant to or arising out of any Feeder Fund Security Agreement, any Feeder Fund Collateral Account Pledge and any Feeder Fund Acknowledgment and Confirmation, each executed by a Feeder Fund for the benefit of the Borrower; and] (e) all proceeds of any and all of the foregoing. 3. Representations and Warranties. [The][Each] Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, as follows: (a) the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties made as of an earlier date, which shall be true and correct in all material respects as of such earlier date); (b) except for the rights of the Administrative Agent and the rights of any other Credit Party pledged to the Administrative Agent, the [Pledgor][Borrower General Partner] has the sole right to make Capital Calls on the Borrower’s Investors; (c) the [Pledgor][Borrower] is the sole legal and equitable owner of the Capital Contributions resulting from any Capital Call made upon its Investors; (d) [the][each] Pledgor has the right to pledge, sell, charge, mortgage, assign by way of security, assign and transfer the Collateral owned by [the][such] Pledgor; (e) [the Borrower General Partner is the sole general partner of the Borrower]; (f) [the][each] Pledgor was formed in, and only in, the [INSERT JURISDICTION]; and (g) [the][each] Pledgor has reviewed the Filings which the Administrative Agent intends to file with respect to the Collateral and that such Filings are accurate with respect to any information pertaining to the Pledgor[s]. 4. Remedies. (a) Subject to the limitations set forth in the Loan Documents, the Administrative Agent and the Secured Parties shall have all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the UCC, and the right of offset). (b) Without limiting the generality of Section 4(a), if an Event of Default shall occur and be continuing, the Administrative Agent, subject to the limitations set forth in the Loan Documents,

C-1-3 USActive 56480284.4 without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon [the][any] Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Administrative Agent’s name or the name of its nominee or nominees, and forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk and may take such other actions as may be available under Applicable Law. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in [the][any] Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent arising out of the exercise by the Administrative Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Pledgor[s]. (c) To the extent permitted by Applicable Law, [the][each] Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by the Administrative Agent of any of its rights hereunder, except to the extent arising out of the bad faith, gross negligence, willful misconduct or fraud of the Administrative Agent. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. (d) Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Administrative Agent on behalf of the Secured Parties upon the occurrence of an Event of Default (unless and until waived in accordance with the Credit Agreement) and until the Termination Date has occurred: (i) [no] Pledgor shall [not] be subrogated thereby to any rights of the Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or [the][any] Pledgor, or any property of [the][any] Pledgor; (ii) [no] Pledgor shall [not] be deemed to be the owner of any interest in the Obligations; and (iii) [no] Pledgor shall [not] exercise any rights or remedies with respect to [the][any] Pledgor or the Collateral or any other security for the Obligations or any of them or the property of [the][any] Pledgor, except to the extent expressly set forth in the Credit Agreement or herein, or unless otherwise requested in writing to do so by the Administrative Agent. (e) The remedies given to the Administrative Agent on behalf of the Secured Parties hereunder (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against [the][any or all] Pledgor[s] and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the

C-1-4 USActive 56480284.4 Obligations, or any of them, at the sole discretion of the Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgor[s] that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) are intended to be and shall be, non-exclusive; and (v) are in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against [the][any] Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement. (f) Upon the occurrence of an Event of Default (unless and until waived in accordance with the Credit Agreement), the issuance by the Administrative Agent, on behalf of the Secured Parties, of a receipt or similar document to any Person obligated to pay any Capital Contribution to the Borrower shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Administrative Agent for the benefit of the Secured Parties. 5. Power of Attorney. [The][Each] Pledgor hereby irrevocably constitutes and appoints the Administrative Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of [the][each] Pledgor and in the name of [the][each] Pledgor or in its own name, from time to time in the Administrative Agent’s reasonable discretion, for the purpose of carrying out the terms of this Security Agreement and in accordance with the terms of this Security Agreement and the Credit Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, [the][each] Pledgor hereby gives the Administrative Agent the power and right, on behalf of [the][such] Pledgor, without notice to or assent by [the][such] Pledgor, to do the following: (a) in the name of [the][each] Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due with respect to any Collateral whenever payable; (b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; (c) to execute, in connection with any sale provided for in Section 4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; (d) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, including without limitation, to so direct any party with respect to any Capital Commitment; (e) to initiate one or more Capital Calls in order to pay the Obligations or any part thereof then due and owing;

C-1-5 USActive 56480284.4 (f) to ask or demand for, collect, receive payment of and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (g) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral due to the Pledgor[s] or any portion thereof and to enforce any other right in respect of any Collateral; (h) to defend any suit, action or proceeding brought against [the][any] Pledgor with respect to any Collateral; (i) to settle, compromise or adjust any such claim, suit, action or proceeding (including, without limitation, with respect to Capital Commitments), and, in connection therewith to give such discharges or releases as the Administrative Agent may deem appropriate; (j) to make allowances or adjustments related to Capital Commitments, and (k) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Pledgors’ reasonable expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, perfect, preserve or realize upon the Collateral and the Administrative Agent’s Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Pledgor[s] might do. Notwithstanding anything in this Section 5 to the contrary, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default has occurred and is continuing and in any case, subject to the provisions of the Credit Agreement. [The][Each] Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable unless and until the Termination Date has occurred. 6. Liability. Regardless of any provision hereof, in the absence of bad faith, gross negligence or willful misconduct or fraud by the Administrative Agent or the Secured Parties, neither the Administrative Agent nor the Secured Parties shall be liable for any acts or omissions relating to the collection, possession, or any transaction concerning, all or part of the Borrower’s Capital Commitments or Capital Calls or sums due or paid thereon or any remedies related to the enforcement thereof nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Borrower’s Capital Commitments. Further, neither the Administrative Agent nor the Secured Parties shall be responsible in any way for any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of [the][any] Pledgor in the Collateral or under the Partnership Documents, except as a result of its own bad faith, gross negligence or willful misconduct or fraud. 7. Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement [(with notices, demands, requests or other communications to the Borrower General Partner being sent to the same address as the Borrower)]. 8. Successor Administrative Agent. Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be

C-1-6 USActive 56480284.4 appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Security Agreement or the successor Administrative Agent at the time in question. 9. Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders. 10. Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement. This Security Agreement may not be assigned by any Pledgor. This Security Agreement may be assigned by the Administrative Agent without the consent of any Pledgor to any successor Administrative Agent that is appointed in accordance with the Credit Agreement. 11. Multiple Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Security Agreement. 12. Governing Law. This Security Agreement, and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. 13. Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against [the][any] Pledgor with respect to this Security Agreement or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and [the][each] Pledgor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. [The][Each] Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, to such Pledgor’s address set forth on Schedule I to the Credit Agreement. [The][Each] Pledgor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS SECURITY AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY. 14. Waiver; Etc. (a) No delay or omission on the part of the Administrative Agent or Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

C-1-7 USActive 56480284.4 (b) The Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of any Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, delay, omission, forbearance or compromise that might be granted or given by the Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing. 15. Authorization to File Financing Statements. [The][Each] Pledgor hereby authorizes the Administrative Agent to file UCC financing statements with the appropriate Secretary of State in order to perfect the Administrative Agent’s first priority security interest in the Collateral, and [the][each] Pledgor hereby authorizes the Administrative Agent to file all continuation statements, amendments or new UCC financing statements necessary to maintain the continuing perfection by filing of the Administrative Agent’s first priority security interest in the Collateral. 16. Term of Agreement. On the date of the full, final, and complete satisfaction of the Obligations (other than indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the other Obligations have been repaid), this Security Agreement shall terminate and be of no further force or effect (such date, the “Termination Date”). Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide Pledgor[s], at their sole expense, a written release of the Pledgors’ respective Obligations hereunder and a written release of the Collateral and, so long as the Pledgor[s] [have][has] written confirmation from the Administrative Agent that this Security Agreement has been terminated as provided above, the Pledgor[s] shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Security Agreement. 17. Conflict. In the event of any inconsistency or conflict between the terms and provisions of this Security Agreement and the Credit Agreement, the terms and provisions of the Credit Agreement shall prevail. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WF – Churchill UAW BDC - Borrower Security Agreement IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written. PLEDGOR[S]: [BORROWER] By: Name: Title: [BORROWER GENERAL PARTNER] By: Name: Title:

WF – Churchill UAW BDC - Borrower Security Agreement THIS SECURITY AGREEMENT ACCEPTED AND AGREED BY: ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title:

705438888.9 12405051 C-2-1 EXHIBIT C-2 FORM OF GUARANTOR SECURITY AGREEMENT Dated as of [DATE] THIS GUARANTOR SECURITY AGREEMENT (this “Security Agreement”) is executed and delivered as of the date above by [NAME OF GUARANTOR], a [jurisdiction of formation] [form of legal entity] (the “Guarantor”) [and [NAME OF GUARANTOR GENERAL PARTNER], a [jurisdiction of formation] [form of legal entity], as the general partner of the Guarantor (the “Guarantor General Partner”),] as pledgor[s] (the Guarantor and the Guarantor General Partner each individually a “Pledgor” [and collectively the “Pledgors”]), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”) for benefit of the Secured Parties (as defined in the Credit Agreement). Reference is made to that certain Revolving Credit Agreement dated as of September 9, 2021, by and among, inter alios, NC SLF INC., a Maryland corporation, as the Initial Borrower, the other Borrowers from time to time party thereto, the General Partners from time to time party thereto, the guarantors from time to time party thereto, the Lenders from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent for the Secured Parties, Sole Lead Arranger, Sole Bookrunner, Letter of Credit Issuer and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. [Reference is also made to that certain [TITLE OF PARTNERSHIP AGREEMENT] dated [DATE] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”), the Subscription Agreements and, if relevant, Securities Purchase Agreement of the Guarantor and the Side Letters of the Guarantor (together with the Partnership Agreement, the “Partnership Documents”).] 1. Acknowledgement. Each Pledgor hereby acknowledges and confirms that it is receiving a direct or indirect benefit from the Loans and Letters of Credit under the Credit Agreement, and that the grant of the security interest in the Collateral hereunder and the execution of this Security Agreement is a condition to the extension of any Loans and/or Letters of Credit. 2. Grant of Security Interest. In order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Pledgor, to the extent of its respective interests, hereby grants, charges, mortgages, pledges, and assigns by way of security, to the Administrative Agent for the benefit of the Secured Parties, and pledges and creates a security interest in, all of its right, title and interest, in, to and under the following, whether now existing or hereafter acquired or arising and wherever located, for the benefit of the Secured Parties (the “Collateral”): (a) all of the Guarantor General Partner’s rights to the Capital Commitments, including the right to make Capital Calls of the Guarantor’s Investors and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of the Capital Commitments; (b) all of the Guarantor’s rights, titles, interests and privileges in and to the Capital Commitments, and the Capital Contributions made by its Investors; (c) all of such Pledgor’s rights, titles, interests, remedies, and privileges under the Partnership Documents (i) to issue and enforce Capital Calls and Pending Capital Calls, (ii) to receive and

705438888.9 12405051 C-2-2 enforce Capital Contributions and (iii) relating to Capital Calls, Pending Capital Calls, Capital Commitments or Capital Contributions; and (d) all proceeds of any and all of the foregoing. 3. Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties as follows: (a) the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties made as of an earlier date, which shall be true and correct in all material respects as of such earlier date); (b) except for the rights of the Administrative Agent and the rights of any other Credit Party pledged to the Administrative Agent, the Guarantor General Partner has the sole right to make Capital Calls on the Guarantor’s Investors; (c) the Guarantor is the sole legal and equitable owner of the Capital Contributions resulting from any Capital Call made upon its Investors; (d) each Pledgor has the right to pledge, sell, charge, mortgage, assign by way of security, assign and transfer the Collateral owned by such Pledgor; (e) the Guarantor General Partner is the sole general partner of the Guarantor; (f) each Pledgor was formed in, and only in, the [INSERT JURISDICTION]; and (g) each Pledgor has reviewed the Filings which the Administrative Agent intends to file with respect to the Collateral and that such Filings are accurate with respect to any information pertaining to the Pledgors. 4. Remedies. (a) Subject to the limitations set forth in the Loan Documents, the Administrative Agent and the Secured Parties shall have all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the UCC and the right of offset). (b) Without limiting the generality of Section 4(a), if an Event of Default shall occur and be continuing, the Administrative Agent, subject to the limitations set forth in the Loan Documents, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Administrative Agent’s name or the name of its nominee or nominees, and forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions (including by lease or by deferred payment

705438888.9 12405051 C-2-3 arrangement) as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk and may take such other actions as may be available under Applicable Law. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent arising out of the exercise by the Administrative Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Pledgors. (c) To the extent permitted by Applicable Law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by the Administrative Agent of any of its rights hereunder, except to the extent arising out of the bad faith, gross negligence, willful misconduct or fraud of the Administrative Agent. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. (d) Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Administrative Agent on behalf of the Secured Parties upon the occurrence of an Event of Default (unless and until waived in accordance with the Credit Agreement) and until the Termination Date has occurred: (i) no Pledgor shall be subrogated thereby to any rights of the Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or any Pledgor, or any property of any Pledgor; (ii) no Pledgor shall be deemed to be the owner of any interest in the Obligations; and (iii) no Pledgor shall exercise any rights or remedies with respect to any Pledgor or the Collateral or any other security for the Obligations or any of them or the property of any Pledgor, except to the extent expressly set forth in the Credit Agreement or herein, or unless otherwise requested in writing to do so by the Administrative Agent. (e) The remedies given to the Administrative Agent on behalf of the Secured Parties hereunder (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against any or all Pledgors and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgors that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) are intended to be and shall be, non-exclusive; and (v) are in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against any Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement. (f) Upon the occurrence of an Event of Default (unless and until waived in accordance with the Credit Agreement), the issuance by the Administrative Agent, on behalf of the Secured

705438888.9 12405051 C-2-4 Parties, of a receipt or similar document to any Person obligated to pay any Capital Contribution to the Guarantor shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Administrative Agent for the benefit of the Secured Parties. 5. Power of Attorney. Each Pledgor hereby irrevocably and by way of security constitutes and appoints the Administrative Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Pledgor and in the name of each Pledgor or in its own name, from time to time in the Administrative Agent’s reasonable discretion, for the purpose of carrying out the terms of this Security Agreement and in accordance with the terms of this Security Agreement and the Credit Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do the following: (a) in the name of each Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due with respect to any Collateral whenever payable; (b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; (c) to execute, in connection with any sale provided for in Section 4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; (d) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, including without limitation, to so direct any party with respect to any Capital Commitment; (e) to initiate one or more Capital Calls in order to pay the Obligations or any part thereof then due and owing; (f) to ask or demand for, collect, receive payment of and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (g) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral due to the Pledgors or any portion thereof and to enforce any other right in respect of any Collateral; (h) to defend any suit, action or proceeding brought against any Pledgor with respect to any Collateral;

705438888.9 12405051 C-2-5 (i) to settle, compromise or adjust any such claim, suit, action or proceeding (including, without limitation, with respect to Capital Commitments), and, in connection therewith to give such discharges or releases as the Administrative Agent may deem appropriate; (j) to make allowances or adjustments related to Capital Commitments, and (k) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Pledgors’ reasonable expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, perfect, preserve or realize upon the Collateral and the Administrative Agent’s Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Pledgors might do. Notwithstanding anything in this Section 5 to the contrary, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default has occurred and is continuing and in any case, subject to the provisions of the Credit Agreement. Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable unless and until the Termination Date has occurred. 6. Liability. Regardless of any provision hereof, in the absence of bad faith, gross negligence or willful misconduct or fraud by the Administrative Agent or the Secured Parties, neither the Administrative Agent nor the Secured Parties shall be liable for any acts or omissions relating to the collection, possession, or any transaction concerning, all or part of the Guarantor’s Capital Commitments or Capital Calls or sums due or paid thereon or any remedies related to the enforcement thereof nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Guarantor’s Capital Commitments. Further, neither the Administrative Agent nor the Secured Parties shall be responsible in any way for any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of any Pledgor in the Collateral or under the Partnership Documents, except as a result of its own bad faith, gross negligence or willful misconduct or fraud. 7. Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement (with notices, demands, requests or other communications to the Guarantor General Partner being sent to the same address as the Guarantor). 8. Successor Administrative Agent. Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Security Agreement or the successor Administrative Agent at the time in question. 9. Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders. 10. Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement. This Security Agreement may not be assigned by any Pledgor. This Security

705438888.9 12405051 C-2-6 Agreement may be assigned by the Administrative Agent without the consent of any Pledgor to any successor Administrative Agent that is appointed in accordance with the Credit Agreement. 11. Multiple Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Security Agreement. 12. Governing Law. This Security Agreement, and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. 13. Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against any Pledgor with respect to this Security Agreement or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and each Pledgor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, to such Pledgor’s address set forth on Schedule I to the Credit Agreement. Each Pledgor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS SECURITY AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY. 14. Waiver; Etc. (a) No delay or omission on the part of the Administrative Agent or Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion. (b) The Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of any Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, delay, omission, forbearance or compromise that might be granted or given by the Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing. 15. Authorization to File Financing Statements. Each Pledgor hereby authorizes the Administrative Agent to file UCC financing statements with the appropriate Secretary of State in order to perfect the Administrative Agent’s first priority security interest in the Collateral, and each Pledgor hereby authorizes

705438888.9 12405051 C-2-7 the Administrative Agent to file all continuation statements, amendments, financing change statements or new UCC financing statements necessary to maintain the continuing perfection by filing of the Administrative Agent’s first priority security interest in the Collateral. 16. Term of Agreement. On the date of the full, final, and complete satisfaction of the Obligations (other than indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the other Obligations have been repaid), this Security Agreement shall terminate and be of no further force or effect (such date, the “Termination Date”). Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide Pledgors, at their sole expense, a written release of the Pledgors’ respective Obligations hereunder and a written release of the Collateral and, so long as the Pledgors have written confirmation from the Administrative Agent that this Security Agreement has been terminated as provided above, the Pledgors shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Security Agreement. 17. Conflict. In the event of any inconsistency or conflict between the terms and provisions of this Security Agreement and the Credit Agreement, the terms and provisions of the Credit Agreement shall prevail. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WF – Churchill UAW BDC – Guarantor Security Agreement 705438888.9 12405051 IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written. PLEDGORS: [GUARANTOR] By: Name: Title: [[GUARANTOR GENERAL PARTNER] By: Name: Title:]

WF – Churchill UAW BDC – Guarantor Security Agreement THIS SECURITY AGREEMENT ACCEPTED AND AGREED BY: ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title:

C-3-1 EXHIBIT C-3 FORM OF NEW YORK LAW FEEDER FUND SECURITY AGREEMENT Dated as of [DATE] THIS NEW YORK LAW FEEDER FUND SECURITY AGREEMENT (this “Security Agreement”) is executed and delivered as of the date above by [NAME OF FEEDER FUND], a [jurisdiction of formation] [form of legal entity] (the “Feeder Fund”) and [NAME OF FEEDER FUND GENERAL PARTNER], a [jurisdiction of formation] [form of legal entity], as pledgors (the “Feeder Fund General Partner”, and the Feeder Fund and the Feeder Fund General Partner each individually a “Pledgor” and collectively the “Pledgors”), in favor of [NAME OF BORROWER], a [jurisdiction of formation] [form of legal entity], as Secured Party (the “Borrower” or “Secured Party”). Reference is made to that certain Revolving Credit Agreement dated as of September 9, 2021, by and among, inter alios, NC SLF INC., a Maryland corporation, as the Initial Borrower, the other Borrowers from time to time party thereto, the General Partners from time to time party thereto, the borrowers from time to time party thereto, the Lenders from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent for the Secured Parties, Sole Lead Arranger, Sole Bookrunner, Letter of Credit Issuer and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. Reference is also made to that certain [TITLE OF PARTNERSHIP AGREEMENT] dated [DATE] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”), the Subscription Agreements of the Feeder Fund and the Side Letters of the Feeder Fund (together with the Partnership Agreement, the “Partnership Documents”). 1. Acknowledgement. Each Pledgor hereby acknowledges and confirms that it is receiving a direct or indirect benefit from the Loans and Letters of Credit under the Credit Agreement and that the grant of the security interest in the Collateral hereunder and the execution of this Security Agreement is a condition to the extension of any Loans and Letters of Credit. 2. Grant of Security Interest. In order to secure the prompt payment and performance in full when due of the obligations and liabilities of the Pledgor to make capital contributions to the Borrower as set forth in the Borrower’s Partnership Agreement (collectively, the “Obligations”), each Pledgor, to the extent of its respective interests, hereby grants, charges, mortgages, pledges and assigns by way of security, to the Secured Party, and pledges and creates a security interest in, all of its right, title and interest in, to and under the following, whether now existing or hereafter acquired or arising and wherever located, for the benefit of the Secured Party (the “Collateral”): (a) all of the Feeder Fund General Partner’s rights to Capital Commitments, including the right to make Capital Calls of the Feeder Fund’s Investors and all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of the Capital Commitments; (b) all of the Feeder Fund’s rights, titles, interests and privileges in and to the Capital Commitments, and the Capital Contributions made by its Investors; (c) all of such Pledgor’s rights, titles, interests, remedies, and privileges under the Partnership Documents (i) to issue and enforce Capital Calls and Pending Capital Calls, (ii) to

C-3-2 receive and enforce Capital Contributions and (iii) relating to Capital Calls, Pending Capital Calls, Capital Commitments and Capital Contributions; and (d) all proceeds of any and all of the foregoing. 3. Representations and Warranties. Each Pledgor hereby represents and warrants to the Secured Party as follows: (a) the representations and warranties set forth in the Feeder Fund Acknowledgment and Confirmation among the Pledgors, the Borrower and the Administrative Agent are true and correct on and as of the date hereof; (b) except for the rights of the Administrative Agent and the rights of any other Credit Party pledged to the Administrative Agent, the Feeder Fund General Partner has the sole right to make Capital Calls on the Feeder Fund’s Investors; (c) the Feeder Fund is the sole legal and equitable owner of the Capital Contributions resulting from any Capital Call made upon its Investors; (d) each Pledgor has the right to pledge, sell, charge, mortgage, assign by way of security, assign and transfer the Collateral; (e) the Feeder Fund General Partner is the sole general partner of the Feeder Fund; (f) each Pledgor was formed in, and only in, the [INSERT JURISDICTION]; and (g) each Pledgor has reviewed the Filings which the Secured Party intends to file with respect to the Collateral and that such Filings are accurate with respect to any information pertaining to the Pledgors. 4. Remedies. (a) The Secured Party shall have all rights, remedies and recourse existing at common law or equity (including those granted by the UCC). (b) Without limiting the generality of Section 4(a), if an Event of Default shall occur and be continuing, subject to the limitations set forth in the Loan Documents, the Secured Party without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Secured Party’s name or the name of its nominee or nominees, and forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk and may take such other actions as may be available under Applicable Law. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, auction or closed

C-3-3 tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party arising out of the exercise by the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-615 of the UCC, need the Secured Party account for the surplus, if any, to the Pledgors. (c) To the extent permitted by Applicable Law, each Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. (d) Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Secured Party upon the occurrence of an Event of Default (unless and until waived in accordance with the Credit Agreement) and until the Termination Date has occurred: (i) no Pledgor shall be subrogated thereby to any rights of the Secured Party against the Collateral or any other security for the Obligations, or any Pledgor, or any property of any Pledgor; (ii) no Pledgor shall be deemed to be the owner of any interest in the Obligations; and (iii) no Pledgor shall exercise any rights or remedies with respect to any Pledgor or the Collateral or any other security for the Obligations or any of them or the property of any Pledgor except to the extent expressly set forth in the Credit Agreement or herein, or unless otherwise requested in writing to do so by the Secured Party. (e) The remedies given to the Secured Party hereunder (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against any or all Pledgors and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Secured Party; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgors that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) are intended to be and shall be, non-exclusive; and (v) are in addition to any and all other rights which the Secured Party may have against any Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement. (f) Upon the occurrence of an Event of Default (unless and until waived in accordance with the Credit Agreement), the issuance by the Secured Party, of a receipt or similar document to any Person obligated to pay any Capital Contribution to the Feeder Fund shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Secured Party. 5. Power of Attorney. Each Pledgor hereby irrevocably constitutes and appoints the Secured Party with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Pledgor and in the name of each Pledgor or in its own name, from time to time in the Administrative Agent’s reasonable discretion after the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Security Agreement

C-3-4 and in accordance with the terms of this Security Agreement and the Credit Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Secured Party the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do the following: (a) in the name of each Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due with respect to any Collateral whenever payable; (b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; (c) to execute, in connection with any sale provided for in Section 4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; (d) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct, including without limitation, to so direct any party with respect to any Capital Commitment; (e) to initiate one or more Capital Calls in order to pay the Obligations or any part thereof then due and owing; (f) to ask or demand for, collect, receive payment of and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (g) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral due to the Pledgors or any portion thereof and to enforce any other right in respect of any Collateral; (h) to defend any suit, action or proceeding brought against any Pledgor with respect to any Collateral; (i) to settle, compromise or adjust any such claim, suit, action or proceeding (including, without limitation, with respect to Capital Commitments), and, in connection therewith to give such discharges or releases as the Secured Party may deem appropriate; (j) to make allowances or adjustments related to Capital Commitments, and (k) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and the Pledgors’ reasonable expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect, perfect, preserve or realize upon the

C-3-5 Collateral and the Secured Party’s Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Pledgors might do. Notwithstanding anything in this Section 5 to the contrary, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this Section 5 unless an Event of Default has occurred and is continuing and in any case, subject to the provisions of the Credit Agreement. Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable unless and until the Termination Date has occurred. 6. Liability. Regardless of any provision hereof, in the absence of bad faith, gross negligence or willful misconduct by the Secured Party, the Secured Party shall not be liable for any acts or omissions relating to the collection, possession, or any transaction concerning, all or part of the Feeder Fund’s Capital Commitments or Capital Calls or sums due or paid thereon or any remedies related to the enforcement thereof nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Feeder Fund’s Capital Commitments not the Secured Party shall be responsible in any way for any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of any Pledgor in the Collateral or under the Partnership Documents, except as a result of its own bad faith, gross negligence or willful misconduct. 7. Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement (with notices, demands, requests or other communications to the Feeder Fund General Partner being sent to the same address as the Feeder Fund). 8. Successor Administrative Agent. Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Security Agreement or the successor Administrative Agent at the time in question. 9. Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders. 10. Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement. This Security Agreement may not be assigned by any Pledgor. This Security Agreement may be assigned by the Secured Party without the consent of any Pledgor to the Administrative Agent that is appointed in accordance with the Credit Agreement. 11. Multiple Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Security Agreement. 12. Governing Law. This Security Agreement, and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

C-3-6 13. Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against any Pledgor with respect to this Security Agreement or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and each Pledgor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the Secured Party by registered or certified mail, postage prepaid, to such Pledgor’s address set forth on Schedule I to the Credit Agreement. Each Pledgor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS SECURITY AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY. 14. Waiver; Etc. (a) No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion. (b) The Secured Party’s rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of any Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, delay, omission, forbearance or compromise that might be granted or given by the Secured Party to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing. 15. Authorization to File Financing Statements. Each Pledgor hereby authorizes the Secured Party to file UCC financing statements with the appropriate Secretary of State in order to perfect the Secured Party’s first priority security interest in the Collateral, and each Pledgor hereby authorizes the Secured Party to file all continuation statements, amendments or new UCC financing statements necessary to maintain the continuing perfection by filing of the Secured Party’s first priority security interest in the Collateral. 16. Term of Agreement. On the date of the full, final, and complete satisfaction of the Obligations (other indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the other Obligations have been repaid), this Security Agreement shall terminate and be of no further force or effect (such date, the “Termination Date”). Thereafter, upon request, the Secured Party shall promptly provide Pledgors, at their sole expense, a written release of the Pledgors’ respective Obligations hereunder and a written release of the Collateral and, so long as the Pledgors have written confirmation from the Secured Party that this Security Agreement has been terminated as provided above, the Pledgors shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Security Agreement.

C-3-7 17. Third Party Beneficiary. The Administrative Agent (on behalf of the “Secured Parties” under the Credit Agreement) is an express and intended third party beneficiary hereof, entitled to enforce the provisions hereof in its own respective name. The Borrower agrees not to exercise any rights or remedies hereunder without advance notice to and the consent of the Administrative Agent. 18. Conflict. In the event of any inconsistency or conflict between the terms and provisions of this Security Agreement and the Credit Agreement, the terms and provisions of the Credit Agreement shall prevail. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WF – Churchill UAW BDC – New York Law Feeder Fund Security Agreement IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written. PLEDGORS: [FEEDER FUND] By: Name: Title: [FEEDER FUND GENERAL PARTNER] By: Name: Title:

WF – Churchill UAW BDC – New York Law Feeder Fund Security Agreement THIS SECURITY AGREEMENT ACCEPTED AND AGREED BY: SECURED PARTY: [BORROWER] By: Name: Title:

D-1-1 USActive 56480284.4 EXHIBIT D-1 FORM OF BORROWER PLEDGE OF COLLATERAL ACCOUNT Dated as of [DATE] THIS BORROWER PLEDGE OF COLLATERAL ACCOUNT (this “Pledge”) is executed and delivered as of the date above by [NAME OF BORROWER], a [jurisdiction of formation] [form of legal entity] (the “Pledgor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement). Reference is made to that certain Revolving Credit Agreement dated as of September 9, 2021, by and among, inter alios, the Pledgor, as a Borrower, the other Borrowers from time to time party thereto, the General Partners from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. 1. Acknowledgement. The Pledgor hereby acknowledges and confirms that it is receiving a direct or indirect benefit from the Loans and Letters of Credit under the Credit Agreement, and that the grant of the security interest in the Collateral hereunder and the execution of this Pledge is a condition to the extension of any Loans and/or Letters of Credit. 2. Pledge. In order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, the Pledgor hereby grants to the Administrative Agent and pledges and creates a security interest in, all of its right, title and interest, in, to and under the following, whether now existing or hereafter acquired or arising and wherever located, for the benefit of the Secured Parties (the “Collateral”): (a) Account Number [ACCOUNT NUMBER], at [ACCOUNT BANK], ABA Number [ABA NO.] (the “Account Bank”), and any extensions or renewals thereof, if the account is one which may be extended or renewed, and any successor or substitute accounts (the “Collateral Account”), (b) all of the Pledgor’s right, title, and interest (whether now existing or hereafter created or arising) in and to the Collateral Account, all sums or other property now or at any time hereafter on deposit therein, credited thereto, or payable thereon, (c) all proceeds and products thereof, and all instruments, documents, certificates, and other writings evidencing the Collateral Account. 3. The Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that: (a) the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);

D-1-2 USActive 56480284.4 (b) subject to the Administrative Agent’s rights hereunder and under the Control Agreement with respect to the Collateral Account, the Pledgor is the sole owner of the Collateral Account and has authority to execute and deliver this Pledge; (c) the Pledgor was formed in, and only in, the [INSERT JURISDICTION]; and (d) this Pledge, together with the Control Agreement with respect to the Collateral Account, shall, upon the execution and delivery thereof by the parties thereto, give the Administrative Agent “control” of the Collateral Account within the meaning of Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time. 4. Remedies. (a) The Administrative Agent and the Secured Parties shall have all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the UCC, and the right of offset), in each case subject to the limitations set forth in the Loan Documents. (b) Without limiting the generality of Section 4(a), if an Event of Default shall occur and be continuing and unless and until the Termination Date has occurred, the Administrative Agent, subject to the limitations set forth in the Loan Documents without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances (i) demand payment and performance of all due and payable Obligations from the funds in or credited to the Collateral Account, (ii) withdraw, collect, and receive any and all funds on deposit in or payable to the Collateral Account, (iii), withdraw funds from the Collateral Account and apply all or any portion of the funds in or credited to the Collateral Account to the Obligations, and (iv) surrender or present for notation of withdrawal the passbook, certificate, or other documents issued to the Pledgor in connection with the Collateral Account. (c) To the extent permitted by Applicable Law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by the Administrative Agent of any of its rights hereunder, except to the extent arising out of the bad faith, gross negligence, willful misconduct or fraud of the Administrative Agent. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. (d) Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Administrative Agent on behalf of the Secured Parties upon the occurrence of an Event of Default and until the Termination Date has occurred: (i) the Pledgor shall not be subrogated thereby to any rights of the Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or the Pledgor, or any property of the Pledgor; (ii) the Pledgor shall not be deemed to be the owner of any interest in the Obligations; and (iii) the Pledgor shall not exercise any rights or remedies with respect to the Pledgor or the Collateral or any other security for the Obligations or any of them or the property of the Pledgor except to the extent expressly set forth in the Credit Agreement or herein, or unless otherwise requested in writing to do so by the Administrative Agent.

D-1-3 USActive 56480284.4 (e) The remedies given to the Administrative Agent on behalf of the Secured Parties hereunder (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against the Pledgor and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) are intended to be and shall be, non-exclusive; and (v) are cumulative and in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against the Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement. 5. Power of Attorney. The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Administrative Agent’s reasonable discretion, for the purpose of carrying out the terms of this Pledge, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following: (a) in the name of the Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due with respect to any Collateral whenever payable; (b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; (c) to execute, in connection with any sale provided for in Section 4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; (d) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, including without limitation, to so direct any party with respect to any Capital Commitment; (e) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral due to the Pledgor or any portion thereof and to enforce any other right in respect of any Collateral; (f) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (g) to settle, compromise or adjust any such claim, suit, action or proceeding, and, in connection therewith to give such discharges or releases as the Administrative Agent may deem appropriate;

D-1-4 USActive 56480284.4 (h) to open a replacement Collateral Account in the Pledgor’s name; and (i) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral in a manner provided for herein as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Pledgor’s reasonable expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, perfect, preserve or realize upon the Collateral and the Administrative Agent’s Liens thereon and to effect the intent of this Pledge, all as fully and effectively as the Pledgor might do. Notwithstanding anything in this Section 5 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default has occurred and is continuing. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable unless and until the Termination Date has occurred. 6. Pledgor’s Receipt of Funds. Should any funds required by the Credit Agreement or by this Pledge to be deposited into the Collateral Account be received by the Pledgor, such funds shall immediately upon receipt become subject to the Lien hereof and while in the hands of the Pledgor be segregated from all other funds of the Pledgor and be held in trust for the Administrative Agent, for the benefit of the Secured Parties. The Pledgor shall have absolutely no dominion or control over such funds except to immediately deposit such funds into the Collateral Account, except to the extent the Pledgor would otherwise be permitted to withdraw such funds. 7. Covenants. The Pledgor hereby agrees that it shall not (x) close the Collateral Account without the prior written consent of the Administrative Agent, or (y) establish any “controlled balance accounts” or “linked accounts” with respect to the Collateral Account without the prior written consent of the Administrative Agent. 8. Liability. Neither the Administrative Agent nor the Secured Parties shall be liable or responsible in any way for (a) any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of any Pledgor in the Collateral or (b) any loss of interest on or any penalty or charge assessed against funds in, payable on, or credited to the Collateral Account as a result of the Administrative Agent or any Secured Party exercising any of its rights or remedies under this Pledge, except, in each case, for bad faith, gross negligence, willful misconduct or fraud by the Administrative Agent or such Secured Party. 9. Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement. 10. Successor Administrative Agent. Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Pledge or the successor Administrative Agent at the time in question. 11. Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders. 12. Successors and Assigns. The provisions of this Pledge shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit

D-1-5 USActive 56480284.4 Agreement. This Pledge may not be assigned by any Pledgor. This Pledge may be assigned by the Administrative Agent without the consent of any Pledgor to any successor Administrative Agent that is appointed in accordance with the Credit Agreement. 13. Multiple Counterparts. This Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Pledge by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Pledge by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Pledge. 14. Governing Law. This Pledge, and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. 15. Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against the Pledgor with respect to this Pledge or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and the Pledgor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, to the Pledgor’s address set forth on Schedule I to the Credit Agreement. The Pledgor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS PLEDGE WHICH WAIVER IS INFORMED AND VOLUNTARY. 16. Waiver; Etc. (a) No delay or omission on the part of the Administrative Agent or Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion. (b) The Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of any Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, delay, omission, forbearance or compromise that might be granted or given by the Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing. 17. Term of Agreement. On the date of the full, final, and complete satisfaction of the Obligations (other than indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the

D-1-6 USActive 56480284.4 other Obligations have been repaid), this Pledge shall terminate and be of no further force or effect (such date, the “Termination Date”). Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide the Pledgor, at its sole expense, a written release of the Pledgor’s Obligations hereunder and a written release of the Collateral and, so long as the Pledgor has written confirmation from the Administrative Agent that this Pledge has been terminated as provided above, the Pledgor shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Pledge. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WF – Churchill UAW BDC – Borrower Pledge of Collateral Account IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be duly executed as of the day and year first above written. PLEDGOR: [BORROWER] By: Name: Title:

WF – Churchill UAW BDC – Borrower Pledge of Collateral Account THIS PLEDGE ACCEPTED AND AGREED BY: ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title:

D-2-1 EXHIBIT D-2 FORM OF GUARANTOR PLEDGE OF COLLATERAL ACCOUNT Dated as of [DATE] THIS GUARANTOR PLEDGE OF COLLATERAL ACCOUNT (this “Pledge”) is executed and delivered as of the date above by [NAME OF GUARANTOR], a [jurisdiction of formation] [form of legal entity] (the “Pledgor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement). Reference is made to that certain Revolving Credit Agreement dated as of September 9, 2021, by and among, inter alios, NC SLF INC., a Maryland corporation, as the Initial Borrower (together with the other borrowers from time to time party thereto, the “Borrowers”), the Guarantors from time to time party thereto, the General Partners from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. 1. Acknowledgement. The Pledgor hereby acknowledges and confirms that it is receiving a direct or indirect benefit from the Loans and Letters of Credit under the Credit Agreement, and that the grant of the security interest in the Collateral hereunder and the execution of this Pledge is a condition to the extension of any Loans and/or Letters of Credit. 2. Pledge. In order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, the Pledgor hereby grants to the Administrative Agent and pledges and creates a security interest in, all of its right, title and interest, in, to and under the following, whether now existing or hereafter acquired or arising and wherever located, for the benefit of the Secured Parties (the “Collateral”): (a) Account Number [ACCOUNT NUMBER], at [ACCOUNT BANK], ABA Number [ABA NO.] (the “Account Bank”), and any extensions or renewals thereof, if the account is one which may be extended or renewed, and any successor or substitute accounts (the “Collateral Account”), (b) all of the Pledgor’s right, title, and interest (whether now existing or hereafter created or arising) in and to the Collateral Account, all sums or other property now or at any time hereafter on deposit therein, credited thereto, or payable thereon, (c) all proceeds and products thereof, and all instruments, documents, certificates, and other writings evidencing the Collateral Account. 3. The Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that: (a) the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);

D-2-2 (b) subject to the Administrative Agent’s rights hereunder and under the Control Agreement with respect to the Collateral Account, the Pledgor is the sole owner of the Collateral Account and has authority to execute and deliver this Pledge; (c) the Pledgor was formed in, and only in, the [INSERT JURISDICTION]; and (d) this Pledge, together with the Control Agreement with respect to the Collateral Account, shall, upon the execution and delivery thereof by the parties thereto, give the Administrative Agent “control” of the Collateral Account within the meaning of Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time. 4. Remedies. (a) The Administrative Agent and the Secured Parties shall have all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the UCC and the right of offset) in each case subject to the limitations set forth in the Loan Documents. (b) Without limiting the generality of Section 4(a), if an Event of Default shall occur and be continuing and unless and until the Termination Date has occurred, the Administrative Agent, subject to the limitations set forth in the Loan Documents without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances (i) demand payment and performance of all due and payable Obligations from the funds in or credited to the Collateral Account, (ii) withdraw, collect, and receive any and all funds on deposit in or payable to the Collateral Account, (iii), withdraw funds from the Collateral Account and apply all or any portion of the funds in or credited to the Collateral Account to the Obligations, and (iv) surrender or present for notation of withdrawal the passbook, certificate, or other documents issued to the Pledgor in connection with the Collateral Account. (c) To the extent permitted by Applicable Law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by the Administrative Agent of any of its rights hereunder, except to the extent arising out of the bad faith, gross negligence, willful misconduct or fraud of the Administrative Agent. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. (d) Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Administrative Agent on behalf of the Secured Parties upon the occurrence of an Event of Default and until the Termination Date has occurred: (i) the Pledgor shall not be subrogated thereby to any rights of the Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or the Pledgor, or any property of the Pledgor; (ii) the Pledgor shall not be deemed to be the owner of any interest in the Obligations; and (iii) the Pledgor shall not exercise any rights or remedies with respect to the Pledgor or the Collateral or any other security for the Obligations or any of them or the property of the Pledgor except to the extent expressly set forth in the Credit Agreement or herein, or unless otherwise requested in writing to do so by the Administrative Agent.

D-2-3 (e) The remedies given to the Administrative Agent on behalf of the Secured Parties hereunder (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against the Pledgor and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) are intended to be and shall be, non-exclusive; and (v) are cumulative and in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against the Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement. 5. Power of Attorney. The Pledgor hereby irrevocably and by way of security constitutes and appoints the Administrative Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Administrative Agent’s reasonable discretion, for the purpose of carrying out the terms of this Pledge, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following: (a) in the name of the Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due with respect to any Collateral whenever payable; (b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; (c) to execute, in connection with any sale provided for in Section 4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; (d) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, including without limitation, to so direct any party with respect to any Capital Commitment; (e) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral due to the Pledgor or any portion thereof and to enforce any other right in respect of any Collateral; (f) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (g) to settle, compromise or adjust any such claim, suit, action or proceeding, and, in connection therewith to give such discharges or releases as the Administrative Agent may deem appropriate;

D-2-4 (h) to open a replacement Collateral Account in the Pledgor’s name; and (i) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral in a manner provided for herein as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Pledgor’s reasonable expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, perfect, preserve or realize upon the Collateral and the Administrative Agent’s Liens thereon and to effect the intent of this Pledge, all as fully and effectively as the Pledgor might do. Notwithstanding anything in this Section 5 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default has occurred and is continuing. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable unless and until the Termination Date has occurred. 6. Pledgor’s Receipt of Funds. Should any funds required by the Credit Agreement or by this Pledge to be deposited into the Collateral Account be received by the Pledgor, such funds shall immediately upon receipt become subject to the Lien hereof and while in the hands of the Pledgor be segregated from all other funds of the Pledgor and be held in trust for the Administrative Agent, for the benefit of the Secured Parties. The Pledgor shall have absolutely no dominion or control over such funds except to immediately deposit such funds into the Collateral Account, except to the extent the Pledgor would otherwise be permitted to withdraw such funds. 7. Covenants. The Pledgor hereby agrees that it shall not (x) close the Collateral Account without the prior written consent of the Administrative Agent, or (y) establish any “controlled balance accounts” or “linked accounts” with respect to the Collateral Account without the prior written consent of the Administrative Agent. 8. Liability. Neither the Administrative Agent nor the Secured Parties shall be liable or responsible in any way for (a) any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of any Pledgor in the Collateral or (b) any loss of interest on or any penalty or charge assessed against funds in, payable on, or credited to the Collateral Account as a result of the Administrative Agent or any Secured Party exercising any of its rights or remedies under this Pledge, except, in each case, for bad faith, gross negligence, willful misconduct or fraud by the Administrative Agent or such Secured Party. 9. Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement. 10. Successor Administrative Agent. Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Pledge or the successor Administrative Agent at the time in question. 11. Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders. 12. Successors and Assigns. The provisions of this Pledge shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit

D-2-5 Agreement. This Pledge may not be assigned by any Pledgor. This Pledge may be assigned by the Administrative Agent without the consent of any Pledgor to any successor Administrative Agent that is appointed in accordance with the Credit Agreement. 13. Multiple Counterparts. This Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Pledge by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Pledge by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Pledge. 14. Governing Law. This Pledge, and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. 15. Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against the Pledgor with respect to this Pledge or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and the Pledgor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, to the Pledgor’s address set forth on Schedule I to the Credit Agreement. The Pledgor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS PLEDGE WHICH WAIVER IS INFORMED AND VOLUNTARY. 16. Waiver; Etc. (a) No delay or omission on the part of the Administrative Agent or Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion. (b) The Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of any Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, delay, omission, forbearance or compromise that might be granted or given by the Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing. 17. Term of Agreement. On the date of the full, final, and complete satisfaction of the Obligations (other than indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the

D-2-6 other Obligations have been repaid), this Pledge shall terminate and be of no further force or effect (such date, the “Termination Date”). Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties shall promptly provide the Pledgor, at its sole expense, a written release of the Pledgor’s Obligations hereunder and a written release of the Collateral and, so long as the Pledgor has written confirmation from the Administrative Agent that this Pledge has been terminated as provided above, the Pledgor shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Pledge. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WF – Churchill UAW BDC – Guarantor Pledge of Collateral Account IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be duly executed as of the day and year first above written. PLEDGOR: [GUARANTOR] By: Name: Title:

WF – Churchill UAW BDC – Guarantor Pledge of Collateral Account THIS PLEDGE ACCEPTED AND AGREED BY: ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title:

D-3-1 EXHIBIT D-3 FORM OF FEEDER FUND PLEDGE OF COLLATERAL ACCOUNT Dated as of [DATE] THIS FEEDER FUND PLEDGE OF COLLATERAL ACCOUNT (this “Pledge”) is executed and delivered as of the date above by [NAME OF FEEDER FUND], a [jurisdiction of formation] [form of legal entity] (the “Pledgor”), in favor of [NAME OF BORROWER], a [jurisdiction of formation] [form of legal entity], as Secured Party (the “Borrower” or the “Secured Party”). Reference is made to that certain Revolving Credit Agreement dated as of September 9, 2021, by and among, inter alios, NC SLF INC., a Maryland corporation, as the Initial Borrower, the other Borrowers from time to time party thereto, the General Partners from time to time party thereto, the borrowers from time to time party thereto, the Lenders from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent for the Secured Parties, Sole Lead Arranger, Sole Bookrunner, Letter of Credit Issuer and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. 1. Acknowledgement. The Pledgor hereby acknowledges and confirms that it is receiving a direct or indirect benefit from the Loans and Letters of Credit under the Credit Agreement, and that the grant of the security interest in the Collateral hereunder and the execution of this Pledge is a condition to the extension of any Loans and/or Letters of Credit . 2. Pledge. In order to secure the prompt payment and performance in full when due, of the obligations and liabilities of the Pledgor to make capital contributions to the Borrower as set forth in the Borrower’s [Charter and Bylaws (including the Management Agreement, [the Administration Agreement], the Registration Statement, Subscription Agreements of Borrower and Side Letters of Borrower][TITLE OF PARTNERSHIP AGREEMENT] (collectively, the “Obligations”), the Pledgor, to the extent of its respective interests, hereby grants to the Secured Party, and pledges and creates a security interest in, all of its right, title and interest in, to and under the following, whether now existing or hereafter acquired or arising and wherever located, for the benefit of the Secured Party (the “Collateral”): (a) Account Number [ACCOUNT NUMBER], at [ACCOUNT BANK], ABA Number [ABA NO.] (the “Account Bank”), and any extensions or renewals thereof, if the account is one which may be extended or renewed, and any successor or substitute accounts (the “Collateral Account”), (b) all of the Pledgor’s right, title, and interest (whether now existing or hereafter created or arising) in and to the Collateral Account, all sums or other property now or at any time hereafter on deposit therein, credited thereto, or payable thereon, (c) all proceeds and products thereof, and all instruments, documents, certificates, and other writings evidencing the Collateral Account. 3. The Pledgor hereby represents and warrants  to the Administrative Agent, for the benefit of the Secured Parties, that:

D-3-2 (a) the representations and warranties set forth in the Feeder Fund Acknowledgment and Confirmation among the Pledgor, the Pledgor’s General Partner, the Borrower and the Administrative Agent are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties made as of an earlier date, which shall be true and correct in all material respects as of such earlier date); (b) subject to the Secured Party’s rights hereunder and under the Control Agreement with respect to the Collateral Account, the Pledgor is the sole owner of the Collateral Account and has authority to execute and deliver this Pledge; (c) the Pledgor was formed in, and only in, the [INSERT JURISDICTION]; and (d) this Pledge, together with the Control Agreement with respect to the Collateral Account and the appointment of Wells Fargo Bank, National Association as Collateral Agent pursuant to Section 15 hereof, shall, upon the execution and delivery thereof by the parties thereto, give the Collateral Agent “control” of the Collateral Account within the meaning of Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time. 4. Remedies. (a) The Secured Party shall have all rights, remedies and recourse existing at common law or equity (including those granted by the UCC) in each case subject to the limitations set forth in the Loan Documents. (b) Without limiting the generality of Section 4(a), if an Event of Default shall occur and be continuing and unless and until the Termination Date has occurred, the Administrative Agent, subject to the limitations set forth in the Loan Documents without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances (i) demand payment and performance of all due and payable Obligations from the funds in or credited to the Collateral Account, (ii) withdraw, collect, and receive any and all funds on deposit in or payable to the Collateral Account, (iii), withdraw funds from the Collateral Account and apply all or any portion of the funds in or credited to the Collateral Account to the Obligations, and (iv) surrender or present for notation of withdrawal the passbook, certificate, or other documents issued to the Pledgor in connection with the Collateral Account. (c) To the extent permitted by Applicable Law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. (d) Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Administrative Agent on behalf of the Secured Parties upon the occurrence of an Event of Default and until the Termination Date has occurred: (i) the Pledgor shall not be subrogated thereby to any rights of the Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or the Pledgor, or any property of the Pledgor; (ii) the Pledgor shall not be deemed to be the owner of any interest in the Obligations; and (iii) the Pledgor shall not exercise any rights or remedies with respect to the Pledgor or the Collateral or any other security for the Obligations or any of them or the property

D-3-3 of the Pledgor except to the extent expressly set forth in the Credit Agreement or herein, or unless otherwise requested in writing to do so by the Administrative Agent. (e) The remedies given to the Secured Party hereunder (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against the Pledgor and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Secured Party; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) are intended to be and shall be, non-exclusive; and (v) are cumulative and in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against the Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement. 5. Power of Attorney. The Pledgor hereby irrevocably constitutes and appoints the Secured Party with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Secured Party’s reasonable discretion, for the purpose of carrying out the terms of this Pledge, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Secured Party the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following: (a) in the name of the Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due with respect to any Collateral whenever payable; (b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; (c) to execute, in connection with any sale provided for in Section 4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; (d) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct, including without limitation, to so direct any party with respect to any Capital Commitment; (e) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral due to the pledgor or any portion thereof and to enforce any other right in respect of any Collateral; (f) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral;

D-3-4 (g) to settle, compromise or adjust any such claim, suit, action or proceeding, and, in connection therewith to give such discharges or releases as the Secured Party may deem appropriate; (h) to open a replacement Collateral Account in the Pledgor’s name; and (i) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral in a manner provided for herein as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Pledgor’s reasonable expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, perfect, preserve or realize upon the Collateral and the Administrative Agent’s Liens thereon and to effect the intent of this Pledge, all as fully and effectively as the Pledgor might do. Notwithstanding anything in this Section 5 to the contrary notwithstanding, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this Section 5 unless an Event of Default has occurred and is continuing. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable unless and until the Termination Date has occurred. 6. Pledgor’s Receipt of Funds. Should any funds required by the Credit Agreement or by this Pledge to be deposited into the Collateral Account be received by the Pledgor, such funds shall immediately upon receipt become subject to the Lien hereof and while in the hands of the Pledgor be segregated from all other funds of the Pledgor and be held in trust for the Secured Party. The Pledgor shall have absolutely no dominion or control over such funds except to immediately deposit such funds into the Collateral Account, except to the extent the Pledgor would otherwise be permitted to withdraw such funds. 7. Covenants. The Pledgor hereby agrees that it shall not (x) close the Collateral Account without the prior written consent of the Administrative Agent, or (y) establish any “controlled balance accounts” or “linked accounts” with respect to the Collateral Account without the prior written consent of the Administrative Agent. 8. Liability. Neither the Administrative Agent nor the Secured Party shall be liable or responsible in any way for (a) any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of any Pledgor in the Collateral or (b) any loss of interest on or any penalty or charge assessed against funds in, payable on, or credited to the Collateral Account as a result of the Secured Party exercising any of its rights or remedies under this Pledge, except, in each case, for bad faith, gross negligence or willful misconduct by the Administrative Agent or such Secured Party. 9. Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement. 10. Successors and Assigns. The provisions of this Pledge shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement. This Pledge may not be assigned by any Pledgor. This Pledge may be assigned by the Secured Party without the consent of any Pledgor to the Administrative Agent that is appointed in accordance with the Credit Agreement.

D-3-5 11. Multiple Counterparts. This Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Pledge by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Pledge by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Pledge. 12. Governing Law. This Pledge, and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. 13. Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against the Pledgor with respect to this Pledge or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and the Pledgor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, to the Pledgor’s address set forth on Schedule I to the Credit Agreement. The Pledgor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS PLEDGE WHICH WAIVER IS INFORMED AND VOLUNTARY. 14. Waiver; Etc. (a) No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion. (b) The Secured Party’s rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of any Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, delay, omission, forbearance or compromise that might be granted or given by the Secured Party to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing. 15. Term of Agreement. On the date of the full, final, and complete satisfaction of the Obligations (other than indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the other Obligations have been repaid), this Pledge shall terminate and be of no further force or effect (such date, the “Termination Date”). Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties shall promptly provide the Pledgor, at its sole expense, a written release of the Pledgor’s Obligations hereunder and a written release of the Collateral and, so long as the Pledgor has written confirmation from the Administrative Agent that this Pledge has been terminated as provided above, the

D-3-6 Pledgor shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Pledge. 16. Collateral Agent. The Borrower hereby designates and appoints Wells Fargo Bank, National Association, as its collateral agent (the “Collateral Agent”) with respect to the Collateral and the Control Agreement, and the Borrower hereby authorizes the Collateral Agent to take any actions on its behalf under the provisions of the Control Agreement and to exercise such powers and perform such duties as are expressly delegated by the terms hereof (including, without limitation, the exercise of remedies under Section 4 hereof), together with such other powers as are reasonably incidental thereto. Subject to the foregoing, the Borrower hereby authorizes the Collateral Agent to execute, deliver and perform the Control Agreement on its behalf. The Borrower hereby agrees to indemnify, defend and save harmless the Collateral Agent against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of the Collateral Agent) incurred in connection with this Pledge or the Control Agreement (except to the extent due to the Collateral Agent’s willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred at the Borrower’s direction or instruction. 17. Third Party Beneficiary. The Administrative Agent (on behalf of the Secured Parties under the Credit Agreement) is an express and intended third party beneficiary hereof, entitled to enforce the provisions hereof pursuant to the Borrower Security Agreement. The Borrower and the Collateral Agent agree not to exercise any rights or remedies hereunder or under the Control Agreement without advance notice to and the consent of the Administrative Agent. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WF – Churchill UAW BDC – Feeder Fund Pledge of Collateral Account IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be duly executed as of the day and year first above written. PLEDGOR: [FEEDER FUND] By: Name: Title:

WF – Churchill UAW BDC – Feeder Fund Pledge of Collateral Account THIS PLEDGE ACCEPTED AND AGREED BY: SECURED PARTY: By: Name: Title:

WF – Churchill UAW BDC – Feeder Fund Pledge of Collateral Account THIS PLEDGE ACCEPTED AND AGREED BY: WELLS FARGO BANK, NATIONAL ASSOCIATION, Only in its capacity as Collateral Agent pursuant to Section 16 and 17 of this Pledge By: Name: Title:

WF – Churchill UAW BDC – Exhibit A to Request for Borrowing EXHIBIT A TO REQUEST FOR BORROWING [Updated Borrowing Base Certificate to be Attached Separately]

WF – Churchill UAW BDC – Exhibit A to Request for Letter of Credit EXHIBIT A TO REQUEST FOR LETTER OF CREDIT [Updated Borrowing Base Certificate to be Attached]

J-1 USActive 56480284.4 EXHIBIT J FORM OF QUALIFIED BORROWER GUARANTY Dated as of [DATE] THIS QUALIFIED BORROWER GUARANTY (the “Qualified Borrower Guaranty”) is made as of [DATE] by [BORROWER], a [jurisdiction] [type of entity] (the “QB Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement). Reference is made to that certain Revolving Credit Agreement dated as of September 9, 2021, by and among the QB Guarantor, as a borrower, the other Borrowers from time to time party thereto (the “Borrowers”), the General Partners from time to time party thereto, the Lenders from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent for the Secured Parties, Sole Lead Arranger, Sole Bookrunner, Letter of Credit Issuer and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. 1. Guaranty of Payment. In connection with the Credit Agreement, the QB Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the benefit of each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) of all interest, principal, fees, expenses and other amounts now or hereafter represented by, or arising in connection with: (a) each Note set forth on Schedule I (as renewed, extended, modified or substituted, each, a “Qualified Borrower Note”) and (b) the timely performance of all other obligations by each Qualified Borrower set forth on Schedule I (each, a “Qualified Borrower”) under the Credit Agreement and the other Loan Documents (collectively, the “Guaranteed Debt”). This Qualified Borrower Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all of the Guaranteed Debt whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of the QB Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the QB Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state or otherwise and including, without limitation, Debtor Relief Laws). 2. Obligations Unconditional. The obligations of the QB Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or QB Guarantor. The QB Guarantor agrees that this Qualified Borrower Guaranty may be enforced by any Secured Party pursuant to and subject to the provisions of the Credit Agreement without the necessity at any time of resorting to or exhausting any other security or Collateral and without the necessity at any time of having recourse to the Qualified Borrower Notes or any other of the Loan Documents or any collateral, if any, hereafter securing the Guaranteed Debt or otherwise and the QB Guarantor hereby waives the right to require the Administrative Agent or the Lenders to make demand on or proceed against any Credit Party or any other Person (including a co-QB Guarantor) or to require the Administrative Agent or the Lenders to pursue any other remedy or enforce any other right. The QB Guarantor further agrees that nothing contained herein shall prevent any Secured Party from suing on the Qualified Borrower Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral, if any, securing the Guaranteed Debt or from exercising any other rights available to it or them, as

J-2 USActive 56480284.4 applicable, under any of the Loan Documents but subject to the provisions of the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the QB Guarantor’s obligations hereunder; it being the purpose and intent of the QB Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the QB Guarantor’s obligations under this Qualified Borrower Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Credit Party or by reason of the bankruptcy, insolvency or analogous procedure of any Credit Party. The QB Guarantor waives any and all notice of the creation, renewal, extension accrual or increase of any of the Guaranteed Debt and notice of or proof of reliance by any Secured Party on this Qualified Borrower Guaranty or acceptance of this Qualified Borrower Guaranty. The Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Qualified Borrower Guaranty. All dealings between the Credit Parties, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Qualified Borrower Guaranty. The QB Guarantor represents and warrants that it is, and immediately after giving effect to the Qualified Borrower Guaranty and the obligations evidenced hereby, will be, Solvent. This Qualified Borrower Guaranty and the obligations of the QB Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guaranteed Debt), including, without limitation, the occurrence of any of the following, whether or not the Administrative Agent shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guaranteed Debt or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Guaranteed Debt, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to Events of Default) of this Qualified Borrower Guaranty and any other Loan Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Guaranteed Debt, (C) to the fullest extent permitted by Applicable Law, any of the Guaranteed Debt, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, even though the Administrative Agent might have elected to apply such payment to any part or all of the Guaranteed Debt, (E) any failure to perfect or continue perfection of a security interest in any of the Collateral, (F) any defenses, set-offs or counterclaims which any Credit Party may allege or assert against the Administrative Agent in respect of the Guaranteed Debt, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the QB Guarantor as an obligor in respect of the Guaranteed Debt. 3. Modifications. The QB Guarantor acknowledges that: (a) the time or place of payment of the Guaranteed Debt may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (b) the Qualified Borrowers, the QB Guarantor and any other party liable for payment under the Loan Documents may be granted indulgences generally; (c) any of the provisions of the Qualified Borrower Notes or any of the other Loan Documents, including, without limitation, the Credit Agreement may be modified, amended or waived in accordance with the terms thereof; (d) any party (including any co-QB Guarantor) liable for the payment thereof may be granted indulgences or be released; and (e) any deposit balance for the credit of the Qualified Borrowers, the QB Guarantor or any other party liable for the payment of the Obligations or liable upon any security

J-3 USActive 56480284.4 therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Debt, all without notice to or further assent by the QB Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release. 4. Waiver of Rights. The QB Guarantor expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Qualified Borrower Guaranty by the Administrative Agent and of all extensions of credit to any Qualified Borrower or other Credit Party by the Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Debt; (c) protest and notice of dishonor or of default (except as specifically required by the Credit Agreement) with respect to the Guaranteed Debt or with respect to any security therefor; (d) notice of the Secured Parties obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Guaranteed Debt, or the Secured Parties subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to this Qualified Borrower Guaranty, any other Loan Document or the Guaranteed Debt to which the QB Guarantor might otherwise be entitled; (f) any right to require the Administrative Agent as a condition of payment or performance by the QB Guarantor, to (A) proceed against the Qualified Borrowers, any QB Guarantor of the Guaranteed Debt or any other Person, (B) proceed against or exhaust any other security held from the Qualified Borrowers, any QB Guarantor of the Guaranteed Debt or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Qualified Borrowers including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Debt or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Qualified Borrowers from any cause other than payment in full of the Guaranteed Debt; (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s errors or omissions in the administration of the Guaranteed Debt; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Qualified Borrower Guaranty and any legal or equitable discharge of the QB Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting the QB Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent protect, secure, perfect or insure any other security interest or Lien or any property subject thereto; and (k) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate QB Guarantors or sureties, or which may conflict with the terms of this Qualified Borrower Guaranty. 5. Reinstatement. Notwithstanding anything contained in this Qualified Borrower Guaranty or the other Loan Documents, the obligations of the QB Guarantor under this Qualified Borrower Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Debt is rescinded or must be otherwise restored by any holder of any of the Guaranteed Debt, whether as a result of any proceedings in bankruptcy, reorganization, any analogous procedure or otherwise, and the QB Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of outside counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

J-4 USActive 56480284.4 6. Remedies. The QB Guarantor agrees that, as between the QB Guarantor, on the one hand, and the Secured Parties, on the other hand, the Guaranteed Debt may be declared to be forthwith due and payable (and shall be deemed to have become automatically due and payable) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Debt from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Debt being deemed to have become automatically due and payable), such Guaranteed Debt (whether or not due and payable by any other Person) shall forthwith become due and payable by the QB Guarantor. The QB Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with and subject to the terms thereof. 7. Subrogation. The QB Guarantor agrees that, until the Termination Date, it will not exercise any right of reimbursement, subrogation, indemnification, contribution, offset, remedy (direct or indirect) or other claims against any Qualified Borrower or other Credit Party arising by contract or operation of law or equity in connection with any payment made or required to be made by the QB Guarantor under this Qualified Borrower Guaranty or the other Loan Documents now or hereafter. The QB Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the QB Guarantor may have against any Qualified Borrower or other Credit Party or against any Collateral or other collateral or security, and any rights of contribution the QB Guarantor may have against any Qualified Borrower or other Credit Party, shall be junior and subordinate to any rights the Administrative Agent may have against such Qualified Borrower or Credit Party and to all right, title and interest the Administrative Agent may have in any such other collateral. 8. Inducement. The Lenders have been induced to make the Loans to the Qualified Borrowers in part based upon the assurances by the QB Guarantor that the QB Guarantor desires that the Guaranteed Debt of the QB Guarantor be honored and enforced as separate obligations of the QB Guarantor, should Administrative Agent and the Lenders desire to do so. 9. Combined Liability. Notwithstanding the foregoing, the QB Guarantor shall be liable to the Lenders for the entire amount of the Guaranteed Debt, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Guaranteed Debt against the QB Guarantor. 10. Qualified Borrower Information. The QB Guarantor confirms and agrees that the Administrative Agent shall have no obligation to disclose or discuss with the QB Guarantor its assessment of the financial condition of the Qualified Borrowers. The QB Guarantor has adequate means to obtain information from the Qualified Borrowers on a continuing basis concerning the financial condition of the Qualified Borrowers and its ability to perform its obligations under the Credit Agreement and any other Loan Document, and the QB Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Qualified Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Debt. The QB Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent to disclose any matter, fact or thing relating to the business, operations or condition of the Qualified Borrowers now known or hereafter known by the Administrative Agent. The QB Guarantor hereby waives any right to have the Collateral or other collateral or security securing the Guaranteed Debt marshaled. 11. Instrument for the Payment of Money. The QB Guarantor hereby acknowledges that the guarantee in this Qualified Borrower Guaranty constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a

J-5 USActive 56480284.4 dispute by the QB Guarantor in the payment of any monies due hereunder, shall have the right to bring motions and/or actions under New York CPLR Section 3213. 12. [Reserved]. 13. Benefit. The QB Guarantor represents and warrants that it (i) it has received or will receive direct or indirect benefit from the making of this Qualified Borrower Guaranty and the creation of the Guaranteed Debt, (ii) the QB Guarantor is familiar with the financial condition of the Qualified Borrower and the value of any Collateral securing the Guaranteed Debt and (iii) the Administrative Agent has made no representations to the QB Guarantor in order to induce the QB Guarantor to execute this Qualified Borrower Guaranty. 14. Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement (with notices, demands, requests or other communications to the General Partner being sent to the same address as the QB Guarantor). 15. Successor Administrative Agent. Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Qualified Borrower Guaranty or the successor Administrative Agent at the time in question. 16. Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders. 17. Successors and Assigns. The provisions of this Qualified Borrower Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement. This Qualified Borrower Guaranty may not be assigned by the QB Guarantor without the prior written consent of the Administrative Agent and each Lender. This Qualified Borrower Guaranty may be assigned by the Administrative Agent without the consent of any QB Guarantor to any successor Administrative Agent appointed in accordance with the Credit Agreement. 18. Multiple Counterparts. This Qualified Borrower Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Qualified Borrower Guaranty by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Qualified Borrower Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Qualified Borrower Guaranty. 19. Qualified Borrower Guaranty. This Qualified Borrower Guaranty has been executed and delivered pursuant to the Credit Agreement and is one of the “Qualified Borrower Guaranties” referred to therein. 20. Amendments. This Qualified Borrower Guaranty may be amended only by a written instrument executed by the QB Guarantor and the Administrative Agent. Schedule I to this Qualified Borrower Guaranty may be amended by the QB Guarantor from time to time to identify additional Qualified Borrowers and Qualified Borrower Notes, the obligations of which will become subject to this Qualified Borrower Guaranty and, subject to the repayment of the Guaranteed Debt in full of the applicable Qualified Borrower, the QB Guarantor may request that the Administrative Agent update Schedule I to delete a specified Qualified Borrower following which this Qualified Borrower Guaranty shall no longer

J-6 USActive 56480284.4 apply to such Qualified Borrower, and upon such amendment all references herein to Schedule I shall be deemed to mean Schedule I as amended thereby. Such amendment shall be in the form of Exhibit A annexed hereto. 21. Governing Law. This Qualified Borrower Guaranty and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. 22. Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against the QB Guarantor with respect to this Qualified Borrower Guaranty or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Secured Parties in their sole discretion may elect and the QB Guarantor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The QB Guarantor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, to the QB Guarantor’s address set forth on Schedule I to the Credit Agreement. The QB Guarantor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Qualified Borrower Guaranty brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS QUALIFIED BORROWER GUARANTY, WHICH WAIVER IS INFORMED AND VOLUNTARY. 23. Term of Agreement. On the date of the full, final, and complete satisfaction of the Guaranteed Debt (other than Guaranteed Debt which constitutes indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the other Obligations have been repaid), this Qualified Borrower Guaranty shall terminate and be of no further force or effect. Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide the QB Guarantor, at its sole expense, a written release of its obligations hereunder. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WF – Churchill UAW BDC – Qualified Borrower Guaranty IN WITNESS WHEREOF, the QB Guarantor has caused this Qualified Borrower Guaranty to be duly executed as of the day and year first above written. QB GUARANTOR: [BORROWER] By: Name: Title:

WF – Churchill UAW BDC – Schedule I to Qualified Borrower Guaranty SCHEDULE I TO QUALIFIED BORROWER GUARANTY QUALIFIED BORROWER DATE OF NOTE [NAME] [DATE]

WF – Churchill UAW BDC – Exhibit A to Qualified Borrower Guaranty EXHIBIT A TO QUALIFIED BORROWER GUARANTY FORM OF AMENDMENT FOR QUALIFIED BORROWER ADDITION Dated as of [DATE] Reference is made to that certain Qualified Borrower Guaranty (the “Qualified Borrower Guaranty”), dated as of [DATE], by [BORROWER] (“QB Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement). Reference is made to that certain Revolving Credit Agreement dated as of September 9, 2021, by and among, inter alios, the QB Guarantor, as a borrower, the other Borrowers from time to time party thereto (the “Borrowers”), the General Partners from time to time party thereto, the Lenders from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent for the Secured Parties, Sole Lead Arranger, Sole Bookrunner, Letter of Credit Issuer and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The QB Guarantor has designated the following entity as a Qualified Borrower and the Note described below is a Qualified Borrower Note: QUALIFIED BORROWER DATE OF NOTE [NAME] [DATE] Upon execution of this Amendment for Qualified Borrower Addition (this “Amendment”), the Qualified Borrower Guaranty shall be, and be deemed to be, modified and amended in accordance herewith and the obligations, duties and liabilities the QB Guarantor shall hereafter be determined, exercised and enforced in accordance with the Qualified Borrower Guaranty as so amended and modified by this Amendment, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Qualified Borrower Guaranty for any and all purposes. Except as modified and expressly amended by this Amendment, the Qualified Borrower Guaranty is in all respects ratified and confirmed, and all the terms and provisions thereof shall be and remain in full force and effect. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WF – Churchill UAW BDC – Amendment for Qualified Borrower Addition IN WITNESS WHEREOF, the QB Guarantor has caused this Amendment to be duly executed as of the day and year first above written. QB GUARANTOR: [BORROWER] By: Name: Title:

K-1 EXHIBIT K FORM OF INVESTOR CONSENT [ATTACHED]

FORM OF INVESTOR LETTER [DATE] Wells Fargo Bank, National Association, as Administrative Agent 550 S. Tryon Street, 5th floor Charlotte, NC 28202 Re: Revolving Credit Facility (the “Facility”) evidenced by that certain Credit Agreement (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”), entered into or to be entered into by and among NC SLF Inc. (the “Fund”) or one of its affiliates, as borrower, Wells Fargo Bank, National Association, as administrative agent (“Administrative Agent”), and the lenders named therein (each, a “Lender”) Ladies and Gentlemen: The purpose of this letter is to confirm to you the status of our involvement in the Fund and to acknowledge certain aspects of the Facility. 1. We have entered into a subscription agreement (the “Subscription Agreement”; all capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Subscription Agreement), dated as of [], 2021, with the Fund, pursuant to which we have: (i) agreed to purchase Shares of the Fund; and (ii) committed to fund Capital Contributions in the aggregate amount of $[] (or such greater amount as may be provided for in the Subscription Agreement), whether funded directly to the Fund pursuant to Section 1.01(B) of the Subscription Agreement or otherwise (the “Capital Commitment”), which Capital Commitment will be drawn upon the delivery of one or more written requests pursuant to and in accordance with the Subscription Agreement. 2. As of [], 2021, $[] of our Capital Commitment has been “called”, of which we have funded $[]. $[] (our “Unfunded Capital Commitment”) of our Capital Commitment remains to be drawn upon the delivery of one or more calls for Capital Contributions in accordance with the Subscription Agreement. 3. We confirm that pursuant to Section 2.02(a) of the Subscription Agreement, we will deliver to you (i) upon reasonable request of the Fund, our publicly available financial statements as of the end of our most recently completed fiscal year, and (ii) from time to time upon request of the Fund, Churchill Asset Management LLC (the “Adviser”), or the Administrative Agent, a certificate setting forth the remaining amount of our Capital Commitment which we are obligated to fund. 4. We hereby acknowledge to you that under the terms of and subject to the limitations and conditions set forth in the Subscription Agreement, we are and shall remain absolutely and unconditionally obligated to fund our Unfunded Capital Commitment required on account of Capital Contributions duly made in accordance with the Subscription Agreement (including, without limitation, those required in the Subscription Agreement as a result of the failure of any other shareholder of the Fund to advance funds with respect to a call for a Capital Contribution made pursuant to the Subscription Agreement), and we agree to duly fund in accordance with the Subscription Agreement such Capital Contributions without setoff, counterclaim or defense, including without limitation any defense of fraud or mistake, or any defense under Section 365 of the U.S. Bankruptcy Code. For the avoidance of doubt, and subject to Section 6(d)

hereof, this letter shall in no way prejudice our right to assert claims against the Fund in one or more separate actions. 5. We hereby confirm that, as of the date hereof, (a) there is no default, or circumstance which with the passage of time and/or notice would constitute a default under the Subscription Agreement, which would constitute a defense to, or right of offset against, our obligation to fund our Capital Commitment or otherwise reduce our Capital Commitment and, as of the date hereof, there is no defense to, or right of offset against, our obligation to fund our Capital Commitment; (b) there are no actions, suits or proceedings at law or in equity or before or instituted by any governmental authority pending which call into question the validity or enforceability of the Subscription Agreement or this letter against the undersigned; (c) the Subscription Agreement and this letter have been duly authorized, executed and delivered by us and confirm the accuracy of the representations made by us therein and herein; (d) the Subscription Agreement and this letter constitute our valid and binding obligations, enforceable against us in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors rights generally from time to time in effect and to general principles of equity; (e) we have the power and authority required to execute and deliver the Subscription Agreement and this letter, and to perform our obligations thereunder and hereunder; and (f)(i) we are subject to commercial law with respect to our obligations under the Subscription Agreement and this letter; (ii) the making and performance of the Subscription Agreement and this letter constitute private and commercial acts rather than governmental or public acts, and that neither we nor any of our properties or revenues has any right of immunity from suit, court jurisdiction, execution of a judgment or from any other legal process with respect to our obligations under the Subscription Agreement or this letter; and (iii) to the extent that we may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to the Subscription Agreement or this letter, to claim any such immunity, and to the extent that in any such jurisdiction there may be attributed to us such an immunity (whether or not claimed), we hereby irrevocably agree not to claim and hereby irrevocably waive such immunity to the fullest extent permitted by applicable law. 6. We hereby acknowledge, subject to the limitations and conditions set forth in the Subscription Agreement: (a) the pledge and assignment by Fund and Adviser to you, for the benefit of the Lenders, as security for the Facility: (i) our Capital Commitment and the right to receive Capital Contributions and (ii) the right to issue any call for Capital Contributions under Section 2.01 of the Subscription Agreement and to receive all payments of all or any portion of our Unfunded Capital Commitment in accordance with the terms of the Subscription Agreement, in order to secure the payment of the obligations of the Fund under the Facility; (b) that for so long as the Facility is in place, the Adviser and the Fund have agreed with you not to amend, modify, supplement, cancel, terminate, reduce or suspend any of our obligations under the Subscription Agreement without your prior written consent; (c) that for so long as the Facility is in place, a transfer of our Shares in the Fund will require notice to you; (d) that any claims that we may have against the Fund or any shareholder in the Fund shall be subordinate to all payments due to you under the Facility; and (e) that, for so long as the Facility is in place, all payments made by us under the Subscription Agreement will be made by wire transfer to the following account which the Fund has also pledged to you for the benefit of the Lenders as security for the Facility:                                                              1 [Account Bank, Account Number, and ABA Number to be confirmed.] Bank: []1 Account Number: [] ABA Number: [] Reference: [FUND TO PROVIDE] Attention: [FUND TO PROVIDE]

7. We hereby agree that for so long as the Credit Agreement is in effect, we shall, under the terms and subject to the limitations and conditions set forth in the Subscription Agreement, honor any request for a Capital Contribution delivered to us in the name of the Administrative Agent, without setoff, counterclaim or defense by funding the applicable portion of our Capital Commitment into the above account, provided such request for a Capital Contribution is delivered for purposes of paying due and payable obligations of the Fund to the Lenders under the Facility. We hereby agree that for so long as the Credit Agreement is in effect, any defense to funding pursuant to the penultimate sentence of Section 1.02(b) (excluding the definitions at the end of such Section) of the Subscription Agreement shall not apply to any request for a Capital Contribution delivered to us in the name of the Administrative Agent, provided such request for a Capital Contribution is delivered for purposes of paying due and payable obligations of the Fund to the Lenders under the Facility, regardless of whether any Subsequent Investors have made their entire Catch-up Purchase Price. 8. We hereby agree that for so long as the Credit Agreement is in effect and has not been terminated we shall not pledge, collaterally assign or otherwise encumber our Shares in the Fund. 9. We also acknowledge that because you and the Lenders will be relying upon the statements made herein in connection with making the Facility available to the Fund, for so long as the Facility is in place, payments of our Capital Commitment that we make under the Subscription Agreement will not satisfy our obligation to fund our Capital Commitment unless such contributions are paid into the above account. 10. We hereby acknowledge that the terms of the Credit Agreement and of each loan document delivered in connection therewith (collectively the “Loan Documents”) can be modified without further notice to us or our consent; provided, however, that in no event shall any modification of the Credit Agreement or any Loan Document alter our rights or obligations under the Subscription Agreement without our written consent. 11. We hereby further acknowledge that you may assign all or part of your rights under the Credit Agreement and the Loan Documents, and that this confirmation will remain in effect until we are notified in writing jointly by you and the Adviser that the Facility has been terminated, which notification you agree to deliver to us at the address set forth below promptly upon such termination. 12. By executing this letter you agree to keep confidential all non-public information about us provided to you by us, the Adviser or the Fund pursuant to the Subscription Agreement or in connection with the Facility that is designated confidential; provided however, that nothing herein shall prevent you from disclosing any such information: (a) to any Lender that participates in the Facility or any affiliate of any Lender which has agreed in writing to comply with the provisions of this paragraph; (b) to any assignee, participant or prospective assignee or participant with respect to the Facility or any of its affiliates which has agreed in writing to comply with the provisions of this paragraph; (c) to the employees, directors, agents, attorneys, accountants, and other professional advisers of any Lender, assignees, participant, prospective assignee or participant with respect to the Facility or their respective affiliates, which, other than with respect to the Lender, has agreed in writing to comply with the provisions of this paragraph; (d) upon the request or demand of any governmental authority having or asserting jurisdiction over you or any Lender; (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law; (f) if requested or required to do so in connection with any litigation or similar proceeding; (g) which has been publicly disclosed other than in breach of this paragraph; (h) in connection with the exercise of any remedy under this Credit Agreement or any other Loan Document; (i) upon the advice of counsel that such disclosure is required by law; or (j) with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4(b)(3)(iii))

of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and tax structure. 13. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument. 14. The undersigned and the Lender (by its acceptance hereof) each irrevocably (a) agrees that any suit action or other legal proceeding arising out of or relating to this letter may be brought in the courts of the United States of America located in the Southern District of New York or in the state courts of the State and County of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding, (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, (d) consents to the service of any and all process in any such suit, action or proceeding by the service of copies or such process to such party at its address provided in this letter, as the same may be changed by written notice to the other party from time to time. Each of the undersigned and the Lender (by its acceptance hereof) each irrevocably waives any right to trial by jury in respect of any legal proceeding arising out of or relating to this letter. For ERISA Investors: 15. We confirm that the Committee of the UAW Retiree Medical Benefits Trust is the fiduciary (the “Fiduciary”) of the UAW Retiree Medical Benefits Trust (solely for the benefit of the [Chrysler][Ford][GM] Separate Retiree Account) (the “ERISA Investor”) whose assets are invested in the Fund, and that: (1) the Fiduciary made the independent decision to invest in the Fund and to execute and deliver this investor letter (the “Transaction”); (2) if any Lender is a party-in-interest or disqualified person with respect to the ERISA Investor, the Transaction could constitute a prohibited transaction under Section 4975(c)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 406(a)(1)(B) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) unless all of the conditions of Section 4975(d)(20) of the Code and Section 408(b)(17) of ERISA are satisfied; (3) the Fiduciary made its own independent determination that the Transaction results in the ERISA Investor receiving no less, nor paying more, than adequate consideration as defined in Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code; (4) none of any Lender nor, to the knowledge of the Fiduciary, any affiliate of any Lender: (A) has any discretionary authority or control over the plan assets involved in the Transaction, or (B) renders any investment advice with respect to those assets; and (5) no Lender (including the Administrative Agent) is otherwise a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code) with respect to the assets of such ERISA Investor invested in the Fund or involved in the Transaction other than by virtue of being a service provider to such ERISA Investor (or solely by reason of a relationship to such a service provider described in Section 3(14)(F), (G), (H), or (I) of ERISA or Section 4975(e)(2)(F), (G), (H), or (I) of the Code). [Remainder of Page Intentionally Left Blank]

Wells Fargo – NC SLF Inc. – Investor Letter (Form) STATE STREET BANK AND TRUST COMPANY, NOT PERSONALLY BUT AS TRUSTEE FOR THE UAW RETIREE MEDICAL BENEFITS TRUST (SOLELY FOR THE BENEFIT OF THE [CHRYSLER][FORD][GM] SEPARATE RETIREE ACCOUNT) By: _______________________ Name: Title: Address for notices: _________________ _________________ _________________

L-1 USActive 56480284.4 EXHIBIT L FORM OF CREDIT PARTY JOINDER Dated as of [DATE] THIS CREDIT PARTY JOINDER (this “Joinder”) is executed and delivered as of the date above by and among [NAME(S) of ENTITY(IES)], [a] [JURISDICTION(S)] [ENTITY TYPE(S)] (the “Additional Credit Party[ies]”), the entities listed on Schedule II hereto (collectively, the “Existing Credit Parties”), [and] Wells Fargo Bank, National Association, as the Administrative Agent for the Secured Parties (in such capacity, the “Administrative Agent”), Sole Lead Arranger, Sole Bookrunner, Letter of Credit Issuer and a Lender, [and [OTHER LENDERS], each as a Lender,] in connection with (1) that certain Revolving Credit Agreement, dated as of September 9, 2021, (as the same may be supplemented, modified, amended, or restated from time to time, the “Credit Agreement”), by and among, inter alios, the Existing Credit Parties, the banks and financial institutions from time to time party thereto as Lenders, and Wells Fargo Bank, National Association, as the Administrative Agent, Letter of Credit Issuer and a Lender, [and] (2) that certain Security Agreement, dated as of September 9, 2021 (as the same may be supplemented, modified, amended, or restated from time to time, the “Security Agreement”), among the Existing Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties[, and (3) that certain Pledge of Collateral Account, dated as of September 9, 2021 (as the same may be supplemented, modified, amended, or restated from time to time, the “Collateral Account Pledge”), among certain of the Existing Credit Parties party thereto in favor of the Administrative Agent, for the benefit of the Secured Parties]. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. A. [The] [Each] Additional Credit Party desires to become a “Borrower”, a “Guarantor” or a “General Partner” under the Credit Agreement as set forth on Schedule IV hereto. B. Accordingly, the parties hereto agree as follows: 1. [The] [Each] Additional Credit Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder, it will be deemed to be a party to the Credit Agreement and the other Loan Documents listed on Schedule IV hereto adjacent to its name (collectively, the “Joinder Documents”) and a “Borrower”, a “Guarantor” or a “General Partner”, as applicable, for all purposes of the Joinder Documents, and it shall have all of the rights and obligations of a Borrower, a Guarantor or a General Partner, as applicable, and a Credit Party thereunder as if it had executed the Joinder Documents as a “Borrower”, a “Guarantor” or a “General Partner”, as applicable. [The] [Each] Additional Credit Party hereby ratifies, as of the date hereof, and agrees to be bound by all of the terms, provisions and conditions contained in the Joinder Documents applicable to it as a Borrower, a Guarantor or a General Partner, as applicable, and as a Credit Party. Without limiting the foregoing, to the extent applicable to it, [the] [each] Additional Credit Party represents and warrants that the representations and warranties in the Credit Agreement and the other Joinder Documents to which it is hereby becoming a party that are applicable to a Borrower, a Guarantor or a General Partner, as applicable, and a Credit Party are true and correct in all material respects as of the date hereof as to [the] [such] Additional Credit Party, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that if any such representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded. 2. [The] [Each] Additional Credit Party acknowledges and confirms that it has received a copy of the Credit Agreement, each other Joinder Document and the schedules and exhibits thereto.

L-2 USActive 56480284.4 3. [The] [Each] Additional Credit Party hereby agrees that, upon becoming a Borrower, a Guarantor or a General Partner, as applicable, and a Credit Party under each applicable Joinder Document, it will be liable for all of the Obligations of a Borrower, a Guarantor or a General Partner, as applicable, and a Credit Party as provided in the applicable Joinder Documents. 4. Each Existing Credit Party confirms that, notwithstanding the joinder of the Additional Credit Party[ies] to the Loan Documents to which it is a party, the Obligations of such Existing Credit Party under the Loan Documents to which it is a party are and shall continue to be in full force and effect. 5. [By signing this Joinder, each Existing Credit Party that is the general partner of [the] [an] Additional Credit Party hereby confirms that it shall be deemed a “General Partner” with respect to [the] [such] Additional Credit Party for purposes of each of the applicable Joinder Documents.] 6. [The] [Each] Additional Credit Party agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request to effect the purposes of this Joinder. 7. Schedule I to the Credit Agreement shall be deemed updated with the information provided in Schedule I hereto. The Partnership Agreement [and Collateral Account] listed on Schedule I hereto adjacent to [the] [each] Additional Credit Party’s name will be deemed to be the Partnership Agreement [and Collateral Account] in, to and under which [the] [such] Additional Credit Party is by its joinder hereby granting a security interest to the Administrative Agent for the benefit of the Secured Parties pursuant to the applicable Joinder Documents. Schedule III to the Credit Agreement shall be deemed replaced with the organizational chart provided in Schedule III hereto. The address of [the] [each] Additional Credit Party for purposes of Section 12.6 of the Credit Agreement shall be [the same as the address of the other Credit Parties referred to on Schedule I to the Credit Agreement] [_________]. This Joinder may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart hereof, or a signature page hereto, by facsimile or email (with a PDF copy attached) shall be effective as delivery of a manually executed original counterpart hereof. This Joinder shall become effective upon [the] [each] Additional Credit Party’s satisfaction of the conditions contained in Section 6.5 of the Credit Agreement. This Joinder and any claim, controversy or dispute arising under or related to or in connection herewith will be governed by, and construed and enforced in accordance with, the law of the State of New York, without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. This Joinder is a Loan Document. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WF – Churchill UAW BDC – Credit Party Joinder IN WITNESS WHEREOF, the parties have caused this Joinder to be executed as of the day and year first above written. ADDITIONAL CREDIT PARTY[IES]: [SIGNATURE BLOCK(S)]

WF – Churchill UAW BDC – Credit Party Joinder ACCEPTED AND AGREED BY: EXISTING CREDIT PARTIES: [SIGNATURE BLOCKS]

WF – Churchill UAW BDC – Credit Party Joinder WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Letter of Credit Issuer and a Lender By: Name: Title:

WF – Churchill UAW BDC – Schedule I to Credit Party Joinder Schedule I Updated Credit Party Information Dated as of [DATE]

WF – Churchill UAW BDC – Schedule II to Credit Party Joinder Schedule II Existing Credit Parties

WF – Churchill UAW BDC – Schedule III to Credit Party Joinder Schedule III Updated Credit Party Organizational Structure [Attached]

WF – Churchill UAW BDC – Schedule IV to Credit Party Joinder Schedule IV Additional Credit Party[ies]

WF – Churchill UAW BDC – Schedule I to Compliance Certificate SCHEDULE I TO COMPLIANCE CERTIFICATE FINANCIAL REPORTS

WF – Churchill UAW BDC – Schedule II to Compliance Certificate SCHEDULE II TO COMPLIANCE CERTIFICATE CALCULATION OF DEBT LIMITATIONS

WF – Churchill UAW BDC – Schedule III to Compliance Certificate SCHEDULE III TO COMPLIANCE CERTIFICATE NATURE OF EXCLUSION EVENTS

WF – Churchill UAW BDC – Schedule IV to Compliance Certificate SCHEDULE IV TO COMPLIANCE CERTIFICATE UPDATED BORROWING BASE CERTIFICATE

WF – Churchill UAW BDC – Schedule V to Compliance Certificate SCHEDULE V TO COMPLIANCE CERTIFICATE DESCRIPTION OF INVESTMENTS

O-1 USActive 56480284.4 EXHIBIT O FORM OF LENDER JOINDER AGREEMENT This LENDER JOINDER AGREEMENT (this “Joinder”) is made as of _______, 20__. Reference is made to that certain Revolving Credit Agreement dated as of September 9, 2021, by and among, inter alios, NC SLF INC., a Maryland corporation (the “Initial Borrower”, and together with the other borrowers from time to time party thereto, the “Borrowers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent for the Secured Parties, Sole Lead Arranger, Sole Bookrunner, Letter of Credit Issuer and a Lender, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The “Additional Lenders” referred to on Schedule I agree as follows: 1. Each Additional Lender agrees to become a Lender and to be bound by the terms of the Credit Agreement as a Lender pursuant to Section 12.11(g) of the Credit Agreement. 2. Each Additional Lender: (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (except for copies of other Lenders’ Assignment and Assumptions which are available to the Additional Lenders upon request), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder; (b) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Lender or Additional Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (e) attaches (or has delivered to the Administrative Agent) completed and signed copies of any forms required pursuant to Section 4.1 of the Credit Agreement. 3. Following the execution of this Joinder, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Joinder (the “Effective Date”) shall be the date recited above, unless otherwise specified on Schedule I. 4. Upon such execution and delivery, as of the Effective Date, each Additional Lender shall be a party to the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder. 5. This Joinder and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. 6. This Joinder may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed

O-2 USActive 56480284.4 counterpart of this Joinder by facsimile or email (with a PDF copy attached) shall be effective as delivery of a manually executed counterpart of this Joinder. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WF – Churchill UAW BDC – Lender Joinder Agreement IN WITNESS WHEREOF, each Additional Lender has caused this Joinder to be executed by its officers thereunto duly authorized as of the date specified thereon. [ADDITIONAL LENDER] By: Name: Title:

WF – Churchill UAW BDC – Lender Joinder Agreement ACCEPTED AND APPROVED: WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent By: Name: Title:

WF – Churchill UAW BDC – Lender Joinder Agreement CONSENTED TO: BORROWER: NC SLF INC. By: __________________________________ Name: Title:

WF – Churchill UAW BDC – Schedule I to Lender Joinder SCHEDULE I to JOINDER ADDITIONAL LENDERS Lender: [________] Additional Lender’s Commitment: $[________] Total Commitment after giving effect to this Joinder: $[________] Effective Date (if other than date of Joinder): [________] Notice Information: [Name] [Address] Attention: Telephone: Facsimile: Email: Lender: [________] Additional Lender’s Commitment: $[________] Total Commitment after giving effect to this Joinder: $[________] Effective Date (if other than date of Joinder): [________] Notice Information: [Name] [Address] Attention: Telephone: Facsimile: Email:

P-1 USActive 56480284.4 EXHIBIT P FORM OF FACILITY [EXTENSION][INCREASE] REQUEST [DATE] Wells Fargo Bank, National Association 1525 W WT Harris Blvd. Charlotte, NC 28262 Mail Code: D1109-019 Attention: Syndication/Agency Services Telephone: (704) 590-2706 Facsimile: (704) 590 2790 Email: agencyservices.requests@wellsfargo.com subscription.finance@wellsfargo.com RE: That certain Revolving Credit Agreement dated as of September 9, 2021, by and among, inter alios, NC SLF INC., a Maryland corporation (the “Initial Borrower”, and together with the other borrowers from time to time party thereto, the “Borrowers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent for the Secured Parties, Sole Lead Arranger, Sole Bookrunner, Letter of Credit Issuer and a Lender, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. Ladies and Gentlemen: This facility [extension][increase] request (this “Request”) is executed and delivered by the Borrowers to the Administrative Agent pursuant to Section [2.14][2.15] of the Credit Agreement. 1. The Borrowers hereby request [an extension of the Stated Maturity Date to [DATE] (the “Facility Extension”)][an increase in the Maximum Commitment in the amount of $[INCREASE AMOUNT] (the “Facility Increase”) for an aggregate Maximum Commitment in the amount of $[NEW MAXIMUM COMMITMENT]]. 2. In connection with this Request, the Borrowers hereby represent, warrant and certify to the Administrative Agent for the benefit of the Lenders that: (a) On and as of the date hereof the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and will be true and correct in all material respects immediately after the request herein becomes effective, with the same force and effect as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifiers shall be disregarded for the purposes of this condition; (b) No Event of Default or Potential Default exists and is continuing on and as of the date hereof or will exist [on the current Stated Maturity Date][immediately after the request herein becomes effective];

P-2 USActive 56480284.4 (c) After any request herein becomes effective the Principal Obligations will not exceed the Available Commitment; (d) The Borrowing Base Certificate attached hereto as Exhibit A, which constitutes an updated Exhibit A to the Credit Agreement, is true and correct as of the date hereof. In the event that any of the relevant information on such Borrowing Base Certificate changes between the date hereof and the date of the Facility [Extension][Increase] requested herein, the Borrowers shall promptly deliver to the Administrative Agent corrections thereto; (e) Attached hereto as Exhibit B are [such documents as are required pursuant to Section 2.14(e) of the Credit Agreement relating to the Commitment Period Termination Date][such documents as are required pursuant to Section 2.15 of the Credit Agreement relating to our authority to agree to an increase in the Maximum Commitment]. (f) As of the date hereof, no event has occurred since the date of the most recent financial statements of the Borrowers delivered to the Administrative Agent which could reasonably be expected to have a Material Adverse Effect. 3. In the event that between the date hereof and the date of the Facility [Extension][Increase], any event should occur which could reasonably be expected to have a Material Adverse Effect, the Borrowers shall promptly notify Administrative Agent. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WF – Churchill UAW BDC – Facility [Extension][Increase] Request The undersigned hereby certifies, as an officer of the Borrower and not in his or her individual capacity, each and every matter contained herein to be true and correct. BORROWER: NC SLF INC. By: Name: Title:

WF – Churchill UAW BDC – Schedule I to Capital Return Certification SCHEDULE I TO CAPITAL RETURN CERTIFICATION Name of Investor Amount of Returned Capital Type of Returned Capital

WF – Churchill UAW BDC – Exhibit A to Capital Return Certification EXHIBIT A TO CAPITAL RETURN CERTIFICATION [Updated Borrowing Base Certificate to be Attached Separately]

WF – Churchill UAW BDC – Exhibit B to Capital Return Certification EXHIBIT B TO CAPITAL RETURN CERTIFICATION [Returned Capital Notices sent to Investors to be Attached]

R-1 USActive 56480284.4 EXHIBIT R FORM OF CAPITAL RETURN NOTICE [Form on file with the Credit Parties]

U-1 EXHIBIT U FORM OF SUBSCRIPTION AGREEMENT [To be Attached]

45844752.6 NC SLF INC. A Maryland Corporation Shares of Common Stock SUBSCRIPTION BOOKLET This Subscription Booklet is for the exclusive use of: Name: Offeree Number: Date: IN THE EVENT THAT YOU DECIDE NOT TO PURCHASE SHARES PURSUANT TO THIS OFFERING, PLEASE DESTROY ANY PHYSICAL COPIES AND DELETE ANY ELECTRONIC COPIES OF THIS SUBSCRIPTION BOOKLET. INTERNAL USE ONLY: Signature: Date: Print Name: [Title]

45844752.6 NC SLF INC. INSTRUCTION SHEET All subscribers (“Investors”) for shares of common stock, par value $0.01 (“Shares”) of NC SLF Inc., a Maryland corporation (the “Company”), must complete the subscription documents in this booklet. A. Completion of Subscription Booklet. 1. Understandings, Covenants, Representations and Warranties. Please carefully read pages 1 to 33. 2. Signature Page for the Subscription Agreement. Complete and sign page 34. 3. Appendix A – Investor Profile Form. All Investors to review and complete Appendix A. Please note that any supporting documents must be provided in English. 4. Appendix B – Transfer Restrictions. Investors should carefully read our Transfer Restrictions attached as Appendix B. 5. Appendix C – U.S. Person Definition. Investors should carefully read the definition of United States Person attached as Appendix C. 6. Appendix D – Additional Commitment Form. Investors should complete the Additional Commitment Form attached as Appendix D if subscribing for an additional capital commitment to the Company. 7. Appendix E – GDPR Policy Notice. Investors should carefully read our GDPR Policy Notice attached as Appendix E. 8. Appendix F – Disclosure Package. Investors should carefully read the documents constituting our Disclosure Package outlined in Appendix F. 9. Appendix G – Employer Securities List. Investors should complete the Employer Securities List attached as Appendix G. 10. Appendix H – Certificate of Incumbency. To be provided by investors. 11. Appendix I – Tax Information. IRS Tax Forms W-8 and W-9. Please execute and return the appropriate IRS Tax Form. 12. Appendix J – Fiduciary List. Investors should complete the Fiduciary List attached as Appendix J. B. Evidence of Authorization. If the Investor is a partnership, corporation or other entity please provide a copy of the filed certificate of incorporation, certificate of formation or certificate of limited partnership, as applicable, along with the relevant organizational documents of the Investor. Entities may be requested to furnish other or additional documentation evidencing the authority to invest in the Company. C. Submission of Subscription Documents. Preliminary draft agreements (unexecuted) and other documents should be sent electronically for review to DL_ClientServicesOnboarding@nuveen.com and your Institutional Relationship Manager.

3 45844752.6 After your submitted documents have been approved, please sign the final documents and electronically send all documents to DL_ClientServicesOnboarding@nuveen.com and your Institutional Relationship Manager. D. Payment of Capital Commitment Amount. The Company will notify you at least ten (10) Business Days prior to the date on which you must wire all or any portion of your capital commitment amount to the Company’s account prior to the close of business on such date. This notice will contain all relevant wiring information and instructions. “Business Day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing days in foreign exchange and foreign currency and deposits) in New York City.

4 45844752.6 NC SLF Inc. (A Maryland Corporation) SUBSCRIPTION AGREEMENT Article I. Section 1.01 Subscription. (a) NC SLF Inc. (the “Company”) was established on January 29, 2021 as a corporation under the laws of the State of Maryland. The Company intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained in this subscription agreement (this “Subscription Agreement” or “Agreement”), the undersigned (the “Investor”) irrevocably subscribes for and agrees to purchase shares of common stock, par value $0.01 per share (“Shares”), of the Company on the terms and conditions described herein, in the Company’s disclosure package consisting of the materials listed in Appendix F hereto (together with any appendices and supplements thereto, the “Disclosure Package”), in the Company’s Amended and Restated Charter, dated as of ____, 2021 (the “Charter”), in the Company’s Bylaws, dated as of March 18, 2021 (the “Bylaws”), in the Investment Advisory Agreement by and between the Company and Churchill Asset Management LLC (the “Adviser”), dated as of ______, 2021 (the “Investment Advisory Agreement”), and in the Administration Agreement between the Company and Nuveen Churchill Administration LLC (the “Administrator”), dated as of ______, 2021 (the “Administration Agreement,” and, together with the Charter, the Bylaws, the Investment Advisory Agreement and the Disclosure Package, the “Operative Documents”). The Investor has received the Operative Documents. All of the terms and provisions of the Operative Documents are incorporated herein by reference and the Investor confirms that it has read the same. The Company expects to enter into separate subscription agreements (the “Other Subscription Agreements”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales. (b) The Investor agrees to purchase Shares for an aggregate purchase price equal to the amount set forth on the signature page hereof (the “Capital Commitment”), payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. On each Drawdown Date (as defined below), the Investor agrees to purchase from the Company, and the Company agrees to issue to the Investor, a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an Investor be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below). (c) To accommodate the legal, tax, regulatory or fiscal concerns of certain Other Investors, the Adviser may determine to allow certain Other Investors (the “Fully Funded Other Investors”) to fully fund their Capital Commitment.

5 45844752.6 “Drawdown Purchase Price” shall mean, for each Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Investors on that Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Investor and the denominator of which is the aggregate Unused Capital Commitments of all Investors that are not Defaulting Investors or Excluded Investors (as defined below). “Drawdown Share Amount” shall mean, for each Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Drawdown Date by (ii) the Per Share NAV (as defined below) as of the Drawdown Date, subject to adjustment to take into account a determination of changes to the net asset value per share of common stock within 48 hours of the Drawdown Date to ensure compliance with Section 23(b) of the 1940 Act (the “Adjustment Procedures”), with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares. “Per Share NAV” shall mean, for any date, the net asset value per share of common stock determined in accordance with the procedures set forth in the Disclosure Package (as those procedures may be changed from time to time in a manner consistent with the limitations of the 1940 Act) as of the last day of the Company’s fiscal quarter immediately preceding such date. “Unused Capital Commitment” shall mean, with respect to an Investor, the amount of such Investor’s Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Investor at all previous Drawdown Dates and any Catch-up Date pursuant to Section 1.01(b) and Section 1.02(b), respectively. Section 1.02 Closings. (a) The closing of this subscription agreement will take place on such date and at such time as the Company shall designate (such date being the “Closing Date,” and the date upon which the first closing of any Subscription Agreement occurs being referred to herein as the “Initial Closing Date”). The Investor agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including without limitation the investor suitability questionnaire attached as Appendix A (the “Investor Profile Form”). At the Closing, the Company shall list the Investor as a shareholder of the Company by registering the Investor’s details in the register of Shares of the Company maintained by or at the direction of the Company. Promptly after the Closing Date, the Company will deliver to the Investor or its representative, if the Investor’s subscription has been accepted, a countersigned copy of this Subscription Agreement and other documents and instruments necessary to reflect the Investor’s status as an investor in the Company, including any documents and instruments to be delivered pursuant to this Subscription Agreement. (b) Subject to Section 1.02(e) below, the Company may enter into Other Subscription Agreements with Other Investors after the Closing Date, with any closing thereunder referred to as a “Subsequent Closing” and any Other Investor whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Investor.” Notwithstanding the provisions of Sections 1.01(b) and 2.01, on a date or dates to be determined

6 45844752.6 by the Company that occur on or following the Subsequent Closing (each such date, a “Catch-up Date”), each Subsequent Investor shall be required to purchase from the Company a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Investor on such Catch-up Date(s), such Subsequent Investor’s Invested Percentage (as defined below) shall be equal to the Invested Percentage of all prior Investors (other than any Defaulting Investors, Excluded Investors or Fully Funded Other Investors) (the “Catch-up Purchase Price”). Upon payment of all or a portion of the Catch-up Purchase Price by the Investor on a Catch-up Date, the Company shall issue to each such Subsequent Investor a number of Shares determined by dividing (x) the portion of the Catch-up Purchase Price minus the Organizational Expense Allocation by (y) the Per Share NAV as of the Catch-up Date, subject to adjustment in accordance with the Adjustment Procedures. Investors that make a Capital Commitment prior to any Subsequent Closing will not be required to fund Drawdowns on a Drawdown Date until all Subsequent Investors have made their entire Catch-up Purchase. For the avoidance of doubt, in the event that the Catch-up Date and a Drawdown Date occur on the same calendar day, the Catch-up Date (and the application of the provisions of this Section 1.02(b)) shall be deemed to have occurred immediately prior to the relevant Drawdown Date. “Invested Percentage” means, with respect to an Investor, the quotient determined by dividing (i) the aggregate amount of contributions made by such Investor pursuant to Section 1.01(b) and this Section 1.02(b) by (ii) such Investor’s Capital Commitment. “Organizational Expense Allocation” means, with respect to an Investor, the product obtained by multiplying (i) a fraction, the numerator of which is such Investor’s Capital Commitment and the denominator of which is the total Capital Commitments received by the Company through such date by (ii) the total amount of organizational expenses spent by the Company in connection with the Company’s formation. (c) At each Drawdown Date following any Subsequent Closing, all Investors, including Subsequent Investors, shall purchase Shares in accordance with the provisions of Section 1.01(b); provided, however, that notwithstanding the foregoing, the definition of Drawdown Share Amount and the provisions of Section 2.01(c), nothing in this Subscription Agreement shall prohibit the Company from issuing Shares to Subsequent Investors at a per share price greater than the Per Share NAV as of the Drawdown Date, as adjusted pursuant to the Adjustment Procedures. (d) In the event that any Investor is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate subscription agreement with the Company and such other documents as may be requested by the Company, it being understood and agreed that such separate subscription agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement. (e) Notwithstanding anything to the contrary set forth in this Section 1.02, the Company shall not seek to raise additional Capital Commitments from Subsequent Investors without the prior consent or approval of the holders of the majority of the Company’s then outstanding Shares.

7 45844752.6 Article II. Section 2.01 Drawdowns. (a) The Investor hereby agrees to make contributions to the capital of the Company (“Capital Contributions”) at the request of the Company in an amount up to and including the total amount of the Investor’s Capital Commitment as provided in this Agreement and any failure to do so may result in the Company deeming the Investor to be in default and subject to the remedies in such circumstances as the same are expected to be provided for in this Agreement. (b) Subject to Section 2.01(f), purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Drawdown Date”) and shall be made in accordance with the provisions of Section 1.01(b); provided, however, that no Drawdown Date shall occur until the Company’s registration statement on Form 10 (the “Form 10”) is filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and has become effective. (c) Prior to each Drawdown Date, the Company shall deliver to the Investor a notice (each, a “Drawdown Notice”) setting forth (i) the aggregate purchase price for Shares being purchased on the Drawdown Date; (ii) the applicable Drawdown Purchase Price; (iii) the estimated Drawdown Share Amount; (iv) applicable Per Share NAV as of the applicable Drawdown Date, and (v) the account to which the Drawdown Purchase Price should be wired. The Company shall deliver each Drawdown Notice to the Investor at least 10 Business Days prior to the Drawdown Date. On the Drawdown Date, if as a result of adjustments to the Per Share NAV in accordance with the Adjustment Procedures, the estimated Drawdown Share Amount set forth in the Drawdown Notice is not the actual Drawdown Share Amount, the Company will deliver to the Investor an additional notice setting forth the adjusted Per Share NAV and the actual Drawdown Share Amount. For the purposes of this Subscription Agreement, the term “Business Day” means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. (d) The delivery of a Drawdown Notice to the Investor shall be the sole and exclusive condition to the Investor’s obligation to pay the Drawdown Purchase Price identified in each Drawdown Notice. On each Drawdown Date, the Investor shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Drawdown Notice. (e) The Company has appointed a third party transfer agent, distribution paying agent and registrar for the Shares. (f) At the end of the Investment Period (as defined below), any Unused Capital Commitment (other than any Defaulted Commitment) shall automatically be reduced to zero, provided, however that for two years following the end of the Investment Period, Investors will remain obligated to fund Drawdowns to the extent necessary to pay amounts due under

8 45844752.6 Drawdown Notices that the Company may thereafter issue to: (a) fund the management fee and other Company liabilities and expenses throughout the term of the Company (including to repay outstanding financings of the Company); (b) complete Company investments that are in process or that have been committed to as of the end of the Investment Period; and (c) make follow-on investments in an aggregate amount up to 10% of the gross assets of the Company. “Investment Period” shall mean the period beginning on the date of the Initial Closing and continuing through the four year anniversary of the Initial Closing, subject to automatic extensions thereafter, each for an additional one year period, unless the holders of a majority of the Company’s then outstanding Shares elect to forego any such extension, upon not less than ninety (90) days prior written notice to the Adviser; provided, however, that the holders of a majority of the Company’s then outstanding Shares may terminate the Investment Period as of any earlier anniversary of the Initial Closing, upon not less than ninety (90) days prior written notice to the Adviser. The Adviser may also terminate the Investment Period as of an earlier date in its discretion. (g) The term of the Company (the “Term”) shall expire two years following the expiration of the Investment Period, subject to additional extensions, each for an additional one year period, upon approval of the holders of a majority of the Company’s then outstanding Shares. Upon expiration of the Company’s Term, the Board, in its sole discretion (and subject to any necessary Investor approvals, and applicable requirements of the Maryland General Corporation Law and the 1940 Act) shall use its commercially reasonable efforts to wind down and/or liquidate and dissolve the Company in an orderly manner. (h) Notwithstanding anything to the contrary contained in this Subscription Agreement, the Company shall have the right (a “Limited Exclusion Right”) to exclude any Investor (such Investor, an “Excluded Investor”) from purchasing Shares from the Company on any Drawdown Date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Investor’s purchase of Shares at such time would result in a violation of, or noncompliance with, any law or regulation to which such Investor, the Company, the Adviser, any Other Investor or a portfolio company would be subject. In the event that any Limited Exclusion Rights is exercised, the Company shall be authorized to issue an additional Drawdown Notice to the non-Excused Investors to make up any applicable shortfall caused by such Limited Exclusion Right. In no event shall the Investor be required to contribute capital pursuant to any Drawdown Notice in excess of the Investor’s then current Unused Capital Commitment. Section 2.02 Pledging. Without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Company may, at any time, and without further notice to or consent from the Investor (except to the extent otherwise provided in this Subscription Agreement), grant security over (and, in connection therewith), Transfer (as defined in Section 4.01(c)(i)) its right to draw down capital from the Investor pursuant to Section 2.01, and the Company’s right to receive the Drawdown Share Purchase Price (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 2.01. In connection with any such secured financing (a “Subscription Facility”), the Investor specifically agrees, for the benefit of the Company and such lenders, to the following:

9 45844752.6 (a) The Company may incur indebtedness for Company purposes pursuant to a Subscription Facility and secure such facility by (i) the Unused Capital Commitments, (ii) the Company’s rights to issue Drawdown Notices, (iii) the Company’s right to exercise remedies against the Investors and the Other Investors for failure to pay for such Shares as required by the Drawdown Notices, (iv) the deposit account into which the payments for such Shares will be wired on the applicable Drawdown Dates, and (v) any related collateral and proceeds thereof, (b) the Investor acknowledges and agrees that the lender (or agent for the lenders) under a Subscription Facility is relying on each Investor’s Unused Capital Commitment as its primary source of repayment and may issue future Drawdown Notices and may exercise all remedies of the Company with respect thereto as part of such lenders’ remedies under the Subscription Facility, (c) in the event of a failure by any Investor to pay for such Shares, the Company and such lender is entitled to pursue any and all remedies available to it under this Subscription Agreement, including issuing additional Drawdown Notices to non-Defaulting Investors in order to make up any deficiency caused by the default of the Investor, whose ownership in the Company would be diluted as a result, (d) the Investor agrees that its obligation to fund Drawdown Notices pursuant to Section 2.01 is irrevocable, and shall be without setoff, counterclaim or defense of any kind, including any defense pursuant to Section 365 of the U.S. Bankruptcy Code (other than any defenses provided hereunder), (e) the Investor has received full and adequate consideration on the date hereof for its Shares that are to be paid and issued in subsequent installments, and any defense of non-consideration or similar defenses for its subscription are hereby waived by the Investor, whether in bankruptcy, insolvency, receivership or similar proceedings or otherwise, including any failure or inability of the Company to issue Shares or for any such Shares to have positive value on the date of a Drawdown Notice, (f) the Company may use the proceeds of any Share issuance for repaying outstanding loans under the Subscription Facility, (g) the Investor agrees that the Company may reveal the Investor’s identity on a confidential basis to the lenders under a Subscription Facility, if so required under the terms of such Subscription Facility (h) upon the reasonable request of the Company, the Investor will provide the Company with copies of its publically available financial statements to enable the Company to comply with underwriting requests from any lender under a Subscription Facility, (i) any claim the Investor may have against the Company or another Investor in the Company shall be subordinate to any claim a lender under the Subscription Facility may have against the Company or such Investor, (j) from time to time upon request, the Investor will provide to any lender under a Subscription Facility a certificate setting forth such Investor’s then Unused Capital Commitment, (k) it acknowledges and confirms that the terms of the applicable Subscription Facility and each agreement executed in connection therewith can be modified (including, without limitation, increases, decreases or renewals of credit extended, or the release of any guarantee or security) without further notice to such Investor and without its consent; provided, however, that in no event shall any such modification of any such document alter an Investor’s rights or obligations hereunder without such Investor’s written consent, (l) each Investor acknowledges that the making and performance of its obligations hereunder constitute private and commercial acts rather than governmental or public acts, and that neither it nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, execution of a judgment or from any other legal process with respect to its obligations hereunder, and to the extent that it may hereafter be entitled to claim any such immunity, or to the extent that there may be attributed to it such an immunity (whether or not claimed), unless otherwise agreed in writing by the Company, it hereby irrevocably agrees not to claim and hereby irrevocably waives

10 45844752.6 such immunity, (m) upon the withdrawal or transfer of the Investor’s interest in the Company in accordance with the terms hereof, such Investor acknowledges that it may be required at the time of such withdrawal or transfer to fund a Drawdown Notice to repay amounts outstanding under the Subscription Facility equal to its share thereof; provided that such Investor shall not be required to fund a Drawdown Notice in excess of its Unused Capital Commitment, and (n) that the lenders under a Subscription Facility are third party beneficiaries of this Subscription Agreement who may rely on the Investor’s agreements in this Section 2.02 in providing a Subscription Facility to the Company. Section 2.03 Distributions. (a) The Company represents and warrants that it shall not make any distributions consisting of securities that are not Marketable Securities except in connection with liquidation distributions in accordance with Maryland General Corporate Law. “Marketable Securities” means securities which are traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market or on a comparable securities market or exchange now or in the future. (b) The Company shall provide at least five (5) Business Days’ notice prior to the payment date of any distribution to the Investor. Distributions shall consist of cash or cash equivalents, except that the Company may make distributions of assets in kind to the Investor with the prior consent of the Investor. Article III. Section 3.01 Remedies Upon Investor Default. In the event that an Investor fails to pay all or any portion of the Drawdown Purchase Price due from such Investor on any Drawdown Date (such amount, together with the full amount of such Investor’s remaining Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of 10 Business Days, the Company shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Defaulting Investor”) and shall be permitted to pursue one or any combination of the following remedies: (a) The Company may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date; (b) The Company may offer up to 100% of the Defaulting Investor’s Shares (the “Offered Shares”) first, to the Other Investors (other than any defaulting Other Investors) and if such Other Investors do not purchase all of such Offered Shares, to third parties for purchase at a price equal to the lesser of the then-current net asset value of such Shares on the relevant trade date or the highest price reasonably obtainable by the Company, subject to such other terms as the Company in its discretion shall determine, which offer(s) shall be binding upon the Defaulting Investor if the purchasing Other Investors or third parties agree to assume the related Capital Commitment with respect to such Shares of the Defaulting Investor, including any portion then due and unpaid, and the Company pursuant to its authority under Section 5.01 may execute on behalf of the Defaulting Investor any documents necessary to effect the Transfer (as defined herein) of the Defaulting Investor’s Shares pursuant to this Section 3.01(b); provided,

11 45844752.6 however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Investor pursuant to this Section 3.01(b) in the event that such Transfer (as defined in herein) would (x) violate the Securities Act of 1933, as amended (the “1933 Act”), the 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer (as defined in Section 4.01(c)(i)), or (y) constitute a non-exempt “prohibited transaction” under Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (it being understood that this provision shall operate only to the extent useful to avoid the occurrence of the consequences contemplated herein); (c) The Company may pursue any other remedies against the Defaulting Investor available to the Company, subject to applicable law. The Investor agrees that this Section 3.01 is solely for the benefit of the Company and shall be interpreted by the Company against a Defaulting Investor in the discretion of the Company. The Investor further agrees that the Investor cannot and shall not seek to enforce this Section 3.01 against the Company or any shareholder in the Company; and (d) The Company shall be authorized to issue additional Drawdown Notices to non-Defaulting Investors to make up for any short-fall caused by a Defaulting Investor’s failure to fund any Drawdown Notice, provided that no Investor shall be obligated to fund more than its then Unused Capital Commitment. Article IV. Section 4.01 Investor Representations, Warranties and Covenants. The Investor hereby acknowledges, represents and warrants to, and agrees with, the Company as follows: (a) This Subscription Agreement has been duly authorized, executed and delivered by the Investor and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Investor enforceable in accordance with its terms against the Investor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect. (b) The Investor is acquiring the Shares for the Investor’s own account as principal for investment and not with a view to the distribution or sale thereof. (c) (i) The Investor understands that the Shares have not been registered under the 1933 Act, and that the offering and sale of the Shares is exempt from such registration by virtue of the provisions of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions. The Investor also understands that the Shares have not been registered under applicable state securities or “Blue Sky” laws. The Investor understands that there is no resale market for the Shares, and the Company is not required and does not intend to register the Shares under the 1933 Act or applicable state securities laws. The Investor also

12 45844752.6 understands that any Shares acquired by the Investor may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the Shares under the 1933 Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. (ii) The Investor understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the 1933 Act (“Accredited Investor”) and the Investor represents and warrants that it is an Accredited Investor. (iii) The Investor understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside the United States will be made pursuant to Regulation S under the 1933 Act. (d) The Investor: (i) is not registered as an investment company under the 1940 Act; (ii) has not elected to be regulated as a business development company under the 1940 Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company regulated under the 1940 Act. (e) The Investor represents and warrants that neither the Investor nor any person who through the Investor (including anyone who has investment discretion on the Investor’s behalf) will beneficially own the Shares has been subject to any “disqualifying event” (as defined in Rule 506(d)(1) under the 1933 Act) at any time on or prior to the Investor’s investment in the Company. Furthermore, the Investor agrees to provide the Company with (1) prompt written notice of the occurrence of any event specified above with respect to the Investor or any such beneficial owner and (2) any information, documentation or certifications (including, if requested, a “bad actor” disqualification questionnaire) required by the Company, in its sole discretion, to permit the Company to comply with its obligations pursuant to Rule 506(d) under the 1933 Act. (f) (i) The Investor may not Transfer any of its Shares or its Capital Commitment unless (i) the Adviser provides its prior written consent, which, with respect to a Plan (as defined in Section 4.02(a) hereof), will not be withheld unreasonably in the case of a change of the Plan’s fiduciaries or trustees, (ii) the Transfer is made in accordance with applicable securities laws and (iii) the Transfer is otherwise in compliance with the transfer restrictions set forth in Appendix B. No Transfer will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and the terms of the Operative Documents and all other obligations as a shareholder in the Company.

13 45844752.6 (ii) The Investor is aware and understands that there are other substantial restrictions on the transferability of Shares or Capital Commitment under this Subscription Agreement, the Operative Documents and under applicable law including, but not limited to, the fact that (a) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (b) the Shares are not currently, and Investors have no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states of the United States or any non-U.S. jurisdiction and therefore cannot be transferred unless subsequently registered or unless an exemption from such registration is available; and (c) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company. The Investor acknowledges that it has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford a complete loss of this investment. (iii) Notwithstanding any other provision of this Subscription Agreement, the Investor covenants that it will not Transfer all or any part of the Shares or its Capital Commitment (or purport to do so) if such Transfer would cause (A) the Company or the Adviser to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), as amended, or any similar U.S. federal, state or non-U.S. law or regulation (collectively, “Anti-Money Laundering Laws”); or (B) the Shares to be held by a country, territory, entity or individual currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to any sanctions administered by OFAC. (iv) The Investor represents that (i) it is an “employee welfare benefit plan” within the meaning of Section 3(3) of ERISA and (ii) (a) the bank from which the Investor’s payment is being wired (the “Wiring Bank”) is located in an Approved FATF Country and (b) the Investor is a customer of the Wiring Bank. (v) The Company and the Adviser acknowledge and agree that, based upon the Investor’s representation that the Investor is an employee welfare benefit plan, the Investor shall not (i) be deemed to make any representations in the Subscription Agreement in respect of any Investor’s plan participants or beneficiaries (collectively, “Participants”) or the members of the Committee of the [Investor] (the “Committee”) or (ii) required or requested to provide any information pursuant to the Subscription Agreement to the Company or the Adviser with respect to the Participants or Committee members, except that the Investor agrees to use its good faith and reasonable efforts, consistent with its own legal obligations and internal policies, to provide information with respect to such Participants and Committee members to the Company, the Adviser or their respective affiliates if so required by law or regulation. The Investor further represents that it does not have actual knowledge that (i) the monies used to fund the Investor’s investment in the Company have been or will be derived from or related to any illegal activities, and including but not limited to, money laundering activities, and (ii) the

14 45844752.6 proceeds from the Investor’s investment in the Company will be used to finance any illegal activities. (g) (i) If the Investor is not a natural person, (x) the Investor was not formed or recapitalized for the specific purpose of acquiring any Shares in the Company, (y) the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (z) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares. (ii) If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares. (iii) The execution, delivery and performance of this Subscription Agreement by the Investor do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Investor is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Investor, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Investor is subject. (iv) The Investor has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Investor to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby. (h) The Investor understands that no state or other governmental authority has made any finding or determination relating to the fairness of an investment in the Company. (i) The Investor understands, and gives full authorization, approval and consent to, the remedies described in Section 3.01. (j) The Investor agrees to deliver to the Company such other information as to certain matters under the 1933 Act, the 1940 Act and the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), as the Company may reasonably request (including, but not limited to, the Investor Profile Form) in order to ensure compliance with such Acts and the availability of any exemption thereunder. (k) The Investor acknowledges and agrees that, pursuant to the Charter and the Investment Advisory Agreement, the Company and/or the Adviser have the power and

15 45844752.6 discretion to make all investment decisions in accordance with the terms of the Charter and the Investment Advisory Agreement. Accordingly, the Investor acknowledges that neither the Company, the Adviser nor any affiliate thereof has rendered or will render any individual investment advice or securities valuation advice to the Investor (as opposed to the Company), and that the Investor is neither subscribing for nor acquiring any Shares in reliance upon, or with the expectation of, any such individual advice to the Investor. (l) The Investor has reviewed the Operative Documents, as each may be amended and/or restated through the closing date of the Investor’s subscription for Shares, and has read and understands the risks of, and other considerations relating to, a purchase of Shares and the Company’s investment objectives, policies and strategies, including, but not limited to, the information contained in the Disclosure Package. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment in the Shares. The Investor has evaluated the risks of investing in the Company, understands there are substantial risks of loss incidental to the purchase of Shares, and has determined that the Shares are a suitable investment for the Investor. The Investor has no need for liquidity in the investment, can afford a complete loss of the investment in the Shares and can afford to hold the investment for an indefinite period of time. (m) The Investor was offered the Shares through private negotiations, not through any general solicitation or general advertising and in the state listed in the Investor’s permanent address set forth in the Investor Profile Form. Other than as set forth herein and in the Operative Documents, the Investor is not relying upon any information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising) provided by the Company, the Adviser, any affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company and the Investor understands that the Disclosure Package and the information contained therein is not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and other matters concerning an investment in Shares and on that basis understands the financial, tax, legal, accounting, regulatory and other consequences of an investment in Shares, and believes that an investment in the Shares is suitable and appropriate for the Investor. (n) The Investor has been given the opportunity to ask questions of, and receive answers from, the Adviser, the Company and their respective personnel relating to the Company, concerning the terms and conditions of the purchase of Shares and other matters pertaining to this investment, and has had access to such financial and other information concerning the Company as it has considered necessary to verify the accuracy of any information provided and to make a decision to invest in the Company, and has availed itself of this opportunity to the full extent desired. (o) No representations or warranties have been made to the Investor with respect to this investment, the Adviser or the Company other than the representations of the Company set forth herein and in the Operative Documents and the Investor has not relied upon

16 45844752.6 any representation or warranty not provided herein or in the Operative Documents in making this subscription. (p) Representations for Non-U.S. Persons: (i) If the Investor is not a “United States Person,” as defined in Appendix C hereto, the Investor has heretofore notified the Company in writing of such status. (ii) The Investor will notify the Company immediately if the Investor becomes a United States Person. (iii) The Investor represents and warrants that the Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of or funding its commitment with funds obtained from a United States Person. (iv) Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Interest were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States. (q) (i) Neither the Investor, nor any of its affiliates or beneficial owners (which for this purpose does not include the Investor’s Plan participants or beneficiaries), (A) appears on the Specially Designated Nationals and Blocked Persons List of OFAC, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, or (B) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Investor further represents and warrants that the Investor: (I) has conducted thorough due diligence with respect to all of its beneficial owners, (II) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (III) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the Company may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire Shares before, and from time to time after, acceptance by the Company of this Subscription Agreement. Investor further represents and warrants that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including, but not limited to, money laundering activities, and (y) the proceeds from the Investor investment in the Shares will be used to finance any illegal activities.

17 45844752.6 (ii) The Investor will provide to the Company at any time such information as the Company determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of Investor from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. (iii) To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Company and all payments and distributions to the Investor from the Company will only be made in the Investor’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time. (iv) The representations and warranties set forth in this Section 4.01(q) shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor is required to make a Capital Contribution to, or receives a distribution from, the Company. If at any time during the term of the Company, the representations and warranties set forth in this Section 4.01(q) cease to be true, the Investor shall promptly so notify the Company in writing. (v) The Investor understands and agrees that the Company may not accept any amounts from a prospective Investor if such prospective Investor cannot make the representations set forth in this Section 4.01(q). (r) In the event that the Investor is, receives deposits from, makes payments to or conducts transactions relating to, a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Investor’s investment in Shares, such Non-U.S. Bank: (i) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (ii) employs one or more individuals on a full-time basis, (iii) maintains operating records related to its banking activities, (iv) is subject to inspection by the banking authority that licensed it to conduct banking activities and (v) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate. (s) The Investor agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations, if the Company determines in its sole discretion that such action is in the best interests of the Company, the Company may “freeze the account” of the Investor, either by prohibiting additional investments by the Investor, segregating assets of the Investor and/or suspending other rights the Investor may have under the Operative Documents and (B) the Company may be required to report such action or confidential information relating to the Investor (including without limitation, disclosing the Investor’s identity) to regulatory authorities.

18 45844752.6 (t) None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Profile Form) and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W- 8IMY, W-8ECI or W-8EXP) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. (u) The Investor agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this subscription, the first Drawdown Date and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Investor agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Investor contained in this Article IV or any information provided by the Investor herein or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Profile Form and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8EXP, W-8IMY and W- 8EXP)) ceases to be true at any time following the date hereof. (v) The Investor agrees to provide such information and execute and deliver such documents as the Company or the Adviser may reasonably request to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser or a portfolio company may be subject. (w) The Investor understands that the Company intends to file elections to be treated as (i) a business development company under the 1940 Act and (ii) a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Company intends to file the Form 10 with the SEC. The Form 10 is not the offering document pursuant to which the Company is conducting this offering and may not include all information regarding the Company contained in the Disclosure Package or other Operative Documents; accordingly, Investors should rely exclusively on information contained in the Operative Documents, in making their investment decisions. (x) The Investor (i) acknowledges that legislation has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met; (ii) acknowledges that the Adviser, as the Company’s sole initial shareholder, has approved a proposal that allows the Company to reduce its asset coverage to 150%; and (iii) acknowledges that the Company’s asset coverage ratio is 150% as permitted by such legislation. (y) The Investor understands that the Company is subject to know-your- customer and anti-money laundering rules, regulations and procedures and, as a result, it may require other documentation in addition to this Agreement. Further, the Investor understands

19 45844752.6 that the Company reserves the right to request such documentation prior to deciding whether or not to accept this subscription. (z) The Investor acknowledges receipt of Part 1 and Part 2, as applicable, of the Form ADV (the “Form ADV”) of the Adviser. (aa) The Investor acknowledges that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and other applicable automatic exchange of information regimes (including, but not limited to, the Common Reporting Standard developed by the Organisation for Economic Co-Operation and Development (“AEOI”) and avoid the imposition of U.S. federal withholding tax, the Company may, from time to time, require further information and/or documentation from the Investor and, if and to the extent required under FATCA or an applicable AEOI, the Investor’s direct and indirect beneficial owners (if any) (which for this purpose does not include the Investor’s plan participants or beneficiaries), relating to or establishing any such owner’s identity, residence (or jurisdiction of formation), income tax status, and other required information and may provide or disclose such information and documentation to the U.S. Internal Revenue Service or other relevant government authority. The Investor agrees that it shall provide such information and documentation concerning itself and its beneficial owners, if any, as and when requested by the Company sufficient for the Company to comply with its obligations under FATCA or an applicable AEOI. The Investor acknowledges that, if the Investor does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any redemption requests by the Investor and/or deduct from such Investor’s account and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Investor’s not providing all requested information and documentation in a timely manner, and to ensure that such withholding taxes, interest, penalties and other losses or liabilities are economically borne by the Investor. The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions in the absence of willful misconduct and/or negligence. (bb) The Investor acknowledges that a failure to deliver, upon request, any documents or relevant information to the Company, may result in the Investor being charged with any taxes, penalties, fines or any other charges imposed on the Company and attributable to such failure to provide the relevant documentation or information, and the Company may, in its sole discretion, redeem the Shares of such Investor. (cc) The Investor represents and warrants that the Investor will not enter into a swap, structured note or other derivative instrument, the return from which is based in whole or in part, directly or indirectly, on the return with respect to the Company or its Shares (a “Swap”) with a counterparty or counterparties (each, a “Counterparty”), such that the Counterparty would be deemed to be: (i) a beneficial owner of Shares of the Company for purposes of the 1940 Act; (ii) the beneficial owner of Shares of the Company for purposes of the CEA or the rules of the CFTC; (iii) an offeree or purchaser of Shares for purposes of the 1933 Act; (iv) a client of the

20 45844752.6 Adviser for purposes of the Advisers Act; or (v) a purchaser of Shares for purposes of the 1934 Act (including, without limitation the anti-fraud rules thereunder. Section 4.02 ERISA Matters. (a) If the Investor is a “plan” as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, and/or a “plan” that is subject to the prohibited transaction provisions of Section 4975 of the Code, or an entity whose assets are treated as “plan assets” under Section 3(42) of ERISA and any regulations promulgated thereunder (each, a “Plan”), the person executing this Subscription Agreement on behalf of the Plan (the “Fiduciary”) represents and warrants that: (i) such person is a “fiduciary” of such Plan and trust and/or custodial account within the meaning of Section 3(21) of ERISA, and/or Section 4975(e)(3) of the Code and such person is authorized to execute the Subscription Agreement; (ii) unless otherwise indicated in writing to the Company, the Plan is not a participant-directed defined contribution plan; (iii) the Fiduciary has considered a number of factors with respect to the Plan’s investment in the Shares and has determined that, in view of such considerations, the purchase of Shares is consistent with the Fiduciary’s responsibilities under ERISA. Such factors include, but are not limited to: (A) the role such investment or investment course of action plays in that portion of the Plan’s portfolio that the Fiduciary manages; (B) whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the Fiduciary to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom; (C) the composition of that portion of the portfolio that the Fiduciary manages with regard to diversification; (D) the liquidity and current rate of return of that portion of the portfolio managed by the Fiduciary relative to the anticipated cash flow requirements of the Plan; (E) the projected return of that portion of the portfolio managed by the Fiduciary relative to the funding objectives of the Plan; and (F) the risks associated with an investment in the Company and the fact that the Investor has only limited withdrawal rights. (iv) the investment in the Company and the appointment of the Adviser as an “investment manager” within the meaning of Section 3(38) of ERISA have been duly authorized under, and conform in all respects to, the documents governing the Plan and the Fiduciary;

21 45844752.6 (v) the Fiduciary is: (a) responsible for the decision to invest in the Company; (b) independent of the Adviser and the Company; and (c) qualified to make such investment decision; (vi) if the investing Plan is an ERISA Plan, then, in the event that, and during any period when, the assets of the Company are treated as “plan assets” of such investing ERISA Plan, the investment in the Company constitutes the appointment by the Fiduciary, in accordance with the written instruments governing the investing ERISA Plan, of the Adviser as an “investment manager” as defined in Section 3(38) of ERISA, with respect to the assets of such ERISA Plan that are invested in the Company; (vii) (a) none of the Adviser, any of its employees or affiliates: (i) manages any part of the Investor’s investment portfolio on a discretionary basis; (ii) regularly gives investment advice with respect to the assets of the Investor; (iii) has an agreement or understanding, written or unwritten, with the Investor under which the latter receives information, recommendations or advice concerning investments that are used as a primary basis for the Investor’s investment decisions; or (iv) has an agreement or understanding, written or unwritten, with the Investor under which the latter receives individualized investment advice concerning the Investor’s assets; OR (b) (i) the Fiduciary, who is independent of the Adviser has studied the Disclosure Package and has made an independent decision to purchase Shares solely on the basis of the information contained in the Disclosure Package and without reliance on any other information or statements as to the appropriateness of this investment for the Investor; and (ii) the Investor represents and warrants that neither the Adviser nor any of its employees or affiliates: (A) has exercised any investment discretion or control with respect to the Investor’s purchase of Shares; (B) has authority, responsibility to give, or has given individualized investment advice with respect to the Investor’s purchase of the Shares; or (C) is the employer maintaining or contributing to such Plan; and (viii) no Plan investment guidelines, restrictions or proxy voting policies otherwise applicable to the assets of the Investor shall apply to the assets invested in the Company except as the Investor and the Adviser may agree from time to time. (b) As of the date of this Agreement, the Fiduciary has provided the Company with a true and complete list of all fiduciaries with authority to select and retain the Shares as an investment for the Investor and such fiduciaries’ “affiliates” (the “Fiduciary List”), in substantially the form attached as Appendix J hereto. For purposes of this item, an “affiliate” of a person includes (i) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person; (ii) any corporation, partnership, trust or unincorporated enterprise of which such person is an officer, director, 10% or more partner, or highly compensated employee as defined in Section 4975(e)(2)(H) of the Code (but only if the employer of such employee is the plan sponsor); and (iii) any director of the person, any highly compensated employee (as defined in Section 4975(e)(2)(H) of the Code) of the person, or any employee of the person who has direct or indirect authority, responsibility, or control regarding the custody, management or disposition of the plan assets involved in the

22 45844752.6 transaction. The Fiduciary agrees that, upon any material change to the Fiduciary List, the Fiduciary shall immediately furnish revised or corrected information to the Company. (c) The Fiduciary agrees, at the request of the Company, to furnish the Company with such information as the Company may reasonably require to establish that the purchase of the Shares by an ERISA Plan and the transactions to be entered into by the Company do not violate any provision of ERISA or the Code, including those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein (the “ERISA Information”). The Fiduciary agrees that, upon any material change to the ERISA Information, the Fiduciary shall immediately furnish revised or corrected information to the Company. (d) The Fiduciary agrees to notify the Adviser promptly in writing should the Fiduciary become aware of any change in the information set forth in or required to be provided by Section 4.02(a). (e) If applicable, the Investor has identified its status as a Benefit Plan Investor (as defined below) to the Company in Section IV of the Investor Profile Form. If the Investor has identified to the Company in Section IV of the Investor Profile Form that it is not currently a Benefit Plan Investor, but becomes a Benefit Plan Investor, the Investor shall forthwith disclose to the Adviser promptly in writing such fact and also the percentage of the Investor’s equity interests held by Benefit Plan Investors. For these purposes, a “Benefit Plan Investor”, as defined under Section 3(42) of ERISA and any regulations promulgated thereunder, includes (a) an “employee benefit plan” that is subject to the provisions of Title I of ERISA; (b) a “plan” that is not subject to the provisions of Title I of ERISA, but that is subject to the prohibited transaction provisions of Section 4975 of the Code, such as individual retirement accounts and certain retirement plans for self-employed individuals; and (c) a pooled investment fund whose assets are treated as “plan assets” under Section 3(42) of ERISA and any regulations promulgated thereunder because “employee benefit plans” or “plans” hold 25% or more of any class of equity interest in such pooled investment fund. The Investor agrees to notify the Adviser promptly in writing if there is any change in the percentage of the Investor’s assets that are treated as “plan assets” for the purpose of Section 3(42) of ERISA and any regulations promulgated thereunder as set forth in Section IV of the Investor Profile Form. (f) If the Investor is an insurance company and is investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Company, it has identified in Section IV of the Investor Profile Form whether the assets underlying the general account constitute “plan assets” within the meaning of Section 401(c) of ERISA. The Investor agrees to promptly notify the Adviser in writing if there is a change in the percentage of the general account’s assets that constitute “plan assets” within the meaning of Section 401(c) of ERISA and shall disclose such new percentage ownership. (g) The Investor and the Adviser each acknowledge and agree that, after giving effect to the Investors’ investment, the assets of the Company will be treated as “plan assets” for purposes of ERISA.

23 45844752.6 (h) If the level of participation in the Company by Benefit Plan Investors will not cause the assets of the Company to be treated as “plan assets” for purposes of ERISA or another exception to “plan assets” status under ERISA applies, the Adviser will provide the Investor with an annual certificate to that effect. (i) The Adviser agrees that, during any period in which the assets of the Partnership are treated as “plan assets” for purposes of ERISA, the Adviser shall use its commercially reasonable efforts to ensure that the Adviser (i) is registered as an investment adviser under the Investment Advisers Act and (ii) is a “qualified professional asset manager” within the meaning of Part VI of Prohibited Transaction Class Exemption 84-14 (a “QPAM”). The Adviser further agrees that during any period in which the assets of the Company are treated as “plan assets” for purposes of ERISA (y) the Adviser is a fiduciary under ERISA and shall satisfy the requirements to be an “investment manager” (as that term is defined in section 3(38) of ERISA) with respect to the Investor; and (z) the Adviser shall comply with the fiduciary requirements of Part 4 of Title I of ERISA in the management of the Company, including, but not limited to, the indicia of ownership obligations set forth in section 404(b) of ERISA and the prohibited transaction provisions contained in section 406 of ERISA. (j) The Adviser confirms that (i) the Investor shall not be obligated in connection with any borrowing by the Company, to (A) provide, execute or deliver any guaranty, warranty or indemnity, (B) deliver financial information to the Adviser or any lender which is not generally available to the public, or (C) execute or deliver any document, agreement, instrument or certificate which is inconsistent with the Investor’s rights and obligations under the Subscription Agreement, the Operative Documents, or applicable law, including ERISA; and (ii) the Investor shall not be obligated to provide for the benefit of any lender under any borrowing by the Company any opinions of counsel. (k) The Adviser agrees that anything in the Operative Documents to the contrary notwithstanding, in the event that the assets of the Company are treated as “plan assets” for purposes of ERISA, the Company shall not provide exculpation to any Person nor shall it indemnify any Person to the extent such exculpation or indemnification would be prohibited by ERISA. (l) Upon request, the Adviser shall provide the Investor with information concerning the Company reasonably necessary to satisfy the Investor’s annual reporting requirements under ERISA. The Adviser agrees that the Investor, as an ERISA Investor, may, without further notice to the Adviser, disclose confidential information about the Company, including but not limited to confidential information, to the extent legally necessary to satisfy the Investor’s annual Form 5500 reporting requirements under ERISA. (m) The Adviser will not provide the Investor with less detailed or less comprehensive information about the Company or investments than is provided to other ERISA Investors. (n) In the event that the Adviser exercises its rights to require the Investor to withdraw or transfer its interest in the Company in order to avoid the assets of the Company being treated as “plan assets” for purposes of ERISA, the Adviser agrees that it shall, to the

24 45844752.6 extent applicable and practicable, act equally with respect to each similarly situated ERISA Investor, pro rata according to each of their interest in the Company. (o) The Investor has provided a list, attached as Appendix G hereto, of “employer securities” as such term as defined in Section 407 of ERISA (the “Employer Securities List”) to the Adviser. The Investor shall as soon as administratively feasible add or delete securities as any such securities become or cease to be “employer securities”. The Investor acknowledges and agrees that only securities that are included on the Employer Securities List provided to the Adviser shall be considered employer securities for purposes of the Company and that the absence of a security on the Employer Securities List constitute a representation by the Investors that such security is not an “employer security” as defined in Section 407 of ERISA. Section 4.03 Investor Awareness. The Investor acknowledges that the Investor is aware and understands that: (a) No federal or state agency, and no agency of any non-U.S. jurisdiction, has passed upon the Shares or made any finding or determination as to the fairness of this investment. The entirety of the Disclosure Package has not been filed with the SEC, any self- regulatory agency or with any securities administrator under state securities laws or the laws of any non-U.S. jurisdiction. (b) There are substantial risks incident to the purchase of Shares, including, but not limited to, those summarized in the Disclosure Package. (c) As described more fully in Appendix B, the Investor may not Transfer all or any fraction of its Shares or Capital Commitment without the prior written consent of the Company. There are other substantial restrictions on the transferability of Shares or Capital Commitment under the Charter, the Investment Advisory Agreement and under applicable law including, but not limited to, the fact that (i) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (ii) the Shares are not currently, and Investors have no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (iii) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company. (d) With respect to the tax and other legal consequences of an investment in the Shares, the Investor is relying solely upon the advice of its own tax and legal advisors and not upon the general discussion of such matters set forth in the Disclosure Package. (e) The Company may request such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire Shares and may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to hold Shares or to enable the Company to determine the compliance of the Company or the

25 45844752.6 Adviser with applicable regulatory requirements or the Company’s tax status, and the Investor agrees to promptly provide such information as may reasonably be requested. (f) All the agreements, representations and warranties made by the Investor in this Subscription Agreement (including all of its attachments) shall survive the execution and delivery hereof. The Investor shall immediately notify the Company upon discovering that any of the representations, warranties or covenants made herein was false when made or if, as a result of changes in circumstances, any of the representations, warranties or covenants made herein become false. (g) Eversheds Sutherland (US) LLP acts as U.S. counsel to the Company, the Adviser and their Affiliates. In connection with this offering of Shares and subsequent advice to such persons, Eversheds Sutherland (US) LLP will not represent the Investor or any other investors in the Company in the absence of a clear and explicit written agreement to such effect between such counsel and the Investor. In the absence of such an agreement, such counsel owes no duties to the Investor or any other investor in the Company (whether or not such counsel has in the past represented, or is currently representing, such Investor or any other investor with respect to other matters). No independent counsel has been retained to represent investors in the Company. Section 4.04 Company Representations. Each of the Company and the Adviser, as applicable, represents to the Investor as follows: (a) The Company is empowered, authorized and qualified to enter into this Agreement, the Investment Advisory Agreement and the Administration Agreement, and the person signing this Agreement, the Investment Advisory Agreement and the Administration Agreement on behalf of the Company has been duly authorized by the Company to do so. (b) The execution and delivery of this Agreement, the Investment Advisory Agreement and the Administration Agreement by the Company and the performance of its duties and obligations hereunder and thereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject. (c) The Company is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Agreement, the Investment Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely

26 45844752.6 affect the business or financial condition of the Company or impair the Company’s ability to carry out its obligations under this Agreement or the Investment Advisory Agreement. (d) There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company, threatened against the Company that, if adversely determined, would materially adversely affect the business or financial condition of the Company or the ability of the Company to perform its obligations under this Agreement, the Investment Advisory Agreement and the Administration Agreement. (e) None of the information concerning the Company or the Adviser, nor any statement, certification, representation or warranty made by the Company or the Adviser in this Subscription Agreement, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading. (f) The Shares to be issued and sold by the Company to the Investor hereunder have been duly authorized and, when issued and delivered to the Investor against payment therefore as provided in this Agreement, will be validly issued, fully paid and non- assessable. (g) Notwithstanding any provision in the Operative Documents to the contrary, the Adviser agrees that the assets of the Company shall not be used to purchase insurance to insure any party indemnified by the Company pursuant to the terms of the Operative Documents, against liability for any breach or alleged breach of such party’s responsibilities to the Company that would not otherwise be subject to indemnification by the Company. (h) The Adviser agrees that so long as no litigation has commenced between an Investor and the Company or the Adviser, the Company will provide an Investor with information requested by the Investor to facilitate such Investor’s ongoing operational due diligence including periodic review of portfolio companies and the internal controls and procedures utilized by the Company, upon reasonable notice and provided such information is customarily kept by the Adviser. Notwithstanding the foregoing, (a) an Investor shall have no right to obtain any information relating to any other investor or the Company’s proposed investment activities; (b) information that may be subject to confidentiality agreement(s) with third parties which may preclude the Company and/or the Adviser’s ability to provide such information to an Investor and (c) the Company may keep confidential from an Investor, for such periods as the Adviser deems reasonable, any information that the Adviser reasonably believes to be in the nature of trade secrets or other information (such as, for example, the identity of a Company’s portfolio positions) the disclosure of which the Adviser in good faith believes is not in the Company’s best interests or could damage the Company or its business. (i) The Company shall not commence any investment activities until the Company’s Form 10 shall have become effective under the 1934 Act. (j) The Company shall not make any material changes to its investment objective and strategies without the prior consent or approval of the holders of the majority of the Company’s then outstanding Shares.

27 45844752.6 Article V. Section 5.01 Power of Attorney. (a) The Investor, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file: (i) any and all filings required to be made by the Investor under the 1934 Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Investor under the 1934 Act; (ii) all certificates and other instruments deemed necessary by the Company in order for the Company to enter into any borrowing or pledging arrangement; (iii) all certificates and other instruments deemed necessary by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a business development corporation; and (iv) all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company. (b) With respect to the Investor and the Company, the foregoing power of attorney: (i) is coupled with an interest and shall be irrevocable; (ii) may be exercised by the Company either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them; (iii) shall survive the assignment by the Investor of the whole or any fraction of its Shares; (iv) shall terminate concurrently with the termination of the Capital Commitment, in accordance with Section 2.01(f); and (v) may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Investor. (vi) the foregoing power of attorney is and shall be limited to the purposes set forth in this Section 5.01. The Adviser confirms that the power of attorney rights granted to the Company are intended to be ministerial in scope and are not intended to be a general grant of power to independently exercise discretionary judgment on behalf of the Investor. The Adviser further agrees that any exercise of any “power of attorney” by the

28 45844752.6 Company which contravenes any federal, state, or local law or any policy to which the Investor is or may become subject is not authorized by the Investor and no such exercise shall be deemed valid. Article VI. Section 6.01 Initial Public Offering. The Company shall not undertake an initial public offering of the Shares or a listing of the Shares on a national securities exchange, including any transactions in anticipation or furtherance thereof, without the prior consent or approval of a majority of the Company’s then outstanding Shares. Section 6.02 Indemnity. (a) The Investor understands that the information provided herein (including the Investor Profile Form) shall be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase Shares. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, the Administrator, and their affiliates and each partner, member, officer, director, employee and agent thereof, from and against any loss, damage or liability due to or arising out of a material breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Profile Form) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor in connection with the Investor’s investment in Shares. The obligation of the Investor to indemnify each Indemnified Party pursuant to this Section 6.02(a) shall not exceed the amount of the Investor’s aggregate Capital Commitment. (b) To the fullest extent permitted under applicable law, the Company agrees to indemnify and hold harmless the Investor its affiliates and each partner, member, officer, director, employee and agent thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Company contained in this Subscription Agreement or in any other document provided by the Company to the Investor or in any agreement executed by the Company in connection with the Investor’s investment in Shares. Section 6.03 Acceptance or Rejection. (a) At any time prior to the Closing Date, notwithstanding the Investor’s prior receipt of a notice of acceptance of the Investor’s subscription, the Company shall have the right to accept an amount equal to or less than the subscribed amount, or reject this subscription, for any reason whatsoever. (b) In the event of rejection of this subscription, the Company promptly thereupon shall return to the Investor the copies of this Subscription Agreement and any other documents submitted herewith (but the Company shall have the right to retain a photocopy for its records), and this Subscription Agreement shall have no further force or effect thereafter.

29 45844752.6 Section 6.04 Modification. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged, waived or terminated except by an instrument in writing signed by the party against whom any modification, change, discharge, waiver or termination is sought. Section 6.05 Notices. All notices, consents, requests, demands, offers, reports, and other communications required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed, if to the Company, to: NC SLF Inc. Attn: ____________ 430 Park Avenue, 14th Floor New York, NY Email: ______________ and, if to the Investor, to the address set forth in the Investor Profile Form. The Company or the Investor may change its address by giving notice to the other in the manner described herein. Section 6.06 Counterparts. This Subscription Agreement may be executed in multiple counterpart copies, each of which will be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart. Section 6.07 Successors. Except as otherwise provided herein, this Subscription Agreement and all of the terms and provisions hereof will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives. If the Investor is more than one person, the obligation of the Investor shall be joint and several and the agreements, representations, warranties, and acknowledgments herein contained will be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, trustees and legal representatives. Section 6.08 Assignability. This Subscription Agreement is not transferable or assignable by the Investor. Any purported assignment of this Subscription Agreement will be null and void. Section 6.09 Entire Agreement; No Third Party Beneficiaries. This Subscription Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement or understanding among them with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto and any lender under a Subscription Facility any rights or remedies hereunder. The foregoing limitation, however, shall not prohibit any Other Investor from enforcing Section 3.01(b) against any defaulting Investor.

30 45844752.6 Section 6.10 APPLICABLE LAW. NOTWITHSTANDING THE PLACE WHERE THIS SUBSCRIPTION AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, AND APPLICABLE FEDERAL LAW, INCLUDING ERISA. TO THE EXTENT THAT THERE IS A CONFLICT BETWEEN THE LAWS OF THE STATE OF NEW YORK AND SUCH APPLICABLE FEDERAL LAW, THE APPLICABLE PROVISIONS OF FEDERAL LAW SHALL CONTROL. Section 6.11 Jurisdiction; Venue. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the state of New York, provided that to the extent the appropriate court located in the state of New York determines that it does not have jurisdiction over such action, then the sole and exclusive forum shall be any federal or state court located in the state of New York, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at the parties address specified herein or in the Investor Profile Form. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW. Section 6.12 Confidentiality. (a) The Investor acknowledges that the Disclosure Package, the Subscription Documents and the other Operative Documents and other information relating to the Company has been submitted to the Investor on a confidential basis for use solely in connection with the Investor’s consideration of the purchase of Shares. The Investor also acknowledges that it may receive or have access to confidential proprietary information concerning the Company, including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like which is proprietary in nature and non-public. The Investor agrees that, without the prior written consent of the Company (which consent will not be unreasonably withheld by the Company), the Investor shall not (a) reproduce the Disclosure Package (including any of the contents thereof) or any other information relating to the Company, in whole or in part, or (b) disclose the Disclosure Package or any other information relating to the Company to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall

31 45844752.6 only be permitted to disclose the Disclosure Package or other information related to the Company to its limited partners if the Investor has required its limited partners to enter into confidentiality undertakings no less onerous than the provisions of this Section 6.12), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information), (2) such information is required by applicable law or regulation to be disclosed or (3) it is necessary to disclose such information to the Investor’s professional advisors (including the Investor’s auditors and counsel), so long as such professional advisors are advised of the confidentiality obligations contained herein. The Investor further agrees to return the Disclosure Package and any other information relating to the Company if no purchase of Shares is made. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. Notwithstanding anything to the contrary herein, the Investor (and each employee, representative or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Company; and any of the Company’s transactions and all materials of any kind (including, without limitation, opinions and other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure, it being understood and agreed for this purpose that (x) the name of, or any other identifying information regarding, (i) the Company or any existing or future investor (or any affiliate thereof) in the Company, or (ii) any investment or transaction entered into by the Company or (y) any performance information relating to the Company or its investments do not constitute “tax treatment” or “tax structure”. (b) The Adviser agrees, except (i) as may be required by law, applicable regulation or order of a court or other regulatory authority, (ii) to the extent reasonably calculated to advance or protect the interests of the Company, or (iii) with the written consent of the Investor, none of the Company or the Adviser shall disclose, and shall use their best efforts to cause their employees, agents, representatives and affiliates not to disclose, the participation in the Company by the Investor. None of the Company or the Adviser shall use, and shall use their best efforts to cause their employees, agents, representatives and affiliates not to use, the name of the Investor in any promotion or advertising. Section 6.13 Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement. Section 6.14 No Joint Liability Among Company and Adviser. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser under or in connection with this Subscription Agreement, and the Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company and the Adviser for any obligation under or in connection with this Subscription Agreement.

32 45844752.6 Section 6.15 Electronic Delivery of Communications. The Investor hereby acknowledges and agrees that the Company and/or the Adviser may, but is not required to, deliver and make reports, statements and other communications, including, without limitation, the Operative Documents, the Subscription Documents, Form 1099s and other tax related information and documentation (“Account Communications”), available to the Investor in electronic form, such as e-mail or by posting on a web site. It is the Investor’s affirmative obligation to notify the Company in writing if the Investor’s e-mail address(es) listed in the Investor Profile Form change(s). The Investor may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Company, in writing, of the Investor’s intention to do so, and will thereafter receive such Account Communications in paper form. Section 6.16 Reliance on Information. (a) The Investor understands and acknowledges that the Company will be relying on the accuracy and completeness of its responses to the questions contained herein. The Investor represents and warrants to the Company as follows: (i) the responses of the Investor are complete and correct and may be relied upon by the Company in determining whether the offering of Shares is exempt from registration under the 1933 Act, and (ii) the Investor will notify the Company immediately in writing of any material change in any response made herein after the date of this Agreement. In addition, Investor agrees to provide the Company with such additional tax information as the Company, the Adviser or the Administrator may from time to time request. (b) The Company understands and acknowledges that the Investor will be relying on the accuracy and completeness of its representations, warranties, acknowledgments and covenants contained herein. The Company represents and warrants to the Investor as follows: (i) the representations, warranties, acknowledgements and covenants made by the Company herein are complete and correct and may be relied upon by the Investor, and (ii) the Company will notify the Investor immediately in writing of any material change in any representation, warranty, acknowledgement or covenant made by the Company herein after the date of this Agreement. Section 6.17 Survival. The representations, warranties, acknowledgments and covenants in Sections 4.03 and 4.04 and in the Investor Profile Form and the provisions of Sections 6.02, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16 and 6.17 shall, in the event this subscription is accepted, survive such acceptance and the formation and dissolution of the Company.

33 45844752.6 [Remainder of Page Intentionally Left Blank]

45844752.6 * * * The undersigned hereby represents and warrants that: 1. the undersigned has carefully read and is familiar with this Subscription Agreement and the Operative Documents; 2. the information contained herein (including the appendices attached hereto) is complete and accurate and may be relied upon; and 3. the undersigned agrees that the execution of this signature page constitutes the execution and receipt of this Subscription Agreement. IN WITNESS WHEREOF, the Investor, intending to be legally bound, has executed this Subscription Agreement as of the date first written above. AGGREGATE PURCHASE PRICE OF SHARES SUBSCRIBED FOR: $__________________ [TRUSTEE FOR THE BENEFIT OF INVESTOR] By: Name: Title: [INVESTOR FIDUCIARY COMMITTEE] Solely for purposes of Section 4.02 By: Name: [NAME] Title: Chief Investment Officer Agreed and accepted as of the date first set forth above: NC SLF INC. By: Name: Shaul Vichness Title: Chief Financial Officer and Treasurer

A-1 45844752.6 Appendix A: INVESTOR PROFILE FORM ALL INVESTORS MUST COMPLETE THIS FORM. Name of Investor (Please Print or Type) Social Security Number/Tax I.D. Number $ Amount of Capital Commitment Is the Investor acting as Nominee? Yes No If Yes, please provide name of underlying Beneficial Owner:______________________________________ Type of Investor (For All Investors Other Than A Trust) (If the Investor is acting as a Nominee for a Beneficial Owner, please check the item that best describes the Beneficial Owner) Please check: Individual Public Endowment Non-profit Fund of Funds Private Endowment Non-profit Pension Plan Family Office Corporation Government Bank ERISA Plan Governmental Pension Plan Sovereign Wealth Foundation Insurance Company Type of Investor (For Investors That Are A Trust) (If the Investor is acting as a Nominee for a Beneficial Owner, and either the Nominee or the Beneficial Owner is a Trust, please check the item that best describes the Trust) Please check: Complex Trust Grantor Trust Simple Trust

A-2 45844752.6 Please indicate if the following contact information is for _____ Nominee or ____Beneficial Owner Full Mailing Address (Exactly as it should appear on labels): Mr. Mrs. Ms. Miss Dr. Other _______ Telephone number Fax number Residence (if an individual) or Principal Place of Business (if an entity) Address (No P.O. Boxes Please, if any): Telephone number Fax number Attention: E-Mail Address:

A-3 45844752.6 If you would like any correspondence sent to a different address or e-mail than listed on page A-2, please provide the relevant information below: Contact Name Contact Address / Telephone Number Contact E-mail Address Correspondence Type (e.g., Accounting Information, Legal Notices, Tax Information, etc.) Primary Contact (Y/N)?

A-4 45844752.6 AUTHORIZATION OF REPRESENTATIVE(S)/AGENT(S): Set forth below are the names of persons authorized by the Investor to give and receive instructions between the Company and the Investor, together with their respective signatures. Such persons are the only persons so authorized until further notice to the Company signed by one or more of such persons. (Please attach additional pages if needed) Name Signature Email Address Address of Authorized Representative/Agent (No P.O. Boxes Please, if any): Telephone number Fax number

A-5 45844752.6 BANK WIRE INSTRUCTIONS Please list the bank account information that is being used to wire the funds for your investment, and sign below. The remitter should state in the remittance advice the full legal name(s) of subscriber(s), for ease of identification. All subscription money must originate from an account held in the full legal name of the subscriber(s). NO 3RD PARTY PAYMENTS SHALL BE PERMITTED. For Subscriber’s personal account: Intermediary US Bank Name: Intermediary US Bank ABA and/or Swift Code: Beneficiary Bank Name: Beneficiary Bank Street Address City, State, Zip Code: Swift Code: Account Name: Account Number: Reference (if required): For Subscriber’s account with a custodian/administrator: Intermediary US Bank Name: Intermediary US Bank ABA and/or Swift Code: Beneficiary Bank Name: Beneficiary Bank Street Address City, State, Zip Code: ABA or Swift No.: Custodian/Administrator Account Name: Custodian/Administrator Account Number: For Further Credit Name (Subscribers Name): For Further Credit Account No. (Subscribers No): Reference (if required): METHOD OF DELIVERY OF ACCOUNT COMMUNICATIONS By subscribing for Shares of the Company, the Investor hereby agrees that all communications provided via electronic delivery will be deemed to constitute good and effective delivery to Investor when sent or posted by the Company, Churchill Asset Management LLC, the Company’s investment adviser (the “Adviser”) or Nuveen Churchill Administration LLC (the “Administrator”), as outlined in Exhibit B attached hereto.

A-6 45844752.6 PLEASE COMPLETE ALL APPROPRIATE ITEMS. I. INVESTOR INFORMATION – (FOR U.S. PERSONS ONLY) (A) The Investor hereby represents and warrants that: (Please initial one and complete blanks) Initial 1. If the Investor is an employee benefit plan, an endowment, a foundation, a corporation, a partnership, a limited liability company, a trust or other legal entity, it: is organized under the laws of: has its principal place of business in: ; and was formed as of: Initial 2. If the Investor is an individual or beneficial ownership of the Investor is held by an individual (for example, through an Individual Retirement Account, Keogh Plan or other self-directed defined contribution plan), such individual is of legal age and is a resident of: (B) The Investor _______ (is) _______(is not) (please initial one) a government entity.* (C) If the Investor is acting as trustee, custodian or nominee for a beneficial owner that is a government entity, please provide the name of the government entity: _______________________________________________________ (D) If the Investor is an entity substantially owned by a government entity (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity, please provide the name of the government entity: _______________________________________________________ Please note that, if the Investor enters the name of a government entity in this Item I(D), the Company will treat the Investor as if it were the government entity for purposes of Rule 206(4)-5 (the “Pay to Play Rule”) promulgated under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). (E) If the Investor is (i) a government entity, (ii) acting as trustee, custodian or nominee for a beneficial owner that is a government entity, or (iii) an entity described in Item I(D), the Investor hereby certifies * For these purposes, the term “government entity” means any U.S. state (including any U.S. state, the District of Columbia, Puerto Rico, the U.S. Virgin Islands or any other possession of the United States) or political subdivision of a state, including: (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan”, as defined in section 414(j) of the Internal Revenue Code, or a state general fund; (iii) a plan or program of a government entity; and (iv) officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity. (Note that any such officers, agents, or employees will not be considered a government entity if they are making an investment in the Company not in their official capacity.)

A-7 45844752.6 that: Initial other than the Pay to Play Rule, no “pay to play” or other similar compliance obligations would be imposed on the Company, the Adviser or their affiliates in connection with the Investor’s subscription. If the Investor cannot make such certification, indicate in the space below all other “pay to play” laws, rules or guidelines, or lobbyist disclosure laws or rules, the Company, the Adviser or their affiliates, employees or third-party placement agents would be subject to in connection with the Investor’s subscription: _______________________________________________________ (F) The Investor _______ (is) _______(is not) (please initial one) registered as an investment company under the Company Act (a “Registered Fund”). (G) The Investor _______ (is) _______(is not) (please initial one) an affiliated person* of a Registered Fund. If the Investor is an affiliated person of a Registered Fund, please provide the name of the Registered Fund: __________________________________________________. * For purposes of this item, the term “affiliated person” of another person means: (i) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person; (ii) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (iii) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (iv) any officer, director, partner, copartner, or employee of such other person; (v) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (vi) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof. For this purpose, “control” means the power to exercise a controlling influence over the management or policies of a company, whether by stock ownership, contract or otherwise, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control the company. Entities that may be deemed to be under “common control” are those that (a) are directly or indirectly controlled by the same person or (b) have substantially the same officers and directors or managers or the same investment adviser.

A-8 45844752.6 (H) The Investor represents and warrants that it is a Permitted U.S. Person because it is either: (Please initial one or leave blank, as applicable) Initial 1. a U.S. Person that is exempt from payment of U.S. federal income tax. If the Investor initialed Item 1, please indicate below the basis on which the Investor is exempt from U.S. federal income taxation: OR Initial 2. a pass-through entity for U.S. federal tax purposes substantially all of the ownership interests in which are held by U.S. Persons that are exempt from payment of U.S. federal income tax.  The term “Permitted U.S. Person” means a Tax-Exempt U.S. Person or a pass-through entity for U.S. federal tax purposes substantially all of the ownership interests in which are held by Tax-Exempt U.S. Persons. The term “U.S. Person” means a person described in one or more of the following paragraphs: (i) With respect to any person, any individual or entity that would be a U.S. person under Regulation S promulgated under the 1933 Act. (ii) With respect to individuals, any U.S. citizen or “resident alien” within the meaning of U.S. income tax laws as in effect from time to time. Currently, the term “resident alien” is defined under U.S. income tax laws to generally include any individual who (A) holds an Alien Registration Card (a “green card”) issued by the U.S. Immigration and Naturalization Service or (B) meets a “substantial presence” test. The “substantial presence” test is generally met with respect to any current calendar year if (A) the individual was present in the U.S. on at least 31 days during such year and (B) the sum of the number of days on which such individual was present in the U.S. during the current year, 1/3 of the number of such days during the first preceding year, and 1/6 of the number of such days during the second preceding year, equals or exceeds 183 days. (iii) With respect to persons other than individuals: (A) a corporation or partnership created or organized in the United States or under the laws of the United States or any state; (B) a trust where (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust; and (C) an estate which is subject to U.S. tax on its worldwide income from all sources.

A-9 45844752.6 II. INVESTOR INFORMATION – (FOR NON- U.S. PERSONS ONLY) (A) The Investor represents and warrants that: (Please initial one and complete blanks) _______ 1. If an individual, the Investor is of legal age and is a: Initial citizen of: resident of: OR _______ 2. If a corporation, partnership, trust or other legal entity, the Investor: Initial is organized under the laws of: has its principal place of business in: and was formed as of: (B) The Investor has received the Disclosure Package outside the United States in the following country: _______________________________________________________ (C) The Investor has signed the Subscription Agreement outside of the United States in the following country: _______________________________________________________ (D) If the Investor is an entity that has U.S. owners, please complete the following: 1. Is the Investor an entity organized principally for passive investment, such as a pool, investment company or other similar entity (other than a pension plan for the employees, officers or principals of an entity organized and with its principal place of business outside the United States)? (please check one) Yes____ No____ 2. If yes, do units of participation in the entity that are held by U.S. Persons who are not “qualified eligible persons” as defined in CFTC Rule 4.7 represent in the aggregate 10% or more of the beneficial interest in the entity, or was such entity formed principally for the purpose of facilitating investment by U.S. Persons in a pool with respect to which the operator is exempt from certain requirements of Part 4 of the regulations of the CFTC by virtue of its participants being non-U.S. Persons? (please check one) Yes____ No____ If the Investor checked “yes” to paragraph (C)(2) above, the Investor must be able to represent and warrant to one of the following: (please initial one) Initial (i) the Investor has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered; or

A-10 45844752.6 Initial (i) each of the Investor’s equity owners is an accredited investor for any of the following reasons: (a) the equity owner of the Investor has an individual net worth*, or joint net worth with his or her spouse, in excess of $1,000,000; (b) the equity owner of the Investor has individual income** (exclusive of any income attributable to his or her spouse) of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year;** or (c) the equity owner of the Investor is an entity with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered. (E) If the Investor* is an individual resident in, or an entity with a registered office in, the European Economic Area (the “EEA”), the Investor must initial one Item in this Section II(E). RETAIL INVESTOR NOTICE: In relation to offers in the EEA, the Interests are only available to persons capable of being categorized as “professional investors” (within the meaning of AIFMD). No person categorized as (i) a “retail client” (as defined in point (11) of Article 4(1) of EU Directive 2014/65/EU on Markets in Financial Instruments (“MiFID II”)) or (ii) a “customer” (within the meaning of Directive 2002/92/EC on Insurance Mediation), where such customer does not qualify as a “professional client” (as defined in point (10) of Article 4(1) of MiFID II), may subscribe for the Interests. (please initial one) * For purposes of this Subscription Agreement, the term “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities; provided that, (i) the primary residence of the equity owner of the Investor shall not be included as an asset, (ii) indebtedness that is secured by the primary residence of the equity owner of the Investor, up to the estimated fair market value of the primary residence at the time of the sale of the Interests, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the Interests exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the primary residence of the equity owner of the Investor in excess of the estimated fair market value of the primary residence at the time of the sale of the Interests shall be included as a liability. ** For purposes of this Subscription Agreement, the term “individual income” means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Code, received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Internal Revenue Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Internal Revenue Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. * For purposes of this Section, “Investor” means the person that makes the investment decision to invest in the Shares, including, but not limited to, a beneficial owner making such decision on its own behalf and a discretionary investment manager or other agent making such decision on behalf of such beneficial owner.

A-11 45844752.6 Initial 1. The undersigned represents and warrants that the Investor is a “professional investor” (within the meaning of AIFMD) because it is any of the following: (a) an entity that is required to be authorized or regulated to operate in the financial markets as: (i) a credit institution; (ii) an investment firm; (iii) any other authorized or regulated financial institution; (iv) an insurance company; (v) a collective investment scheme or the management company of such a scheme; (vi) a pension fund or the management company of a pension fund; (vii) a commodity or commodity derivatives dealer; (viii) a local firm; or (ix) any other institutional investor; (b) a large undertaking meeting two of the following three size requirements: (i) balance sheet total of €20,000,000; (ii) net turnover of €40,000,000; and/or (iii) own funds of €2,000,000; (c) a national or regional government, a public body that manages public debt at a national or regional level, a central bank, an international or supranational institution (such as the World Bank, the International Monetary Fund, the European Central Bank or the European Investment Bank) and other similar international organization; or (d) another type of institutional investor whose main activity is to invest in financial instruments, including an entity dedicated to the securitization of assets or other financing transactions. Initial 2. The undersigned cannot initial Item 1 above but wishes to be treated as a “professional investor” (within the meaning of AIFMD) by the Adviser in respect of the Investor’s investment in the Company. If the undersigned initialed this Item, please initial one of the following: Initial (a) The undersigned represents and warrants that the Investor is a private individual or other investor not capable of meeting the tests in Item 1 above but capable of being categorized as a “professional client” (within the meaning of MiFID II) because it satisfies at least two of the following three criteria: (i) the Investor has made significant investments in private funds at an average frequency of ten per quarter over the previous four calendar quarters; (ii) the Investor’s financial instrument portfolio, defined as including cash deposits and financial instruments, exceeds €500,000 or its equivalent in another currency at the time of subscription; and/or (iii) the Investor works or has worked in the financial sector for at least one year in a professional position that requires knowledge of investment in private funds. Initial (b) The undersigned represents and warrants that the Investor is a UK public sector body, local public authority (including local authority pension scheme) or municipality that meets the following criteria: (i) the Investor’s financial instrument portfolio, defined as including cash deposits and financial instruments, exceeds £10,000,000 or its equivalent in another currency at the time of subscription; and (ii) at

A-12 45844752.6 least one of the following tests is met: (A) the Investor has made significant investments in private funds at an average frequency of ten per quarter over the previous four calendar quarters; (B) the person authorized to carry out transactions on behalf of the Investor works or has worked in the financial sector for at least one year in a professional position that requires knowledge of investment in private funds; or (C) the Investor is an “administering authority” of the Local Government Pension Scheme within the meaning of the version of Schedule 3 of The Local Government Pension Scheme Regulations 2014 or (in relation to Scotland) within the meaning of the version of Schedule 3 of The Local Government Pension Scheme (Scotland) Regulations 2014 and is acting in that capacity.

A-13 45844752.6 III. INVESTOR INFORMATION – (FOR ALL INVESTORS) (A) Was the Investor referred to the Company by a placement agent? Yes No If yes, please provide name of placement agent:_______________________________________ (B) Does the Investor have one or more ultimate beneficiaries who (a) are entitled to 10% or more of the proceeds from this investment or (b) hold 10% or more of the control rights of the Investor? Yes No Is the Investor or any of the ultimate beneficiaries publicly traded? Yes No Is the Investor or any of the ultimate beneficiaries a regulated entity? Yes No If the response to any of the above questions under this Item III(B) is “yes,” please complete Exhibit A of this Appendix A. (C) The Investor _______ (is) _______ (is not) (please initial one) (i) a “bank holding company” (as defined in Section 2(a) of the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”)), (ii) an entity that is subject to the BHCA pursuant to the U.S. International Banking Act of 1978, as amended, or (iii) an “affiliate” (as defined in Section 2(k) of the BHCA) of either of the foregoing. The Company may request information regarding the bank holding company status of the Investor or any affiliate of the Investor. (D) The Investor _______ (is) _______ (is not) (please initial one) a “banking entity” (as defined in Regulation VV of the Board of Governors of the U.S. Federal Reserve System (the “Volcker Rule”)). (E) The Investor _______ (is) _______ (is not) (please initial one) a “covered fund” (as defined in the Volcker Rule). If the Investor is a “covered fund”, please complete each of the following: 1. The Investor _______ (is) _______ (is not) (please initial one) a “covered fund” (i) for which a “banking entity” serves as “sponsor”, investment manager, investment adviser, commodity trading adviser, or (ii) that was otherwise “organized and offered” by a “banking entity” (each as defined in the Volcker Rule). 2. The Investor _______ (is) _______ (is not) (please initial one) “controlled” (as defined in the Volcker Rule) by a second “covered fund” described in clause (i) or (ii) of Item L(1) above.

A-14 45844752.6 IV. ERISA INFORMATION (A) The Investor _______ (is) _______(is not) (please initial one) a “Benefit Plan Investor” as defined in Section 4.02(e) of this Subscription Agreement. (B) If the Investor is a pooled investment fund, the Investor hereby certifies to either 1 or 2 below: (Please initial one) Initial 1. Less than 25% of the value of each class of equity interests in the Investor (excluding from this computation interests held by (i) any individual or entity (other than a Benefit Plan Investor) having discretionary authority or control over the assets of the Investor, (ii) any individual or entity (other than a Benefit Plan Investor) who provides investment advice for a fee (direct or indirect) with respect to the assets of the Investor and (iii) any affiliate of such individuals or entities (other than a Benefit Plan Investor)) is held by Benefit Plan Investors. Initial 2. Twenty-five percent or more of the value of any class of equity interests in the Investor (excluding from this computation interests held by (i) any individual or entity (other than a Benefit Plan Investor) having discretionary authority or control over the assets of the Investor, (ii) any individual or entity (other than a Benefit Plan Investor) who provides investment advice for a fee (direct or indirect) with respect to the assets of the Investor and (iii) any affiliate of such individuals or entities (other than a Benefit Plan Investor)) is held by Benefit Plan Investors; and ____% of the equity interest in the Investor is held by Benefit Plan Investors. (C) If the Investor is an insurance company, the Investor hereby certifies to either 1 or 2 below: (Please initial one) Initial 1. The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Company but none of the underlying assets of the Investor’s general account constitutes “plan assets” within the meaning of Section 401(c) of ERISA. Initial 2. The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Company and a portion of the underlying assets of the Investor’s general account constitutes “plan assets” within the meaning of Section 401(c) of ERISA; and ____% of its general account assets constitute “plan assets” within the meaning of Section 401(c) of ERISA.

A-15 V. ACCREDITED INVESTOR STATUS The Investor certifies that the Investor is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”) because: (Please initial as appropriate) (A) Individuals Initial 1. The Investor has an individual net worth,* or joint net worth with his or her spouse or spousal equivalent, in excess of $1,000,000; or Initial 2. The Investor had individual income** (exclusive of any income attributable to his or her spouse or spousal equivalent) of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year. Initial 3. The Investor is a natural person who holds in good standing (a) one or more professional certifications or designations identified by the SEC and arising out of an exam or series of exams administered by a self-regulatory organization or accredited educational institution to demonstrate the Investor’s comprehension and sophistication in respect of securities and investments or (b) credentials from an accredited educational institution that the SEC has identified as qualifying a natural person as an “accredited investor.” *** (B) Corporations, Foundations, Endowments, Partnerships or Limited Liability Companies Initial 1. The Investor has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Interests offered; or Initial 2. Each of the Investor’s equity owners is an accredited investor as described in this Section III. The Adviser, in its sole discretion, may request information regarding the basis on which such equity owners are accredited investors. * For purposes of this Subscription Agreement, the term “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities; provided that, (i) the Investor’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the Investor’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Interests, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the Interests exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the Investor’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Interests shall be included as a liability. ** For purposes of this Subscription Agreement, the term “individual income” means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Internal Revenue Code, received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Internal Revenue Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Internal Revenue Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. *** As of the date hereof, the SEC has identified the Series 7, Series 65 and Series 82 licenses administered by FINRA as professional certifications, designations or credentials that will qualify a natural person as an “accredited investor.”

A-16 (C) Employee Benefit Plans Initial 1. The Investor is an employee benefit plan within the meaning of ERISA, and the decision to invest in the Company was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser. The name of such plan fiduciary is: Initial 2. The Investor is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000; or Initial 3. The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and has total assets in excess of $5,000,000. (D) Individual Retirement Accounts, Keogh Plans and Other Self-Directed Defined Contribution Plans Initial The Investor is an individual retirement account, Keogh Plan or other self-directed defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account and the investing participant is an accredited investor because such participant has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000 or has had an individual income of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year. The Adviser, in its sole discretion, may request information regarding the basis on which such participants are accredited investors. (E) Section 501(c)(3) Organizations Initial The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code, was not formed for the specific purpose of acquiring the Interests offered and has total assets in excess of $5,000,000. (F) Trusts Initial 1. The Investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Interests offered and its purchase is directed by a sophisticated person. As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment; or Initial 2. The trustee or a co-trustee of the Investor is: (a) a bank as defined in Section 3(a)(2) of the 1933 Act, a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the 1933 Act; (b) acting in a fiduciary capacity; and (c) subscribing for the purchase of the Interests on behalf of the Investor or directing the Investor to purchase the Interests; or

A-17 Initial 3. The Investor is a revocable trust that may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors as described herein. The Adviser, in its sole discretion, may request information regarding the basis on which such grantors are accredited investors. (G) Banks, Savings and Loans and Similar Institutions Initial The Investor is a (i) bank, as defined in Section 3(a)(2) of the 1933 Act; (ii) “savings and loan association,” “building and loan association,” “cooperative bank,” or “homestead association,” as such terms are defined in Section 3(a)(5)(A) of the 1933 Act; (iii) broker or dealer registered under the Securities Exchange Act of 1934, as amended; (iv) investment company registered under the Investment Company Act of 1940, as amended; (v) a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended; or (vi) an investment adviser registered under the Advisers Act, or relying on an exemption from registration with the SEC under Section 203(l) or (m) of the Advisers Act, or an investment adviser registered under the laws of a U.S. state. (H) Insurance Companies Initial The Investor is an insurance company as defined in Section 2(13) of the 1933 Act.

A-18 (I) Family Offices Initial The Investor is (a) a “Family Office”* that (i) has in excess of $5,000,000 in assets under management, (ii) was not formed for the purpose of investing in the Company and (iii) is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Company; or (b) a “Family Client”** whose investment in the Company is directed by such a Family Office. * “Family Office” means a company that (i) has no clients other than Family Clients; (ii) is wholly owned by Family Clients and is exclusively controlled (directly or indirectly) by one or more family members and/or family entities; and (iii) does not hold itself out to the public as an investment adviser. ** “Family Client” means (i) a current or former family member (as defined below) or current or former key employee (as defined below); (ii) any non-profit organization, charitable trust (including charitable lead trusts and charitable remainder trusts whose only current beneficiaries are other Family Clients and charitable or non-profit organizations), or other charitable organization, in each case exclusively funded by one or more other Family Clients; (iii) any estate planning vehicle of a current or former family member or key employee; (iv) any irrevocable trust in which the sole beneficiaries or the sole grantors are other Family Clients; (v) any trust in which each trustee is a key employee and each grantor is a key employee and/or such key employee’s current or former spouse or spousal equivalent; and (vi) any company wholly-owned (directly or indirectly) by, or operated for the sole benefit of, one or more other Family Clients. As used herein, a “family member” means all lineal descendants (including by adoption, stepchildren, foster children, and individuals that were a minor when another family member became a legal guardian of that individual) of a common ancestor (who may be living or deceased), and such lineal descendants’ spouses or spousal equivalents; provided that the common ancestor is no more than ten (10) generations removed from the youngest generation of family members. As used herein, a “key employee” means an executive officer, director, trustee, general partner, or person serving in a similar capacity at the Family Office or any employee (other than an employee performing solely clerical, secretarial, or administrative functions) who, in connection with his or her regular functions or duties, participates in the investment activities of the Family Office, provided that such employee has been performing such functions and duties for or on behalf of the Family Office, or substantially similar functions or duties for or on behalf of another company, for at least twelve (12) months.

A-19 Exhibit A BENEFICIAL OWNERSHIP INFORMATION Instructions: Please complete and return this Exhibit A and provide the name of every person who is directly or indirectly through intermediaries, the beneficial owner of 10% or more of any voting or non-voting class of equity interests of the Investor (or if an LP or LLC, holds 10% or more of the Investor). If there is insufficient space in the chart, please include additional sheets of paper with the relevant information. Full Legal Name If the Investor or Any of the 10% Beneficial Owners Is Publicly Traded, Please Identify the Exchange for the Public Trading. If the Investor or Any of the 10% Beneficial Owners Is a Regulated Entity, Please Identity Regulator and Jurisdiction.

A-20 EXHIBIT B Consent to Electronic Delivery As an Investor in the Company, you will receive, from time to time, certain communications from the Company, the Adviser, and the Administrator that are related to the Company or which are required under the Investment Company Act or the Advisers Act. The Company, the Adviser and the Administrator reserve the right to provide, and you consent to receive, these communications electronically through e-mail, posting to a private website or other electronic medium. These communications include, for example (and without limitation), annual reports, quarterly reports, tax related documents, Company-related documentation, amendments to such Company documentation, the Form ADV Part 2, if any, of the Adviser and related updates and supplements, the GDPR Privacy Notice and any other communications required under the Investment Company Act or the Advisers Act. By subscribing for Shares of the Company, you hereby agree that all communications provided to you via electronic delivery will be deemed to constitute good and effective delivery to you when sent or posted by the Company, the Adviser or the Administrator. The Company, the Adviser, or the Administrator will send all e-mails to the e-mail address you provide to us. If an e-mail notification is undeliverable, we will provide the delivery to your postal mail address of record. This consent will continue until you notify the Company in writing that your consent is revoked. You hereby acknowledge (i) that electronic communications are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient; (ii) the Company, the Adviser, and the Administrator have made no warranties in relation to these matters and (iii) the Company, the Adviser, and the Administrator reserve the right to intercept, monitor and retain electronic communications to and from its systems as permitted by applicable law. If you have any doubts about the authenticity of an electronic message purportedly sent by the Company, the Adviser, or the Administrator you are required to contact the purported sender immediately. You acknowledge that you must have an e-mail account, access to an Internet browser and Adobe Acrobat Reader® (Acrobat® software is available for download free of charge at www.adobe.com).

B-1 45844752.6 Appendix B: Transfer Restrictions No Transfer of the Investor’s Capital Commitment or all or any fraction of the Investor’s Shares may be made without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Adviser which, with respect to a Plan, will not be withheld unreasonably in the case of a change of the Plan’s fiduciaries or trustees. In any event, the consent of the Adviser may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Adviser in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement, (y) if the Company’s operations would likely be materially and adversely affected by the Transfer, or if such Transfer would raise legal, regulatory or competitive concerns for either the Company or the parties involved. Consent of the Company or the Adviser may also be withheld if, in the opinion of counsel (who may be counsel for the Company or the Investor) satisfactory in form and substance to the Company or the Adviser:  such Transfer would not violate the 1933 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred; and  such Transfer would not give rise to a “prohibited transaction” under Section 406 of ERISA or the Code or the regulations promulgated thereunder. The Investor agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of all or any fraction of its Shares, prior to the consummation of such Transfer. Any person that acquires all or any fraction of the Shares of the Investor in a Transfer permitted under this Appendix B shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Investor agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company, it will remain liable for its Capital Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares. The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company or the Adviser shall have given prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Disclosure Package and all applicable laws and regulations applicable to the transferee and the transferor.

C-1 45844752.6 Appendix C: United States Person The term “United States Person” means a person described in one or more of the following paragraphs: 1. With respect to any person, any individual or entity that would be a United States Person under Regulation S promulgated under the 1933 Act. The Regulation S definition is set forth below. 2. With respect to individuals, any U.S. citizen or “resident alien” within the meaning of US income tax laws as in effect from time to time. Currently, the term “resident alien” is defined under U.S. income tax laws to generally include any individual who (i) holds an Alien Registration Card (a “green card”) issued by the U.S. Immigration and Naturalization Service or (ii) meets a “substantial presence” test. The “substantial presence” test is generally met with respect to any current calendar year if (a) the individual was present in the U.S. on at least 31 days during such year and (b) the sum of the number of days on which such individual was present in the U.S. during the current year, 1/3 of the number of such days during the first preceding year, and 1/6 of the number of such days during the second preceding year, equals or exceeds 183 days. 3. With respect to persons other than individuals: a. a corporation or partnership created or organized in the United States or under the laws of any political subdivision thereof; b. a trust where (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more United States Persons have the authority to control all substantial decisions of the trust; and c. an estate which is subject to U.S. tax on its worldwide income from all sources. Set forth below is the definition of “United States Person” contained in Regulation S under the 1933 Act. 1. “United States Person” means: a. Any natural person resident in the United States; b. Any partnership or corporation organized or incorporated under the laws of the United States; c. Any estate of which any executor or administrator is a United States Person; d. Any trust of which any trustee is a United States Person;

C-2 45844752.6 e. Any agency or branch of a non-United States entity located in the United States; f. Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a United States Person; g. Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and h. Any partnership or corporation if: (A) organized or incorporated under the laws of any jurisdiction other than the United States; and (B) formed by a United States Person principally for the purpose of investing in securities not registered under the 1933 Act unless it is organized or incorporated, and owned, by “accredited investors” (as defined in Rule 501(a) under the 1933 Act) who are not natural persons, estates or trusts. 2. The following are not “United States Persons” a. any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-United States Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed to be a “United States Person”; b. any estate of which any professional fiduciary acting as executor or administrator is a United States Person shall not be deemed to be a “United States Person” if: (i) an executor or administrator of the estate who is not a United States Person has sole or shared investment discretion with respect to the assets of the estate; and (ii) the estate is governed by laws other than those of the United States; c. any trust of which any professional fiduciary acting as trustee is a United States Person shall not be deemed to be a “United States Person” if a trustee who is not a United States Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Person; d. an employee benefit plan established and administered in accordance with (i) the laws of a country other than the United States and (ii) the customary practices and documentation of such country, shall not be deemed to be a “United States Person”; and e. any agency or branch of a United States Person located outside the United States shall not be deemed a “United States Person” if: the agency or branch (i) operates for valid business reasons, (ii) is engaged in the business of insurance or banking, and (iii) is subject to substantive

C-3 45844752.6 insurance or banking regulation, respectively, in the jurisdiction where located. f. none of the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or their agencies, affiliates and pension plans, or any other similar international organization, or its agencies, affiliates and pension plans, shall be deemed to be a “United States Person”.

D-1 45844752.6 Appendix D: Additional Commitment Form NC SLF INC. ACKNOWLEDGEMENT AND ACCEPTANCE OF COMMITMENT UPDATE _____________, 202_ 1. [●] (the “Investor”) hereby acknowledges and agrees that the Investor’s aggregate capital commitment to purchase shares of common stock of NC SLF Inc., a Maryland corporation (the “Company”), pursuant to the attached Subscription Agreement by and between the Investor and the Company, dated [●], 202[●] (the “Subscription Agreement”), is increased from $[●] to $[●], effective as of [●], 202[●]. 2. The Investor does hereby reaffirm all of the terms, representations, warranties, agreements, covenants, statements and conditions set forth in the Subscription Agreement and does hereby represent and warrant to the Company that such terms, representations, warranties, agreements, covenants, statements and conditions remain true, accurate and complete as of the date hereof. By: _______________________ Name: [●] AGREED AND ACCEPTED: NC SLF INC. By: ____________________________________ Name: Shaul Vichness Title: Chief Financial Officer and Treasurer

E-2 45844752.6 Appendix E NC SLF INC. GDPR POLICY NOTICE In accordance with the applicable Luxembourg data protection law and, as of 25 May 2018, the Regulation n°2016/679 of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (the “Data Protection Law”), the Company or one of its affiliates, acting as data controller pursuant to their internal procedures (the “Data Controller”), collects, stores and processes, by electronic or other means, the data supplied by Investors for the purpose of fulfilling the services required by the Investors and complying with its legal obligations. The data processed includes in particular the name, contact details (including postal or email address), banking details, invested amount and holdings of Investors of the Company (or, if the Investor is a legal person, of natural persons associated with such Investor, such as, without limitation, contact person(s) and/or beneficial owner(s) of the Investor) (the “Personal Data”). For the purpose of this Privacy Notice, all of the aforementioned natural persons shall jointly be referred to as the “Data Subjects”. Investors being legal persons undertake to provide the Data Subjects with the present Privacy Notice, thus ensuring that they have been informed accordingly regarding the processing of their Personal Data. The Data Subjects may, at their discretion, refuse to communicate Personal Data to the Data Controller. In this case, however, the Data Controller may reject the corresponding Investor’s request to subscribe for Shares of the Company. Personal Data supplied by Investors is processed in order to enter into and execute the subscription in the Company (i.e. to perform the contract entered into by the Investors), for the legitimate interests of the Data Controller and to comply with the legal obligations imposed on the Data Controller. In particular, the Personal Data supplied by the Investors is processed for the purposes of (i) subscribing in the Company, (ii) maintaining the register of shareholders, (iii) processing subscriptions, redemptions and conversions of Shares and payments of distributions to Investors, (iv) performing controls on excessive trading and market timing practices, and (v) complying with applicable anti-money laundering rules as well as other applicable regulation like the FATCA and the CRS-Law. In addition, Personal Data may be processed for the purposes of marketing. Each Data Subject has the right to object to the use of its Personal Data for marketing purposes by writing to the Data Controller. The “legitimate interests” referred to above are: • the processing purposes described in points (i) to (v) of the above paragraph of this data protection section; • meeting and complying with the Company’s accountability requirements and regulatory obligations globally; and • exercising the business of the Company in accordance with reasonable market standards. The Personal Data may also be processed by the Data Controller’s data recipients (the “Recipients”) which, in the context of the above mentioned purposes, refer to the Administrator, the custodian, the auditors and the legal advisors. The Recipients may, under their own responsibility, disclose the Personal Data to their agents and/or delegates (the “Sub-Recipients”), which shall process the Personal Data for the sole purposes of assisting the Recipients in providing their services to the Data Controller and/or assisting the Recipients in fulfilling their own legal obligations. The Recipients and Sub-Recipients may be located either inside or outside the European Economic Area (the “EEA”). Where the Recipients and Sub-Recipients are located outside the EEA in a country which does not ensure an adequate level of protection for Personal Data, the Data Controller has entered into legally binding transfer agreements with the relevant Recipients in the form of the EU Commission approved model clauses. In this respect, the Data Subjects have a right to request copies of the relevant document for enabling the Personal Data transfer(s) towards such countries by writing to the Data Controller. The Recipients and the Sub-Recipients may, as the case may be, process the Personal Data as data processors (when processing the Personal Data upon instructions of the Data Controller), or as distinct data controllers (when processing the Personal Data for their own purposes, namely fulfilling their own legal obligations). The Data Controller may also transfer Personal Data to third- parties such as governmental or regulatory agencies, including tax authorities, in or outside the European Union, in accordance with applicable laws and regulations. In particular, such Personal Data may be disclosed to the Luxembourg tax authorities, which in turn may acting, as data controller, disclose the same to foreign tax authorities.

E-3 45844752.6 In accordance with the conditions laid down by the Data Protection Law, the Data Subjects acknowledge their right to: • access their Personal Data (i.e. the right to obtain from the Data Controller confirmation as to whether or not their Personal Data is being processed, to be provided with certain information about the Data Controller’s processing of their Personal Data, to access to that data, and to obtain a copy of the Personal data undergoing processing (subject to legal exceptions)); • correct their Personal Data where it is inaccurate or incomplete (i.e. the right to require from the Data Controller that inaccurate or incomplete Personal Data be updated or corrected accordingly); • object to the processing of their Personal Data (i.e. the right to object, on grounds relating to the Data Subject’s particular situation, to processing of Personal Data which is based on the performance of a task carried out in the public interest or the legitimate interests of the Data Controller. The Data Controller shall stop such processing unless it can either demonstrate compelling legitimate grounds for the processing that override the Data Subject’s interests, rights and freedoms or that it needs to process the Personal Data for the establishment, exercise or defense of legal claims); • restrict the use of their Personal data (i.e. the right to obtain that, under certain circumstances, the processing of the Data Subject’s Personal Data should be restricted to storage of such data); • ask for erasure of their Personal Data (i.e. the right to require that Personal Data be erased in certain circumstances, including where it is no longer necessary for the Data Controller to process this data in relation to the purposes for which it collected or processed); • ask for Personal Data portability (i.e. the right to have the data transferred to them or another controller in a structured, commonly used and machine-readable format, where this is technically feasible). The Data Subjects may exercise their above rights by writing to the Data Controller at the following address: 28-32 Place de la gare, L-1616, Grand Duchy of Luxembourg. The Data Subjects also acknowledge the existence of their right to lodge a complaint with the Luxembourg commission for data protection at the following address: 1, Avenue du Rock’n’roll, l-4361 esch-sur-alzette, grand-duchy of LUXEMBOURG; or with any competent data protection supervisory authority in the EU Member State where they reside. Personal Data shall not be retained for a period longer than those required for the purpose of their processing subject to any limitation periods imposed by law.

F-1 45844752.6 Appendix F: Disclosure Package 1. Registration Statement on Form 10, originally filed with the Securities and Exchange Commission on [●], as amended, as of the date of this Subscription Agreement. 2. Term Sheet of the Company, dated as of [●], pertaining to the Company. 3. Valuation Policy of the Company.

G-1 45844752.6 Appendix G: Employer Securities List

I-1 45844752.6 Appendix H: Form of Incumbency Certificate

I-2 45844752.6 Appendix I: IRS Form W-8 or W-9, as applicable

J-1 45844752.6 Appendix J: Fiduciary List The following is a true and complete list of all fiduciaries with authority to select and retain the Shares as an investment for the Investor and such fiduciaries’ “affiliates” (the “Fiduciary List”).1 Fiduciary List [Investor to provide.] The Fiduciary agrees that, upon any material change to the Fiduciary List, the Fiduciary shall immediately furnish revised or corrected information to the Company. 1 For purposes of this item, an “affiliate” of a person includes (i) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person; (ii) any corporation, partnership, trust or unincorporated enterprise of which such person is an officer, director, 10% or more partner, or highly compensated employee as defined in Section 4975(e)(2)(H) of the Internal Revenue Code of 1986, as amended (the “Code”) (but only if the employer of such employee is the plan sponsor); and (iii) any director of the person, any highly compensated employee (as defined in Section 4975(e)(2)(H) of the Code) of the person, or any employee of the person who has direct or indirect authority, responsibility, or control regarding the custody, management or disposition of the plan assets involved in the transaction.